   As filed with the Securities and Exchange Commission on July 12, 1999

                                                 Registration No. 333-78279

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                              POST-EFFECTIVE

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)
         Maryland                   3760                    52-1893632
     (State or other         (Primary standard           (I.R.S. employer
     jurisdiction of             industrial           identification number)
     incorporation or       classification code
      organization)               number)

                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                  301-897-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                          Frank H. Menaker, Jr., Esq.
                   Senior Vice President and General Counsel
                          Lockheed Martin Corporation
                              6801 Rockledge Drive
                            Bethesda, Maryland 20817
                                  301-897-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
         David G. Litt, Esq.                    Alan C. Myers, Esq.
        O'Melveny & Myers LLP           Skadden, Arps, Slate, Meagher & Flom LLP
555 13th Street, N.W., Suite 500 West              919 Third Avenue
      Washington, D.C. 20004-1109           New York, New York 10022-3897
             202-383-5300                            212-735-3000

                                --------------

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger contemplated by the Agreement and Plan of Merger, dated as of September 18, 1998, described in the Proxy Statement/Prospectus forming part of this Registration Statement.

   If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               ----------------

                           PROXY STATEMENT/PROSPECTUS

                               ----------------
                   [LOGO OF COMSAT CORPORATION APPEARS HERE]

                                                               July  , 1999
Dear Shareholders:

   The 1999 Annual Meeting of Shareholders will be held at 9:30 a.m., local time, on Friday, August 20, 1999, at COMSAT's headquarters, located at 6560 Rock Spring Drive, Bethesda, Maryland. The meeting was originally scheduled for June 18, 1999, but was rescheduled for the reasons discussed below.

   At the annual meeting, you will be asked to approve the merger between Lockheed Martin Corporation and COMSAT. After the proposed merger, COMSAT will be a wholly-owned subsidiary of Lockheed Martin, and you will be shareholders of Lockheed Martin. In the merger, you will receive one share of Lockheed Martin common stock for each share of COMSAT common stock that you own. The proposed merger will be the second and final step in Lockheed Martin's acquisition of COMSAT. The first step is a tender offer, which was commenced on September 25, 1998, by a subsidiary of Lockheed Martin, to purchase a non-controlling interest of up to 49% of the outstanding shares of COMSAT common stock at a price of $45.50 per share.

   On June 9, 1999, Lockheed Martin issued a press release and filed a Form 8-K with the Securities and Exchange Commission regarding its expected financial performance for the second quarter of fiscal year 1999 and for the remainder of 1999 and 2000. In the June 9 announcement, Lockheed Martin indicated that a just completed bottom-up financial review performed by Lockheed Martin resulted in a substantial reduction in Lockheed Martin's estimates of its earnings and cash flow outlook for these periods. In view of the proximity of the development and release of this information to the originally scheduled date for the meeting, COMSAT, with the concurrence of Lockheed Martin, rescheduled the date of the meeting.

   We anticipate that between 31,084,653 and 39,348,158 shares of Lockheed Martin common stock will be issued to COMSAT shareholders in connection with the merger. These amounts are based on June 30, 1999 records and represent the difference between the number of shares of COMSAT common stock outstanding on a fully-diluted basis and the maximum and minimum number of shares of COMSAT common stock that may be acquired in the tender offer, respectively. The actual number of shares issued in connection with the merger will depend upon the number of shares tendered in the tender offer and the number of shares for which dissenters' rights are properly exercised. Lockheed Martin common stock is listed on the New York Stock Exchange under the symbol "LMT."

   Your Board of Directors has determined that the merger is consistent with, and advances, the long-term business strategy of COMSAT and recommends that you vote in favor of the merger at the annual meeting.

   At the annual meeting, you will also vote to elect 12 members to the Board of Directors, to appoint Deloitte & Touche LLP as COMSAT's independent public accountants for the year ending December 31, 1999, and to act upon a shareholder proposal. Your Board of Directors has approved the election of the director nominees and the appointment of Deloitte & Touche LLP as COMSAT's independent public accountants and recommends that you vote in favor of these proposals. Your Board of Directors does not recommend the shareholder proposal and recommends that you vote against this proposal.

   The attached proxy statement/prospectus provides you with detailed information about COMSAT, Lockheed Martin and the proposed merger. You should read this document, particularly the section describing risk factors relating to the merger that begins on page 13. We look forward to the successful combination of COMSAT and Lockheed Martin and to your continued support as a shareholder of the combined company.

   For your vote to be counted, it is important that you sign and return a new proxy card. Proxy cards returned in connection with the originally scheduled meeting date will not be counted.

   Sincerely,

   /s/ EDWIN I. COLODNY

   Edwin I. Colodny
   Chairman of the Board


   /s/ BETTY C. ALEWINE

   Betty C. Alewine
   President and Chief Executive Officer

 Neither the Securities and Exchange Commission nor any state securities commission has approved the merger, nor have they determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                   [LOGO OF COMSAT CORPORATION APPEARS HERE]

                               ----------------

           NOTICE OF RESCHEDULED ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

To the Shareholders of COMSAT
Corporation:


   The 1999 Annual Meeting of                The close of business on July 20,
Shareholders of COMSAT Corporation        1999 is the record date for
will be held in the Charyk                determining which shareholders are
Conference Center, COMSAT                 entitled to vote at the annual
headquarters, 6560 Rock Spring            meeting and at any adjournment or
Drive, Bethesda, Maryland, on             postponement of the annual meeting.
Friday, August 20, 1999, at 9:30          A list of shareholders entitled to
a.m., local time, for the following       vote at the annual meeting will be
purposes:                                 available for your examination at
                                          COMSAT's headquarters for a period
     1. to consider and vote on a         of five days before the annual
  proposal to approve an agreement        meeting during regular business
  and plan of merger dated as of          hours.
  September 18, 1998 among COMSAT,
  Lockheed Martin and a wholly-              A map and directions by car and
  owned subsidiary of Lockheed            the Washington Metro to COMSAT's
  Martin and to approve the merger        headquarters appear at the end of
  and other transactions described        the proxy statement/prospectus.
  in the merger agreement. You can
  find the full text of the merger           Please read the proxy
  agreement at the back of this           statement/prospectus for information
  document as Appendix I;                 relating to COMSAT, Lockheed Martin,
                                          and the terms and conditions of the
     2. to elect 12 directors;            merger. Other important information
                                          is incorporated by reference from
     3. to appoint Deloitte &             other documents. Please review all
  Touche LLP to serve as COMSAT's         these materials before completing
  independent public accountants          the enclosed proxy card.
  for the year ending December 31,
  1999;
                                            By order of the Board of Directors,
     4. to act on a shareholder
  proposal that recommends COMSAT             /s/ WARREN Y. ZEGER
  affirm its political non-                   Warren Y. Zeger
  partisanship and require the                Vice President, General Counsel
  reporting of certain practices;             and Secretary
  and
                                            Bethesda, Maryland
     5. to act upon any other               July  , 1999
  matters that may properly come
  before the annual meeting and any
  adjournment or postponement of
  the annual meeting.

   To assure your representation at the annual meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed prepaid envelope. Proxy cards returned in connection with the originally scheduled meeting date will not be counted. You can also vote in person at the annual meeting. Please do not send in your stock certificates with your proxy card.

This proxy statement/prospectus is dated July  , 1999 and is first being mailed
                to shareholders on or about July   , 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
SUMMARY...................................................................   3
  The Companies...........................................................   3
  Our Recommendations To Shareholders.....................................   3
  Reasons for the Merger..................................................   4
  Votes Required For Approval.............................................   4
  Interests of COMSAT Executive Officers and Directors in the Merger......   4
  Conditions to the Merger................................................   4
  Termination of the Merger Agreement.....................................   5
  Termination Fee; Termination Expenses...................................   5
  Non-Solicitation of Competing Transactions..............................   5
  Regulatory Approvals....................................................   5
  Amendment of the Satellite Act..........................................   6
  Federal Tax Consequences of the Merger..................................   6
  Accounting Treatment....................................................   6
  Opinion of COMSAT's Financial Advisor...................................   6
  Other Transaction Documents.............................................   6
  Comparative Per Share Market Price Information..........................   6
  Material Differences in the Rights of Shareholders......................   7
  Forward-Looking Statements May Prove Inaccurate.........................   7
  Lockheed Martin Selected Historical Consolidated Financial Information..   8
  COMSAT Selected Historical Consolidated Financial Information...........   9
  Summary Selected Unaudited Pro Forma Combined Condensed Financial
   Information............................................................  10
  Comparative Per Share Information.......................................  11
  Recent Developments.....................................................  12
RISK FACTORS..............................................................  13
  Value of Lockheed Martin Common Stock You will Receive in the Merger will Fluctuate.........................................................  13
  Lack of Certainty that the Merger will be Tax Free to You...............  13
  Lockheed Martin Global Telecommunications' Business is Relatively New
   and has a Limited Operating History....................................  14
  The Expected Benefits of the Merger May Not Occur.......................  14
  A Significant Period of Time May Elapse Before the Completion of the
   Tender Offer or the Merger.............................................  14
  Only One Shareholder Vote will be Taken on the Merger...................  14
  The Satellite Act Must be Amended to Permit the Merger..................  15
  Lockheed Martin Must Receive Approvals from the FCC to Complete the
   Tender Offer and the Merger............................................  15
  Antitrust Regulatory Agencies May Oppose or Impose Conditions on the
   Merger.................................................................  16
  The Merger Costs will be Substantial....................................  16
  The Interests of COMSAT Executive Officers and Directors in the Merger
   May be Different From Yours............................................  16
FORWARD-LOOKING STATEMENTS--SAFE HARBOR PROVISIONS........................  18
THE COMSAT ANNUAL MEETING.................................................  19
  When and Where the Annual Meeting will be Held..........................  19
  What will be Voted Upon.................................................  19
  Only Shareholders of Record as of July 20, 1999 are Entitled to Vote....  19
  Number of Shares that Must be Present for a Vote to be Taken............  19
  Votes Required for Approval.............................................  19

                                                                           Page
                                                                           ----
  Voting Your Shares and How Proxies are Counted..........................  20
  Revoking Your Proxy.....................................................  20
  Soliciting Proxies......................................................  20
ITEM 1. APPROVAL OF THE MERGER............................................  22
  Background of the Merger................................................  22
  Recommendations of the COMSAT Board of Directors; Reasons for the
   Merger.................................................................  24
  Lockheed Martin's Reasons for the Merger................................  26
  Opinion of COMSAT's Financial Advisor...................................  27
  Interests of COMSAT Executive Officers and Directors in the Merger......  37
  Accounting Treatment....................................................  42
  Material U.S. Federal Income Tax Consequences...........................  42
  Regulatory Approvals....................................................  45
  Appraisal Rights........................................................  48
  Resale Restrictions.....................................................  49
THE MERGER AGREEMENT......................................................  50
  The Tender Offer........................................................  50
  Conditions to the Tender Offer..........................................  50
  Employee Benefits.......................................................  51
  Exchange Procedures.....................................................  51
  Interim Operations......................................................  52
  No Solicitation.........................................................  52
  Reasonable Efforts to Complete the Tender Offer and the Merger..........  53
  Directors' and Officers' Insurance; Indemnification.....................  54
  Conditions to the Merger................................................  54
  Representations and Warranties..........................................  55
  Termination; Termination Fees...........................................  56
  Fees and Expenses.......................................................  57
  Other Transaction Documents.............................................  57
THE COMPANIES.............................................................  60
  Lockheed Martin.........................................................  60
  Deneb Corporation, Lockheed Martin's merger subsidiary..................  60
  COMSAT..................................................................  60
MARKET DATA...............................................................  61
LOCKHEED MARTIN SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION....  62
COMSAT SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION.............  63
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..............  64
COMPARISON OF SHAREHOLDERS' RIGHTS........................................  70
OWNERSHIP OF COMSAT COMMON STOCK..........................................  83
  Record Date.............................................................  83
  Beneficial Ownership of Principal Shareholders and Management...........  83
  Ownership and Voting Limitations........................................  85
ITEM 2. ELECTION OF DIRECTORS.............................................  85
  Board of Directors......................................................  85
  Voting for Directors....................................................  85
  Requirements for Nominations and Shareholder Proposals..................  86
  Nominees for Election as Directors......................................  87
  Presidentially-Appointed Directors......................................  89
  Committees of the COMSAT Board of Directors.............................  90
  Directors Compensation..................................................  91
  Compensation Committee Interlocks, Insider Participation and Related
   Party Transactions.....................................................  95

                                                                          Page
                                                                          ----
COMMITTEE ON COMPENSATION AND MANAGEMENT DEVELOPMENT REPORT ON EXECUTIVE
 COMPENSATION............................................................  95
EXECUTIVE COMPENSATION...................................................  98
CHANGE IN CONTROL ARRANGEMENTS........................................... 107
PERFORMANCE GRAPH........................................................ 108
ITEM 3. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.................... 109
ITEM 4. ACTION UPON A SHAREHOLDER PROPOSAL............................... 109
OTHER MATTERS............................................................ 110
LEGAL MATTERS............................................................ 110
EXPERTS.................................................................. 110
WHERE YOU CAN FIND MORE INFORMATION...................................... 111
DIRECTIONS TO THE COMSAT BUILDING........................................ 113
APPENDIX I: MERGER AGREEMENT.............................................   I
APPENDIX II: SECTION 29-373 OF THE DISTRICT OF COLUMBIA BUSINESS
 CORPORATION ACT.........................................................  II
APPENDIX III: OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES
 CORPORATION............................................................. III
APPENDIX IV: RESTATED ARTICLES OF INCORPORATION OF COMSAT CORPORATION....  IV

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  Why are the two companies proposing to merge? How will I benefit?

A: The merger will result in you having a stake in one of the nation's leading companies. The merger combines the greater resources of Lockheed Martin with the telecommunications services expertise of COMSAT. The combined company will have the ability to meet the increased demand for broadband, Internet and virtual private network services in the global telecommunications services market. The combined company will also be more competitive in this market than either company on a stand-alone basis. We believe that the merger will accelerate long-term growth and increase shareholder value.

Q: I tendered my shares in the tender offer. Can I still vote these shares at the annual meeting?

A: Yes. You can and should still vote your tendered shares at the annual meeting. You will be voting on whether to approve the merger, even though the tender offer has not yet been completed.

Q:  What will I receive in the merger?

A: In the merger, you will receive one share of Lockheed Martin common stock in exchange for each share of COMSAT common stock that you own. Lockheed Martin will not issue fractional shares. Instead, if you own fractional shares of COMSAT common stock, you will receive cash for those shares.

   If you tender shares in the tender offer, you will receive $45.50 for each share of COMSAT common stock that you sell in the tender offer, subject to proration, and will not receive Lockheed Martin common stock for those shares in the merger.

Q:  Is the exchange ratio fixed?

A: Yes. The exchange ratio of one share of COMSAT common stock for one share of Lockheed Martin common stock will not change even if the price for Lockheed Martin common stock increases or decreases before the merger is completed. The market value of Lockheed Martin common stock that you receive in the merger will almost certainly change and may be higher or lower than its current market value.

Q:  Do I have appraisal rights?

A: Yes. District of Columbia law permits you to dissent from the merger and have the fair value of your shares of COMSAT common stock appraised by a court and paid to you in cash. To do this, you must follow the procedures set forth under District of Columbia law, including filing specific notices and not voting your shares in favor of the merger. The relevant provisions of the District of Columbia law governing this process are attached to this proxy statement/prospectus as Appendix II.

Q:  What happens to my future dividends?

A: As a shareholder of Lockheed Martin, you will no longer receive dividends on COMSAT common stock in the amount of $.05 per share per quarter, or $.20 per share per year. Instead, you will receive dividends paid on Lockheed Martin common stock in the amount of $0.22 per share per quarter, or $0.88 per share per year. Although Lockheed Martin currently expects to pay these dividends, it has the discretion to change these payments in the future.

Q:  What do I need to do now?

A: Please vote. For your vote to be counted, it is important that you sign and return a new proxy card. Proxy cards returned in connection with the originally scheduled meeting date will not be counted. Indicate on your proxy card how you want to vote, and sign, date and mail the proxy card in the enclosed return envelope as soon as possible.

   You may attend the annual meeting and vote in person rather than voting by proxy. In addition, you may revoke your proxy and change your vote before or at the annual meeting.

Q: How do I vote shares that I hold through the COMSAT Corporation Savings and Profit-Sharing Plan?

A: You will receive separate instructions as to how to direct the trustee to vote the shares held in your plan account.

Q:  Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive instructions on how to exchange your COMSAT stock certificates for Lockheed Martin stock certificates.

   If you wish to tender your shares in the tender offer, you should follow the instructions in the tender offer materials which were provided separately in September 1998.

Q:  What are the major conditions to the merger?

A: To complete the merger, COMSAT shareholders must approve the merger, various regulatory approvals must be obtained, and Congress must amend the Communications Satellite Act of 1962.

Q:  When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. However, we do not yet know when the merger will be completed as many conditions to the merger are beyond our control.

   If Congress does not adopt amendments to the Satellite Act in the very near term, the merger will not occur in 1999, even if the tender offer is completed. If, however, Congress adopts amendments to the Satellite Act in the 1999 legislative session, the merger may occur in late 1999 or in early 2000, depending upon when approvals of the FCC and Department of Justice necessary to complete the merger are obtained.

   If the tender offer is not completed by September 18, 1999, either Lockheed Martin or COMSAT may terminate the merger agreement. Lockheed Martin or COMSAT may elect not to do this or together may elect to amend the merger agreement so that the tender offer can be completed after September 18, 1999.

   If the merger is not completed by September 18, 2000, either Lockheed Martin or COMSAT may terminate the merger agreement. Lockheed Martin or COMSAT may elect not to do this or together may elect to amend the merger agreement so that the merger can be completed after September 18, 2000.

Q:  Who can help answer my questions?

A:  If you have questions about the merger, you should contact:

                              COMSAT Corporation
                            6560 Rock Spring Drive
                           Bethesda, Maryland 20817
                              Investor Relations
                           Toll Free: (888) 233-5777

   If you have questions about the tender offer, you should contact the Information Agent:

                              Morrow & Co., Inc.
                          445 Park Avenue, 5th Floor
                           New York, New York 10022
                         Phone Number: (212) 754-8000
                           Toll Free: (800) 566-9061

                                    SUMMARY

   This section summarizes selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. This proxy statement/prospectus is meant only to apply to the merger and does not address the tender offer in detail. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this document, including the appendices and other documents to which it refers. We have included a copy of the merger agreement in this document as Appendix I. The merger agreement, and not this document, is the document that governs the merger. For information on how to obtain the documents that we have filed with the SEC, including the tender offer materials, see "Where You Can Find More Information" on page 111.

The Companies

(See page 60)

Lockheed Martin Corporation

6801 Rockledge Drive
Bethesda, Maryland 20817
(301) 897-6000
http://www.lockheedmartin.com

   Lockheed Martin is a highly diversified global enterprise principally engaged in the conception, research, design, development, manufacture, integration and operation of advanced technology products and services. Lockheed Martin currently conducts its principal business through:

   .  the Space & Strategic Missiles sector;

   .  the Electronics sector;

   .  the Aeronautics sector;

   .  the Information & Services sector; and

   .  the Energy & Environment sector.

   It is expected that the combined businesses and operations of COMSAT and Lockheed Martin Global Telecommunications, Inc., a subsidiary of Lockheed Martin, will be a sixth sector.

   For additional information about Lockheed Martin and its businesses, see "The Companies--Lockheed Martin" and "Where You Can Find More Information."

COMSAT Corporation

6560 Rock Spring Drive
Bethesda, Maryland 20817
(301) 214-3000
http://www.comsat.com

   COMSAT is a global provider of satellite communications services and digital networking services and technology. COMSAT operates through four principal business segments:

   .  COMSAT World Systems;

   .  COMSAT Mobile Communications;

   .  COMSAT International; and

   .  COMSAT Laboratories.

   For additional information about COMSAT and its businesses, see "The Companies--COMSAT" and "Where You Can Find More Information."

Our Recommendations To Shareholders

(See page 24)

   Your Board of Directors has determined that the merger is consistent with, and advances, the long-term business strategy of COMSAT and is fair to you. Your Board of Directors has by a unanimous vote, excluding directors who were absent or recused themselves, approved the merger and recommends that you vote in favor of the merger. Following the announcement by Lockheed Martin on June 9, 1999 relating to Lockheed Martin's expected financial performance that is described in the Recent Developments section at the end of this Summary, your Board of Directors asked Donaldson, Lufkin & Jenrette Securities Corporation, COMSAT's financial advisor in connection with the merger, to render a new opinion as to the fairness to COMSAT shareholders, from a financial point of view, of the consideration to be received by such shareholders under the merger agreement. Donaldson, Lufkin & Jenrette delivered its opinion to the Board on July 7, 1999. Following receipt of the opinion and a review and determination that the reasons for the merger continue to apply, your Board of Directors reconfirmed its recommendation that shareholders vote in favor of the merger agreement.

   Your Board of Directors further recommends that you vote in favor of the election of the 12 director nominees and in favor of the appointment of Deloitte & Touche LLP as COMSAT's independent public accountants. However, your Board of Directors recommends that you vote against the shareholder proposal.

Reasons for the Merger

(See page 24)

   Your Board of Directors considered a number of factors in determining to approve the merger and recommend it to you, including:

  .  the consideration payable to you in the tender offer and merger;

  . the potential for legislative action that could significantly and adversely harm COMSAT's core businesses and the value of your investment in COMSAT;

  . consolidation trends and global alliances within the satellite and telecommunications industries which have adversely affected, and are expected to continue to adversely affect, COMSAT's relative competitive position;

  . COMSAT's need for continued capital investment to expand COMSAT International's digital networking business; and

  . Lockheed Martin's expertise in the research, manufacture and integration of advanced-technology satellite systems and products, and the opportunity to effect a strategic combination with Lockheed Martin with its complementary assets and telecommunications growth strategy.

   Before reconfirming its recommendation to shareholders on July 7, 1999, your Board of Directors reviewed the factors that it considered originally in approving the merger agreement. The Board concluded that the factors continue to apply and continue to support the Board's recommendation.

Votes Required For Approval

(See page 19)

   To approve the merger, the affirmative vote of two-thirds of the shares of COMSAT common stock outstanding on the record date is required. If you do not vote at the annual meeting on the merger proposal, either in person or by proxy, you will effectively be voting against the merger proposal.

   Directors are elected by a plurality of the votes represented at the annual meeting, if a quorum is present.

   For all other matters, the approval of a majority of the votes represented at the annual meeting is required, if a quorum is present.

Interests of COMSAT Executive Officers and Directors in the Merger

(See page 37)

   A number of COMSAT executive officers and directors may have interests in the merger that are different from or in addition to and greater than yours and which may be conflicts of interest. These executive officers have employment agreements or severance arrangements that will pay substantial additional benefits or accelerate the payment of benefits as a result of the merger. These executive officers and the members of COMSAT's Board of Directors also participate in benefit plans that will pay substantial additional benefits or accelerate the payment of benefits as a result of the merger.

Conditions to the Merger

(See page 54)

   The merger will be completed only if the conditions set forth in the merger agreement are satisfied or, to the extent permissible, waived. Some of these conditions are:

  .  completion of the tender offer;

  .  amendment of the Satellite Act to permit the completion of the merger;

  .  approval of the merger by COMSAT's shareholders;

  .  the receipt of all consents or approvals from governmental authorities;
     and

  . there is no event that has had or would reasonably be expected to have a significant adverse effect on COMSAT.

Termination of the Merger Agreement

(See page 56)

   Lockheed Martin and COMSAT may terminate the merger agreement and abandon the tender offer and the merger if any of the following occurs:

  .  COMSAT's shareholders do not approve the merger by September 18, 1999;

  .  the tender offer is not completed by September 18, 1999;

  .  the merger is not completed by September 18, 2000;

  . a court or other governmental authority permanently prohibits the tender offer or the merger;

  . COMSAT's Board of Directors recommends an alternative transaction with a third party or otherwise withdraws or adversely changes its approval or its recommendation of the merger;

  . any of the other company's representations or warranties in the merger agreement are not materially true; or

  . the other company does not materially comply with its obligations under the merger agreement.

Termination Fee; Termination Expenses

(See page 57)

   COMSAT generally must pay Lockheed Martin a termination fee of $75 million and reimburse its expenses up to $5 million if COMSAT terminates the merger agreement to accept a superior proposal.

Non-Solicitation of Competing Transactions

(See page 52)

   The merger agreement generally restricts COMSAT's ability to discuss alternative transactions for the sale of COMSAT with third parties beyond what is required by the COMSAT Board of Directors' fiduciary duties. COMSAT must inform Lockheed Martin of the terms of any superior proposal it receives from a third party unless the COMSAT Board of Directors believes that its fiduciary duties require that it not do so.

Regulatory Approvals

(See page 45)

   Federal Communications Commission. To complete the tender offer:

  . the FCC must approve the transfer of control of COMSAT Government Systems, Inc., a common carrier subsidiary of COMSAT, to Regulus, LLC, a subsidiary of Lockheed Martin; and

  . Regulus must receive FCC authorization to become an authorized carrier and to acquire a non-controlling interest of up to 49% of the outstanding shares of COMSAT common stock in the tender offer.

   On October 16, 1998, Lockheed Martin and COMSAT filed with the FCC the required applications. The FCC is currently reviewing these applications.

   Following the amendment of the Satellite Act, Lockheed Martin, Regulus and COMSAT must apply to the FCC for the authority necessary to transfer control of COMSAT and complete the merger. The nature of any approval requirement will depend upon the details of any amendment to the Satellite Act.

   Antitrust. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits Lockheed Martin and COMSAT from completing the tender offer and the merger until after they have furnished specific information and materials to the Department of Justice and the Federal Trade Commission, and a required waiting period has ended. The Department of Justice is currently reviewing the transactions.

   As with any merger in the U.S., the Federal Trade Commission or the Department of Justice has the authority to challenge the merger on antitrust grounds before or after the merger is completed.

Amendment of the Satellite Act

(See page 47)

   Under the Satellite Act, no one may own more than 50% of the outstanding shares of COMSAT common stock. Therefore, until Congress amends the Satellite Act, the merger cannot be completed. Legislation was passed by the Senate on July 1, 1999, and a bill is expected to be introduced in the House of Representatives later this year, to amend the Satellite Act to, among other things, eliminate this restriction. We do not know when or if this legislation will be enacted.

Federal Tax Consequences of the Merger

(See page 42)

   The exchange of COMSAT common stock for Lockheed Martin common stock, other than cash paid for fractional shares, is intended to be tax free to you for U.S. federal income tax purposes. The intended tax-free treatment of the merger is based on facts and assumptions outside of the control of Lockheed Martin and COMSAT that may change before the merger is completed. The merger is not conditioned upon the tax-free nature of the transaction. As a result, you will not know whether the merger will be tax free to you when you vote on the merger.

   The tax consequences of the merger to you will depend on your own situation. For a more detailed discussion of the tax consequences of the merger, see "Material U.S. Federal Income Tax Consequences." You should consult your tax advisors for a full understanding of these tax consequences.

Accounting Treatment

(See page 42)

   Lockheed Martin will account for the merger as a purchase of COMSAT, which means the purchase price, including costs directly related to the merger, will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the time the merger is completed with any excess allocated to goodwill.

Opinion of COMSAT's Financial Advisor

(See page 27)

   Donaldson, Lufkin & Jenrette Securities Corporation, COMSAT's financial advisor in connection with the merger, delivered to the COMSAT Board of Directors an opinion as of September 18, 1998, and a separate opinion as of July 7, 1999, that the consideration to be received by COMSAT shareholders pursuant to the merger agreement was fair to such shareholders from a financial point of view. The full text of the July 7, 1999 opinion, which sets forth the factors considered and the assumptions made by COMSAT's financial advisor, is attached as Appendix III to this proxy statement/prospectus. You should read the opinion.

Other Transaction Documents

(See page 57)

   Shareholders Agreement. COMSAT has agreed to, upon the completion of the tender offer, elect three individuals selected by Lockheed Martin to COMSAT's Board of Directors and to appoint one of the three individuals as a member of each committee of the COMSAT Board of Directors.

   Registration Rights Agreement. COMSAT has granted Lockheed Martin registration rights for the COMSAT common stock acquired in the tender offer, if the merger is not completed.

   Carrier Acquisition Agreement. To facilitate the completion of the tender offer and the merger, COMSAT Government Systems will merge with Regulus, and Regulus will acquire the common carrier business of COMSAT Government Systems. As a prospective common carrier, Regulus has applied to the FCC to become an authorized carrier and for authority to acquire the shares of COMSAT common stock that it has offered to purchase in the tender offer.

Comparative Per Share Market Price Information

(See page 61)

   The table below shows the closing price per share on the New York Stock Exchange Composite Tape for Lockheed Martin common stock and

COMSAT common stock on September 18, 1998, the last full trading day before the public announcement of the proposed merger and on July 9, 1999, the last day for which it was practicable to obtain this information prior to the mailing of this proxy statement/prospectus.

                                                                        Lockheed
                                                               COMSAT    Martin
                                                               Common    Common
                             Date                              Stock     Stock
                             ----                              ------   --------
September 18, 1998............................................  $34 1/8   $50
July 9, 1999..................................................  $34       $38

Material Differences in the Rights of Shareholders

(See page 70)

   There are material differences between your rights as a COMSAT shareholder under District of Columbia law and COMSAT's articles of incorporation and bylaws, and the rights you will have as a shareholder of Lockheed Martin under Maryland law and Lockheed Martin's charter and bylaws.

Forward-Looking Statements May Prove Inaccurate

(See page 18)

   COMSAT and Lockheed Martin have made forward-looking statements in this proxy statement/ prospectus and in the documents to which we have referred you. Forward-looking statements include information concerning possible or assumed future results of operations of Lockheed Martin, COMSAT or the combined company following the merger. Many factors could affect the future financial results of Lockheed Martin, COMSAT or the combined company following the merger and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this proxy statement/prospectus.

     Lockheed Martin Selected Historical Consolidated Financial Information

   Lockheed Martin is providing the following consolidated financial information to aid you in analyzing the financial aspects of the merger. This information was derived from audited consolidated financial statements for the years 1994 through 1998, and unaudited condensed consolidated financial statements for the three months ended March 31, 1999 and 1998. In the opinion of Lockheed Martin's management, the interim financial data include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for each of the periods presented. Results for the three months ended March 31, 1999 are not necessarily indicative of results which may be expected for any other interim period or for the 1999 year as a whole. Lockheed Martin was formed in 1995 as the result of the combination of Lockheed Corporation and Martin Marietta Corporation. Financial information for 1994 was derived from the financial statements of those companies under the pooling of interests method of accounting. This information is only a summary, and you should read it in conjunction with Lockheed Martin's historical consolidated financial statements and related notes contained in its annual reports and other information filed with the SEC. See "Where You Can Find More Information" on page 111.

                              At or For
                         Three Months Ended                  At or For
                              March 31,               Year Ended December 31,
                         -------------------- ----------------------------------------
                          1999(2)     1998    1998(3) 1997(4)  1996(5) 1995(6) 1994(7)
                         ---------- --------- ------- -------  ------- ------- -------
                                    (In millions, except per share data)
Income Statement Data:
  Net sales............. $   6,188  $   6,217 $26,266 $28,069  $26,875 $22,853 $22,906
  Earnings before
   cumulative effect of
   change in
   accounting...........       268        269   1,001   1,300    1,347     682   1,055
  Net (loss) earnings...       (87)       269   1,001   1,300    1,347     682   1,018
  Net (loss) earnings
   per common share:(1)
    Basic:
      Before cumulative
       effect of change
       in accounting....       .70        .72    2.66   (1.56)    3.40    1.64    2.66
      Net (loss)
       earnings ........      (.23)       .72    2.66   (1.56)    3.40    1.64    2.56
    Diluted:
      Before cumulative
       effect of change
       in accounting....       .70        .71    2.63   (1.56)    3.04    1.54    2.43
      Net (loss)
       earnings ........      (.23)       .71    2.63   (1.56)    3.04    1.54    2.34
  Cash dividends per
   common share(1)......       .22        .20     .82     .80      .80     .67     .57
Balance Sheet Data:
  Total assets.......... $  28,596  $  29,376 $28,744 $28,361  $29,540 $17,558 $17,979
  Short-term
   borrowings...........     1,163      1,132   1,043     494    1,110     --      --
  Current maturities of
   long-term debt.......       884        585     886     876      180     722     285
  Long-term debt........     8,788     10,494   8,957  10,528   10,188   3,010   3,594
  Stockholders' equity..     6,053      5,436   6,137   5,176    6,856   6,433   6,086

--------
(1) All share and per share amounts have been restated to reflect a two-for-one stock split in the form of a stock dividend in December 1998.

(2) Includes the effects of a nonrecurring and unusual pretax gain of $114 million, $74 million after tax, or $.19 per diluted share. Also includes a cumulative effect adjustment related to Lockheed Martin's change in the method of accounting for the costs of start-up activities upon adoption of the American Institute of Certified Public Accountants' Statement of Position No. 98-5, which reduced net earnings by $355 million or $.93 per diluted share.

(3) Includes the effects of a nonrecurring and unusual pretax charge of $233 million, $183 million after tax, or $.48 per diluted share.

(4) Includes the effects of a tax-free gain of $311 million and the effects of nonrecurring and unusual pretax charges of $457 million, $303 million after tax which, on a combined basis, decreased diluted loss per share by $.02. Loss per share also includes the effects of a deemed dividend resulting from a transaction with the holder of Lockheed Martin's series A preferred stock which reduced the basic and diluted per share amounts by $4.93.

(5) Reflects a business combination with Loral Corporation effective April 1996. Includes the effects of a nonrecurring pretax gain of $365 million, $351 million after tax, and nonrecurring pretax charges of $307 million, $209 million after tax which, on a combined basis, increased diluted earnings per share by $.32.

(6) Includes the effects of merger related and consolidation expenses totaling $690 million, $436 million after tax, or $.99 per diluted share.

(7) Includes a cumulative effect adjustment related to Lockheed Martin's change in the method of accounting for its leveraged employee stock ownership plan.

         COMSAT Selected Historical Consolidated Financial Information

   COMSAT is providing the following consolidated financial information to aid you in analyzing the financial aspects of the merger. This information is derived from COMSAT's audited consolidated financial statements for the years 1994 through 1998, and unaudited condensed consolidated financial statements for the three months ended March 31, 1999 and 1998. In the opinion of COMSAT's management, the interim financial data include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for each of the periods presented. Results for the three months ended March 31, 1999 are not necessarily indicative of results which may be expected for any other interim period or for the 1999 year as a whole. The information is only a summary, and you should read it in conjunction with COMSAT's historical consolidated financial statements and related notes contained in its annual reports and other information filed with the SEC. See "Where You Can Find More Information" on page 111.

                              At or For
                         Three Months Ended               At or For
                              March 31,            Year Ended December 31,
                         ------------------- ------------------------------------
                           1999      1998     1998  1997(1)   1996   1995   1994
                         --------- --------- ------ -------  ------ ------ ------
                                  (In millions, except per share data)
Summary of Operations:
 Revenues............... $     145 $     145 $  616 $  563   $  545 $  508 $  500
 Operating expenses.....       132       125    557    481      438    388    367
 Operating income.......        13        20     59     82      107    120    133
 Income from continuing
  operations............        12         4     26     29       36     44     69
 Net income (loss)......        12         4     26    (64)       9     38     78
 Earnings (loss) per
  share--assuming
  dilution:
  Income from continuing
   operations...........      0.22      0.07   0.50   0.57     0.74   0.91   1.47
  Net income (loss).....      0.22      0.07   0.50  (1.29)    0.18   0.79   1.65
Balance Sheet Data (at
 end of period):
 Total assets...........     1,686     1,960  1,791  1,895    2,097  2,022  1,851
 Long-term debt.........       368       458    447    462      578    590    511
 Stockholders' equity...       608       641    659    586      842    839    827
Dividends:
 Dividends paid.........         2         2     10     17       38     37     34
 Dividends paid per
  share.................      0.05      0.05   0.20  0.345     0.78   0.78   0.76
 Distribution of Ascent
  Entertainment Group,
  Inc. shares...........       --        --     --     195      --     --     --

--------
(1) COMSAT began accounting for Ascent Entertainment Group, Inc. and substantially all of COMSAT RSI, Inc. as discontinued operations in 1997. Accordingly, all prior periods were restated to present Ascent and COMSAT RSI as discontinued operations.

            Summary Selected Unaudited Pro Forma Combined Condensed
                             Financial Information

   The following unaudited pro forma combined condensed financial information is provided to give you a better picture of what the results of operations and financial position of the combined businesses of Lockheed Martin and COMSAT might have been had the tender offer and the merger occurred on an earlier date. The unaudited pro forma combined condensed income statement data combines information from the historical consolidated statements of earnings of Lockheed Martin and COMSAT giving effect to the tender offer and the merger as if they each occurred at the beginning of each of the periods presented. The unaudited pro forma combined condensed balance sheet data combines information from the historical consolidated balance sheets of Lockheed Martin and COMSAT giving effect to the tender offer and the merger as if they had been completed on March 31, 1999.

   This information is provided for illustrative purposes only. This information does not necessarily reflect the following:

  . what the results of operations or financial position of the combined company would have been if the tender offer and the merger had actually occurred on the dates noted above, or

  . what the combined company's actual future consolidated results of operations or financial position will be.

   This information also does not reflect the following:

  . cash obtained from transactions related to Lockheed Martin's equity interests in various investment holdings as a funding source for the tender offer,

  . any transition or restructuring costs associated with combining Lockheed Martin and COMSAT, as these cannot presently be estimated, or

  . the effect of any potential changes in revenues or any operating savings which may be achieved by combining the resources of Lockheed Martin and COMSAT.

   The merger will be accounted for as a purchase of COMSAT by Lockheed Martin. In connection with the merger, the purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the completion of the merger, with any excess allocated to goodwill.

   Refer to "Unaudited Pro Forma Combined Condensed Financial Information" on page 64 for more details related to the information displayed.

                                    At or For
                                      Three                     For
                                   Months Ended             Year Ended
                                  March 31, 1999         December 31, 1998
                                 ------------------     -------------------
                                 (In millions, except per share data)
   Pro Forma Income Statement
    Data:
     Net sales.................      $ 6,322                  $26,822
     Earnings before cumulative
      effect of change in
      accounting...............          251                      906
     Earnings before cumulative
      effect of change in
      accounting per common
      share:
       Basic...................          .62                     2.25
       Diluted.................          .61                     2.21
     Cash dividends per common
      share....................          .22                      .82
   Pro Forma Balance Sheet Da-
    ta:
     Total assets..............      $32,496                      N/A
     Short-term debt...........        1,336                      N/A
     Current maturities of
      long-term debt...........          884                      N/A
     Long-term debt............       10,018                      N/A
     Stockholders' equity......        7,371                      N/A

                       Comparative Per Share Information

   The following table sets forth historical and pro forma Lockheed Martin information, and historical and pro forma equivalent COMSAT information, on a per share basis for earnings, dividends declared and book value.

   Pro forma net earnings were derived from the pro forma information presented under "Unaudited Pro Forma Combined Condensed Financial Information" on page
64. Pro forma cash dividends declared per share reflect Lockheed Martin's cash dividends declared in the period indicated. The historical book value per share information was based upon outstanding shares of common stock for each respective company. The number of outstanding shares for Lockheed Martin common stock used in calculating the pro forma data presented has been adjusted to include the shares of Lockheed Martin common stock estimated to be issued in the merger, based upon the number of COMSAT's outstanding common shares at March 31, 1999.

   The information set forth below is only a summary, and you should read it in conjunction with the Unaudited Pro Forma Combined Condensed Financial Information on page 64, and the respective audited and unaudited consolidated financial statements of Lockheed Martin and COMSAT. The audited and unaudited consolidated financial statements of Lockheed Martin and COMSAT are incorporated in this proxy statement/prospectus by reference. See "Where You Can Find More Information" on page 111.

                                               At or for          At or For
                                           Three Months Ended    Year Ended
                                             March 31, 1999   December 31, 1998
                                           ------------------ -----------------
                                                       (In dollars)
     Historical:
       Per share of Lockheed Martin
        common stock:
         Book value......................        $15.89            $16.18
         Cash dividends..................           .22               .82
         Earnings before cumulative
          effect of change in accounting:
           Basic.........................           .70              2.66
           Diluted.......................           .70              2.63
       Per share of COMSAT common stock:
         Book value......................         11.55             12.52
         Cash dividends..................           .05               .20
         Net earnings:
           Basic.........................           .23               .51
           Diluted.......................           .22               .50
     Unaudited Pro Forma:
       Per share of Lockheed Martin
        common stock:
         Book value......................        $18.07            $18.36
         Cash dividends..................           .22               .82
         Earnings before cumulative
          effect of change in accounting:
           Basic.........................           .62              2.25
           Diluted.......................           .61              2.21
       Per equivalent share of COMSAT
        common stock:(1)
         Book value......................         18.07             18.36
         Cash dividends..................           .22               .82
         Earnings before cumulative
          effect of change in accounting:
           Basic.........................           .62              2.25
           Diluted.......................           .61              2.21

--------
(1) Per equivalent common share data is calculated by multiplying the pro forma amounts per share of Lockheed Martin common stock by the exchange ratio to be used in the merger of one share of Lockheed Martin common stock for each share of COMSAT common stock.

                            Recent Developments

   The annual meeting was originally scheduled for June 18, 1999, but was rescheduled to August 20, 1999 for the reasons discussed below.

   On June 9, 1999, Lockheed Martin issued a press release and filed a Form 8-K with the SEC regarding its expected financial performance for the second quarter of fiscal year 1999 and for the remainder of 1999 and 2000. In the June 9 announcement, Lockheed Martin indicated that a just completed bottom-up financial review performed by Lockheed Martin resulted in a substantial reduction in Lockheed Martin's estimates of its earnings and cash flow outlook for these periods. More specifically, Lockheed Martin indicated that it expected, excluding the effects of nonrecurring and unusual items, earnings per diluted share of at least $1.50 for 1999, and at least $2.15 in 2000. Lockheed Martin also reduced free cash flow estimates to $0.5 billion in 1999 and $0.9 billion in 2000.

   The principal reasons indicated for the revised financial outlook were increased cost growth, reduced production rates and delivery delays on the C-130J program; recent launch vehicle failures; and delays of launches and commercial satellite deliveries. The revised financial outlook also excluded most of the previously anticipated portfolio shaping gains. See "Forward-Looking Statements--Safe Harbor Provisions."

   In the June 9 announcement, Lockheed Martin indicated that the revised financial outlook for 1999 included the following factors:

  . anticipated timing delays have reduced net earnings expectations by $125 million, or $0.31 per diluted share;

  . performance issues have reduced net earnings expectations by $205 million, or $0.54 per diluted share;

  . exclusion of portfolio shaping gains from the revised financial outlook has reduced net earnings expectations by $125 million, or $0.31 per diluted share; and

  . revised assumptions regarding Lockheed Martin's C-130J program cost performance, production rate and delivery timing account for approximately $275 million in reduced net earnings expectations, or $0.70 per diluted share.

   In the June 9 announcement, Lockheed Martin indicated that the revised financial outlook for 2000 included the following factors:

  . anticipated timing delays are projected to reduce net earnings expectations by $140 million, or $0.33 per diluted share;

  . performance issues are projected to reduce net earnings expectations by $345 million, or $0.84 per diluted share;

  . exclusion of portfolio shaping gains is projected to reduce net earnings expectations by $35 million, or $0.07 per diluted share; and

  . revised assumptions regarding Lockheed Martin's C-130J program cost performance, production rate and delivery timing are projected to account for approximately $110 million in reduced net earnings expectations, or $0.26 per diluted share.

   In view of the proximity of the development and release of this information to the originally scheduled date of the annual meeting, COMSAT, with the concurrence of Lockheed Martin, rescheduled the date of the annual meeting.

   Following the June 9 announcement by Lockheed Martin, your Board of Directors asked Donaldson, Lufkin & Jenrette to render a new opinion as to the fairness to COMSAT shareholders, from a financial point of view, of the consideration to be received by such shareholders under the merger agreement. Donaldson, Lufkin & Jenrette delivered its opinion to the Board on July 7, 1999. Following receipt of the opinion and a review and determination that the reasons for the merger continue to apply, your Board of Directors reconfirmed its recommendation that shareholders vote in favor of the merger agreement.

                                  RISK FACTORS

   You should consider the following risks in deciding whether to approve the merger. These matters should be considered along with the other information included or incorporated by reference in this proxy statement/prospectus.

Value of Lockheed Martin Common Stock You will Receive in the Merger will Fluctuate

   Upon completion of the merger, each share of COMSAT common stock will be exchanged for one share of Lockheed Martin common stock. This exchange ratio is fixed and will not be adjusted for any increase or decrease in the price of either Lockheed Martin common stock or COMSAT common stock. As a result, the value of the Lockheed Martin common stock you receive in the merger will vary depending on fluctuations in the stock's value and almost certainly will not be the same as on the date of this proxy statement/prospectus, the annual meeting, the closing of the tender offer or the closing of the merger. Fluctuations may be the result of changes in the business, operations or prospects of Lockheed Martin, general market and economic conditions or other factors. Neither COMSAT nor its shareholders have the ability to terminate the merger agreement if the value of Lockheed Martin common stock declines, which may occur after the vote on the merger. A significant period of time may elapse between the date of the vote on the merger and the date you receive shares of Lockheed Martin common stock following completion of the merger. During that period, the value of Lockheed Martin common stock will remain subject to market fluctuations.

Lack of Certainty that the Merger will be Tax Free to You

   It is intended that the exchange of your shares of COMSAT common stock for shares of Lockheed Martin common stock, other than cash paid for fractional shares, will constitute a tax-free reorganization under the Internal Revenue Code and will be tax free to you for U.S. federal income tax purposes. For the merger to qualify as a tax-free reorganization so that you will not recognize gain or loss on the exchange of COMSAT common stock for Lockheed Martin common stock, all of the following must occur:

  . the value of the shares of Lockheed Martin common stock deliverable as a result of the merger must be at least 40% of the total consideration received by COMSAT shareholders as a result of the tender offer and the merger. For example,

    (a) if Lockheed Martin purchases 49% of the outstanding shares of COMSAT common stock in the tender offer at $45.50 per share, and

    (b) if the price of Lockheed Martin common stock is less than $29.14 per share on the last full trading day prior to the completion of the merger,

    then the Lockheed Martin common stock received by COMSAT shareholders would be less than 40% of the total consideration received by COMSAT shareholders in the tender offer and the merger.

  . COMSAT and Lockheed Martin must receive legal opinions that the merger will qualify as a tax-free reorganization.

  . COMSAT and Lockheed Martin must receive the consents and approvals necessary, except where the failure to obtain these consents or approvals would not reasonably be expected to have a material adverse effect on COMSAT, so that when the merger occurs, Lockheed Martin's subsidiary acquires the business and properties of COMSAT and it, not COMSAT, "survives" the merger; in this proxy statement/prospectus, we call a merger where the Lockheed Martin subsidiary survives a "forward merger." The most significant consent or approval required in connection with the merger, other than the amendment of the Satellite Act, is that the U.S. government must recognize the Lockheed Martin subsidiary as the U.S. participant in INTELSAT. If the U.S. government does not do so, then COMSAT must "survive" the merger to preserve its business.

   If COMSAT "survives" the merger, no such consents or approvals would be needed, but the merger likely would not qualify as a tax-free reorganization and, therefore, would result in your being subject to taxation. In this proxy statement/prospectus, we call a merger where COMSAT survives a "reverse merger."

Lockheed Martin Global Telecommunications' Business is Relatively New and has a Limited Operating History

   After the merger, COMSAT's business operations and the operations of Lockheed Martin Global Telecommunications will be integrated. Lockheed Martin announced the formation of Lockheed Martin Global Telecommunications in August 1998 to concentrate and expand Lockheed Martin's role in the global telecommunications services business. Lockheed Martin Global Telecommunications is subject to all the risks inherent in a new business enterprise, including risks associated with unanticipated problems, liabilities and contingencies, and diversion of management attention. In addition, Lockheed Martin has limited prior experience in the global telecommunications services business which is the focus of Lockheed Martin Global Telecommunications. If Lockheed Martin Global Telecommunications and its management team cannot overcome these risks and others that may arise, this new line of business may have a material adverse effect on Lockheed Martin's business, operating results, financial condition and cash flows. Moreover, given the substantial investments necessary for the growth of the global telecommunications services business, Lockheed Martin Global Telecommunications may seek strategic partners and may also seek to access the public debt or equity markets to raise capital. There can be no assurance that Lockheed Martin Global Telecommunications will be successful in these endeavors.

The Expected Benefits of the Merger May Not Occur

   COMSAT and Lockheed Martin entered into the merger agreement with the expectation that the merger will accelerate the growth and expansion of Lockheed Martin Global Telecommunications. Consolidating functions and integrating disparate departments, systems and procedures present significant management challenges. The merger will present special risks, including possible unanticipated liabilities and costs, and diversion of management attention.

A Significant Period of Time May Elapse Before the Completion of the Tender Offer or the Merger

   We expect a significant period of time to elapse before the completion of the tender offer while Lockheed Martin and COMSAT seek the regulatory approvals required to satisfy the conditions to the tender offer. The tender offer is currently scheduled to expire on August 31, 1999. Lockheed Martin and Regulus have agreed to extend, as necessary, the expiration date of the tender offer one or more additional times until September 18, 1999 while Lockheed Martin and Regulus seek the necessary regulatory approvals.

   Because Congress must amend the Satellite Act and additional regulatory approvals are needed to complete the merger, there may be a further significant period of time between the completion of the tender offer and the completion of the merger. We do not know when or if Congress will amend the Satellite Act to permit the merger or if any of the required regulatory approvals will be obtained.

Only One Shareholder Vote will be Taken on the Merger

   There will be only one shareholder vote on the merger. Lockheed Martin and COMSAT do not presently intend to seek additional shareholder approval of the merger even if there is a significant period of time or material events occur between the date of the annual meeting and the completion of the tender offer, or between the completion of the tender offer and the completion of the merger. Material events may include the occurrence of any of the contingencies that would allow one or both of the parties to determine not to proceed with the merger and a decision by that party or the parties to waive the contingency and proceed with the merger. This would occur for example if Lockheed Martin were to agree to restrictive conditions on its businesses or operations imposed by either the Department of Justice or the FCC in its approval of the transaction.

The Satellite Act Must be Amended to Permit the Merger

   The merger cannot be completed unless Congress amends the Satellite Act. Under the Satellite Act, no one may own more than 50% (and no one other than an authorized carrier may own more than 10%) of the outstanding shares of COMSAT common stock. Legislation was passed by the Senate on July 1, 1999, and a bill is expected to be introduced in the House of Representatives later this year, to amend the Satellite Act to repeal the current ownership and governance restrictions applicable to COMSAT. In 1998, the House of Representatives passed a bill amending the Satellite Act which was not passed by the Senate. Had the bill passed last year by the House of Representatives been enacted into law, it would have had a material adverse effect on COMSAT's business. If Congress enacts legislation that would reasonably be expected to have a significant adverse effect on COMSAT, Lockheed Martin, following consultation with COMSAT, would have the right to elect not to complete the merger. However, the bill passed by the Senate this year is not now expected to have a material adverse impact on COMSAT's business if enacted into law. We do not know when or if Congress will amend the Satellite Act, or whether any amendment will permit the completion of the merger or will contain terms that would reasonably be expected to have a significant adverse effect on COMSAT.

Lockheed Martin Must Receive Approvals from the FCC to Complete the Tender Offer and the Merger

   To complete the tender offer, Lockheed Martin must obtain all consents and approvals required by the FCC, including the receipt by Regulus of FCC authorization to become an authorized carrier. Under the Satellite Act, to be eligible to become an authorized carrier, Regulus must first become a common carrier. COMSAT Government Systems holds an FCC common carrier authorization. The purpose of the acquisition of COMSAT Government Systems by Regulus under the carrier acquisition agreement is for Regulus to acquire the FCC common carrier authorization currently held by COMSAT Government Systems.

   On October 16, 1998, Lockheed Martin, Regulus and COMSAT applied to the FCC for authority to transfer control of COMSAT Government Systems to Regulus and for approval for Regulus to become an authorized carrier and to acquire a non-controlling interest of up to 49% of the outstanding shares of COMSAT common stock in the tender offer. Under the Communications Act of 1934, the Satellite Act and the FCC's rules, applicants must show that the grant of each application is consistent with the public interest, convenience and necessity, and that the applicant is qualified to hold these FCC authorizations. The FCC is currently reviewing these applications. In addition, a number of competitors of COMSAT and other communications common carriers have filed with the FCC petitions in opposition to these applications or petitions to impose conditions on the grant of the applications which could have a significant adverse effect on COMSAT. We do not know when or if the requisite FCC approvals will be obtained to permit the acquisition of COMSAT Government Systems by Regulus and the completion of the tender offer.

   Lockheed Martin expects that, following any amendment of the Satellite Act, Lockheed Martin, Regulus and COMSAT will be required to apply to the FCC for the authority to transfer control of COMSAT in a process similar to the applications submitted by the parties with respect to the transfer of control of COMSAT Government Systems. The precise nature of any approval requirement will depend upon the details of any amendment to the Satellite Act. We do not know when or if the relevant provisions of the Satellite Act will be amended, or when or if the requisite FCC approvals will be obtained to permit the completion of the merger. Historically, FCC reviews can take several months to complete, however, the FCC review may be completed more quickly due to the FCC review of the transfer of control of COMSAT Government Systems.

   On January 21, 1999, Representative Tom Bliley, Chairman of the House Committee on Commerce, and Senator Conrad Burns, Chairman of the Senate Subcommittee on Communications, sent a letter to William E. Kennard, Chairman of the FCC, urging the FCC not to take any action to permit any company, including Lockheed Martin, to purchase more than 10% of the outstanding shares of COMSAT common stock prior to Congress adopting satellite reform legislation. If the FCC does not proceed with its review of Lockheed Martin's applications related to the tender offer, or if the FCC's review does not otherwise proceed on the schedule that Lockheed Martin and COMSAT anticipated, the tender offer may take longer than expected to be completed. Further, if the FCC delays its review, and if Congress does not make rapid progress on satellite reform legislation, the tender offer may not be completed by September 18, 1999. If this occurs, under the terms of the merger agreement, Lockheed Martin or COMSAT could terminate the merger agreement, or elect not to exercise this right and extend this date.

Antitrust Regulatory Agencies May Oppose or Impose Conditions on the Merger

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Lockheed Martin and COMSAT must file specific information with the Federal Trade Commission and the Department of Justice, and a waiting period must expire or terminate before the tender offer or the merger may be completed. The Department of Justice is currently reviewing the transactions and has requested additional information from both Lockheed Martin and COMSAT. At any time before or after the completion of the tender offer, the Department of Justice could take action under the antitrust laws to:

    (1) enjoin the tender offer or the merger,

    (2) require divestiture of the shares of COMSAT common stock purchased in the tender offer or acquired in the merger, or

    (3) require divestiture of substantial assets of Lockheed Martin or COMSAT.

   The merger agreement, however, provides that Lockheed Martin is not required to agree to divest any of its businesses or assets or to any other restrictions if the Lockheed Martin Board of Directors determines in good faith that such agreement is not in the best interests of Lockheed Martin. We do not know whether the Department of Justice will permit the HSR Act waiting period to expire without imposing substantial conditions on COMSAT or Lockheed Martin. We also do not know whether a third party will challenge the merger on antitrust grounds or what the result of a third party challenge might be. If any of the transactions contemplated by the merger agreement have not occurred within one year after the HSR Act waiting period expires or is terminated, Lockheed Martin and COMSAT must re-file notification and report forms with the Federal Trade Commission and the Department of Justice with respect to the transactions that have not been completed in the one-year period. A new HSR Act waiting period and review process will begin from the date the filings are made.

The Merger Costs will be Substantial

   COMSAT and Lockheed Martin estimate they will incur combined transaction costs of approximately $89 million associated with the merger. Transaction costs incurred by COMSAT will be charged to operations as they are incurred, and those incurred by Lockheed Martin will be included as part of the COMSAT purchase price.

The Interests of COMSAT Executive Officers and Directors in the Merger May be Different From Yours

   Some of COMSAT's directors and executive officers have interests in the merger that may be different from or in addition to and greater than yours and which may be conflicts of interests.

   In connection with the transactions contemplated by the merger agreement,
COMSAT:

    (1) amended employment agreements with three executive officers,

    (2) adopted the Retention Bonus Plan, and

    (3) amended the Change in Control Severance Plan.

   The completion of the merger will constitute a change in control under the employment agreements and the Change in Control Severance Plan. Upon a change in control, the term of each employment agreement will automatically end on the third anniversary of the change in control. In addition, the executive officers will receive, among other things, retention bonuses and severance benefits and payments under specified circumstances. The amended employment agreements also provide that if a change in control occurs and:

  . if the executive and Lockheed Martin are unable to reach an agreement regarding the terms of the executive's employment within 30 days following the completion of the merger and the executive's employment is terminated, or

  . if the executive continues to be employed until the expiration of the executive's employment term,

then the executive will receive enhanced benefits under COMSAT's Insurance and Retirement Plan for Executives.

   The Retention Bonus Plan generally provides retention bonuses and severance payments instead of the retention bonuses to key employees, including certain executive officers, who remain employed by COMSAT, or whose employment is terminated under specified circumstances, following the signing of the merger agreement. The amended Severance Plan generally provides severance payments and benefits to key employees, including certain executive officers, of COMSAT whose employment is terminated under specified circumstances following a change in control of COMSAT.

   The vesting of all options and other awards granted under COMSAT's stock plans will accelerate upon completion of the merger. In addition, Lockheed Martin will provide indemnification and liability protection for directors and executive officers of COMSAT for six years following the completion of the merger.

               FORWARD-LOOKING STATEMENTS--SAFE HARBOR PROVISIONS

   This proxy statement/prospectus contains or incorporates by reference statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "believe," "estimate," "anticipate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties related to, among other things, the following:

  .  regulatory approvals may not be obtained or obtained in a timely manner;

  . Congress may not amend the Satellite Act at all, or may not amend it in a timely manner, or may amend it in a manner that has or could reasonably be expected to have a significant adverse effect on COMSAT;

  . expected cost savings from the merger may not be fully realized or realized within the expected time frame;

  .  severance and change in control costs may be larger than expected;

  . costs or difficulties relating to the integration of COMSAT's and Lockheed Martin's businesses may be greater than expected;

  . pro forma data does not necessarily reflect what the combined company's results of operations or financial condition would have been or will be in the future; and

  . Lockheed Martin's actual financial performance may vary from its revised financial outlook for 1999 and 2000 discussed under "Recent
     Developments."

   You are cautioned not to place undue reliance on forward-looking statements as these speak only as of the date of this proxy statement/prospectus. As for forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent nature of projections and may be better or worse than projected. The forward-looking statements represent estimates and assumptions only as of the date they were made. In addition, the forward-looking statements that relate to future financial results and other projections are not financial statements and were not audited or prepared in accordance with generally accepted accounting principles. See Lockheed Martin's Form 8-K filed with the SEC on June 9, 1999 which is incorporated by reference in this proxy statement/prospectus for a discussion of factors that may cause actual results to vary from this financial outlook. Neither Lockheed Martin nor COMSAT undertakes any obligation to publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this proxy statement/prospectus, or to reflect the occurrence of unanticipated events. Lockheed Martin and COMSAT intend that forward-looking statements in this document, and documents incorporated by reference, be subject to the safe harbor protection provided by Sections 27A of the Securities Act and 21E of the Exchange Act. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in any forward-looking statements, you should read Lockheed Martin's and COMSAT's respective SEC filings.

                           THE COMSAT ANNUAL MEETING

   This proxy statement/prospectus is being provided in connection with the solicitation of proxies from you by the COMSAT Board of Directors for use at the annual meeting.

When and Where the Annual Meeting will be Held

   The annual meeting will be held in the Charyk Conference Center, COMSAT Headquarters, 6560 Rock Spring Drive, Bethesda, Maryland 20817, on Friday, August 20, 1999, starting at 9:30 a.m., local time. The annual meeting was originally scheduled for June 18, 1999, but was rescheduled to August 20, 1999.

What will be Voted Upon

   At the annual meeting, you will be asked to consider and vote upon:

  . a proposal to approve the merger in which COMSAT will become a wholly-owned subsidiary of Lockheed Martin and the merger agreement;

  .  a proposal to elect 12 members to the Board of Directors;

  . a proposal to appoint Deloitte & Touche LLP as independent public accountants for the year ending December 31, 1999;

  . a shareholder proposal to recommend that COMSAT affirm its political non-partisanship and require the reporting of certain practices; and

  . other matters that may properly come before the annual meeting, including any postponements or adjournments of the meeting.

Only Shareholders of Record as of July 20, 1999 are Entitled to Vote

   The COMSAT Board of Directors has fixed the close of business on July 20, 1999 as the record date. Only COMSAT shareholders of record on the record date are entitled to notice of and to vote at the annual meeting. On the record
date, there were     shares of COMSAT common stock outstanding, held by
approximately     shareholders of record, and entitled to vote at the annual meeting.

   It is important that you sign and return a new proxy card. Because the record date for the annual meeting has changed, proxy cards returned in connection with the originally scheduled meeting date cannot be counted.

Number of Shares that Must be Present for a Vote to be Taken

   The presence, in person or by proxy, of the holders of one-third of the shares of COMSAT common stock then issued and outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting for all matters, except the election of directors which requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares of COMSAT common stock.

Votes Required for Approval

  . The merger must be approved by the affirmative vote, in person or by proxy, of the holders of two-thirds of the shares of COMSAT common stock outstanding on the record date and entitled to vote at the annual meeting.

  . Directors are elected by a plurality of the votes represented at the annual meeting, if a quorum is present.

  . For all other matters, the approval of a majority of the votes represented at the annual meeting is required, if a quorum is present.

   As of June 1, 1999, COMSAT's directors and executive officers and their affiliates beneficially owned 5.80% of the COMSAT common stock.

   You are entitled to one vote per share owned by you. However, with respect to the election of directors, you may cumulate your votes. See "Item 2. Election of Directors."

   If fewer shares of COMSAT common stock are voted in favor of the merger proposal than the number required for approval, the annual meeting will be postponed or adjourned to give us additional time to solicit and obtain additional proxies or votes. At any subsequent reconvening of the annual meeting, we will vote all proxies in the same manner as we would have voted the proxies at the annual meeting, except for any proxies that have effectively been revoked or withdrawn.

Voting Your Shares and How Proxies are Counted

   You must submit a new proxy card to have your vote counted at the annual meeting. A new proxy card is enclosed for that purpose. Because the record date for the annual meeting has changed, proxy cards returned in connection with the originally scheduled meeting date cannot be counted.

   We will vote all shares of COMSAT common stock represented by properly executed proxies received before or at the annual meeting and not revoked as instructed on the proxies. If no instructions are indicated on a properly executed and returned proxy, we will vote the proxy in favor of the merger proposal, the election of the director nominees, and the appointment of Deloitte & Touche LLP as COMSAT's independent public accountants. We will also vote the proxy against the shareholder proposal.

   A properly executed proxy marked "Abstain," although counted for purposes of determining a quorum, will not be voted in favor of or against any proposal. However, because the affirmative vote of two-thirds of the shares of COMSAT common stock is required for approval of the merger proposal, a proxy marked "Abstain" will have the effect of a vote against the merger proposal. Under the rules of the New York Stock Exchange, brokers and nominees cannot exercise their voting discretion on the merger proposal. For this reason, without specific instructions from you, brokers and nominees cannot vote your shares on the merger proposal. This circumstance is called a broker non-vote. A broker non-vote will have the effect of a vote against the merger proposal. Shares of COMSAT common stock represented by broker non-votes will, however, be counted for purposes of determining a quorum at the annual meeting.

   If you hold shares of COMSAT common stock through the COMSAT Corporation Savings and Profit-Sharing Plan, you will receive separate instructions as to how to direct the trustee to vote the shares held in your plan account.

Revoking Your Proxy

   You may revoke your proxy at any time before its use:

  . by delivering to COMSAT's Corporate Secretary a signed notice of revocation,

  .  by a later dated vote by proxy, signed and returned, or

  .  by attending the annual meeting and voting in person.

   Your attendance at the annual meeting will not in itself constitute the revocation of a proxy.

Soliciting Proxies

   In addition to solicitation by mail, directors, officers and employees of COMSAT may solicit proxies in person without additional compensation. COMSAT will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending the proxy material to beneficial owners. COMSAT has retained D.F. King & Co., Inc. of New York, New York to aid in the solicitation of proxies at an estimated fee of $25,000, plus reimbursement of expenses. COMSAT may also request by telephone or telegram the return of proxies. The extent to which this will be necessary depends entirely upon how promptly proxies are returned. Lockheed Martin will pay the cost of SEC registration fees related to the Lockheed Martin common stock to be issued in the merger. The costs of printing and mailing this proxy statement/prospectus and soliciting proxies up to $110,000 will be paid by COMSAT. Costs in excess of this amount will be paid equally by Lockheed Martin and COMSAT.

   You should not send any certificates representing COMSAT common stock with the enclosed proxy card. A letter of transmittal with instructions for the surrender of stock certificates for COMSAT common stock will be mailed to you as soon as practicable after the completion of the merger.

                         ITEM 1. APPROVAL OF THE MERGER

   This section of the proxy statement/prospectus describes the material aspects of the proposed merger and some of the material terms of the merger agreement. You should read the merger agreement which is attached as Appendix I to this proxy statement/prospectus and is incorporated by reference.

   Based upon the capitalization of Lockheed Martin and COMSAT as of June 1, 1999, following completion of the merger, COMSAT shareholders will own between approximately 6.8% and 8.9% of the outstanding shares of Lockheed Martin common stock, depending on the number of shares of COMSAT common stock tendered in the tender offer. This assumes no exercise of outstanding options to acquire Lockheed Martin common stock or options to acquire COMSAT common stock.

Background of the Merger

   In 1997, COMSAT adopted a plan to refocus on its core strengths in international satellite telecommunications, digital networking and technology. As part of its plan, COMSAT decided to divest its non-core assets in entertainment and manufacturing. In June 1997, COMSAT divested its entertainment business, Ascent Entertainment Group, in a tax-free spin-off to shareholders. A year later, COMSAT sold substantially all of its manufacturing business, COMSAT RSI, and used the proceeds from the sale to pay down debt and thereby strengthen its balance sheet. As part of its overall strategy to enhance shareholder value, COMSAT began to consider the possibility of a strategic alliance or business combination.

   As a leading provider of communications satellites, space launch vehicles, information and communications systems, and systems integration services, Lockheed Martin had identified in its strategic plans the global telecommunications services market as an attractive and logical growth opportunity. This opportunity was viewed as consistent with Lockheed Martin's strategy to grow into closely related market sectors to enhance its core aerospace and defense businesses. In light of the potential for expansion into this market, Lockheed Martin periodically reviewed potential market entry strategies, including the possibility of internal investments, joint ventures and strategic alliances, and acquisitions and business combinations with companies participating in the commercial telecommunications services industry.

   On August 5, 1997, consistent with their strategies of exploring strategic alliances or business combinations, Lockheed Martin and COMSAT entered into reciprocal confidentiality agreements on customary terms. On August 7 and 8, 1997, COMSAT and Lockheed Martin management met to discuss the overall market environment of the telecommunications industry and each company's strategies regarding that industry. They also discussed the regulatory and legislative environment under which COMSAT operates.

   From August 1997 through September 1998, COMSAT management made several presentations and reports to its Board of Directors and Strategic Planning Committee concerning a possible business combination with Lockheed Martin. Prior to initially approving the transaction, your Board of Directors reviewed the potential business combination with Lockheed Martin at 10 meetings in 1997 and 1998. Your Board of Directors also asked its Strategic Planning Committee to evaluate the potential business combination. The Strategic Planning Committee reviewed various aspects of the proposed transaction at 19 meetings held in 1997 and 1998.

   On September 25, 1997, Lockheed Martin's Board of Directors reviewed Lockheed Martin's commercial telecommunications strategy and the strategic and financial implications of a potential transaction with COMSAT. The Lockheed Martin Board of Directors considered various aspects of the transaction at five subsequent meetings in 1998.

   Following the initial meetings between COMSAT and Lockheed Martin management, a series of meetings occurred over the next several weeks. Management of both companies discussed various business, financial, structural, legal, legislative and regulatory issues. COMSAT hired Donaldson, Lufkin & Jenrette to act as its financial advisor in connection with the potential business combination.

   COMSAT and Lockheed Martin did not reach agreement on the terms or structure of a possible transaction after the initial series of meetings in late 1997. Lockheed Martin then engaged outside consultants to review and suggest ways to supplement its commercial telecommunications strategy.

   In early January 1998, COMSAT and Lockheed Martin met to discuss potential alternative transaction structures within the legislative and regulatory framework constraining COMSAT. These alternatives included structures involving varying degrees of equity ownership of COMSAT as well as joint ventures involving COMSAT's non-regulated businesses, including primarily COMSAT International and COMSAT Laboratories.

   Meetings continued during March and early April in which the parties discussed alternative transaction structures, the evolving regulatory and legislative environment and the potential benefits related to a business combination. These discussions continued through May and June 1998.

   On June 26, 1998, the Lockheed Martin Board of Directors reviewed the results of a task force comprising Lockheed Martin management and outside consultants. The task force recommended that Lockheed Martin pursue a strategy to increase its investment in the commercial telecommunications business. On the same day, Lockheed Martin and COMSAT and their investment bankers met to discuss transaction structures, valuations, and potential timetables for reaching an agreement. Over the next three weeks, Lockheed Martin and COMSAT met to further define transaction structure and negotiate the terms of the proposed business combination.

   During the week of July 27, 1998, members of management of both companies met with outside counsel and investment bankers to continue negotiations concerning terms of the transaction. In the ensuing weeks, negotiations continued. As a result of significant progress toward an agreement, Lockheed Martin and COMSAT determined to hold simultaneous board meetings on Sunday, August 30, 1998 to seek approval of the transaction. Due to volatility and a decline in the stock markets on August 27, 1998 and concerns related to economic instability in parts of the world, including Russia, Asia, Central and South America and other emerging markets, additional issues arose. In addition, several open issues proved more difficult to address than had been anticipated. As a result, the parties decided to postpone the board meetings.

   Negotiations continued and sufficient progress was made in resolving outstanding issues to allow the parties to seek board approval on September 18, 1998 at the regularly scheduled meeting of your Board of Directors and at a special meeting of the Lockheed Martin Board of Directors.

   At the September 18, 1998 meeting, COMSAT management reviewed for your Board of Directors the status of negotiations and the principal terms of the proposed transaction. COMSAT's general counsel reviewed the merger agreement, other transaction documents and various legal and regulatory matters related to the proposed transaction. Donaldson, Lufkin & Jenrette reviewed the financial analysis and valuation it conducted on the proposed transaction and delivered to your Board of Directors its written opinion that, as of September 18, 1998, the consideration to be received in the tender offer and merger was fair, from a financial point of view, to COMSAT shareholders. After receiving those reports and advice and after reviewing additional information relating to the transaction, your Board of Directors approved the merger agreement. The factors your Board of Directors considered in approving the merger agreement are summarized below.

   Following the meeting of the COMSAT Board of Directors, a special telephonic meeting of the Lockheed Martin Board of Directors was held to consider the proposed transaction. The factors the Lockheed Martin Board of Directors considered in approving the merger are summarized below.

   The Lockheed Martin Board of Directors reviewed the transaction documents, transaction structure and various legal and regulatory issues. After receiving such advice and after reviewing various additional information relating to the transaction, the Lockheed Martin Board of Directors approved the terms and conditions of the transaction.

   Following the conclusion of the Lockheed Martin Board of Directors meeting on the evening of September 18, 1998, Lockheed Martin and COMSAT executed the merger agreement and the other transaction agreements and publicly announced the merger on September 20, 1998.

   The annual meeting was originally scheduled for June 18, 1999. Following the announcement by Lockheed Martin on June 9, 1999 relating to Lockheed Martin's expected financial performance that is described under "Recent Developments," and in light of the proximity of the release of the information to the original meeting date, COMSAT, with the concurrence of Lockheed Martin, rescheduled the date of the annual meeting. Following that action, your Board of Directors asked Donaldson, Lufkin & Jenrette to render a new opinion as to the fairness to COMSAT shareholders, from a financial point of view, of the consideration to be received by such shareholders under the merger agreement. Donaldson, Lufkin & Jenrette delivered its opinion to the Board on July 7, 1999. Following receipt of the opinion and a review and determination that the reasons for the merger continue to apply, your Board of Directors reconfirmed its recommendation that shareholders vote in favor of the merger agreement.

Recommendations of the COMSAT Board of Directors; Reasons for the Merger

 Recommendation of the COMSAT Board of Directors.

   Your Board of Directors has approved the tender offer, the merger and the merger agreement and determined that the terms of each of the tender offer, the merger and the merger agreement are consistent with, and advance, the long-term business strategy of COMSAT and are fair to COMSAT shareholders. Your Board of Directors recommends that you vote in favor of the merger proposal. This recommendation is based in part upon opinions the COMSAT Board of Directors received from Donaldson, Lufkin & Jenrette, to the effect that, as of September 18, 1998 and as of July 7, 1999, the consideration to be received by COMSAT shareholders pursuant to the merger agreement was fair to such shareholders from a financial point of view. The full text of the July 7, 1999 opinion is attached to this proxy statement/prospectus as Appendix III. See also "Item 1. Approval of the Merger--Opinion of COMSAT's Financial Advisor." You should read the opinion.

   On July 7, 1999, your Board of Directors reconfirmed its recommendation that shareholders vote in favor of the merger agreement by unanimous vote, excluding Messrs. Bennett, Colodny, Hurtt and Knight and Ms. Turner who recused themselves. The determination to approve the merger agreement and the recommendation to shareholders on September 18, 1998 by your Board of Directors also was by unanimous vote, excluding Mr. Eagleburger who attended the meeting but was absent when the vote was taken and Messrs. Bennett, Colodny and Hurtt who recused themselves.

 Reasons for the COMSAT Board's Recommendation.

   Factors Considered by the COMSAT Board of Directors. In approving the merger and the related transactions, and recommending that you vote in favor of the merger, the COMSAT Board of Directors considered a number of factors including:

     (1) the financial and other terms of the tender offer, the merger agreement, shareholder agreement, carrier acquisition agreement and registration rights agreement;

     (2) the presentations of Donaldson, Lufkin & Jenrette and its opinions that, as of September 18, 1998 and as of July 7, 1999, the consideration to be received by COMSAT shareholders pursuant to the merger agreement was fair to such shareholders from a financial point of view;

     (3) that the $45.50 per share offer price to be paid for the shares in the tender offer represents a premium of approximately 33.5% over the $34 1/8 closing price of COMSAT common stock on the New York Stock Exchange on September 18, 1998, the last full trading day prior to the execution of the merger agreement;

     (4) the absence of a financing condition to the tender offer and the perceived ability of Lockheed Martin, as compared to other potential acquirors, to obtain the regulatory approvals and legislative changes required to complete the tender offer, the merger and the transactions contemplated by the merger agreement;

     (5) COMSAT's future prospects, financial resources and ability to access the capital markets as a stand-alone enterprise;

     (6) the potential for legislative action that could significantly and adversely harm COMSAT's core businesses and the value of your investment in COMSAT;

     (7) increased competition in all segments of COMSAT's business from other companies with substantially greater financial resources and the ability of these companies to exercise greater influence over the legislative and regulatory process;

     (8) progress in efforts to privatize the International
  Telecommunications Satellite Organization ("INTELSAT") and the privatization of the International Mobile Satellite Organization ("Inmarsat") and the anticipated effects of privatization upon COMSAT, including potential changes in COMSAT's role as an investor and service re-seller, method of accounting for its investments, and future cash flows;

     (9) consolidation trends and global alliances within the satellite and telecommunications industries which have adversely affected, and which COMSAT expects will continue to adversely affect, COMSAT's relative competitive position;

     (10) the capital investment required to expand COMSAT International's digital networking business in emerging markets around the world and the limited period in which these investments must be completed to establish a presence in those markets in advance of competitors;

     (11) constraints upon COMSAT's ability to fully commercialize its technology assets;

     (12) the strategic value of COMSAT's principal assets in the hands of a larger enterprise, like Lockheed Martin, with the financial and other resources necessary to better utilize those assets;

     (13) the COMSAT Board of Directors' belief that the tender offer, the merger and the transactions contemplated by the merger agreement represent an opportunity to reduce certain of the risks described above by effecting a strategic business combination with a larger enterprise, like Lockheed Martin, and achieve a premium for your COMSAT common stock;

     (14) the expertise of Lockheed Martin in the research, manufacture and integration of advanced-technology satellite systems and products, and the opportunity to effect a strategic combination with Lockheed Martin with its complementary assets and telecommunications growth strategy;

     (15) the view of the COMSAT Board of Directors, based in part upon the presentation of management to the Board of Directors, that there was a limited likelihood of a superior offer arising under current law;

     (16) the provisions of the merger agreement that permit the COMSAT Board of Directors to consider an unsolicited superior proposal so as to comply with the COMSAT Board of Directors' fiduciary duties to COMSAT shareholders;

     (17) the provision of the merger agreement that permits the COMSAT Board of Directors to terminate the merger agreement, under specific circumstances, upon payment to Lockheed Martin of the $75 million termination fee and reimbursement of up to $5 million of Lockheed Martin's aggregate expenses; and

     (18) the ability to benefit COMSAT's customers, communications users around the world and employees by creating a dynamic new global competitor.

   Before reconfirming its recommendation to shareholders on July 7, 1999, your Board of Directors reviewed the factors that it considered originally in approving the merger agreement. The Board of Directors concluded that the factors continue to apply and continue to support the Board's recommendation.

   The foregoing discussion of the information and factors considered and given weight by the COMSAT Board of Directors is not intended to be exhaustive. The preceding factors figured positively in the consideration of the merger agreement and the merger by the COMSAT Board of Directors, with the exception of factor (17), which the COMSAT Board of Directors considered to be neutral. In view of the variety of factors considered in connection with its evaluation and approval of the merger transaction, the COMSAT Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the COMSAT Board of Directors may have given different weights to different factors.

Lockheed Martin's Reasons for the Merger

   In approving the merger and the related transactions, the Lockheed Martin Board of Directors considered a number of factors, including:

  .  the financial condition and prospects of COMSAT;

  . the strategic value of the proposed transaction and the possible effects of the transaction on Lockheed Martin's shareholders, operations, customers and future growth, and its financial condition and prospects; and

  . the current state of the telecommunications industry and trends in the foreseeable future.

   Lockheed Martin's Board of Directors believes that the merger provides it with a unique opportunity to diversify its core aerospace and defense business and to expand its presence in the global telecommunications services market. In particular, Lockheed Martin anticipates that:

  . the merger will allow Lockheed Martin Global Telecommunications to be more competitive, to offer better value to its customers and to meet the increased demand for broadband, Internet and virtual private network services in the global telecommunications services market;

  . the merger will allow Lockheed Martin to quickly and decisively enter the global telecommunications services market through COMSAT's established market presence;

  . the COMSAT International business will present the combined company with significant growth opportunities as a result of COMSAT International's existing customers and market share in 11 high growth developing markets;

  . COMSAT's existing relationships with many of the world's largest telecommunications companies, primarily through COMSAT's ownership shares of INTELSAT and Inmarsat, will provide Lockheed Martin with new opportunities for strategic alliances which may further accelerate growth;

  . COMSAT's financial position and cash flow, as well as expected increases in revenues resulting from the merger, will permit increased investment for further growth; and

  . the merger will produce positive benefits such as increases in revenue, increases in the number of customers, long-term growth and enhanced shareholder value.

Opinion of COMSAT's Financial Advisor

 Introduction.

   In its role as financial advisor to COMSAT, Donaldson, Lufkin & Jenrette delivered a written opinion to the COMSAT Board of Directors that, as of September 18, 1998, and based upon and subject to the assumptions, limitations and qualifications in the opinion, the consideration to be received by COMSAT shareholders under the merger agreement was fair to such shareholders from a financial point of view. The September 18, 1998 opinion was based on economic, market, regulatory, financial and other conditions as they existed on, and on the information made available to Donaldson, Lufkin & Jenrette as of, September 18, 1998. A copy of the September 18, 1998 opinion was included in the proxy statement/prospectus dated May 12, 1999 that was mailed to COMSAT shareholders on or about May 14, 1999.

   As a result of recent developments relating to Lockheed Martin described under "Recent Developments," COMSAT's Board of Directors asked Donaldson, Lufkin & Jenrette to render a new opinion to the Board of Directors as to the fairness to COMSAT shareholders, from a financial point of view, of the consideration to be received by such shareholders under the merger agreement. On July 7, 1999, Donaldson, Lufkin & Jenrette delivered its written opinion to the COMSAT Board of Directors that, as of that date and based upon and subject to the assumptions, limitations and qualifications in the opinion, the consideration to be received by COMSAT shareholders under the merger agreement was fair to such shareholders from a financial point of view.

   A copy of the July 7, 1999 Donaldson, Lufkin & Jenrette opinion is attached as Appendix III to this proxy statement/prospectus. You should read this opinion for the assumptions made, the procedures followed, the matters considered and the limits of the review made by Donaldson, Lufkin & Jenrette. The July 7, 1999 opinion is based necessarily on economic, market, regulatory, financial and other conditions as they existed on, and on the information made available to Donaldson, Lufkin & Jenrette as of, July 7, 1999. Although later events may affect its opinion, Donaldson, Lufkin & Jenrette does not have any obligation to update, revise or reaffirm its opinion. Donaldson, Lufkin & Jenrette expressed no opinion as to:

  . the prices at which the Lockheed Martin common stock would actually trade at any time;

  . the relevant merits of the tender offer and the merger, on the one hand, and the other business strategies considered by the COMSAT Board of Directors, on the other hand; or

  . the COMSAT Board of Directors' decision to proceed with such transactions.

   Donaldson, Lufkin & Jenrette prepared its opinions for the COMSAT Board of Directors. The opinions address only the fairness from a financial point of view of the consideration to be received by COMSAT shareholders under the merger agreement. The opinions are not a recommendation to any COMSAT shareholder as to how such shareholder should vote on the merger.

   COMSAT and Lockheed Martin determined the consideration to be paid to COMSAT shareholders under the merger agreement in arm's length negotiations. Donaldson, Lufkin & Jenrette advised COMSAT in the negotiations. Donaldson, Lufkin & Jenrette was not requested to, nor did it, solicit the interest of any other party in acquiring COMSAT.

 Information Reviewed and Assumptions Made.

   In arriving at its July 7, 1999 opinion, Donaldson, Lufkin & Jenrette:

  .  reviewed the merger agreement;

  .  reviewed the June 18, 1999 draft of this proxy statement/prospectus;

  . reviewed financial and other information that was publicly available or that COMSAT and Lockheed Martin furnished to it, including information provided during discussions with their respective managements such as:

    . certain financial projections of business units of COMSAT prepared by COMSAT's management;

  . compared certain financial and securities data of COMSAT with various other companies whose securities are traded in public markets;

  . reviewed the historical stock prices and trading volumes of the common stock of COMSAT and Lockheed Martin; and

  . conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion.

   For its opinion, Donaldson, Lufkin & Jenrette relied upon, and assumed the accuracy and completeness of, all the financial and other information that was available or provided to it. Donaldson, Lufkin & Jenrette also assumed that the financial projections provided to it were reasonably prepared on the basis reflecting the best currently available estimates and judgments of COMSAT's management as to the future operating and financial performance of COMSAT. Donaldson, Lufkin & Jenrette did not make an independent evaluation of any assets or liabilities of COMSAT or Lockheed Martin, or an independent verification of any information Donaldson, Lufkin & Jenrette reviewed. Donaldson, Lufkin & Jenrette assumed that the tender offer, the merger and all other transactions contemplated by the merger agreement would be completed as described in the merger agreement. Donaldson, Lufkin & Jenrette relied as to certain legal matters on the advice of COMSAT's counsel. COMSAT imposed no restrictions on Donaldson, Lufkin & Jenrette with respect to the investigations it made or the procedures it followed in arriving at its opinion.

 Financial Analyses.

   The following is a summary of the financial analyses that Donaldson, Lufkin & Jenrette performed in connection with its opinion and its presentation to the COMSAT Board of Directors on July 7, 1999.

 COMSAT.

   (1) Equity Value Per Share Analysis. Donaldson, Lufkin & Jenrette calculated the implied equity value of COMSAT by:

  . adding together the enterprise values of COMSAT's business segments and the equity values of certain investments;

  .  adjusting the value to reflect corporate overhead;

  .  deducting an amount for debt, preferred stock and minority interests;
     and

  .  adding an amount for other investments, other assets and cash.

   This analysis resulted in an implied equity valuation range for COMSAT of approximately $1.97 billion to $3.24 billion in the aggregate, and approximately $34.39 to $56.68 per share. Based upon the results of all its analyses taken as a whole, Donaldson, Lufkin & Jenrette determined that an appropriate reference range per share of COMSAT common stock would be $39.00 to $53.25. The table below summarizes these results:

                                                              Valuation Range
                                                             ------------------
                                                               Low       High
                                                             --------  --------
                                                               (In millions,
                                                             except per share
                                                                   data)
     Satellite Businesses:
     World Systems(1)....................................... $1,530.0  $2,255.0
     Mobile Communications(2)...............................    495.0     657.5
     Network Businesses:
     International..........................................    400.0     650.0
     Other Businesses:
     Labs and Government(3).................................     73.6     112.6
     Corporate Overhead and Other...........................   (160.0)   (125.0)
                                                             --------  --------
     Total Business Segment Range........................... $2,338.6  $3,550.1
                                                             ========  ========
     Less: Debt(4)..........................................   (394.0)   (394.0)
     Less: Preferred Stock(4)...............................   (200.0)   (200.0)
     Less: Minority Interest(4).............................     (3.8)     (3.8)
     Plus: Other Investments(5).............................     52.9      52.9
     Plus: Other Assets(6)..................................     36.0     100.0
     Plus: Cash(4)(7).......................................    138.2     138.2
                                                             --------  --------
     Equity Value........................................... $1,967.9  $3,243.5
                                                             ========  ========
     Shares Outstanding(4)(7)...............................     57.2      57.2
     Equity Value per Share................................. $  34.39  $  56.68
     Reference Range per Share.............................. $  39.00  $  53.25

    --------


    (1) Includes consolidated results for INTELSAT until assumed privatization of INTELSAT on January 1, 2002. COMSAT's interest in INTELSAT is valued separately as an unconsolidated entity beyond January 1, 2002 and discounted to a present value as of June 30, 1999. Also includes discounted cash flow valuation of Link One Services and estimated valuation of New Skies based on 1.0-1.5 times actual book value as of March 31, 1999 (16.6% owned).

    (2) Includes COMSAT's interest in Inmarsat as an unconsolidated equity investment.

    (3) Includes discounted cash flow valuation of Labs and estimated valuation of Government based on 1.5 to 2.5 times actual book value as of May 31, 1999.

    (4) Capitalization estimated as of June 30, 1999 based on May 31, 1999 data.

    (5) Investments includes the market value of ICO (direct and indirect ownership), Calian and other investments; other investments carried at cost.

    (6) Includes after-tax proceeds from potential tax refund claims and litigation.

    (7) Includes cash proceeds of $94.5 million from exercise of in the money options. Assumes that all proceeds from exercise are held in cash.

   Donaldson, Lufkin & Jenrette's analysis of the value of COMSAT's principal business units and of COMSAT's corporate overhead are described below.

   World Systems Business Segment. COMSAT's World Systems business segment provides satellite capacity for telephone, data, Internet, video and audio communications services between the United States and the rest of the world using the global satellite networks of INTELSAT and New Skies Satellites, N.V. Donaldson, Lufkin & Jenrette analyzed the value of the World Systems business segment primarily using a comparable public companies analysis, a comparable acquisitions analysis and discounted cash flow analyses. The results are summarized in the table below:

                                                            Valuation Range(1)
                                                            -------------------
     Valuation Approach                                        Low      High
     ------------------                                     --------- ---------
                                                               (In millions)
     Comparable Public Companies Analysis.................. $ 1,650.0 $ 2,400.0
     Comparable Acquisitions Analysis......................   1,500.0   2,200.0
     Discounted Cash Flow Analysis(2)(3)
       Core Discounted Cash Flow Analysis..................     555.0     685.0
       INTELSAT Discounted Cash Flow Analysis..............     735.0   1,070.0
       Total Discounted Cash Flow Analysis.................   1,290.0   1,755.0
     Valuation Reference Range............................. $ 1,400.0 $ 1,900.0

     Link One Service Plan Valuation(4).................... $    15.0 $   185.0
     New Skies Investment(5)............................... $   115.0 $   170.0

     Valuation Reference Range............................. $ 1,530.0 $ 2,255.0

    --------

    (1) Assumes privatization of INTELSAT on January 1, 2002.

    (2) Includes consolidated results for INTELSAT until assumed privatization of INTELSAT on January 1, 2002. COMSAT's interest in INTELSAT is valued separately as an unconsolidated entity beyond January 1, 2002 and discounted to a present value as of June 30, 1999.

    (3) Discounted cash flows as of June 30, 1999.

    (4) Link One Service Plan valuation range based on the capital invested and/or expensed to date and a discounted cash flow analysis.

    (5) Estimated at 1.0-1.5 times actual book value as of March 31, 1999 (16.6% owned as of June 30, 1999).

  . Comparable Public Companies Analysis. Donaldson, Lufkin & Jenrette analyzed the enterprise value of the World Systems business segment (which, for purposes of this analysis, excludes the Link One Service Plan and the New Skies investment) based on the market values and trading multiples of four comparable publicly traded companies:

    .  PanAmSat;

    .  Apt Satellite Holdings;

    .  Asia Satellite Telecom; and

    .  SES Astra.

     For each company, Donaldson, Lufkin & Jenrette analyzed:

    .  the equity value and the enterprise value as of June 28, 1999; and

    . the enterprise value as a multiple of estimated sales and estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") for calendar years 1999 and 2000.

    Enterprise value is defined as the equity value plus the book value of debt and preferred stock less cash. Equity value is defined as the market value of the common equity securities. The sales and EBITDA estimates for calendar years 1999 and 2000 were based on publicly available estimates from equity research analysts. From this analysis, Donaldson, Lufkin & Jenrette developed enterprise valuation multiples ranging from 7.0 to 10.0 times estimated 1999 sales, 6.0 to 8.0 times estimated 2000 sales, 8.5 to 13.5 times estimated 1999 EBITDA, and 7.5 to 10.5 times estimated 2000 EBITDA. Donaldson, Lufkin & Jenrette then applied these valuation multiples to 1999 and 2000 projected operating data for the World Systems business segment as prepared by COMSAT management. From this analysis, Donaldson, Lufkin & Jenrette determined an imputed enterprise valuation range for the World Systems business segment of approximately $1.65 billion to $2.4 billion.

  . Comparable Acquisitions Analysis. Donaldson, Lufkin & Jenrette also analyzed the enterprise value of the World Systems business segment (which, for purposes of this analysis, excludes the Link One Service Plan and the New Skies investment) based on the transaction multiples paid in selected comparable transactions. The transactions analyzed included:

    .  Hughes Communications' acquisition of PanAmSat;

    .  Loral's acquisition of SkyNet;

    .  Loral's acquisition of Orion Network;

    .  Loral's acquisition of SatMex; and

    .  SES Astra's acquisition of a non-controlling interest in AsiaSat.

    For each acquisition, Donaldson, Lufkin & Jenrette analyzed:

    .  the total transaction value;

    . the total transaction value as a multiple of revenues, EBITDA and earnings before interest and taxes for the twelve months prior to announcement of a transaction, to the extent such information was available; and

    . the total transaction value as a multiple of EBITDA for the current fiscal year and the subsequent fiscal year as of the date of announcement of the transaction.

    The EBITDA estimates for the current and subsequent fiscal years were based on publicly available projections from research analysts. From this analysis, Donaldson, Lufkin & Jenrette developed valuation multiples ranging from 7.0 to 10.0 times current fiscal year EBITDA and
    8.0 to 9.0 times EBITDA for the subsequent fiscal year. Donaldson, Lufkin & Jenrette then applied these valuation multiples to 1998 and projected 1999 operating data for the World Systems business segment prepared by management. The analysis resulted in an imputed enterprise valuation range for the World Systems business segment of approximately $1.5 billion to $2.2 billion.

  . Discounted Cash Flow Analysis. Donaldson, Lufkin & Jenrette also analyzed the enterprise value of the World Systems business segment (which, for purposes of this analysis, excludes the Link One Service Plan and the New Skies investment) using a discounted cash flow analysis. This discounted cash flow analysis had two components: (1) the discounted cash flow for this segment including consolidated results for INTELSAT until its assumed privatization on January 1, 2002 and (2) a stand alone discounted cash flow analysis for COMSAT's interest in INTELSAT after the assumed privatization. The first component was based on estimates of the projected financial performance for such segment (taking into account INTELSAT as described above) prepared by COMSAT management for the period from July 1, 1999 to December 31, 2003. Utilizing these projections, Donaldson, Lufkin & Jenrette calculated a range of present values for the segment based upon the discounted net present value as of June 30, 1999 of the sum of (a) the projected stream of after-tax unlevered free cash flows of the segment, which is operating cash flow available after working capital, capital spending and tax requirements, to December 31, 2003; and (b) the projected terminal value of the segment at such year based upon a range of multiples of the segment's projected EBITDA in such year. Applying discount rates ranging from 11.0% to 13.0% and multiples of terminal EBITDA ranging from 8.5 to 11.5 times, Donaldson, Lufkin & Jenrette estimated enterprise values of the first component of the segment ranging from approximately $555 million to $685 million. The second component of this analysis, a stand alone discounted cash flow analysis for COMSAT's 18% interest in INTELSAT after its assumed privatization on January 1, 2002, was based on estimates of projected financial performance for INTELSAT prepared by INTELSAT management for the fiscal years 2002 to 2008 and discounted back to June 30, 1999. Utilizing these projections, Donaldson, Lufkin & Jenrette calculated a range of present values for COMSAT's interest in INTELSAT based upon the discounted net present value as of June 30, 1999 of the sum of (a) the projected stream of after-tax unlevered free cash flows of INTELSAT, which is operating cash flow available after working capital, capital spending and tax requirements, to the year 2008; and (b) the projected terminal value of INTELSAT at such year based upon a range of multiples of INTELSAT's projected EBITDA in such year. Applying discount rates ranging from 11.0% to 13.0% and multiples of terminal EBITDA ranging from 8.5 to 11.5 times, Donaldson, Lufkin & Jenrette estimated enterprise values of COMSAT's interest in INTELSAT ranging from approximately $735 million to $1.07 billion. The sum of the two components of this discounted cash flow analysis led to an estimated enterprise value of the segment ranging from approximately $1.29 billion to $1.76 billion, and a valuation reference range (before taking into account LinkOne Service Plan and the New Skies investment) from $1.4 billion to $1.9 billion.

  . Link One Service Plan and New Skies Investment. To reach an overall valuation reference range for the World Systems business segment, Donaldson, Lufkin & Jenrette included estimated valuations for the LinkOne Service Plan and the New Skies investment. Donaldson, Lufkin & Jenrette estimated an enterprise value of the Link One Service Plan ranging from $15 million to $185 million based on (1) approximately $15 million in capital invested and/or expensed to date and (2) a discounted cash flow analysis based on estimates of the projected financial performance for Link One prepared by COMSAT management for the period from July 1, 1999 to December 31, 2003, applying discount rates ranging from 20.0% to 30.0% and multiples of terminal EBITDA ranging from 8.5 to
     11.5 times, and resulting in valuations ranging from approximately $130 million to $253 million. The equity value of the New Skies investment was estimated at 1.0 to 1.5 times actual book value as of March 31, 1999 based on COMSAT's 16.6% ownership interest as of June 30, 1999.

   Based on these methodologies, Donaldson, Lufkin & Jenrette determined that an appropriate valuation range for the World Systems business segment would be $1.530 billion to $2.255 billion.

   Mobile Communications Business Segment. COMSAT's Mobile Communications business segment provides satellite telecommunications services for maritime, aeronautical and land mobile applications, primarily using the satellite system of Inmarsat. Donaldson, Lufkin & Jenrette analyzed the value of the Mobile Communications business segment using (1) a discounted cash flow analysis for COMSAT's land earth station operators business and (2) a valuation analysis of COMSAT's interest in Inmarsat based on (a) a pro-rata valuation of such interest based on a prior transaction involving an interest in Inmarsat and (b) a discounted cash flow analysis for Inmarsat. The results are summarized in the table below:

                                                            Valuation Range(1)
                                                            -------------------
     Valuation Approach                                        Low      High
     ------------------                                     --------- ---------
                                                               (In millions)
     Land Earth Station Operators Valuation Summary
     Discounted Cash Flow Analysis(2)...................... $    95.0 $   157.5

     Inmarsat Equity Valuation Summary
     Pro Rata Inmarsat Valuation Analysis(3)............... $   425.0 $   475.0
     Discounted Cash Flow Analysis(2)(3)................... $   385.0 $   527.5
       Inmarsat Reference Range............................ $   400.0 $   500.0

     Valuation Reference Range............................. $   495.0 $   657.5

--------

(1) Assumes privatization of Inmarsat as of April 15, 1999.

(2) Discounted cash flows as of June 30, 1999.

(3) Assumes approximately $84.7 (22.2%) million in net debt adjustment to arrive at COMSAT's equity ownership. Net debt estimate as of June 30, 1999 based on Inmarsat's net debt balance as of March 31, 1999.

  .  Land Earth Station Operators Business Discounted Cash Flow
     Analysis. Donaldson, Lufkin & Jenrette also analyzed the enterprise value of the Land Earth Station Operators business within the Mobile Communications business segment using a discounted cash flow analysis as of June 30, 1999 for three separate sub-segments: voice/telex services, data/aero services and contract services, in each case based on estimates of the projected financial performance for such sub-segment prepared by

     COMSAT management for the period from July 1, 1999 to December 31, 2003. In the aggregate, this analysis resulted in an imputed enterprise valuation range for the Land Earth Station Operators business within the Mobile Communications business segment of approximately $95.0 million to $157.5 million, as follows:

                                                 Range of Perpetuity
                                                 Growth Rates of Cash  Approximate Enterprise
                              Range of Discount Flow Used to Calculate    Valuation Range
           Sub-Segment          Rates Applied       Terminal Value         (in millions)
           -----------        ----------------- ---------------------- ----------------------
     Voice/Telex services....  11.0% to 13.0%     (10.0%) to (5.0%)        $45.0 to $55.0
     Data/Aero services......  12.0% to 14.0%        7.5% to 9.5%          $32.5 to $77.5
     Contract services.......  10.0% to 12.0%       (5.0%) to 0.0%         $17.5 to $25.0

  . Inmarsat Valuation. Donaldson, Lufkin & Jenrette also analyzed the value of the Inmarsat portion of the Mobile Communications business segment based on: (a) a valuation of the segment's pro-rata share of Inmarsat and (b) a discounted cash flow analysis of Inmarsat as of June 30, 1999 based on projections prepared by COMSAT management. Based on this analysis, Donaldson, Lufkin & Jenrette determined that an appropriate range of equity values for COMSAT's interest in Inmarsat was $400 million to $500 million.

    . Based on Donaldson, Lufkin & Jenrette's analysis of the July 1998 announced transaction between Teleglobe and Stratos Global which included a sale of a 1.4% ownership interest in Inmarsat by Teleglobe to Stratos Global, Donaldson, Lufkin & Jenrette estimated the implied value of the Mobile Communications business segment's ownership interest in Inmarsat (after taking into account net debt of $84.7 million) ranging from approximately $425 million to $475 million.

    . Donaldson, Lufkin & Jenrette estimated the implied value of COMSAT's interest in Inmarsat based on estimates of the projected financial performance for Inmarsat prepared by COMSAT management for the period from July 1, 1999 to December 31, 2003, applying discount rates ranging from 11.5% to 13.5% and calculating terminal values based on EBITDA multiples of 8.0 to 11.0 times. This analysis resulted in a valuation for COMSAT's interest in Inmarsat ranging from approximately $385 million to $527.5 million.

   Based on these methodologies, Donaldson, Lufkin & Jenrette determined that an appropriate valuation range for the Mobile Communications business segment would be $495 million to $657.5 million.

   International Network Business Segment. COMSAT's International Network business segment provides individualized digital network solutions to business clients and carriers in selected markets in Latin America, Asia and Europe. Donaldson, Lufkin & Jenrette estimated the enterprise valuation of the International Network business segment using a comparable public companies analysis, a comparable acquisition analysis and a discounted cash flow analysis. The results are summarized in the table below:

                                                            Valuation Range(1)
                                                            -------------------
Valuation Approach                                             Low      High
------------------                                          --------- ---------
                                                               (In millions)
Comparable Public Companies Analysis....................... $   400.0 $   650.0
Comparable Acquisition Analysis............................     340.0     400.0
Discounted Cash Flow Analysis(1)...........................     525.0     925.0
Valuation Reference Range.................................. $   400.0 $   650.0

--------

(1) Discounted cash flows as of June 30, 1999.

  . Comparable Public Companies Analysis. Donaldson, Lufkin & Jenrette analyzed the enterprise value of the International Network business segment based on the market values and trading multiples of four publicly traded companies:

    .  Grupo Iusacell;

    .  Panafon;

    .  STET Hellas Communications; and

    .  Telecel.

    Although these companies are not directly comparable to the International Network business segment, Donaldson, Lufkin & Jenrette believed they would provide a relevant valuation benchmark. For each company, Donaldson, Lufkin & Jenrette analyzed:

    .  the equity value and the enterprise value as of June 28, 1999; and

    . the enterprise value as a multiple of last twelve month sales and EBITDA, and estimated sales and estimated EBITDA for calendar years 1999 and 2000.

    The sales and EBITDA estimates for calendar years 1999 and 2000 were based on publicly available projections from research analysts. From this analysis, Donaldson, Lufkin & Jenrette developed valuation multiples ranging from 4.5 to 6.0 times last twelve month sales, 3.5 to
    4.0 times estimated 1999 sales, 3.0 to 3.5 times estimated 2000 sales,
    16.0 to 19.0 times last twelve month EBITDA, 9.0 to 13.0 times estimated 1999 EBITDA, and 7.0 to 9.0 times estimated 2000 EBITDA. Donaldson, Lufkin & Jenrette then applied these valuation multiples to projected 1999 and 2000 pro forma operating data for the International Network business segment as prepared by COMSAT management. The pro forma adjustments were made to remove the effects of a currency devaluation in Brazil. Based on this analysis, Donaldson, Lufkin & Jenrette estimated an imputed enterprise valuation range for the International Network business segment of approximately $400 million to $650 million.

  . Comparable Acquisition Analysis. Donaldson, Lufkin & Jenrette analyzed the enterprise value of the International Network business segment based on the transaction multiple paid in British Telecom's acquisition of a 20% stake in IMPSAT. From this analysis, Donaldson, Lufkin & Jenrette developed valuation multiples of 3.6 times last twelve month revenues as of December 31, 1998, 3.0 times estimated 1999 revenues and 9.9 times estimated 1999 EBITDA. 1999 estimates were derived by applying a revenue growth rate (from March 31, 1998 to March 31, 1999) to actual 1998 figures. Donaldson, Lufkin & Jenrette then applied these valuation multiples to projected pro forma operating data for the International Network business prepared by COMSAT management. The pro forma adjustments were made to remove the effects of a currency devaluation in Brazil. The analysis resulted in an imputed enterprise valuation range for the International Network business segment of approximately $340 million to $400 million.

  . Discounted Cash Flow Analysis. Donaldson, Lufkin & Jenrette also analyzed the enterprise value of the International Network business segment using a discounted cash flow analysis based on estimates of the projected financial performance for such segment prepared by COMSAT management for the period from July 1, 1999 to December 31, 2004. Utilizing these projections, Donaldson, Lufkin & Jenrette calculated a range of present values for the segment based upon the discounted net present value as of June 30, 1999 of the sum of (a) the projected stream of after-tax unlevered free cash flows of the segment, which is operating cash flow available after working capital, capital spending and tax requirements, to December 31, 2004; and (b) the projected terminal value of the segment at such year based upon a range of multiples of the segment's projected EBITDA in such year. Applying discount rates ranging from 15.0% to 20.0% and multiples of terminal EBITDA ranging from 8.0 to 10.0 times, Donaldson, Lufkin & Jenrette estimated an imputed enterprise valuation range for the International Network business segment of approximately $525 million to $925 million.

   Based on these methodologies, Donaldson, Lufkin & Jenrette determined that an appropriate valuation range for the International Network business segment would be $400 million to $650 million.

   Labs and Government Business Segment. COMSAT's Labs and Government business segment provides technical consulting services and develops advanced communications technologies and products for satellite access and networking applications. Donaldson, Lufkin & Jenrette analyzed the enterprise value of the Labs business segment using a discounted cash flow analysis based on estimates of the projected financial performance for such segment prepared by COMSAT management for the period from July 1, 1999 to December 31, 2003. Utilizing these projections, Donaldson, Lufkin & Jenrette calculated a range of present values for the segment based upon the discounted net present value as of June 30, 1999 of the sum of (a) the projected stream of after-tax unlevered free cash flows of the segment, which is operating cash flow available after working capital, capital spending and tax requirements, to December 31, 2003; and (b) the projected terminal value of the segment at such year based upon a range of multiples of the segment's projected EBITDA in such year. Applying discount rates ranging from 12.0% to 14.0% and multiples of terminal EBITDA ranging from
8.5 to 11.5 times, Donaldson, Lufkin & Jenrette estimated an imputed enterprise valuation range for the Labs business segment of approximately $60.0 million to $90.0 million. For the Government segment, Donaldson, Lufkin & Jenrette estimated an enterprise value based on 1.5 to 2.5 times actual book value as of May 31, 1999, resulting in a range from $13.6 million to $22.6 million.

   Corporate Overhead. Donaldson, Lufkin & Jenrette adjusted the combined value of the business segments by approximately $125 million to $160 million to reflect corporate overhead. Donaldson, Lufkin & Jenrette calculated this amount using a discounted cash flow analysis based on estimates of the projected corporate overhead of COMSAT prepared by COMSAT management for the period from July 1, 1999 to December 31, 2003 to which it applied discount rates ranging from 10.5% to 11.5% and calculated terminal value by applying perpetuity growth rates ranging from 1.0% to 3.0%.

   (2) Stock Price and Trading History. Donaldson, Lufkin & Jenrette reviewed the daily trading activity, including price and volume, of the COMSAT common stock from June 29, 1998 to June 29, 1999.

 Lockheed Martin.

   (1) Stock Price and Trading History. Donaldson, Lufkin & Jenrette reviewed the daily trading activity, including price and volume, of the Lockheed Martin common stock from June 30, 1998 to June 30, 1999.

   (2) Relative Performance. Donaldson, Lufkin & Jenrette compared the daily trading performance of the Lockheed Martin stock to an index of aerospace/defense companies from September 1, 1998 to June 28, 1999. The index includes the following aerospace/defense companies:


     .Boeing                                    .  Raytheon

     .General Dynamics                          .  United Technologies

     .Northrop Grumman

Such analysis indicated that historical trading performance of Lockheed Martin was below other aerospace/defense peer companies.

   (3) Comparable Trading Analysis. Donaldson, Lufkin & Jenrette compared Lockheed Martin to five comparable companies on the basis of equity values and enterprise values, based on stock prices on June 28, 1999, measured as a multiple of selected historical and projected financial data. The comparable companies were:


     .Boeing                                    .  Raytheon

     .General Dynamics                          .  United Technologies

     .Northrop Grumman

This analysis indicated that Lockheed Martin traded at the lower end of these comparable companies.

   (4) Accretion/Dilution Analysis. Donaldson, Lufkin & Jenrette analyzed the impact of the transaction on the projected earnings per share of Lockheed Martin for the projected fiscal years ending December 31, 1999 (assuming a closing date of January 1, 1999), 2000 and 2001. The earnings per share projections for 1999 and 2000 were based on Lockheed Martin estimates. The earnings per share projections for 2001 were based on such 2000 projections compounded by a long-term earnings per share growth rate estimated by First Call. The pro forma earnings per share projections were calculated assuming that Lockheed Martin acquired 49% of the COMSAT common stock in the tender offer and the remaining 51% of the COMSAT common stock in the merger. As set forth in the table below, this analysis indicated that the transaction was expected to have a dilutive effect on the projected earnings per share for Lockheed Martin for the periods indicated below, unless pre-tax savings were realized. All per share amounts have been adjusted to reflect Lockheed Martin's two-for-one stock split in the form of a stock dividend in December 1998.

                                           Fiscal year ending December 31,
                                           ----------------------------------
                                           Pro Forma
                                              1999        2000        2001
                                           ----------- ----------  ----------
     Projected Earnings Per Share......... $     1.50  $     2.15  $     2.52
     Pro Forma Earnings Per Share......... $     1.21  $     1.80  $     2.20
     Accretion/(Dilution) ($ per share)...     ($0.29)     ($0.35)     ($0.33)
     Accretion/(Dilution) (%).............     (19.0%)     (16.2%)     (12.9%)
     Required Pre-Tax Savings to Break
      Even (in millions).................. $    201.1  $    245.3  $    229.3

   This summary is not a complete description of Donaldson, Lufkin & Jenrette's analyses. Instead, it summarizes material elements of the presentation Donaldson, Lufkin & Jenrette made to the COMSAT Board of Directors on July 7, 1999 in connection with the preparation of its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description.

   Each of Donaldson, Lufkin & Jenrette's analyses was carried out to provide a different perspective on the transaction and add to the total mix of information available. Donaldson, Lufkin & Jenrette did not form a conclusion as to whether any individual analysis, considered by itself, supported or failed to support an opinion as to the fairness from a financial point of view. Rather, in reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other and ultimately rendered its opinion based on the results of all these analyses taken as a whole. Donaldson, Lufkin & Jenrette did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. For this reason, Donaldson, Lufkin & Jenrette believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete or misleading view of the process underlying its opinion. The analyses performed by Donaldson, Lufkin & Jenrette are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than suggested by such analyses.

 Engagement Letter.

   COMSAT engaged Donaldson, Lufkin & Jenrette to act as its principal financial advisor for a period of 24 months in connection with the sale, merger or other business combination of COMSAT and other transactions. Under the engagement letter, COMSAT paid Donaldson, Lufkin & Jenrette a retainer fee of $350,000 on the signing of the letter and $2,000,000 on the signing of the merger agreement. COMSAT agreed to pay Donaldson, Lufkin & Jenrette an additional $2,000,000 upon completion of the tender offer.

   In the event of a COMSAT sale, COMSAT will also pay Donaldson, Lufkin & Jenrette additional compensation in the amount of 0.35% of the aggregate value of the COMSAT common stock outstanding or issuable upon exercise of options, plus the amount of any debt assumed, acquired, remaining outstanding or retired, less $4,175,000 of the amounts previously paid or to be paid to Donaldson, Lufkin & Jenrette under the terms of the engagement letter. A COMSAT sale will occur on the earliest of:

  . the acquisition of over 50% of the outstanding COMSAT common stock calculated on a fully diluted basis;

  .  a merger or consolidation of COMSAT;

  . the acquisition by another person of a significant portion of the assets of COMSAT representing over 50% of COMSAT's book value, as adjusted to exclude certain designated assets; or

  .  the closing of any other COMSAT sale.

   The aggregate value of outstanding COMSAT common stock will be determined, in the case of the tender offer and the merger, based on the amount of cash to be received by COMSAT shareholders in the tender offer plus the fair market value of Lockheed Martin common stock to be received by COMSAT shareholders in the merger. For that purpose, the fair market value of Lockheed Martin common stock to be received in the merger will be determined based on the average of the high and low sales prices for such stock over the five trading days immediately prior to completion of the merger. If the tender offer and the merger had been completed on July 7, 1999, the additional compensation to Donaldson, Lufkin & Jenrette would have been approximately $5.9 million. The actual amount of such additional compensation will depend upon factors such as the number of shares tendered in the tender offer, the number of shares outstanding immediately prior to the merger, the number of dissenting shares and the fair market value of Lockheed Martin common stock as of the merger.

   COMSAT also agreed to reimburse Donaldson, Lufkin & Jenrette for out-of-pocket expenses. In addition, COMSAT agreed to indemnify Donaldson, Lufkin & Jenrette and related persons against various liabilities in connection with its engagement, including liabilities under the federal securities laws. The SEC has taken the position that such indemnification under the federal securities laws may not be enforceable if it is found to be against public policy.

   COMSAT began working with Donaldson, Lufkin & Jenrette as a mergers and acquisitions advisor in August 1997. In addition, Donaldson, Lufkin & Jenrette has been advising COMSAT on the privatization of Inmarsat and had performed strategic analyses for COMSAT. Donaldson, Lufkin & Jenrette has received customary compensation for such services.

   The COMSAT Board of Directors selected Donaldson, Lufkin & Jenrette to act as its financial advisor in connection with the tender offer and the merger because Donaldson, Lufkin & Jenrette is an internationally recognized investment banking firm with substantial expertise in the communications industry and in mergers and acquisitions transactions. Donaldson, Lufkin & Jenrette, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Interests of COMSAT Executive Officers and Directors in the Merger

   As a result of the merger, executive officers of COMSAT will receive substantial additional benefits under employment agreements, retention incentives or employee benefit plans. In addition, non-employee director stock options will vest upon completion of the merger. For this reason, the interests of these persons in the merger may be different from or in addition to and greater than yours and which may be conflicts of interest.

   In connection with the merger, COMSAT entered into the following agreements and took the following actions:

  . amended its employment agreements with Betty C. Alewine, Allen E. Flower and Warren Y. Zeger;

  .  adopted the Retention Bonus Plan;

  .  amended the Change in Control Severance Plan;

  .  amended

     (a) the 1990 and 1995 Key Employee Stock Plans,

     (b) the Non-Employee Directors Stock Plan, and

     (c) the Directors and Executives Deferred Compensation Plan; and

  . adopted resolutions of the Board of Directors stating that the merger and related transactions would not be a "change in control" under other COMSAT employee benefit plans.

 Amendments to Employment Agreements.

   On September 18, 1998, COMSAT amended the employment agreements of Mrs. Alewine and Messrs. Flower and Zeger to provide that, following a change in control, the term of each employment agreement will automatically end on the third anniversary of the change in control. The employment agreements were also amended to provide that, with respect to the merger, a change in control will occur upon the completion of the merger, but not on the signing of the merger agreement, the approval of the COMSAT Board of Directors or shareholders of the merger or the completion of the tender offer.

   For a description of these employment agreements and the September 18, 1998 amendments, see "Item 2. Election of Directors--Executive Compensation-- Agreements with Current Executive Officers."

 Retention Bonus Plan.

   Effective September 18, 1998, COMSAT adopted the Retention Bonus Plan. For a description of the Retention Bonus Plan, see "Item 2. Election of Directors-- Executive Compensation--Retention Bonus Plan."

 Amended and Restated Change in Control Severance Plan.

   Effective September 18, 1998, COMSAT amended and restated the COMSAT Corporation Change in Control Severance Plan. For a description of these amendments and the severance plan, see "Item 2. Election of Directors-- Executive Compensation--Change in Control Severance Plan."

 Amendments to COMSAT Stock and Deferred Compensation Plans.

   Effective September 18, 1998, COMSAT amended the 1990 Key Employee Stock Plan, the 1995 Key Employee Stock Plan and the Non-Employee Directors Stock Plan. The amendments to each of these plans conformed the definition of change in control to the definition described above under the caption "Amendments to Employment Agreements." As amended, the completion of the merger will constitute a change in control of COMSAT, resulting in the acceleration of vesting and the exercisability of all stock options, restricted stock and other awards outstanding under these plans.

   Effective September 18, 1998, COMSAT amended the Directors and Executives Deferred Compensation Plan to provide that, if the plan is terminated, each participant will be paid the full account balance in accordance with the plan and the participant's elections under the plan.

 Board Resolutions Regarding Change in Control Provisions Under Other COMSAT Plans.

   The COMSAT Board of Directors has the authority to determine that the change in control provisions in COMSAT benefit plans will not apply to a particular transaction. Pursuant to this authority, the COMSAT Board of Directors has adopted resolutions determining that the merger will not constitute a change in control of COMSAT for the Insurance and Retirement Plan for Executives, the Directors and Executives Deferred Compensation Plan, the Split Dollar Life Insurance Plan for Directors and the Split Dollar Life Insurance Plan for Key Employees.

 Summary of Amounts Payable as a Result of the Merger.

   This section summarizes the additional compensation that may be payable to COMSAT's named executive officers and directors as a result of the merger, or that may be payable earlier than would otherwise be the case. We have calculated these payments based upon each executive officer's base salary and target bonus on June 1, 1999. Actual payments will be based upon each executive officer's highest base salary and highest target bonus for the relevant period.

   Retention Bonuses. Mrs. Alewine and Messrs. Flowers and Zeger are eligible to receive retention bonuses under the terms of their amended employment agreements, and Mr. Mattingly and Dr. Pontano are eligible to receive retention bonuses under the terms of the Retention Bonus Plan, as follows:

  . a first bonus if the executive remains employed by COMSAT through the completion of the merger, the termination of the merger agreement, or September 18, 2000, whichever comes first, in the following amounts:
     Mrs. Alewine, $1,466,250; Mr. Flower, $652,500; Mr. Zeger, $742,500;
     Mr. Mattingly, $247,500; and Dr. Pontano, $160,500; and

  . a second bonus if the executive remains employed by COMSAT through the eighteen month anniversary of the completion of the merger, in the following amounts: Mrs. Alewine, $977,500; Mr. Flower, $435,000; Mr. Zeger, $495,000; Mr. Mattingly, $495,000; and Dr. Pontano, $321,000.

   Severance Payments. Mrs. Alewine and Messrs. Flowers and Zeger are eligible to receive severance payments under the terms of their amended employment agreements, and Mr. Mattingly and Dr. Pontano are eligible to receive severance payments under the terms of the Retention Bonus Plan, as follows:

  . a pre-closing severance payment in an amount equal to the first retention bonus described above if on or prior to the first retention bonus payment date, COMSAT terminates the executive's employment for reasons other than for cause or the executive's employment is terminated on account of disability or death, or if the executive terminates employment for good reason. An executive cannot receive both a pre-closing severance payment and the first retention bonus; and

  . a post-closing severance payment in an amount equal to the second retention bonus described above if, after the completion of the merger but on or prior to the second retention bonus payment date, COMSAT terminates the executive's employment for reasons other than for cause or the executive's employment terminates on account of disability or death, or if the executive terminates employment for good reason. An executive cannot receive both the post-closing severance payment and the second retention bonus.

   In addition, following the merger, Mrs. Alewine and Messrs. Flower and Zeger each will have a three-year term under their employment agreements. As salary and targeted bonus in each of the three years, Mrs. Alewine would be eligible to receive $977,500, Mr. Flower $435,000 and Mr. Zeger $495,000. The salary and targeted bonus amounts will be paid if:

  . the executive remains employed by COMSAT and the bonus targets are met to the maximum extent,

  . COMSAT terminates the executive's employment for reasons other than for cause,

  .  the executive becomes disabled, or

  .  the executive terminates employment for good reason.

   Under the Amended and Restated Change in Control Severance Plan, if, during the eighteen-month period following the merger, COMSAT terminates the employment of Mr. Mattingly or Dr. Pontano for reasons other than for cause or disability, or if the executive terminates employment for good reason, then Mr. Mattingly would receive severance payments of $495,000 for each of two years and Dr. Pontano would receive severance payments of $321,000 for each of two years. However, the executive cannot receive payments following termination under both the Amended and Restated Change in Control Severance Plan and the Retention Bonus Plan. The executive will receive the highest benefit payable under the two plans.

   Accelerated Options and Stock Awards. At the completion of the merger, unvested stock options, restricted stock awards and restricted stock units will vest and will become exercisable. COMSAT's named executive officers and non-employee directors would receive the following amounts as a result of the vesting of these options and other stock awards: Mrs. Alewine, $3,663,893; Mr. Flower, $1,326,901; Mr. Mattingly, $823,947; Dr. Pontano, $526,750; Mr. Zeger,
$1,345,625; and each non-employee director, $34,107. These amounts are based on the number of unvested options or other stock awards held by each individual as of June 1, 1999 and assume that these options and stock awards are converted into equivalent Lockheed Martin options and stock awards, that the price of Lockheed Martin common stock on the day of the merger is equal to $37 3/4, the closing price of Lockheed Martin common stock on July 7, 1999, and that the options are exercised on that day for a net value equal to the difference between the $37 3/4 price and the exercise price of the options. The actual amount that will be received by each individual as a result of the vesting of options and other stock awards upon the completion of the merger may be higher or lower depending on the actual price of Lockheed Martin common stock on the date of the merger.

   Retirement Benefits. At the closing of the merger, Mrs. Alewine and Messrs. Flower and Zeger will become eligible to begin receiving benefits under the COMSAT Insurance and Retirement Plan for Executives, without any actuarial reduction for early commencement of benefits, on the later of the first day of the next calendar month after reaching age 55 or the first day of the next calendar month after termination of employment and payment of any severance benefits. Assuming Mrs. Alewine and Messrs. Flower and Zeger begin receiving these benefits on the first day of the next calendar month after reaching age 55, the present value of eliminating the actuarial reduction for early commencement is estimated to be as follows: Mrs. Alewine, $1,828,360; Mr. Flower, $419,000; and Mr. Zeger, $423,280. COMSAT calculated these present values using the actuarial assumptions it usually applies to COMSAT retirement plans.

   Parachute Tax Gross-Up. If the payments received by a COMSAT executive officer as a result of the change in control, but not including compensation for regular services, plus the value of accelerated stock options and awards, exceed three times the officer's "Base Amount," he or she may owe an excess parachute excise tax. Section 280G of the Internal Revenue Code defines Base Amount as an officer's average annual compensation during the five previous tax years. The excess parachute excise tax equals 20% of the amount by which the change in control payments exceed one times the Base Amount. COMSAT will reimburse an executive officer for this excise tax, plus any income taxes and excise taxes owed as a result of this reimbursement. While it is difficult to estimate the amount of parachute tax gross-up payments, the payments could be substantial.

 Indemnification of Persons in the Merger.

   Other contracts, agreements, arrangements and understandings between COMSAT and its directors, executive officers and affiliates are described under the caption "The Merger Agreement--Directors' and Officers' Insurance; Indemnification."

 Potential Conflicts of Interest.

   Marcus C. Bennett and Caleb B. Hurtt, each a director of Lockheed Martin, also serve on the COMSAT Board of Directors. In August 1997, Mr. Bennett joined the COMSAT Board of Directors and serves on its Finance Committee and on its Committee on Audit, Corporate Responsibility and Ethics. In May 1996, Mr. Hurtt joined the COMSAT Board of Directors and serves on its Committee on Compensation and Management Development as Chairman and on its Nominating and Corporate Governance Committee. As of June 1, 1999, Mr. Bennett held options to purchase 4,961 shares of COMSAT common stock, of which 2,480 are currently exercisable or will be exercisable within sixty days. As of June 1, 1999, Mr. Hurtt held 1,000 shares of COMSAT common stock and options to purchase 9,922 shares of COMSAT common stock, of which 7,441 are currently exercisable or will be exercisable within sixty days. Both Mr. Bennett and Mr. Hurtt have elected to defer receipt of annual retainer fees and instead have received phantom stock units, which are not included in their beneficial ownership of COMSAT common stock. As of June 1, 1999, Mr. Bennett's account held a balance of 2,016 phantom stock units and Mr. Hurtt's account held a balance of 2,788 phantom stock units. As of June 1, 1999, Mr. Bennett had beneficial ownership of 57,092 shares of Lockheed Martin common stock and had 141,800 options exercisable for shares of Lockheed Martin common stock, of which 140,000 are currently exercisable or would be exercisable within sixty days. In addition, as of June 1, 1999, Mr. Bennett had accounts in Lockheed Martin deferred compensation plans credited with 1,461 phantom stock units, of which 861 units were nonforfeitable. As of June 1, 1999, Mr. Hurtt had beneficial ownership of 5,672 shares of Lockheed Martin common stock. In addition, as of June 1, 1999, Mr. Hurtt had accounts in Lockheed Martin deferred compensation plans credited with 2,213 phantom stock units, of which 1,013 units were nonforfeitable. To avoid any actual or perceived conflict of interest, each of Mr. Bennett and Mr. Hurtt recused himself from the deliberations relating to the merger conducted by both Boards of Directors. Messrs. Bennett and Hurtt currently serve on the COMSAT Board of Directors in their individual capacities and not as representatives of Lockheed Martin. It is anticipated that, following the tender offer, Messrs. Bennett and Hurtt will serve as two of the three directors on the COMSAT Board of Directors which Lockheed Martin will be entitled to designate under the shareholders agreement.

   Edwin I. Colodny, Chairman of the COMSAT Board of Directors and a former member of Lockheed Martin's Board of Directors, owns 4,204 shares of Lockheed Martin common stock. To avoid any actual or perceived conflict of interest, Mr. Colodny recused himself from the deliberations relating to approval of the merger and related transactions conducted by COMSAT.

   Lockheed Martin has a continuing engagement with the law firm of Wunder, Knight, Levine, Thelen & Forscey to provide general legislative support. Under this engagement, Peter S. Knight, a Presidentially-appointed director of COMSAT since September 1994 and partner of Wunder Knight, has rendered services to Lockheed Martin. Lockheed Martin paid Wunder Knight $54,716, $161,669, $112,129, $135,325 and $151,370 for services rendered and expenses incurred during 1999 (through June 1), 1998, 1997, 1996 and 1995, respectively. Mr. Knight recused himself from the deliberations relating to the determination by the COMSAT Board of Directors on July 7, 1999 to reconfirm its recommendation that shareholders approve the merger agreement.

   Lockheed Martin also has a continuing engagement with the law firm of Manatt, Phelps & Phillips, LLP to provide general legal and legislative advocacy services in connection with government contracts and contracting opportunities in the state of California. Under this engagement, Charles T. Manatt, a Presidentially-appointed director of COMSAT since May 1995 and chairman of Manatt Phelps, has not rendered any services to Lockheed Martin. Lockheed Martin paid Manatt Phelps $24,078, $65,414, $116,113, $153,126 and $66,686 for services rendered and expenses incurred during 1999 (through June
1), 1998, 1997, 1996 and 1995, respectively.

   Standard Technology, Inc., a technology, engineering and systems integration firm, has provided services to Lockheed Martin under various contracts, which resulted from arm's-length negotiations, in connection with a Department of Defense mentor-protege program to encourage large defense contractors to subcontract with minority-owned businesses. Kathryn C. Turner, a director of COMSAT since August 1997, is the Chairperson, Chief Executive Officer and sole shareholder of Standard Technology. Lockheed Martin paid Standard

Technology $949,803, $1,807,711, $2,008,766, $1,846,662 and $2,242,126 in 1999
(through June 1), 1998, 1997, 1996 and 1995, respectively, under those contracts. Pursuant to the mentor-protege program, Lockheed Martin agreed to award Standard Technology with a targeted amount of $1 million of contracts per year through 2001. Pursuant to the mentor-protege program, Lockheed Martin also participates on an ad hoc advisory board which provides guidance on business matters and has provided financial assistance to Standard Technology. Lockheed Martin has made an unsecured loan to Standard Technology, which is repayable over a fifteen year period commencing upon the earlier of 2007 or the year after Standard Technology achieves annual revenues in excess of $25 million. As of June 1, 1999, the outstanding balance of the loan was $2,632,166, which includes previously capitalized interest. Interest does not currently accrue on the loan but will accrue at 8% per annum on the unpaid principal amount once repayment is required. In addition, Lockheed Martin has guaranteed up to $2 million of Standard Technology's borrowings under a line of credit with a commercial bank, which also is secured by Standard Technology's accounts receivable and a personal guarantee by Ms. Turner. Ms. Turner recused herself from the deliberations relating to the determination by the COMSAT Board of Directors on July 7, 1999 to reconfirm its recommendation that shareholders approve the merger agreement.

Accounting Treatment

   Lockheed Martin will account for the merger under the purchase method of accounting in accordance with generally accepted accounting principles. Under the purchase method, Lockheed Martin will allocate the purchase price, including costs incurred by Lockheed Martin directly related to the merger, to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of the completion of the merger, with any excess purchase consideration allocated to cost in excess of net assets acquired and amortized. The operating results of COMSAT will be included with those of Lockheed Martin from the date of completion of the merger. See "Unaudited Pro Forma Combined Condensed Financial Information."

Material U.S. Federal Income Tax Consequences

   In the opinion of King & Spalding and Skadden, Arps, Slate, Meagher & Flom LLP, the following discussion is a summary of the material U.S. federal income tax consequences of the merger to COMSAT shareholders who hold shares of COMSAT common stock as capital assets. The following discussion may not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules under the Internal Revenue Code, including foreign holders, financial institutions, tax exempt organizations, insurance companies, dealers in securities or currencies, persons who hold their shares as a hedge against currency risk, holders who acquired their shares as part of a straddle, synthetic security, conversion transaction or other integrated investment, employee benefit plans, and holders who acquired their shares as a result of the exercise of employee stock options or otherwise as compensation. The following summary is not binding upon the Internal Revenue Service, and is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, retroactively or prospectively. We will not seek a ruling from the Internal Revenue Service concerning the tax consequences of the merger. We do not know if future legislation, regulations, administrative rulings or court decisions would alter the U.S. federal income tax consequences discussed below. If you have questions about the material U.S. federal income tax consequences of the tender offer, please see Lockheed Martin's Schedule 14D-1 filed with the SEC on September 25, 1998.

 Preliminary Considerations.

  Integration of the Tender Offer and the Merger. Lockheed Martin intends to treat the tender offer and the merger as a single integrated transaction for U.S. federal income tax purposes. As discussed below, the U.S. federal income tax consequences to a COMSAT shareholder who receives shares of Lockheed Martin common stock in the merger may differ depending upon whether the tender offer and the merger are treated as a single integrated transaction or as two separate transactions for U.S. federal income tax purposes. Notwithstanding Lockheed Martin's intention to treat the tender offer and the merger as a single integrated transaction, because the issue is not free from doubt, you or your tax advisor may determine otherwise and treat the tender offer and merger as two separate transactions.

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

  Tax Opinions as a Condition to the Forward Merger. The merger will be structured as a forward merger of COMSAT with a wholly-owned subsidiary of Lockheed Martin if certain conditions are met, including the receipt by Lockheed Martin of a legal opinion from its tax counsel, King & Spalding, and the receipt by COMSAT of a legal opinion from its tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP, each substantially to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code for U.S. federal income tax purposes. The issuance of the tax opinions will depend on the facts as they exist at the time of the merger, and the tax opinions will be based on certain factual assumptions and on representations that are customary for transactions similar to the tender offer and the merger. If any of those factual assumptions or representations is or becomes inaccurate, the tax opinions would not be an appropriate basis for your tax position or for the preparation of your tax return. The tax opinions will not be binding upon the Internal Revenue Service or the courts.

   If these tax opinions are not received, or if any of the other conditions to the forward merger are not satisfied, then the merger will be structured as a reverse merger of a wholly-owned subsidiary of Lockheed Martin with COMSAT. If the merger is completed as a reverse merger, Lockheed Martin intends to treat the merger as not being a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, in which case the receipt of Lockheed Martin common stock in the merger would be taxable to you and you would receive a Form 1099-B for the Lockheed Martin common stock you receive.

 Tax Consequences to You if the Tender Offer and the Forward Merger are Treated as a Single Integrated Transaction.

  Exchange of Shares of COMSAT Common Stock Solely Pursuant to the Forward Merger. If you surrender all of your shares of COMSAT common stock solely in exchange for shares of Lockheed Martin common stock in the forward merger, and you do not exchange any shares of COMSAT common stock for cash in the tender offer, you will not recognize any gain or loss upon the exchange. You will recognize gain or loss, however, to the extent you receive cash in the merger instead of a fractional share of Lockheed Martin common stock, as discussed below under the heading "Cash Received Instead of a Fractional Share of Lockheed Martin Common Stock." The aggregate adjusted tax basis in the shares of Lockheed Martin common stock you receive in the merger will be equal to your aggregate adjusted tax basis in the shares of COMSAT common stock you surrender in the merger. Your holding period for the shares of Lockheed Martin common stock you receive in the merger will include your holding period for the shares of COMSAT common stock you surrender in the merger.

  Exchange of Shares of COMSAT Common Stock in the Tender Offer and the Forward Merger. If the tender offer and the forward merger are treated as a single integrated transaction and you surrender some of your shares of COMSAT common stock in exchange for cash in the tender offer and the remainder of your shares of COMSAT common stock in exchange for shares of Lockheed Martin common stock in the merger, you will not recognize loss but will recognize gain, if any, in an amount equal to the lesser of:

     (1) the excess, if any, of the sum of the amount of cash you receive in the tender offer and the fair market value of the shares of Lockheed Martin common stock you receive in the merger over your adjusted tax basis in the shares of COMSAT common stock you surrender in the tender offer and the merger, or

     (2) the amount of cash you receive in the tender offer.

   If you receive a combination of cash and shares of Lockheed Martin common stock in the tender offer and the forward merger, it is anticipated that, in most circumstances, any gain you recognize will be treated as capital gain. However, if your receipt of the cash has the effect of a dividend distribution for U.S. federal income tax purposes, your recognized gain will be treated as ordinary dividend income. The analysis of whether your receipt of cash has the effect of a dividend distribution is based on very complicated rules and will depend on your particular circumstances. You should consult your own tax advisors for a full understanding of these rules and the tax consequences to you of the receipt of cash in the transaction.

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

   If you exchange your shares of COMSAT common stock for a combination of cash and Lockheed Martin common stock in the tender offer and the forward merger, your aggregate adjusted tax basis in the shares of Lockheed Martin common stock you receive will be the same as your aggregate adjusted tax basis in the shares of COMSAT common stock you surrender in the tender offer and the merger, decreased by the amount of cash you receive and increased by the amount of gain you recognize, if any, including any portion of that gain which is treated as a dividend. Your holding period for the shares of Lockheed Martin common stock you receive in the merger will include your holding period for the shares of COMSAT common stock you surrender in the merger.

  Cash Received Instead of a Fractional Share of Lockheed Martin Common
Stock. If you currently own a fractional share of COMSAT common stock, you will receive cash in the merger in exchange for your fractional COMSAT share instead of a fractional share of Lockheed Martin common stock. You will be treated as having received the cash in redemption of the fractional share, and you will recognize gain or loss in an amount equal to the difference between the amount of cash you receive for the fractional share and the portion of your adjusted tax basis in your shares of COMSAT common stock allocable to the fractional share.

 Tax Consequences to You if the Tender Offer and the Forward Merger are Treated as Separate Transactions.

   If, notwithstanding Lockheed Martin's intended treatment of the tender offer and the merger, the tender offer and the forward merger are not integrated and instead are treated as separate transactions for U.S. federal income tax purposes, the forward merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In such case, you will not recognize any gain or loss on the exchange of your shares of COMSAT common stock for shares of Lockheed Martin common stock received in the merger. You will recognize gain or loss, however, to the extent you receive cash instead of a fractional share of Lockheed Martin common stock, as discussed above under the heading "Cash Received Instead of a Fractional Share of Lockheed Martin Common Stock." The aggregate adjusted tax basis in the Lockheed Martin common stock you receive in an exchange pursuant to the merger will be equal to your aggregate adjusted tax basis in the shares of COMSAT common stock you surrender in the merger. Your holding period for the shares of Lockheed Martin common stock you receive in the merger will include your holding period for the shares of COMSAT common stock you surrender in the merger.

 Tax Consequences to You if the Merger is Effected as a Reverse Merger.

  Tender Offer and Reverse Merger as an Integrated Transaction. If the tender offer and the merger are integrated and the merger is effected as a reverse merger, Lockheed Martin intends to treat the reverse merger as not qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. As a result, your receipt of cash in the tender offer and shares of Lockheed Martin common stock pursuant to the reverse merger will constitute a sale or exchange upon which you will recognize gain or loss, and a Form 1099-B will be issued to you. The amount of the gain or loss you will recognize will equal the difference between the sum of the amount of cash and the fair market value of the shares of Lockheed Martin common stock you receive and your adjusted tax basis in the shares of COMSAT common stock you surrender in the tender offer and the merger.

  Tender Offer and Reverse Merger as Separate Transactions. If, notwithstanding Lockheed Martin's intended treatment of the tender offer and the merger, the tender offer and the merger are not integrated, and instead are treated as separate transactions for U.S. federal income tax purposes, and the merger is effected as a reverse merger, the reverse merger may qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, in which case the treatment would be the same as discussed above under the heading "Tax Consequences to You if the Tender Offer and the Forward Merger are Treated as Separate Transactions."

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

 Characterization of Gain or Loss.

   The gain or loss, if any, you recognize in the merger will be capital gain or loss. If, as of the date of the merger, you have held the shares of COMSAT common stock you surrender for more than one year, that capital gain will be long-term. The amount of any gain or loss you recognize and its character as short-term or long-term will be calculated and determined separately for each identifiable block of shares of COMSAT common stock you surrender in the merger.

 Tax Consequences to COMSAT of the Merger.

   While the tax consequences of the tender offer and the merger to you depend on the structure and characterization of the transactions, under any structure or characterization of the transactions, COMSAT will not recognize gain or loss as a result of the merger.

   You are urged to consult your own tax advisors to determine the specific tax consequences to you of the merger, including any federal, state, local, foreign or other tax consequences, and any tax return filing or other tax reporting requirements.

Regulatory Approvals

   Antitrust.

   Under the HSR Act and the rules of the Federal Trade Commission and the Department of Justice, the tender offer and the merger may not be completed unless specific information has been furnished to the Department of Justice and the Federal Trade Commission and waiting period requirements have been satisfied.

   The Federal Trade Commission has informed Lockheed Martin that it intends to consider the merger of COMSAT Government Systems with Regulus, the tender offer and the merger as a single integrated merger transaction, requiring Lockheed Martin and COMSAT to each file only one notification and report form for the entire transaction. On November 17, 1998, Lockheed Martin and COMSAT each filed the required notification and report forms for the merger and related transactions with the Federal Trade Commission and the Department of Justice. The Department of Justice has asserted jurisdiction over the matter and is reviewing the transaction. As a result of these filings, the waiting period was scheduled to expire on December 17, 1998. On December 17, 1998, Lockheed Martin and COMSAT each received requests for additional information from the Department of Justice extending the waiting period until the 20th calendar day after Lockheed Martin and COMSAT substantially comply with the requests, unless they otherwise resolve the matter with the Department of Justice and thereby terminate the waiting period. Lockheed Martin and COMSAT have furnished additional information to the Department of Justice, but have not substantially complied with the request for additional information. After Lockheed Martin and COMSAT substantially comply with the requests for additional information, the waiting period may be extended only by court order.

   Lockheed Martin has negotiated terms with the Department of Justice which could form the basis of a consent order that would resolve the Department of Justice's review process. The most significant term negotiated is that any consent order would require the divestiture of Lockheed Martin's interest in Loral Space & Communications Ltd. over a two-year period after the tender offer is completed. Lockheed Martin has stated that a condition to its willingness to enter into such a consent order is that Lockheed Martin must obtain binding assurances from Loral Space satisfactory to Lockheed Martin that Loral Space will support Lockheed Martin's proposed divestiture on the terms and conditions and within the time periods required by any consent order, including but not limited to, by making any required filings with the SEC. We do not know when or if Lockheed Martin will reach definitive agreements with the Department of Justice or Loral Space. Further, if such agreements are reached, the consent order reflecting these agreements must be approved by a federal district court. We do not know whether this will occur.

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

   As a result of the merger, Lockheed Martin will acquire COMSAT's minority equity interests in New Skies Satellites, N.V. and Inmarsat. It is likely that Lockheed Martin will be required to file separate notification and report forms with respect to these acquisitions prior to completing the merger.

   Lockheed Martin or COMSAT may agree to not close the merger, even if the waiting period were to expire, to allow the Department of Justice additional time to review the transaction. In addition, the merger agreement provides that Lockheed Martin is not required to agree to divest any of its businesses or assets or agree to any other restrictions if the Lockheed Martin Board of Directors determines in good faith that such agreement is not in the best interests of Lockheed Martin. Lockheed Martin will not complete the tender offer unless and until the waiting period requirements imposed by the HSR Act have expired or been terminated. If any of the transactions contemplated by the merger agreement have not occurred within one year after the HSR Act waiting period expires or is terminated, Lockheed Martin and COMSAT must re-file notification and report forms with the Federal Trade Commission and the Department of Justice with respect to the transactions that have not been completed in the one-year period, and a new HSR Act waiting period and review process will begin from the date the filings are made.

   At any time before or after the completion of the tender offer or the merger, the Federal Trade Commission or the Department of Justice can challenge the tender offer or the merger and take any action under the antitrust laws as either deems necessary or desirable in the public interest. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances.

   In September and October of 1998, Lockheed Martin and COMSAT analyzed whether the merger and related transactions required pre-merger filings under the European Union's merger notification regulations. Under the regulations, a pre-merger filing is required if each of the parties derives revenues from sales in the European Union in excess of certain thresholds. Based on their analysis, Lockheed Martin and COMSAT determined that, although Lockheed Martin's revenues from sales in the European Union were sufficient to require a filing, COMSAT's revenues were not. As a result, the parties did not make a European Union pre-merger filing.

   The European Commission's Merger Task Force has made inquiries to Lockheed Martin Global Telecommunications requesting information to enable the Merger Task Force to evaluate whether the merger and related transactions required a pre-merger filing. Lockheed Martin and COMSAT have responded to the requests and remain of the opinion that a European Union pre-merger filing is not required.

   Pre-merger filings are required in Germany and Turkey, and a post-merger filing is required in Brazil. Lockheed Martin and COMSAT filed their pre-merger notifications in Germany and Turkey on May 25, 1999 and June 23, 1999, respectively. On June 23, 1999, Lockheed Martin and COMSAT received a letter from the German Federal Cartel Office stating that the transaction was not prohibited under German law, and therefore may be completed.

   FCC Approvals.

   Before the tender offer can close, Regulus must become a common carrier and be authorized by the FCC to acquire a non-controlling interest of up to 49% of COMSAT common stock as an authorized carrier. To facilitate Regulus becoming an authorized carrier, Lockheed Martin and COMSAT have entered into the carrier acquisition agreement which provides for the merger of COMSAT Government Systems into Regulus. As a result of this merger, Regulus will succeed to COMSAT Government Systems' FCC common carrier authorizations.

   The FCC must approve the transfer of control of COMSAT Government Systems before its merger with Regulus can occur. The FCC must also authorize Regulus to acquire a non-controlling interest of up to 49% of COMSAT common stock as an authorized carrier. On October 16, 1998, Lockheed Martin, Regulus and COMSAT filed the relevant applications with the FCC. The FCC requires that the parties show that the grant of the applications is consistent with the public interest, convenience and necessity and that the applicant is qualified to hold these licenses and authorizations. A number of competitors of COMSAT and other communications common carriers have filed petitions with the FCC in opposition to these applications or petitions to impose conditions on the grant of the applications which could have a significant adverse effect on COMSAT.

   Lockheed Martin expects that, following the amendment of the Satellite Act, Lockheed Martin, Regulus and COMSAT will be required to apply to the FCC for the authority to transfer control of COMSAT, in a process similar to the applications submitted by Lockheed Martin and Regulus with respect to the transfer of control of COMSAT Government Systems. This process generally takes several months. The precise nature of any approval requirement will, however, depend upon the details of any amendment to the Satellite Act. We do not know when or if the relevant provisions of the Satellite Act will be amended, or when or if the requisite FCC approvals will be obtained to permit the completion of the merger.

   Satellite Act Amendment.

   Until Congress amends the Satellite Act, no one may own more than 50% of the outstanding shares of COMSAT common stock. The Satellite Act provides that only those common carriers that are authorized carriers may, in the aggregate, own a maximum of 50% of the outstanding shares of COMSAT common stock and that no shareholder or group of shareholders, other than an authorized carrier, may own more than 10% of the outstanding shares of COMSAT common stock. The Satellite Act also provides that, upon application to the FCC, and after notice and hearing, the FCC may compel any authorized carrier that owns shares of COMSAT common stock to transfer to the applicant, for fair and reasonable consideration, the number of shares that the FCC determines will advance the public interest and the purposes of the Satellite Act.

   In addition, until the amendment of the Satellite Act, Lockheed Martin and Regulus are prohibited from voting the shares of COMSAT common stock acquired in the tender offer for more than three candidates for the COMSAT Board of Directors. It is anticipated that Messrs. Bennett and Hurtt, each of whom is on Lockheed Martin's Board of Directors, and each of whom also currently serves on COMSAT's Board of Directors in an individual capacity and not as a representative of Lockheed Martin, will serve as two of these three candidates. The Satellite Act states that the COMSAT Board of Directors must consist of 15 persons, 12 of whom are elected annually by COMSAT shareholders and three of whom are appointed for three-year terms by the President of the United States, with the advice and consent of the Senate. The Satellite Act also provides that authorized carriers may separately elect up to six directors depending on the amount of COMSAT common stock held by the authorized carriers. However, if authorized carriers are entitled to separately elect directors, no single authorized carrier may vote for more than three directors.

   Lockheed Martin and COMSAT have agreed to use all reasonable efforts to seek the amendment of the Satellite Act and any other applicable law that would prohibit or limit the ability of Lockheed Martin to:

  .  acquire and own the securities of COMSAT,

  . appoint all of the officers and directors of COMSAT following the merger, and

  .  complete the transactions contemplated by the merger agreement.

   On July 1, 1999, the Senate passed satellite legislation entitled "Open-market Reorganization for the Betterment of International Telecommunications (ORBIT) Act" (S. 376) sponsored by Senator Conrad Burns, Chairman of the Subcommittee on Communications of the Senate Commerce Committee. The ORBIT legislation would:

  .  repeal the ownership restrictions on COMSAT common stock upon enactment,

  . prohibit government-imposed cancellation of COMSAT's customer contracts, and

  . eliminate any privilege or immunity enjoyed by COMSAT based on its status as signatory to INTELSAT for actions after the date of enactment, except for actions taken by COMSAT upon instruction of the U.S. government or due to treaty obligations.

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


   The ORBIT legislation also would establish as U.S. policy the goal of privatization of INTELSAT no later than January 1, 2002, and would prohibit INTELSAT from direct access to the U.S. retail market until the earlier of INTELSAT privatization or July 1, 2001. If the January 1, 2002 privatization target were not met, the United States would be required, among other measures, to withdraw from INTELSAT, but the President would have discretion to extend the privatization deadline.

   The House of Representatives is also expected to consider satellite legislation this year. Satellite legislation, however, has not yet been introduced in the House. We cannot predict whether and to what extent legislation will be passed by the House, or whether or in what form legislation will be enacted into law.

Appraisal Rights

   Section 29-373 of the District of Columbia Business Corporation Act provides that you may exercise dissenters' rights. The following is a summary of the principal steps that you must take to perfect your dissenters' rights under that statute. You should also read Section 29-373 of the District of Columbia Business Corporation Act, a copy of which is attached as Appendix II to this proxy statement/prospectus. If you are considering exercising your dissenters' rights, you should consult an attorney. Your dissenters' rights will be lost if the procedural requirements under that statute are not fully and precisely satisfied. To perfect your dissenters' rights, you must satisfy each of the following conditions:

     (1) File Written Objection and Do Not Vote in Favor of the Merger Proposal. You must file with COMSAT before the annual meeting a written objection to the merger. A vote against the merger will not satisfy the requirement that a written objection be made to COMSAT. Your written objection should be delivered to COMSAT at 6560 Rock Spring Drive, Bethesda, Maryland 20817, Attention: Corporate Secretary.

      . In addition, you must not vote your shares in favor of the merger at the annual meeting. This requirement will be satisfied if:

                 (a) a proxy is signed and returned with instructions to vote against the merger or to abstain from this vote,

                 (b) no proxy is returned and no vote is cast at the annual meeting in favor of the merger, or

                 (c) you revoke a proxy, and thereafter abstain from voting with respect to the merger or vote against the merger at the annual meeting.

      . A vote in favor of the merger at the annual meeting constitutes a waiver of your dissenters' rights. A proxy that is returned signed, but on which no voting preference is indicated, will be voted in favor of the merger and will constitute a waiver of your dissenters' rights.

     (2) Filing Written Demand. If you wish to exercise your dissenters' rights, you must, within 20 days after the completion of the merger, make a written demand to the corporation surviving the merger for payment of the fair value of your shares as of the day prior to the date on which the vote was taken approving the merger. The demand should be delivered to COMSAT at 6560 Rock Spring Drive, Bethesda, Maryland 20817, Attention: Corporate Secretary. It is recommended, although not required, that your demand be sent by registered or certified mail, return receipt requested. A vote against the merger will not itself constitute a demand. COMSAT will not notify you as to the date on which the 20-day period expires. In exchange for your dissenting shares, you will be paid the fair value of your dissenting shares determined in accordance with the procedures under District of Columbia law. Your demand must state the number and class of shares owned by you. If you fail to make the demand within the 20-day period, you will be bound by the terms of the merger.

    . If you and the corporation surviving the merger agree on the fair value of your dissenting shares within 30 days after completion of the merger, payment for your dissenting shares will be made

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


       by the corporation surviving the merger within 90 days after the completion of the merger. You must surrender your dissenting shares to receive payment. Upon payment of the agreed value, you will cease to have any interest in the dissenting shares or in the corporation surviving the merger.

      (3) If There is no Agreement with the Surviving Corporation on the Value, You Must File a Petition in Court. If, within this 30-day period, you and the corporation surviving the merger do not agree as to the fair value of your dissenting shares, then you may file a petition in any District of Columbia court of competent jurisdiction asking for a finding and determination of the fair value of your dissenting shares. The petition must be filed within 60 days after the expiration of the 30-day period. You will be entitled to judgment against the corporation surviving the merger for the amount of the fair value of your dissenting shares as of the day before the date on which the vote was taken approving the merger. Accrued interest at a rate of 5% per annum to the date of the judgment will also be paid. You must surrender to the corporation surviving the merger your certificates representing your dissenting shares to receive payment. Upon payment of the judgment, you will cease to have any interest in your dissenting shares or in the corporation surviving the merger. District of Columbia law provides that, unless you file a petition within the required time limits, you will be bound by the terms of the merger.

Resale Restrictions

   All shares of Lockheed Martin common stock received by you in the merger will be freely transferable, except that shares of Lockheed Martin common stock received by persons who are considered to be COMSAT's "affiliates" under the Securities Act at the time of the annual meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be considered to be affiliates of COMSAT generally include individuals or entities that control, are controlled by, or are under common control with, COMSAT and may include certain officers and directors of COMSAT, as well as principal shareholders of COMSAT. The merger agreement requires COMSAT to exercise its reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to transfer any of the shares of Lockheed Martin common stock issued to such person in the merger unless:

      (a) the transfer has been registered under the Securities Act,

      (b) the transfer is made in conformity with Rule 145 under the Securities Act, or

      (c) in the opinion of counsel or pursuant to a "no-action" letter obtained from the SEC by such person, the transfer is exempt from registration under the Securities Act.

COMSAT has agreed to use all reasonable efforts to obtain agreements from its affiliates not to engage in any of these transactions.

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

                              THE MERGER AGREEMENT

   We believe this summary describes all material terms of the merger agreement. However, we recommend that you read the merger agreement. The merger agreement is included in the document as Appendix I.

The Tender Offer

   On September 25, 1998, Regulus commenced a tender offer to purchase a non-controlling interest of up to 49% of the outstanding shares of COMSAT common stock at a price of $45.50 per share. As soon as legally permissible, Regulus will pay for all shares of COMSAT common stock validly tendered and not withdrawn, subject to proration, if applicable. The tender offer is currently scheduled to expire on August 31, 1999 but will be extended, as necessary, until September 18, 1999.

Conditions to the Tender Offer

   Regulus is not required to complete the tender offer unless:

  . any waiting period under the antitrust laws has expired and all required consents or approvals under the antitrust laws have been received;

  . at least one-third of the outstanding shares of COMSAT common stock has been tendered;

  . the COMSAT shareholders have approved the merger and the merger agreement;

  . Lockheed Martin and Regulus have received all necessary approvals from the FCC to acquire COMSAT Government Systems;

  . Regulus has received the FCC's approval to become an authorized carrier and acquire a non-controlling interest of up to 49% of the shares of COMSAT common stock in the tender offer;

  . Lockheed Martin has the right to vote any of the shares of COMSAT common stock acquired in the tender offer, subject to the restrictions contained in the Satellite Act; and

  . COMSAT has not materially breached the merger agreement in a way that would reasonably be expected to materially adversely affect COMSAT.

   In addition, Regulus is not required to complete the tender offer if:

  . any circumstance exists that would reasonably be expected to have a material adverse effect on COMSAT;

  . there is a general suspension of trading in securities on the New York Stock Exchange, other than intraday trading halts;

  . a banking moratorium is declared or any payments in respect of banks in the U.S. are suspended;

  . armed hostilities or any other calamity involving the U.S. occurs that would reasonably be expected to have a material adverse effect on COMSAT or would reasonably be expected to materially adversely affect or materially delay the completion of the tender offer, or a material acceleration, escalation or worsening of these conditions as they existed on September 25, 1998;

  . any limitation is imposed by any U.S. governmental authority that materially adversely affects the extension of credit by financial institutions generally;

  . the Standard & Poor's 500 Index declines to 744.06 or below through any day before the termination or expiration of the tender offer and is at or below 744.06 on the earlier of:

    (a) the close of trading on the next trading date at least 30 calendar days from the day through which the index initially declined to 744.06, or

    (b) the close of trading on the trading date immediately before the date on which the tender offer would otherwise expire;

  .  before the purchase of shares in the tender offer, the COMSAT Board of
     Directors:

    (a) recommends an acquisition proposal by a third party that is superior to the merger agreement,

    (b) withdraws, modifies or materially qualifies in a manner adverse to Lockheed Martin its support of the tender offer, the merger or the merger agreement,

    (c) recommends another offer to you, or

    (d) adopts any resolution to effect any of these events that makes it inadvisable for Regulus to accept the shares of COMSAT common stock for payment; or

  .  the merger agreement is terminated.

   Subject to compliance with laws, Lockheed Martin may, if it chooses to, waive any condition in whole or in part at any time.

Employee Benefits

   In the merger, Lockheed Martin will assume all outstanding options granted under COMSAT's stock option plans for employees and directors of COMSAT. Each option outstanding at the date the merger is completed will fully vest and become an option to acquire, on the same terms and conditions, the number of shares of Lockheed Martin common stock that the holder of that option would have been entitled to receive in the merger had the holder exercised that option in full immediately before the date the merger is completed. Lockheed Martin has agreed to file a registration statement on Form S-8 to register the shares of Lockheed Martin common stock issuable upon the exercise of the outstanding COMSAT options and reserve for issuance sufficient shares of Lockheed Martin common stock to provide for the exercise of these options.

   For at least one year following the date the merger is completed, Lockheed Martin will provide each COMSAT employee with qualified plan and employee welfare plan benefits, other than plans provided exclusively to management, that are comparable in total to the qualified plan and welfare plan benefits provided to COMSAT employees immediately before the date the merger is completed. As of that date, Lockheed Martin will assume and will cause the corporation surviving the merger to assume specified COMSAT benefit plans.

Exchange Procedures

   Lockheed Martin will appoint an exchange agent reasonably acceptable to COMSAT before the date the merger is completed. On that date, Lockheed Martin will deposit with the exchange agent certificates representing shares of Lockheed Martin common stock that will be issued to you in exchange for your certificates of COMSAT common stock. After the completion of the merger, the exchange agent will send you a letter. The letter will contain instructions on how to surrender your COMSAT stock certificates to the exchange agent and receive your certificates for Lockheed Martin common stock and, if applicable, cash for your fractional shares. You should not send in your COMSAT stock certificates until you receive a letter from the exchange agent.

   You will not be entitled to receive any dividends on shares of Lockheed Martin common stock until you exchange your COMSAT stock certificates for Lockheed Martin stock certificates. After you deliver your COMSAT stock certificates to the exchange agent, you will, subject to applicable laws, receive any accumulated dividends or distribution less the amount of any withholding taxes, without interest.

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

Interim Operations

   Until the merger is completed, COMSAT has agreed to generally conduct its business in the ordinary course. COMSAT will use commercially reasonable efforts to:

  .  preserve intact its business organization and goodwill;

  . maintain satisfactory relationships with those persons having business relationships with it; and

  .  keep available its officers' and employees' services.

   Until the merger is completed, subject to specified exceptions which generally permit COMSAT to conduct its business in the ordinary course, COMSAT will not take specific actions without Lockheed Martin's consent, including the following:

  .  changing governing documents;

  .  issuing securities and paying dividends;

  .  pledging or encumbering shares of capital stock;

  . executing or amending employment agreements with directors or executive officers;

  .  executing or amending employee compensation and benefit plans;

  .  disposing of or acquiring material lines of business or assets;

  .  making material tax elections and settling tax liabilities;

  .  making or committing to make capital expenditures, guarantees and loans;

  .  changing accounting methods;

  .  paying material liabilities;

  . adopting plans of liquidation, merger, or other material reorganizations; and

  . taking any action that would make any representation or warranty of COMSAT in the merger agreement untrue as of the date the merger is completed.

   In addition, other than actions taken by COMSAT as instructed by U.S. governmental authorities or otherwise taken in good faith, in relation to its investment in INTELSAT and Inmarsat, COMSAT has agreed not to:

  .  dispose of its interests in INTELSAT or Inmarsat;

  . enter into an agreement to vote any of its interests in INTELSAT or Inmarsat that would be binding on Lockheed Martin or COMSAT following the merger;

  . enter into any lock-up, standstill or other similar agreement with respect to its interests in INTELSAT or Inmarsat that would be binding on Lockheed Martin or COMSAT following the merger, except in connection with an initial public offering by INTELSAT, Inmarsat or New Skies Satellites, N.V.; or

  . take, or fail to take, any other action that would reasonably be expected to materially impair its interests in INTELSAT or Inmarsat.

No Solicitation

   COMSAT has agreed to, and has agreed to cause its officers, directors, employees, consultants and other advisors to:

  . cease discussions or negotiations with any person with respect to any acquisition proposal;

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

  . not solicit or initiate, or knowingly encourage the submission of, any acquisition proposal; and

  . not participate in any discussions or negotiations regarding, or give to any person other than Lockheed Martin or its representatives or affiliates, any information that may reasonably be expected to lead to an acquisition proposal.

   If before the annual meeting, the COMSAT Board of Directors determines in good faith, that it must do so to comply with its fiduciary duties to COMSAT shareholders, the COMSAT Board of Directors may permit COMSAT to respond to an unsolicited acquisition proposal by furnishing nonpublic information concerning COMSAT and by participating in discussions or negotiations regarding that acquisition proposal.

   The term "acquisition proposal" means any proposal or offer from any third party:

  . to acquire assets of COMSAT with a value equal to more than 10% of COMSAT's market capitalization;

  . for a tender offer or exchange offer that, if completed, would result in any person beneficially owning more than 10% of COMSAT's common stock; or

  . for a merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving COMSAT.

   COMSAT has agreed that the COMSAT Board of Directors will not:

  . withdraw, modify or qualify, in a manner adverse to Lockheed Martin, its support of the tender offer, the merger or the merger agreement;

  .  approve or recommend any acquisition proposal;

  .  enter into any agreement with respect to any acquisition proposal; or

  .  publicly propose to take any of the above actions.

   However, if before the annual meeting, the COMSAT Board of Directors determines in good faith, that it must do so to comply with its fiduciary duties to COMSAT shareholders, the COMSAT Board of Directors may terminate the merger agreement to concurrently enter into a definitive agreement to effect a superior proposal.

   A "superior proposal" must be a proposal or offer from a third party to acquire more than 50% of the then outstanding shares of COMSAT common stock or all the assets of COMSAT. When considering this proposal, the COMSAT Board of Directors must determine, based on the advice of a financial advisor, that the superior proposal is more favorable to you than the tender offer and the merger and has committed financing, to the extent required, or is reasonably capable of being financed by that person.

   COMSAT must advise Lockheed Martin if COMSAT receives any acquisition proposal, a request for information or an inquiry that could lead to or is related to any acquisition proposal, the identity of the person making the request or acquisition proposal and the material terms of any acquisition proposal. COMSAT must keep Lockheed Martin fully informed of the status and terms of any request or acquisition proposal unless the COMSAT Board of Directors determines in good faith that it should not do so to comply with its fiduciary duties to COMSAT shareholders.

Reasonable Efforts to Complete the Tender Offer and the Merger

   Lockheed Martin and COMSAT have agreed to use all reasonable efforts to complete the tender offer and the merger. This obligation includes cooperating and using reasonable efforts to promptly make all filings and obtain all consents and approvals of governmental authorities and other persons necessary to complete the transactions and to resolve any objections that may be asserted under any antitrust law or any other applicable law.

   If any person initiates, or threatens to initiate, a proceeding or other action challenging any transaction contemplated by the merger agreement as violative of any law, Lockheed Martin and COMSAT will cooperate to contest the proceeding, and to have reversed any decision or other official action of any governmental authority that restricts completion of any transaction contemplated by the merger agreement, including pursuing all reasonable avenues of appeal. But:

  . in no event is Lockheed Martin required to agree to hold separate or to divest any of its businesses or assets, or agree to any other restriction or condition with respect to the acquisition, ownership, conduct or operation of any of its businesses or assets, or following the completion of the tender offer or the merger, of COMSAT; and

  . except for seeking review by the full FCC of any staff decision denying an application to permit the transfer of control of COMSAT Government Systems to Regulus, to cause Regulus to become an authorized carrier or to complete the tender offer, Lockheed Martin is not required to contest an action or pending legal proceeding or take any other action if, after taking into account advice of independent counsel, the Lockheed Martin Board of Directors determines in good faith that any contest or other action is not in the best interests of Lockheed Martin.

Directors' and Officers' Insurance; Indemnification

   Lockheed Martin has agreed to cause the corporation surviving the merger to indemnify the present and former officers, directors, employees and agents of COMSAT against all losses related to actions or omissions or alleged actions or omissions occurring at or before the date the merger is completed on the same terms as COMSAT's articles of incorporation and bylaws and agreements in effect on September 18, 1998 subject to applicable law on the date the merger is completed.

   For a six-year period after the merger, Lockheed Martin will use reasonable efforts to maintain the current policies of directors' and officers' liability insurance maintained by COMSAT with respect to claims arising from or events that occurred at or before the date the merger is completed. Lockheed Martin will not be obligated to make annual premium payments for any insurance to the extent the premiums exceed 150% of the annual premiums paid by COMSAT for this insurance as of September 18, 1998. Lockheed Martin may substitute policies with at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate.

Conditions to the Merger

   COMSAT and Lockheed Martin are not obligated to complete the merger unless:

  .  the tender offer has been completed;

  . the Satellite Act and other applicable laws have been amended, and all applicable proceedings before all governmental authorities have been completed, to permit the merger;

  . any waiting period under antitrust laws has terminated or expired, and all consents or approvals required under antitrust laws have been received;

  . the shares of Lockheed Martin common stock to be issued in the merger have been approved for listing on the New York Stock Exchange;

  . the registration statement relating to this proxy statement/prospectus has been declared effective by the SEC, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been initiated or threatened; and

  . the merger and the merger agreement have been approved by COMSAT shareholders.

   In addition, Lockheed Martin is not obligated to complete the merger if:

  . all consents and approvals required for the completion of the merger have not been granted, except where the failure to obtain these consents or approvals would not reasonably be expected to have a significant adverse effect on COMSAT; and

  . there occurs any event that has had or would reasonably be expected to have a significant adverse effect on COMSAT.

   COMSAT and Lockheed Martin will not be required to complete the merger as a forward merger, unless the following conditions are satisfied. If the following conditions are not satisfied, but the conditions set forth in the above paragraphs are satisfied, the merger will be completed as a reverse merger, and as a result the merger will be taxable to you:

  . the value of the shares of Lockheed Martin common stock deliverable in the merger must constitute no less than 40% of the consideration received by COMSAT shareholders in the tender offer and the merger;

  . COMSAT and Lockheed Martin must receive tax opinions from their respective counsel to the effect that the forward merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; and

  . COMSAT and Lockheed Martin must receive all required consents or approvals necessary to permit the completion of the forward merger, except where the failure to obtain these consents or approvals would not reasonably be expected to have a material adverse effect on COMSAT.

   A "material adverse effect" is any change or effect that is materially adverse to:

  . the business, properties, operations, results of operations or financial condition of COMSAT other than any effects or changes arising out of, resulting from or relating to general economic, financial or industry conditions; or

  . the ability of COMSAT to perform its obligations under the merger agreement and the carrier acquisition agreement.

   A "significant adverse effect" is a material adverse effect on COMSAT of such seriousness and significance that a reasonable businessperson in similar circumstances would not proceed with the merger on the terms and conditions set forth in the merger agreement. In determining whether a change or event has a material adverse effect that would constitute a significant adverse effect, effects or changes relating to general economic, financial or industry conditions are considered.

Representations and Warranties

   COMSAT has made customary representations and warranties to Lockheed Martin about its organization, capitalization, financial statements, public filings, conduct of business, compliance with laws, litigation, noncontravention, consents and approvals, opinion of financial advisors, undisclosed liabilities and the absence of certain changes with respect to COMSAT since June 30, 1998.

   Lockheed Martin has made customary representations and warranties to COMSAT about its organization, capitalization, financial statements, public filings, noncontravention, consents and approvals, opinion of financial advisors and the absence of certain changes with respect to Lockheed Martin since June 30, 1998.

Termination; Termination Fees

 Termination by Either COMSAT or Lockheed Martin.

   COMSAT and Lockheed Martin may terminate the merger agreement and abandon the tender offer and the merger by mutual written consent. Either party may also terminate the merger agreement if:

     (1) any U.S. court or other U.S. governmental authority permanently prohibits the completion of the tender offer or the merger;

     (2) COMSAT shareholders do not approve the merger by September 18, 1999;
  or

     (3) the merger has not occurred by September 18, 2000, so long as the party seeking to terminate has not materially breached the merger agreement.

 Termination by COMSAT.

   COMSAT may also terminate the merger agreement if:

     (1) COMSAT has not materially breached the merger agreement, and Lockheed Martin:

           . terminates the tender offer without purchasing COMSAT common stock; or

           . fails to acquire COMSAT common stock in the tender offer by September 18, 1999;

     (2) before Lockheed Martin acquires COMSAT common stock in the tender offer, the COMSAT Board of Directors determines to accept an acquisition proposal that is a superior proposal and approves an agreement relating to it, or adopts such a resolution; however, the merger agreement will not terminate until COMSAT pays the required termination fee; or

     (3) before Lockheed Martin acquires COMSAT common stock in the tender offer, Lockheed Martin breaches the merger agreement in a way that would reasonably be expected to materially adversely affect, or materially delay, the completion of the tender offer.

 Termination by Lockheed Martin.

   Lockheed Martin may also terminate the merger agreement if:

     (1) Lockheed Martin has not materially breached the merger agreement and, because a condition to Lockheed Martin's obligation to acquire COMSAT common stock in the tender offer has not been satisfied or waived, Lockheed
  Martin:

           . terminates the tender offer without purchasing COMSAT common stock; or

           . fails to accept COMSAT common stock in the tender offer by September 18, 1999;

     (2) before Lockheed Martin acquires COMSAT common stock in the tender offer:

           . COMSAT breaches the merger agreement in a way that would reasonably be expected to materially adversely affect, or materially delay, the completion of the tender offer;

           .  the COMSAT Board of Directors:

                 (a) determines that an acquisition proposal is a superior
              proposal,

                 (b) withdraws, modifies or materially qualifies in a manner
              adverse to Lockheed      Martin its support for the tender
              offer, the merger or the merger agreement,

                 (c) recommends another acquisition proposal to COMSAT
              shareholders, or

                 (d) adopts a resolution to effect any of the above; or

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

           . at least one-third of the COMSAT common stock is not tendered by the expiration of the tender offer and someone other than Lockheed Martin commences, publicly proposes or publicly discloses an acquisition proposal.

 Termination Fees.

   COMSAT must pay Lockheed Martin a $75 million termination fee if the merger agreement is terminated by either COMSAT or Lockheed Martin because:

     (1) at least one-third of the COMSAT common stock is not tendered by the expiration of the tender offer and someone other than Lockheed Martin commences, publicly proposes or publicly discloses an acquisition proposal; or

     (2) COMSAT shareholders do not approve the merger by September 18, 1999; and, within 12 months after that date:

           . COMSAT enters into an agreement with respect to or completes another acquisition proposal with a third party:

                 (a) with whom COMSAT discussed an acquisition proposal after
                     September 18, 1998 and before termination of the merger agreement,

                 (b) to whom COMSAT furnished information with respect to an acquisition proposal after September 18, 1998 and before termination of the merger agreement, or

                 (c) who had commenced, publicly proposed or publicly disclosed an acquisition proposal, or expressed to COMSAT interest in an acquisition proposal, after September 18, 1998 and before termination of the merger agreement.

   If COMSAT decides to accept an acquisition proposal that is a superior proposal and approves an agreement relating to it, or adopts such a resolution, and terminates the merger agreement before Lockheed Martin acquires COMSAT common stock in the tender offer, COMSAT must also pay Lockheed Martin the $75 million termination fee.

Fees and Expenses

   Except as specifically provided in the merger agreement or the registration rights agreement, each party will pay its own expenses in connection with the merger agreement and related transactions. However, if the termination fee is payable, COMSAT agrees to promptly reimburse Lockheed Martin for up to $5 million of its expenses.

Other Transaction Documents

   The following are summaries of several agreements executed in connection with the merger agreement. We believe these summaries describe all material terms of each of these agreements. However, we recommend that you read each agreement. These agreements are incorporated in this proxy statement/prospectus by reference from the exhibits to COMSAT's Schedule 14D-9 filed with the SEC on September 25, 1998.

 Confidentiality Agreements.

   COMSAT and Lockheed Martin executed separate confidentiality agreements, each dated as of August 5, 1997. The confidentiality agreements contain customary provisions under which Lockheed Martin and COMSAT agreed to keep confidential all nonpublic, confidential or proprietary information furnished to one party by the other, subject to exceptions, and to use confidential information solely for the purpose of evaluating a possible transaction involving COMSAT and Lockheed Martin. Lockheed Martin and COMSAT also agreed that, unless otherwise agreed in writing, neither would for a three-year period from the agreements' date, acquire or offer to acquire or agree to acquire any securities or assets of the other party. Lockheed Martin and COMSAT further agreed that, for a two-year period from the date of the confidentiality agreements, without the prior written consent of the other party, neither would solicit for employment any of the current employees of the other party.

 Shareholders Agreement.

   In connection with the execution of the merger agreement, COMSAT and Lockheed Martin have executed a shareholders agreement dated as of September 18, 1998 under which promptly, but no more than 30 days after the completion of the tender offer, until the completion of the merger or until the shareholders agreement is otherwise terminated, COMSAT agreed to take all actions necessary to cause:

     (a) three individuals selected by Lockheed Martin to become members of the COMSAT Board of Directors;

     (b) the appointment of one of the three individuals selected by Lockheed Martin to become members of the COMSAT Board of Directors as a member of each committee of the COMSAT Board of Directors; and

     (c) if any Lockheed Martin designee ceases to be a director, the filling of the vacancy with an individual selected by Lockheed Martin.

   Any Lockheed Martin officer or employee serving as a COMSAT director will be considered a Lockheed Martin designee.

   COMSAT further agreed not to amend or repeal the provisions of the COMSAT bylaws which permit any three directors to call a special meeting of the COMSAT Board of Directors or to otherwise amend the COMSAT articles of incorporation or bylaws in any manner that would adversely affect the rights of Lockheed Martin under either the shareholders agreement or the registration rights agreement discussed below.

   COMSAT also agreed, at Lockheed Martin's request, to cause COMSAT's directors to adopt resolutions to approve, recommend and submit for shareholder approval, an amendment to the COMSAT articles of incorporation to eliminate certain restrictions relating to the transfer of securities.

   In addition, Lockheed Martin agreed not to:

     (a) purchase more than 49% of the outstanding shares of COMSAT common stock, unless approved by COMSAT;

     (b) transfer its COMSAT shares, except in compliance with applicable law and upon receipt of any necessary approvals of any governmental authority;

     (c) transfer any shares of COMSAT common stock except through a registered public offering or through an open market "brokers" transaction; and

     (d) solicit proxies in opposition to any matter that has been recommended by the COMSAT Board of Directors or in favor of any matter that has not been approved by the COMSAT Board of Directors.

 Registration Rights Agreement.

   Demand Registration Rights. Lockheed Martin and COMSAT have entered into a registration rights agreement under which, after the termination of the merger agreement and assuming the completion of the tender offer, Lockheed Martin has the right to require COMSAT to prepare and file up to five registration statements under the Securities Act to register shares of COMSAT common stock held by Lockheed Martin. However, COMSAT is not required to register less than 3,000,000 shares of COMSAT common stock in the aggregate. In addition if, with respect to an underwritten offering, the managing underwriter advises against proceeding with an offering because the number of shares of COMSAT common stock proposed to be included in an offering would adversely affect the offering, Lockheed Martin can request registration of the maximum number of shares of COMSAT common stock that it is advised can be sold without adverse effect, so long as the request relates to 3,000,000 shares or more. Alternatively, Lockheed Martin may elect not to proceed. If it does so, this will not count as use of one of the demands. Expenses related to the exercise of this right will generally be payable by COMSAT.

   Piggy-Back Registration Rights. Under the registration rights agreement, Lockheed Martin also has the right, with respect to any underwritten offerings, including registered offerings, of COMSAT common stock for cash proposed by COMSAT, to require COMSAT to include COMSAT common stock held by Lockheed Martin in an offering and registration, except COMSAT will not be required to register COMSAT common stock owned by Lockheed Martin in any registration statement relating to acquisitions or employee benefit plans or filed in connection with an exchange offer or other offering of securities solely to the then-existing COMSAT shareholders. Expenses relating to exercises of this right will generally be payable by COMSAT.

   In other respects, the registration rights agreement contains terms that are customary to registration rights agreements of its type including mutual indemnification provisions and black-out provisions relating to the prohibition of the sale of shares of COMSAT common stock for a specified period of time.

 Carrier Acquisition Agreement.

   To facilitate the completion of the tender offer and the merger, Lockheed Martin and COMSAT entered into a carrier acquisition agreement with Regulus and COMSAT Government Systems, under which COMSAT Government Systems will be merged with Regulus as soon as practicable following the satisfaction or waiver of the conditions set forth in the agreement, or on another date agreed upon by the parties, before the completion of the tender offer. At the date the merger of Regulus and COMSAT Government Systems is completed, Regulus will acquire the common carrier telecommunications business of COMSAT Government Systems and COMSAT Government Systems' FCC common carrier authorization.

                                 THE COMPANIES
Lockheed Martin

   Lockheed Martin was formed in March 1995 by the combination of the businesses of Martin Marietta Corporation and Lockheed Corporation. Lockheed Martin's principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and its telephone number is (301) 897-6000.

   Lockheed Martin is a highly diversified global enterprise principally engaged in the conception, research, design, development, manufacture, integration and operation of advanced technology products and services. Lockheed Martin operates through five business sectors:

  . Space & Strategic Missiles sector--designs, develops, manufactures and integrates space systems, including spacecraft, space launch vehicles, manned space systems and their supporting ground systems and services, strategic fleet ballistic missiles and defensive missiles;

  . Electronics sector--designs, develops, manufactures and integrates high performance electronic systems for undersea, shipboard, land, airborne and space-based applications;

  . Aeronautics sector--designs, develops, manufactures and integrates airlift, tactical and reconnaissance aircraft as well as surveillance/command, maintenance/modification/logistics and other development programs;

  . Information & Services sector--designs, develops, integrates and operates large, complex information systems which include command and control, intelligence, simulation and training and air traffic management; and provides state and local government transaction processing, commercial information technology services and performs a broad range of engineering, science and technology services for federal government customers; and

  . Energy & Environment sector--conducts and operates nuclear operations management, nuclear materials management and technology-driven remediation programs.

   It is expected that the combined businesses and operations of COMSAT and Lockheed Martin Global Telecommunications will be a sixth sector.

Deneb Corporation, Lockheed Martin's merger subsidiary

   Deneb is a direct, wholly-owned subsidiary of Lockheed Martin which was incorporated in Delaware for the sole purpose of effecting the merger. It engages in no other business. Its principal executive offices are at 6801 Rockledge Drive, Bethesda, Maryland 20817, and its telephone number is (301) 897-6000.

COMSAT

   COMSAT is a District of Columbia corporation incorporated in 1963. Its principal executive offices are located at 6560 Rock Spring Drive, Bethesda, Maryland 20817, and its telephone number is (301) 214-3000.

   COMSAT reports operating results and financial data in four business segments:

  . COMSAT World Systems--provides satellite capacity for telephone, data, Internet, video and audio communications services between the U.S. and the rest of the world using the global satellite networks of INTELSAT and New Skies Satellites, N.V. The COMSAT World Systems segment also includes COMSAT General Corporation, COMSAT Digital Teleport, Inc. and COMSAT Government Systems, which provide various satellite and ground segment services to commercial and government customers;

  . COMSAT Mobile Communications--provides satellite telecommunications services for maritime, aeronautical and land mobile applications primarily using the satellite system of Inmarsat;

  . COMSAT International--operates an integrated group of telecommunications companies that principally provide individualized digital network solutions and value added services to business clients and carriers in selected emerging markets; and

  . COMSAT Laboratories--provides technical consulting services and develops advanced communications technologies and products for satellite access and networking applications.

                                  MARKET DATA

   Lockheed Martin common stock is listed on the New York Stock Exchange under the symbol "LMT." COMSAT common stock is listed on the New York Stock Exchange under the symbol "CQ" and on the Chicago and Pacific Stock Exchanges in the U.S. and on the Swiss Exchange in Switzerland. On December 31, 1998, Lockheed Martin effected a two-for-one stock split of its common stock in the form of a stock dividend, and the information presented below for Lockheed Martin has been adjusted to reflect this stock split. The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on the New York Stock Exchange Composite Tape, and the dividends declared on Lockheed Martin common stock and on COMSAT common stock, respectively.

                              Lockheed Martin                      COMSAT
                               Common Stock                     Common Stock
                          -------------------------------- ---------------------------------
                           High        Low       Dividends  High        Low        Dividends
                          ------      ------     --------- ------      ------      ---------
1996:
First Quarter...........  $40 7/16    $36 9/16   $0.20     $25 5/8     $16 3/4     $.195
Second Quarter..........   43 3/8      36 1/2     0.20      33 1/8      23 3/8      .195
Third Quarter...........   45 7/8      38 1/8     0.20      26 1/2      18 3/4      .195
Fourth Quarter..........   48 5/16     42 5/8     0.20      26 3/4      21 1/2      .195
1997:
First Quarter...........  $46 7/16    $41        $0.20     $28 1/2     $23         $.195
Second Quarter..........   52 5/8      39 1/8     0.20      26 11/16    19 5/8      .05
Third Quarter...........   56 23/32    49 3/16    0.20      24 5/16     20 13/16    .05
Fourth Quarter..........   54 7/32     44 1/16    0.20      25 3/4      20 5/16     .05
1998:
First Quarter...........  $58 15/16   $48 3/4    $0.20     $36         $21 5/8    $ .05
Second Quarter..........   58 1/2      49 31/32   0.20      42 3/4      27 3/4      .05
Third Quarter...........   54 1/4      43 5/8     0.20      36 7/8      21 13/16    .05
Fourth Quarter..........   56 3/4      41         0.22      39 5/8      32 7/16     .05
1999:
First Quarter...........  $43         $34 5/8    $0.22     $36 11/16   $27        $ .05
Second Quarter..........   46          33 3/4     0.22      34 7/16     27 13/16    .05
Third Quarter
(through July 9, 1999)..   39 15/16    37 1/8               34 13/16    32 1/2

   The last reported closing sales prices per share on the New York Stock Exchange Composite Tape of Lockheed Martin common stock and COMSAT common stock on September 18, 1998, the last trading day before public announcement of the merger, were $50 and $34 1/8, respectively. On July 9, 1999, the last day for which it was practicable to obtain this information prior to the mailing of this proxy statement/prospectus, the closing sales price per share on the New York Stock Exchange Composite Tape of Lockheed Martin common stock and the COMSAT common stock was $38 and $34, respectively.

  Because the exchange ratio in the merger is fixed and because the market price of Lockheed Martin common stock is subject to fluctuation, the market value of the shares of Lockheed Martin common stock that you will receive in the merger will increase or decrease prior to and following the merger. You are urged to obtain current market quotations for Lockheed Martin common stock and COMSAT common stock. See "Risk Factors--Value of Lockheed Martin Common Stock You will Receive in the Merger will Fluctuate."

                LOCKHEED MARTIN SELECTED HISTORICAL CONSOLIDATED
                             FINANCIAL INFORMATION

   The selected historical financial information of Lockheed Martin for the years 1998, 1997 and 1996 presented below, with the exception of the balance sheet data for 1996, has been derived from the audited consolidated financial statements of Lockheed Martin incorporated by reference in this proxy statement/prospectus. The balance sheet data for 1996 and the financial information for the years 1995 and 1994 have been derived from audited consolidated financial statements previously filed with the SEC but not incorporated by reference in this proxy statement/prospectus. Selected historical financial data for the three month periods ended March 31, 1999 and 1998, with the exception of the balance sheet data for March 31, 1998, have been derived from unaudited condensed consolidated financial statements previously filed with the SEC and incorporated by reference in this proxy statement/prospectus. The balance sheet data for March 31, 1998 have been derived from unaudited condensed consolidated financial statements previously filed with the SEC but not incorporated by reference in this proxy statement/prospectus. In the opinion of Lockheed Martin's management, the interim financial data include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for each of the periods presented. Results for the three month period ended March 31, 1999 are not necessarily indicative of results which may be expected for any other interim period or for the 1999 year as a whole. Lockheed Martin was formed in 1995 from the combination of Lockheed Corporation and Martin Marietta Corporation. Financial information for 1994 was derived from the financial statements of those companies under the pooling of interests method of accounting. The information shown below should be read in conjunction with the historical consolidated financial statements of Lockheed Martin, including the related notes thereto. See "Where You Can Find More Information" on page 111.

                              At or For
                         Three Months Ended                  At or For
                              March 31,               Year Ended December 31,
                         -------------------- ----------------------------------------
                          1999(2)     1998    1998(3) 1997(4)  1996(5) 1995(6) 1994(7)
                         ---------- --------- ------- -------  ------- ------- -------
                                    (In millions, except per share data)
Income Statement Data:
  Net sales............. $   6,188  $   6,217 $26,266 $28,069  $26,875 $22,853 $22,906
  Earnings before
   cumulative effect of
   change in
   accounting...........       268        269   1,001   1,300    1,347     682   1,055
  Net (loss) earnings...       (87)       269   1,001   1,300    1,347     682   1,018
  Net (loss) earnings
   per common share:(1)
    Basic:
      Before cumulative
       effect of change
       in accounting....       .70        .72    2.66   (1.56)    3.40    1.64    2.66
      Net (loss)
       earnings.........      (.23)       .72    2.66   (1.56)    3.40    1.64    2.56
    Diluted:
      Before cumulative
       effect of change
       in accounting....       .70        .71    2.63   (1.56)    3.04    1.54    2.43
      Net (loss)
       earnings.........      (.23)       .71    2.63   (1.56)    3.04    1.54    2.34
  Cash dividends per
   common share(1)......       .22        .20     .82     .80      .80     .67     .57
Balance Sheet Data:
  Total assets.......... $  28,596  $  29,376 $28,744 $28,361  $29,540 $17,558 $17,979
  Short-term
   borrowings...........     1,163      1,132   1,043     494    1,110     --      --
  Current maturities of
   long-term debt.......       884        585     886     876      180     722     285
  Long-term debt........     8,788     10,494   8,957  10,528   10,188   3,010   3,594
  Stockholders' equity..     6,053      5,436   6,137   5,176    6,856   6,433   6,086

--------

(1) All share and per share amounts have been restated to reflect a two-for-one stock split in the form of a stock dividend in December 1998.

(2) Includes the effects of a nonrecurring and unusual pretax gain of $114 million, $74 million after tax, or $.19 per diluted share. Also includes a cumulative effect adjustment related to Lockheed Martin's change in the method of accounting for the costs of start-up activities upon adoption of the American Institute of Certified Public Accountants' Statement of Position No. 98-5, which reduced net earnings by $355 million or $.93 per diluted share.

(3) Includes the effects of a nonrecurring and unusual pretax charge of $233 million, $183 million after tax, or $.48 per diluted share.

(4) Includes the effects of a tax-free gain of $311 million and the effects of nonrecurring and unusual pretax charges of $457 million, $303 million after tax which, on a combined basis, decreased diluted loss per share by $.02. Loss per share also includes the effects of a deemed dividend resulting from a transaction with the holder of Lockheed Martin's series A preferred stock which reduced the basic and diluted per share amounts by $4.93.

(5) Reflects a business combination with Loral Corporation effective April 1996. Includes the effects of a nonrecurring pretax gain of $365 million, $351 million after tax, and nonrecurring pretax charges of $307 million, $209 million after tax which, on a combined basis, increased diluted earnings per share by $.32.

(6) Includes the effects of merger related and consolidation expenses totaling $690 million, $436 million after tax, or $.99 per diluted share.

(7) Includes a cumulative effect adjustment related to Lockheed Martin's change in the method of accounting for its leveraged employee stock ownership plan.

         COMSAT SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

   COMSAT is providing the following consolidated financial information to aid you in analyzing the financial aspects of the merger. This information is derived from COMSAT's audited consolidated financial statements for the years 1994 through 1998. Selected historical financial data for the three month periods ended March 31, 1999 and 1998, with the exception of the balance sheet data for March 31, 1998, have been derived from unaudited condensed consolidated financial statements previously filed with the SEC and incorporated by reference in this proxy statement/prospectus. The balance sheet data for March 31, 1998 have been derived from unaudited condensed consolidated financial statements previously filed with the SEC but not incorporated by reference in this proxy statement/prospectus. In the opinion of COMSAT's management, the interim financial data include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position for each of the periods presented. Results for the three months ended March 31, 1999 are not necessarily indicative of results which may be expected for any other interim period or for the 1999 year as a whole. The information is only a summary, and you should read it in conjunction with COMSAT's historical consolidated financial statements and related notes contained in its annual reports and other information filed with the SEC. See "Where You Can Find More Information" on page 111.

                              At or For
                         Three Months Ended               At or For
                              March 31,            Year Ended December 31,
                         ------------------- ------------------------------------
                           1999      1998     1998  1997(1)   1996   1995   1994
                         --------- --------- ------ -------  ------ ------ ------
                                  (In millions, except per share data)
Summary of Operations:
 Revenues............... $     145 $     145 $  616 $  563   $  545 $  508 $  500
 Operating expenses.....       132       125    557    481      438    388    367
 Operating income.......        13        20     59     82      107    120    133
 Income from continuing
  operations............        12         4     26     29       36     44     69
 Net income (loss)......        12         4     26    (64)       9     38     78
 Earnings (loss) per
  share--assuming
  dilution:
  Income from continuing
   operations...........      0.22      0.07   0.50   0.57     0.74   0.91   1.47
  Net income (loss).....      0.22      0.07   0.50  (1.29)    0.18   0.79   1.65
Balance Sheet Data (at
 end of period):
 Total assets...........     1,686     1,960  1,791  1,895    2,097  2,022  1,851
 Long-term debt.........       368       458    447    462      578    590    511
 Stockholders' equity...       608       641    659    586      842    839    827
Dividends:
 Dividends paid.........         2         2     10     17       38     37     34
 Dividends paid per
  share.................      0.05      0.05   0.20  0.345     0.78   0.78   0.76
 Distribution of Ascent
  Entertainment Group,
  Inc. shares...........       --        --     --     195      --     --     --

--------
(1) COMSAT began accounting for Ascent Entertainment Group, Inc. and substantially all of COMSAT RSI, Inc. as discontinued operations in 1997. Accordingly, all prior periods were restated to present Ascent and COMSAT RSI as discontinued operations.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

   The following unaudited pro forma combined condensed financial statements are based upon Lockheed Martin's and COMSAT's historical consolidated financial statements incorporated by reference in this proxy statement/prospectus, and have been prepared to reflect the tender offer and proposed merger based on the purchase method of accounting. The unaudited pro forma combined condensed statements of earnings, which have been prepared for the three month period ended March 31, 1999 and for the year ended December 31, 1998, give effect to the tender offer and the merger as if they had occurred at the beginning of each of the periods presented. The unaudited pro forma combined condensed balance sheet has been prepared as of March 31, 1999, and gives effect to the tender offer and the merger as if they had occurred on that date. Lockheed Martin prepared the unaudited pro forma adjustments based upon financial data provided by COMSAT, and upon preliminary estimates and assumptions that management of Lockheed Martin believes are reasonable under the circumstances. These pro forma financial statements have been reviewed by management of COMSAT. While no material adjustments are expected to occur to the pro forma financial statements based upon information currently available, events may occur between now and completion of the merger, including among others, developments concerning the privatization of INTELSAT, amendment of the Satellite Act and other items discussed under the caption "Risk Factors," which could materially affect the pro forma adjustments.

   The unaudited pro forma combined condensed financial statements are not necessarily indicative of actual or future financial position or results of operations that would have occurred or will occur upon completion of the tender offer and the merger. Lockheed Martin expects to ultimately dispose of its equity interests in various investment holdings to fund the tender offer. These statements, however, assume the issuance of debt obligations as the funding source because Lockheed Martin presently anticipates that market conditions and contractual limitations on its ability to dispose of the investments make disposition before the tender offer is completed unlikely. In addition, these statements do not include the effects of any estimated transition or restructuring costs which may be incurred in connection with integrating the operations of COMSAT into Lockheed Martin. It is not feasible at this time to estimate the effect of such funding strategies or costs for pro forma purposes. Additionally, the unaudited pro forma combined condensed statements of earnings do not reflect any net cost savings or economies of scale that may have occurred had the merger been completed at the beginning of the respective periods.

   The unaudited pro forma combined condensed financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of Lockheed Martin and COMSAT, including the respective related notes, which are incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information" on page 111.

       Unaudited Pro Forma Combined Condensed Statements of Earnings

                                   For The Three Months Ended March 31, 1999
                         -----------------------------------------------------------------
                         Historical
                          Lockheed  Historical                    Pro Forma      Pro Forma
                           Martin     COMSAT   Reclassifications Adjustments     Combined
                         ---------- ---------- ----------------- -----------     ---------
                                     (In millions, except per share data)
Net sales...............  $ 6,188      $145          $(11)          $  --         $ 6,322
Cost of sales...........    5,701       132             3              10 (B)       5,846
                          -------      ----          ----           -----         -------
Earnings from
 operations.............      487        13           (14)            (10)            476
Other income and
 expenses, net..........      129        17             9              (8)(C)         147
                          -------      ----          ----           -----         -------
                              616        30            (5)            (18)            623
Interest expense........      192        10            (4)             18 (D)         216
                          -------      ----          ----           -----         -------
Earnings before income
 taxes and cumulative
 effect of change in
 accounting.............      424        20            (1)            (36)            407
Taxes on income.........      156         8            (1)             (7)(E)         156
                          -------      ----          ----           -----         -------
Earnings before
 cumulative effect of
 change in accounting...  $   268      $ 12          $ --           $ (29)        $   251
                          =======      ====          ====           =====         =======
Earnings before
 cumulative effect of
 change in accounting
 per common share:
 Basic:
   Weighted average
    shares..............    380.3                                                   407.2
   Earnings before
    cumulative effect of
    change in
    accounting..........    $ .70                                                   $ .62
 Diluted:
   Weighted average
    shares..............    382.6                                                   411.1
   Earnings before
    cumulative effect of
    change in
    accounting..........    $ .70                                                   $ .61
                                     For The Year Ended December 31, 1998
                         -----------------------------------------------------------------
                         Historical
                          Lockheed  Historical                    Pro Forma      Pro Forma
                           Martin     COMSAT   Reclassifications Adjustments     Combined
                         ---------- ---------- ----------------- -----------     ---------
                                     (In millions, except per share data)
Net sales...............  $26,266      $616          $(59)          $  (1)(A)     $26,822
Cost of sales...........   23,914       557             7              53 (A)(B)   24,531
                          -------      ----          ----           -----         -------
Earnings from
 operations.............    2,352        59           (66)            (54)          2,291
Other income and
 expenses, net..........      170        13            51             (31)(C)         203
                          -------      ----          ----           -----         -------
                            2,522        72           (15)            (85)          2,494
Interest expense........      861        40           (15)             73 (D)         959
                          -------      ----          ----           -----         -------
Earnings before income
 taxes..................    1,661        32            --            (158)          1,535
Taxes on income.........      660         6            --             (37)(E)         629
                          -------      ----          ----           -----         -------
Net earnings............  $ 1,001      $ 26          $ --           $(121)        $   906
                          =======      ====          ====           =====         =======
Earnings per common
 share:
 Basic:
   Weighted average
    shares..............    376.5                                                   403.4
   Earnings per share...    $2.66                                                   $2.25
 Diluted:
   Weighted average
    shares..............    381.1                                                   410.4
   Earnings per share...    $2.63                                                   $2.21

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

              Unaudited Pro Forma Combined Condensed Balance Sheet

                                             As of March 31, 1999
                         ------------------------------------------------------------------
                         Historical
                          Lockheed  Historical                    Pro Forma       Pro Forma
                           Martin     COMSAT   Reclassifications Adjustments      Combined
                         ---------- ---------- ----------------- -----------      ---------
                                                 (In millions)
Assets
Current assets:
 Cash and cash
  equivalents...........  $    43     $   43         $  --         $   --          $    86
 Receivables............    4,667        140            --             --            4,807
 Inventories............    3,959         --            --             --            3,959
 Deferred income
  taxes.................    1,108          8            (1)             9 (G)        1,124
 Other current assets...      703         31             1              2 (G)          737
                          -------     ------         -----         ------          -------
   Total current
    assets..............   10,480        222           --              11           10,713
Property, plant and
 equipment..............    3,587        944          (631)            --            3,900
Intangible assets
 related to contracts
 and programs acquired..    1,378         --            --             --            1,378
Cost in excess of net
 assets acquired........    9,462         --            --          1,379 (G)       10,841
Investments in
 affiliates.............      975        393           430            995 (G)        2,793
Other assets............    2,714        127           (11)            41 (G)        2,871
                          -------     ------         -----         ------          -------
                          $28,596     $1,686         $(212)        $2,426          $32,496
                          =======     ======         =====         ======          =======
Liabilities and
 Stockholders' Equity
Current liabilities:
 Accounts payable.......  $ 1,021     $  109         $  16         $   --          $ 1,146
 Customer advances and
  amounts
  in excess of costs
  incurred..............    4,329         --            --             --            4,329
 Salaries, benefits and
  payroll taxes.........      934         --            --             --              934
 Income taxes...........      534          4            (3)            --              535
 Short-term
  borrowings............    1,163         --            --            173 (F)        1,336
 Current maturities of
  long-term debt........      884         30           (30)            --              884
 Due to related
  parties...............       --         32           (32)            --               --
 Other current
  liabilities...........    1,525          7            35             75 (G)(H)     1,642
                          -------     ------         -----         ------          -------
   Total current
    liabilities.........   10,390        182           (14)           248           10,806
Long-term debt..........    8,788        368          (159)         1,021 (F)(G)    10,018
Deferred income taxes...       --        131          (131)            --               --
Deferred investment tax
 credits................       --          6            --             (6)(G)           --
Post-retirement benefit
 liabilities............    1,887         49            --            (17)(G)        1,919
Other liabilities.......    1,478        142           292            470 (G)(H)     2,382
Preferred securities
 issued by a
 subsidiary.............       --        200          (200)            --               --
Stockholders' equity:
 Common stock...........      392        433            --           (406)(H)          419
 Additional paid-in
  capital...............       95         --            --          1,291 (H)        1,386
 Retained earnings......    5,690        252            --           (252)(H)        5,690
 Treasury stock ........       --         (6)           --              6 (H)           --
 Unearned ESOP shares...     (165)        --            --             --             (165)
 Unearned
  compensation..........       --         (4)           --              4 (H)           --
 Accumulated other
  comprehensive
  income................       41        (67)           --             67 (H)           41
                          -------     ------         -----         ------          -------
   Total stockholders'
    equity..............    6,053        608            --            710            7,371
                          -------     ------         -----         ------          -------
                          $28,596     $1,686         $(212)        $2,426          $32,496
                          =======     ======         =====         ======          =======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          Notes To Unaudited Pro Forma

                    Combined Condensed Financial Statements

1. Basis of Presentation

   The unaudited pro forma combined condensed financial statements have been based upon Lockheed Martin's and COMSAT's historical consolidated financial statements, and have been prepared to reflect the tender offer and the proposed merger based on the purchase method of accounting. The unaudited pro forma combined condensed statements of earnings for the three month period ended March 31, 1999 and for the year ended December 31, 1998 have been prepared to give effect to the tender offer and the merger as if they had occurred at the beginning of each of the periods presented. The unaudited pro forma combined condensed balance sheet as of March 31, 1999 has been prepared to give effect to the tender offer and the merger as if they had occurred on that date. Lockheed Martin prepared the unaudited pro forma adjustments based upon financial data provided by COMSAT, and upon preliminary estimates and assumptions that management of Lockheed Martin believes are reasonable under the circumstances. These pro forma financial statements have been reviewed by management of COMSAT. While no material adjustments are expected to occur to the pro forma financial statements based upon information currently available, events may occur between now and completion of the merger, including among others, developments concerning the privatization of INTELSAT, amendment of the Satellite Act and other items discussed under the caption "Risk Factors," which could materially affect the pro forma adjustments.

   The unaudited pro forma combined condensed financial statements are not necessarily indicative of actual or future financial position or results of operations that would have occurred or will occur upon the completion of the tender offer and the merger. The unaudited pro forma combined condensed financial statements are based upon and should be read in conjunction with the historical consolidated financial statements of Lockheed Martin and COMSAT, and the respective related notes, which are incorporated by reference in this proxy statement/prospectus.

2. The Tender Offer and the Merger

A. Purchase Price

   As described in the merger agreement, the tender offer will involve the purchase by Regulus of a non-controlling interest of up to 49%, subject to certain adjustments, of the outstanding shares of COMSAT common stock at a price of $45.50 per share. The merger will involve the exchange of each remaining outstanding share of COMSAT common stock for the right to receive one share of Lockheed Martin common stock. The computation of the purchase price follows (in millions):

      Purchase of 49% of outstanding common shares (25.8 million shares of COMSAT common stock at a price of $45.50 per share)..  $1,173
      Exchange of the remaining 51% of outstanding common shares (26.9 million shares of COMSAT common stock at the conversion ratio of one share of Lockheed Martin common stock at an average market price of $49 per share as of the time that the terms of
       the transaction were announced)................................   1,318
      Assumption of COMSAT's stock options at an amount based on the difference between the average market price of Lockheed Martin common stock used above and the average exercise price of the
       outstanding options............................................     107
      Estimated transaction costs.....................................      25
                                                                        ------
      Total purchase price............................................  $2,623
                                                                        ======

                          Notes To Unaudited Pro Forma

B. Reclassifications

   Reclassifications have been reflected in the unaudited pro forma combined condensed statements of earnings and balance sheet to conform the presentation of investments in affiliates, income tax balances, and other items to the format used by Lockheed Martin.

C. Pro Forma Adjustments

   The following adjustments are provided to reflect the tender offer and merger on a pro forma basis:

     (A) To eliminate sales and cost of sales between Lockheed Martin and COMSAT. No adjustments have been made to eliminate the related intercompany profit in ending inventories and the net intercompany receivables and payables at March 31, 1999, as such amounts are not considered material.

     (B) To record the amortization of cost in excess of net assets acquired (over a composite estimated life of 30 years), and the effects, net of state income tax benefits, of other estimated fair value adjustments, including those related to pensions and post-retirement benefit liabilities.

     (C) To record the amortization of the estimated fair value of investments in affiliates in excess of the underlying recorded values (over a composite estimated life of 30 years), net of state income tax benefits.

     (D) To record interest expense, using an estimated composite interest rate of 6.6%, resulting from the assumed issuance of an estimated $1,173 million in debt obligations to complete the tender offer. If the assumed interest rate was changed by 1/8%, pro forma interest expense for the three months ended March 31, 1999 and the year ended December 31, 1998 would have changed by less than $1 million and approximately $2 million, respectively.

     (E) To record the federal income tax effect, using the 35% statutory rate, related to the net pro forma adjustments other than the amortization of cost in excess of net assets acquired.

     (F) To record the assumed issuance of short-term borrowings and long-term debt obligations to finance the tender offer.

     (G) To adjust the assets and liabilities of COMSAT to their estimated fair values (such estimated fair values are subject to possible adjustment based on continued valuation analyses) as follows (in millions):

      Net assets of COMSAT at March 31, 1999............................ $  608
      Estimated fair value adjustments:
        Deferred income tax assets......................................      9
        Other current assets............................................      2
        Investments in affiliates.......................................    995
        Other assets....................................................     41
        Other current liabilities.......................................    (40)
        Long-term debt..................................................    (21)
        Post-retirement benefit liabilities.............................     17
        Other liabilities...............................................   (367)
        Cost in excess of net assets acquired...........................  1,379
                                                                         ------
      Total purchase price.............................................. $2,623
                                                                         ======

     (H) To eliminate COMSAT's historical equity balances, to record the assumed issuance of 26.9 million shares of Lockheed Martin common stock, at an average market price of $49 per share as of the time that the terms of the transaction were announced, to complete the merger, and to record accrued

                          Notes To Unaudited Pro Forma
  liabilities for the assumption of COMSAT's stock options, at an amount based on the difference between the average market price of Lockheed Martin common stock noted above and the average exercise price of the outstanding options, and estimated transaction costs.

3. Computation of Pro Forma Earnings Per Common Share

                                                    Three
                                                 Months Ended     Year Ended
                                                March 31, 1999 December 31, 1998
                                                -------------- -----------------
                                                      (In millions, except
                                                        per share data)
     Pro Forma Basic Earnings Per Common
      Share:
     Earnings before cumulative effect of
      change in accounting....................      $  251          $  906
                                                    ======          ======
     Average number of common shares outstand-
      ing
      for basic earnings per share............       407.2           403.4
                                                    ======          ======
     Pro forma basic earnings per share before
      cumulative effect of change in account-
      ing ....................................      $  .62          $ 2.25
                                                    ======          ======
     Pro Forma Diluted Earnings Per Common
      Share:
     Earnings before cumulative effect of
      change in accounting....................      $  251          $  906
                                                    ======          ======
     Average number of common shares outstand-
      ing
      for basic earnings per share............       407.2           403.4
     Dilutive stock options--based on the
      treasury stock method...................         3.9             7.0
                                                    ------          ------
     Average number of common shares outstand-
      ing
      for diluted earnings per share..........       411.1           410.4
                                                    ======          ======
     Pro forma diluted earnings per share
      before cumulative effect of change in
      accounting .............................      $  .61          $ 2.21
                                                    ======          ======

                      COMPARISON OF SHAREHOLDERS' RIGHTS

   Upon completion of the merger, unless you properly exercise dissenters' rights, you will become a Lockheed Martin shareholder. Your shareholder rights will be governed by the Maryland General Corporation Law and Lockheed Martin's charter and bylaws, which differ in a number of material respects from your rights as a COMSAT shareholder under the District of Columbia Business Corporation Act and COMSAT's articles of incorporation and bylaws. The following tables summarize the principal differences between the rights of COMSAT shareholders and Lockheed Martin shareholders. Copies of Lockheed Martin's charter and bylaws and COMSAT's articles of incorporation and bylaws are incorporated by reference into this proxy statement/prospectus, and copies will be sent to you upon request. See "Where You Can Find More Information" on page 111.

   Authorized Capital. The total number of authorized shares of capital stock are as follows:

                                         COMSAT             Lockheed Martin
                                  --------------------- -----------------------
                                  Par Value   Shares    Par Value    Shares
                                  --------- ----------- --------- -------------
   Common stock..................    --     100,000,000   $1.00   1,500,000,000
   Preferred stock...............    --       5,000,000     --              --
   Series A preferred stock......    --             --    $1.00      20,000,000
   Series preferred stock........    --             --    $1.00      50,000,000
   Total.........................           105,000,000           1,570,000,000

                      COMSAT Shareholders           Lockheed Martin Shareholders
                      -------------------           ----------------------------
Outstanding Capital
 Stock..............  No class or series of          No class or series of
                      COMSAT preferred stock is      Lockheed Martin preferred
                      currently outstanding.         stock is currently
                                                     outstanding.
                      COMSAT common stock is
                      issued in two series,
                      designated Series I and
                      Series II. Shares of
                      Series I common stock may
                      be issued only to persons
                      who are not authorized
                      carriers. Shares of Series
                      II common stock may be
                      issued only to authorized
                      carriers.

                      The Satellite Act provides
                      that only authorized
                      carriers may own more than
                      10% of the outstanding
                      shares of COMSAT common
                      stock. COMSAT's articles
                      of incorporation authorize
                      COMSAT's Board of
                      Directors to establish an
                      ownership limitation below
                      the 10% statutory maximum.
                      Under this authority,
                      COMSAT's Board of
                      Directors established the
                      ownership limitation at
                      10%. COMSAT's Board of
                      Directors also established
                      a voting limitation
                      preventing holders of more
                      than 5% but less than 10%
                      of COMSAT common stock
                      from voting shares above
                      the 5% threshold.

Number of Directors;
 Term of Office.....  COMSAT has 15 director         Lockheed Martin currently
                      positions, 12 of which are     has 15 directors.
                      elected annually by            Lockheed Martin's Board
                      COMSAT's shareholders for      of Directors may increase
                      one-year terms, and three      or decrease the number of
                      of which are appointed by      directors, so long as the
                      the President of the           Board is not decreased to
                      United States, with the        less than 12. Each
                      advice and consent of the      Lockheed Martin director
                      United States Senate, for      serves until the next
                      three-year terms. In           annual meeting of

                      COMSAT Shareholders           Lockheed Martin Shareholders
                      -------------------           ----------------------------
                      each case, COMSAT             shareholders after his
                      directors serve until         election and until a
                      their successors have         successor has been
                      been appointed and            elected and qualified.
                      qualified.

Election of
 Directors..........  COMSAT's bylaws provide       Lockheed Martin's
                      that you are entitled to      charter provides for
                      cumulate your votes for       cumulative voting in the
                      the election of               election of directors
                      directors. Authorized         only in instances where
                      carrier holders of Series     a single shareholder
                      II common stock are           beneficially owns 40% or
                      entitled to vote              more of shares entitled
                      separately from holders       to vote for the election
                      of Series I common stock      of directors.
                      and elect from one to six
                      directors if the number
                      of shares of Series II
                      common stock outstanding
                      at the record date
                      constitutes 8% or more of
                      the total outstanding
                      shares of COMSAT common
                      stock.

Quorum of
Directors...........  Eight members of COMSAT's     A majority of the
                      Board of Directors are        members of Lockheed
                      generally required to         Martin's Board of
                      constitute a quorum.          Directors is generally
                                                    required to constitute a
                                                    quorum.
Removal of
 Directors..........  None of District of           Lockheed Martin's
                      Columbia law, COMSAT's        charter provides that
                      articles of incorporation     directors may be removed
                      or COMSAT's bylaws            at any time, but only
                      contain any provisions        for cause, by the
                      regarding the removal of      affirmative vote of at
                      directors.                    least 80% of the votes
                                                    that holders of
                                                    outstanding shares are
                                                    entitled to cast in the
                                                    election of directors,
                                                    voting together as one
                                                    class.
Filling Vacancies
 on the Board of
 Directors..........  Vacancies occurring may       Under Maryland law,
                      be filled by a majority       shareholders may elect a
                      vote of the remaining         successor to fill a
                      directors, unless             vacancy on the board of
                      otherwise provided in         directors created by the
                      COMSAT's articles of          removal of a director.
                      incorporation. A director     The successor elected by
                      elected to fill a vacancy     the shareholders serves
                      is elected for his            for the balance of the
                      predecessor's unexpired       removed director's term.
                      term.                         Under Maryland law, as
                                                    well as Lockheed
                      COMSAT's articles of          Martin's charter and
                      incorporation provide         bylaws, a majority of
                      that vacancies of the         the remaining directors
                      COMSAT Board of Directors     may appoint a director
                      are filled as follows:        to fill a vacancy,
                                                    unless the vacancy is
                      . vacancies among the         caused by an increase in
                        Presidential appointees     the size of the Board of
                        are filled by the           Directors, in which case
                        President;                  the vacancy may be
                                                    filled only by majority
                      . vacancies among             vote of the entire
                        directors designated by     Lockheed Martin Board of
                        holders of Series II        Directors. A director
                        common stock are filled     elected by the Board of
                        by a majority vote of       Directors to fill a
                        the remaining directors     vacancy serves until the
                        designated by the           next annual meeting of
                        holders of Series II        shareholders and until
                        common stock, subject       his successor is elected
                        to the limitation on        and qualified.
                        the ability of any
                        single holder of Series
                        II common stock to vote
                        for more than three
                        directors; and

                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
                       . vacancies among
                         directors designated by
                         holders of Series I
                         common stock are filled
                         by a majority vote of
                         the remaining directors
                         designated by the
                         holders of Series I
                         common stock.

Amendment to Charter
 or Articles of
 Incorporation.......  The affirmative vote of      Lockheed Martin's charter
                       two-thirds of the            provides that, except as
                       outstanding shares           described below, a
                       entitled to vote is          majority vote of the
                       required to amend COMSAT's   outstanding shares
                       articles of incorporation.   entitled to vote is
                                                    necessary to amend
                                                    Lockheed Martin's charter.
                       In addition, COMSAT's
                       articles of incorporation    . The affirmative vote of
                       provide that at least ten      80% of the votes of the
                       days before a meeting of       holders of outstanding
                       COMSAT's Board of              shares entitled to vote
                       Directors is called to         in the election of
                       consider an amendment to       directors is required to
                       COMSAT's articles of           amend Sections 3 or 5 of
                       incorporation, notice of       Article V of Lockheed
                       the meeting, including a       Martin's charter
                       statement of the proposed      relating to removal of
                       amendment or of the            directors and the
                       substance of the               general powers of the
                       amendment, must be             Board of Directors.
                       provided to each director,
                       the United States Attorney   . Amendments to Article
                       General, the Chairman of       XIII of Lockheed
                       the FCC and other persons      Martin's charter
                       designated by the              regarding business
                       President of the United        combinations require the
                       States.                        affirmative vote of:

                                                      (a) 80% of the
                                                          outstanding shares
                                                          entitled to vote in
                                                          the election of
                                                          directors, and

                                                      (b) 67% of the
                                                          outstanding shares
                                                          entitled to vote in
                                                          the election of
                                                          directors, excluding
                                                          shares held by
                                                          beneficial owners of
                                                          10% or more of the
                                                          outstanding shares
                                                          of any class or
                                                          series of voting
                                                          stock, and any
                                                          affiliates or
                                                          associates of such
                                                          person,

                                                    unless the amendment is
                                                    approved in advance of
                                                    submission to the
                                                    shareholders by not less
                                                    than two-thirds of
                                                    Lockheed Martin's
                                                    continuing directors.
                                                    Continuing directors are
                                                    directors who were either
                                                    directors prior to the
                                                    time the related person
                                                    became a related person or
                                                    were designated continuing
                                                    directors by a majority of
                                                    the then continuing
                                                    directors.

                                                    . Amendments to Article
                                                      XIV of Lockheed Martin's
                                                      charter regarding
                                                      prohibitions on
                                                      greenmail and other
                                                      transactions requires
                                                      the affirmative vote of
                                                      80% of the votes
                                                      entitled to vote in the
                                                      election of directors.

Amendment of
Bylaws...............  Under COMSAT's articles of   Under Maryland law, the
                       incorporation and bylaws,    power to adopt, amend or
                       COMSAT's                     repeal a corporation's
                                                    bylaws is

                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
                       bylaws may be altered,       vested in the
                       amended or repealed by a     corporation's
                       majority vote of COMSAT's    shareholders, except to
                       Board of Directors at a      the extent the
                       meeting called for that      corporation's charter or
                       purpose. At least five       bylaws vest it in the
                       days before the meeting,     board of directors.
                       notice of the meeting        Lockheed Martin's bylaws
                       stating the substance of     grant Lockheed Martin's
                       the amendment must be sent   Board of Directors
                       to the United States         exclusive power to adopt,
                       Attorney General, the        amend, alter or repeal
                       Chairman of the FCC and      Lockheed Martin's bylaws.
                       other persons designated
                       by the President of the
                       United States.

Advance Notice of
 Director Nominations
 and New  Business...  COMSAT's bylaws provide      For annual or special
                       that, with respect to any    shareholders' meetings,
                       shareholder meeting,         Lockheed Martin's bylaws
                       nominations of persons for   provide that nominations
                       election to COMSAT's Board   of persons for election to
                       of Directors may be made     Lockheed Martin's Board of
                       only by a shareholder of     Directors and the proposal
                       record who is entitled to    of business to be
                       vote and who complies with   considered by shareholders
                       the advance notice           may be made only as
                       procedures set forth in      follows:
                       COMSAT's bylaws. In
                       addition, a director         . pursuant to Lockheed
                       nominee must file with         Martin's notice of the
                       COMSAT's corporate             meeting,
                       secretary a statement of
                       his interests in             . by or at the direction
                       communications common          of Lockheed Martin's
                       carriers in the form           Board of Directors, or
                       required by COMSAT's Board
                       of Directors.                . by a shareholder of
                                                      record who is entitled
                       COMSAT's bylaws provide        to vote at the meeting
                       that the proposal of           who complies with the
                       business at a shareholders     advance notice
                       meeting may be made only       procedures set forth in
                       as follows:                    Lockheed Martin's
                                                      bylaws.
                       . pursuant to COMSAT's
                         notice of the meeting,

                       . by or at the direction
                         of COMSAT's Board of
                         Directors, or

                       . by a shareholder of
                         record who is entitled to
                         vote at the meeting who
                         complies with the advance
                         notice procedures set
                         forth in COMSAT's bylaws.

Shareholder Meetings
 and Notice
 Provisions..........  Under COMSAT's bylaws,       Under Lockheed Martin's
                       special shareholder          bylaws, special
                       meetings may be called at    shareholder meetings may
                       any time by COMSAT's Board   be called at any time by
                       of Directors, by             the Chairman of the Board,
                       resolution or written        the President, the
                       direction of three           Executive Committee of
                       members, the Chairman or     Lockheed Martin's Board of
                       Vice Chairman of COMSAT's    Directors, a majority of
                       Board of Directors, the      Lockheed Martin's Board of
                       President or the Secretary   Directors or by the
                       of COMSAT or by holders of   Secretary at the written
                       not less than one-fifth of   request of shareholders
                       all shares of stock          entitled to cast at least
                       outstanding and entitled     a majority of the votes
                       to vote at the meeting.      entitled to be cast at the
                                                    meeting. Under Maryland
                       COMSAT's bylaws provide      law, unless requested by
                       that notice of a             the shareholders entitled
                       shareholders meeting must    to cast a majority of all
                       be delivered to              the votes at the meeting,
                       shareholders entitled to     a special meeting of
                       vote at the                  shareholders need not be


                      COMSAT Shareholders           Lockheed Martin Shareholders
                      -------------------           ----------------------------
                       meeting not less than 10     called to consider any
                       nor more than 50 days        matter that is
                       before the date of the       substantially the same as
                       meeting.                     a matter voted on at a
                                                    special meeting held
                                                    within the preceding 12
                                                    months.

                                                    Lockheed Martin's bylaws
                                                    provide that notice of a
                                                    shareholders meeting must
                                                    be delivered to
                                                    shareholders not less than
                                                    30 nor more than 90 days
                                                    before the meeting.

Voting by
Shareholders.........  Except for the election of   Under Lockheed Martin's
                       directors and as otherwise   charter, except for
                       provided by statute or       amending a number of
                       COMSAT's articles of         provisions of the charter,
                       incorporation or bylaws,     or as otherwise provided
                       action by COMSAT             in the charter or by
                       shareholders generally is    applicable law, action by
                       taken by a majority vote     Lockheed Martin
                       of the outstanding shares    shareholders generally is
                       present in person or         taken by a majority vote,
                       represented by proxy and     at a meeting at which a
                       entitled to vote. A number   quorum is present. A
                       of extraordinary actions,    number of extraordinary
                       including mergers,           actions, including
                       consolidations and charter   mergers, consolidations
                       amendments, require the      and charter amendments,
                       affirmative vote of two-     that under Maryland law
                       thirds of the votes          would, absent provision in
                       entitled to be cast on the   Lockheed Martin's charter,
                       matter.                      require the affirmative
                                                    vote of two-thirds of the
                                                    votes entitled to be cast
                                                    on the matter, are taken
                                                    by a majority vote of all
                                                    votes entitled to be cast
                                                    on the matter.

Shareholder Action
 Without a Meeting...  Under District of Columbia   Under Maryland law, any
                       law, any action required     action required or
                       or permitted to be taken     permitted to be taken at a
                       at a meeting of              meeting of shareholders
                       shareholders may be taken    may be taken without a
                       without a meeting if a       meeting only if a
                       consent in writing setting   unanimous written consent
                       forth the actions so taken   is signed by each
                       is signed by all of the      shareholder entitled to
                       shareholders entitled to     vote on the matter and a
                       vote on the matter and the   written waiver of any
                       consent is filed with the    right to dissent is signed
                       corporate minutes.           by each shareholder who
                                                    would have been entitled
                                                    to notice of, but could
                                                    not vote at, the meeting.

Business
Combinations.........  The District of Columbia     Under Maryland law, a
                       does not have a business     number of business
                       combination statute.         combinations between a
                                                    Maryland corporation and:

                                                    . any person who
                                                      beneficially owns 10% or
                                                      more of the voting power
                                                      of the corporation's
                                                      shares,

                                                    . an affiliate of the
                                                      corporation who, at any
                                                      time within the two-year
                                                      period before the date
                                                      in question, was the
                                                      beneficial owner of 10%
                                                      or more of the voting
                                                      power of the then-
                                                      outstanding voting stock
                                                      of the corporation, or

                                                    . any affiliate of an
                                                      interested shareholder,

                                                    are prohibited for five
                                                    years after the
                                                    most recent date on which
                                                    the interested shareholder
                                                    became an interested

                     COMSAT Shareholders           Lockheed Martin Shareholders
                     -------------------           ----------------------------
                                                    shareholder, and after
                                                    that time must be
                                                    recommended by the board
                                                    of directors of the
                                                    corporation and approved
                                                    by:

                                                    (a) the affirmative vote
                                                        of at least 80% of the
                                                        votes entitled to be
                                                        cast by holders of its
                                                        outstanding voting
                                                        shares voting together
                                                        as a single voting
                                                        group, and

                                                    (b) two-thirds of the
                                                        votes entitled to be
                                                        cast by holders of the
                                                        outstanding voting
                                                        shares, other than
                                                        shares held by the
                                                        interested shareholder
                                                        with whom the business
                                                        combination is to be
                                                        effected;

                                                    unless the "fair price"
                                                    provisions are complied
                                                    with or the business
                                                    combination is either
                                                    approved or exempted by
                                                    the board of directors
                                                    before the interested
                                                    shareholder becomes an
                                                    interested shareholder.
                                                    Business combinations
                                                    include mergers,
                                                    consolidations, share
                                                    exchanges or, in certain
                                                    circumstances, asset
                                                    transfers or issuances or
                                                    reclassifications of
                                                    equity securities.

                                                    In addition to Maryland
                                                    law requirements, Lockheed
                                                    Martin's charter also
                                                    contains a provision
                                                    requiring that any
                                                    business combination
                                                    between Lockheed Martin
                                                    and a related person must
                                                    be approved by 80% of the
                                                    outstanding shares of
                                                    voting stock and by not
                                                    less than 67% of the
                                                    outstanding shares of
                                                    voting stock not owned by
                                                    the related person. This
                                                    provision does not apply
                                                    to a business combination
                                                    approved by a two-thirds
                                                    vote of the continuing
                                                    directors or if the
                                                    consideration received by
                                                    the shareholders other
                                                    than the related person is
                                                    not less than the highest
                                                    price per share paid by
                                                    the related person before
                                                    the business combination
                                                    and a proxy statement
                                                    complying with the
                                                    regulations of the
                                                    Exchange Act shall have
                                                    been sent to all
                                                    shareholders. Under
                                                    Lockheed Martin's charter,
                                                    this provision may be
                                                    amended only by the same
                                                    two supermajority votes
                                                    required for approval of a
                                                    business combination.

                                                    The business combination
                                                    statute could have the
                                                    effect of discouraging
                                                    unsolicited offers to
                                                    acquire Lockheed Martin
                                                    and of increasing the
                                                    difficulty of consummating
                                                    an unsolicited offer.


                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
Control Share
Acquisitions.........  The District of Columbia     Maryland law provides that
                       does not have a control      control shares of a
                       share acquisition statute.   Maryland corporation
                                                    acquired in a control
                                                    share acquisition have no
                                                    voting rights except to
                                                    the extent approved by a
                                                    vote of two-thirds of the
                                                    votes entitled to be cast
                                                    by shareholders, excluding
                                                    shares of stock as to
                                                    which the acquiring
                                                    person, officers of the
                                                    corporation and directors
                                                    of the corporation who are
                                                    employees of the
                                                    corporation are entitled
                                                    to exercise or direct the
                                                    exercise of the voting
                                                    power of the shares in the
                                                    election of directors.

                                                    Control shares are voting
                                                    shares of stock that, if
                                                    aggregated with all other
                                                    shares of stock previously
                                                    acquired by a person,
                                                    would entitle the
                                                    acquiring person to
                                                    exercise voting power in
                                                    electing directors within
                                                    one of the following
                                                    ranges of voting power:

                                                    . one-fifth or more but
                                                      less than one-third,

                                                    . one-third or more but
                                                      less than a majority or

                                                    . a majority of all voting
                                                      power.

                                                    Control shares do not
                                                    include shares which the
                                                    acquiring person is
                                                    entitled to vote as a
                                                    result of having
                                                    previously obtained
                                                    shareholder approval. A
                                                    control share acquisition
                                                    generally means the
                                                    acquisition of control
                                                    shares.

                                                    A person who has made or
                                                    proposes to make a control
                                                    share acquisition, upon
                                                    satisfaction of a number
                                                    of conditions, may compel
                                                    the board of directors to
                                                    call a special meeting of
                                                    shareholders to be held
                                                    within 30 to 50 days of
                                                    the demand to consider the
                                                    voting rights of the
                                                    control shares.

                                                    If voting rights are not
                                                    approved at the meeting or
                                                    if an acquiring person
                                                    statement has been
                                                    delivered as required by
                                                    Maryland law, then, in
                                                    general, the corporation
                                                    may redeem any or all of
                                                    the control shares, except
                                                    those for which voting
                                                    rights have previously
                                                    been approved, for fair
                                                    value determined, without
                                                    regard to voting rights,
                                                    as of the date of the last
                                                    control share acquisition
                                                    or of any meeting of
                                                    shareholders at which the
                                                    voting rights of the
                                                    control shares are
                                                    considered and not
                                                    approved. If voting rights
                                                    for control shares are

                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
                                                    approved at a shareholders
                                                    meeting and the acquiring
                                                    person becomes entitled to
                                                    vote a majority of the
                                                    shares entitled to vote,
                                                    all other shareholders may
                                                    exercise appraisal rights.
                                                    The fair value of the
                                                    shares as determined for
                                                    purposes of appraisal
                                                    rights may not be less
                                                    than the highest price per
                                                    share paid in the control
                                                    share acquisition.

                                                    The control share
                                                    acquisition statute does
                                                    not apply to shares
                                                    acquired in a merger,
                                                    consolidation or share
                                                    exchange if the
                                                    corporation is a party to
                                                    the transaction or to
                                                    acquisitions approved or
                                                    excepted by the charter or
                                                    the bylaws of the
                                                    corporation.

                                                    The control share
                                                    acquisition statute could
                                                    have the effect of
                                                    discouraging unsolicited
                                                    offers to acquire Lockheed
                                                    Martin and of increasing
                                                    the difficulty of
                                                    consummating an
                                                    unsolicited offer.

Indemnification and
 Limitation of
 Liability...........  Under District of Columbia   Lockheed Martin's charter
                       law a corporation has the    limits the monetary
                       power to indemnify its       liability of both officers
                       current and former           and directors to the
                       directors and officers and   maximum extent permissible
                       other people who may have    under Maryland law. To the
                       served at the                extent that it is proved
                       corporation's request as a   that the person received
                       director or officer of       an improper benefit or
                       another corporation in       profit in money, property
                       which the corporation owns   or services, the liability
                       shares of capital stock or   limitation is not
                       of which it is a creditor    applicable for the amount
                       against expenses actually    of benefit or profit so
                       and necessarily incurred     received. In addition, the
                       by them in connection with   liability limitation is
                       the defense of any           not applicable if a
                       proceeding in which they     judgment or other final
                       are a party, by reason of    adjudication adverse to
                       being or having been a       the person is entered in a
                       director or officer of the   proceeding based on a
                       corporation, or of another   finding that the person's
                       corporation, except in       action or failure to act
                       relation to matters as to    was the result of active
                       which the person shall be    and deliberate dishonesty
                       adjudged in the proceeding   and was material to the
                       to be liable for             cause of action.
                       negligence or misconduct
                       in the performance of        Under Maryland law, unless
                       duty.                        limited by the charter,
                                                    indemnification is
                       COMSAT's articles of         mandatory if a director or
                       incorporation provide        an officer is successful
                       that, to the fullest         on the merits or otherwise
                       extent permitted by law,     in the defense of any
                       any person who was or is a   proceeding by reason of
                       party to any proceeding      his service as a director
                       brought by COMSAT, by        or officer unless
                       reason of the fact that      indemnification is not
                       the person is a director,    otherwise permitted as
                       advisory director or         described in the following
                       officer of COMSAT, or by     sentence. Indemnification
                       reason of any action         is permissive unless it is
                       alleged to have been taken   established that:
                       or omitted in that
                       capacity, shall be           . the act or omission of
                       indemnified, against           the director or officer
                       costs, reasonably incurred     was material to the
                       by him in connection with      matter giving rise to
                       the defense or settlement      the proceeding and was
                       of any proceeding;             committed in bad faith
                       provided that no               or was the result of
                       indemnification will be        active and deliberate
                                                      dishonesty,


                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
                       made in any matter where     . the director or officer
                       the person will have been      actually received an
                       judged liable for              improper personal
                       negligence or misconduct       benefit in money,
                       in the performance of          property or services, or
                       duty. COMSAT's Board of
                       Directors may indemnify      . in the case of a
                       other persons.                 criminal proceeding, the
                                                      director or officer had
                       COMSAT's articles of           reasonable cause to
                       incorporation provide          believe his act or
                       that, to the full extent       omission was unlawful.
                       permitted by law, upon
                       request, COMSAT shall pay    In addition to the
                       costs, charges and           foregoing, a court may
                       expenses incurred by any     order indemnification if
                       person entitled to           it determines that the
                       indemnification in advance   director or officer is
                       of the final disposition     fairly and reasonably
                       of any proceeding upon       entitled to
                       receipt of an undertaking    indemnification in view of
                       by or on behalf of the       all the relevant
                       person to repay all          circumstances, whether or
                       amounts so advanced in the   not the director or
                       event that it shall          officer has met the
                       ultimately be determined     standards of conduct set
                       that he is not entitled to   forth in the preceding
                       be indemnified. COMSAT may   sentence or has been
                       also pay the costs,          adjudged liable on the
                       charges and expenses         basis that a personal
                       incurred by any other        benefit was improperly
                       person COMSAT indemnifies.   received in a proceeding
                                                    charging improper personal
                                                    benefit to the director or
                                                    the officer. If the
                                                    proceeding was an action
                                                    by or in the right of the
                                                    corporation or involved a
                                                    determination that the
                                                    director or officer
                                                    received an improper
                                                    personal benefit, however,
                                                    no indemnification may be
                                                    made if the individual is
                                                    adjudged liable to the
                                                    corporation, except to the
                                                    extent of expenses
                                                    approved by a court.

                                                    Under Maryland law, where
                                                    indemnification is
                                                    permissible, it must be
                                                    authorized by:

                                                    . a majority vote of a
                                                      quorum consisting of
                                                      directors who are not
                                                      parties to the
                                                      proceeding, or a
                                                      majority vote of a
                                                      disinterested committee
                                                      of the board if a quorum
                                                      cannot be obtained;

                                                    . special legal counsel
                                                      selected by the board of
                                                      directors or by a
                                                      committee of the board,
                                                      or a majority of the
                                                      full board if a quorum
                                                      of the board cannot be
                                                      obtained and the
                                                      committee cannot be
                                                      established; or

                                                    . a vote of the
                                                      shareholders other than
                                                      those shareholder-
                                                      directors who are party
                                                      to the proceedings.

                                                    Under Maryland law,
                                                    expenses may be advanced
                                                    to a director, and to an
                                                    officer, employee or agent
                                                    who is not a director, to
                                                    the same extent that they
                                                    may be advanced to a
                                                    director, unless limited
                                                    by the charter. Advances
                                                    to officers, employees and
                                                    agents may be generally
                                                    authorized in the
                                                    corporation's charter or
                                                    bylaws, by action of the
                                                    board of directors or by
                                                    contract.


                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
Dissenters' or
 Appraisal Rights....  Under District of Columbia   Under Maryland law,
                       law, if you do not consent   shareholders have the
                       to a merger or               right to demand and to
                       consolidation and follow     receive payment of the
                       all required procedures,     fair value of their stock
                       you are entitled to          in the event of:
                       appraisal rights under
                       which you may receive cash   . a merger or
                       in the amount of the fair      consolidation,
                       market value of your
                       shares instead of the        . a share exchange,
                       consideration you would
                       otherwise receive in the     . certain sales of all or
                       transaction. Under             substantially all of the
                       District of Columbia law,      assets,
                       appraisal rights are
                       available to you in          . a charter amendment
                       connection with the            altering contract rights
                       merger.                        of outstanding stock, as
                                                      expressly set forth in
                                                      the charter, and
                                                      substantially adversely
                                                      affecting the
                                                      shareholder's rights,
                                                      unless, as is the case
                                                      with Lockheed Martin's
                                                      charter, the right to do
                                                      so is reserved in the
                                                      charter, or

                                                    . certain business
                                                      combinations with
                                                      interested shareholders
                                                      that are subject to or
                                                      exempted from Maryland's
                                                      business combination
                                                      statute and in
                                                      connection with the
                                                      approval of voting
                                                      rights of certain
                                                      shareholders under
                                                      Maryland's control share
                                                      acquisition statute.

                                                    Except with respect to
                                                    certain business
                                                    combinations and in
                                                    connection with appraisal
                                                    and dissenters' rights
                                                    existing as a result of
                                                    Maryland's control share
                                                    acquisition statute, the
                                                    right to demand and
                                                    receive payment of fair
                                                    value does not apply to
                                                    the following:

                                                    . stock listed on a
                                                      national securities
                                                      exchange or NASDAQ;

                                                    . stock of the successor
                                                      in a merger, unless the
                                                      merger alters the
                                                      contract rights of the
                                                      stock and the charter
                                                      does not reserve the
                                                      right to do so or
                                                      converts the stock in
                                                      whole or in part into
                                                      something other than
                                                      stock, cash, scrip or
                                                      other interests, or

                                                    . stock of an open-end
                                                      investment company
                                                      registered with the SEC
                                                      under the Investment
                                                      Company Act of 1940 and
                                                      the stock is valued in
                                                      the transaction at its
                                                      net asset value.

                                                    Except in the case of
                                                    appraisal and dissenters'
                                                    rights existing as a
                                                    result of Maryland's
                                                    control share acquisition
                                                    statute, these rights are
                                                    available only when the
                                                    shareholder files with the
                                                    corporation a timely,
                                                    written objection to


                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
                                                    the transaction and does
                                                    not vote in favor of the
                                                    transaction. In addition,
                                                    the shareholder must make
                                                    a demand on the successor
                                                    corporation for payment of
                                                    the stock within 20 days
                                                    of the acceptance of
                                                    articles of incorporation
                                                    by the state.

Prohibition on
 Payment of
 Greenmail...........  COMSAT's articles of         Lockheed Martin's charter
                       incorporation do not         contains a provision
                       contain a prohibition on     requiring approval by the
                       the payment of greenmail.    affirmative vote of
                                                    holders of a majority of
                                                    outstanding shares of
                                                    voting stock of any
                                                    purchase by Lockheed
                                                    Martin of shares of stock
                                                    entitled to vote from an
                                                    owner of 5% or more of
                                                    outstanding shares of
                                                    voting stock who
                                                    beneficially owned the
                                                    shares for less than two
                                                    years at a price per share
                                                    in excess of the market
                                                    price for the shares at
                                                    such time. Approval is
                                                    also required for certain
                                                    other transactions with
                                                    the shareholder,
                                                    including, but not limited
                                                    to, a merger or
                                                    consolidation, or the sale
                                                    or transfer of more than
                                                    $10 million of assets or
                                                    equity securities. In
                                                    either case, shares owned
                                                    the beneficial owner of 5%
                                                    or more of outstanding
                                                    shares of voting stock are
                                                    not permitted to vote or
                                                    taken into account. Under
                                                    Lockheed Martin's charter,
                                                    this provision may be
                                                    amended or repealed only
                                                    by the affirmative vote of
                                                    holders of at least 80% of
                                                    the outstanding shares of
                                                    voting stock.

                                                    Lockheed Martin's charter
                                                    further provides that if
                                                    any person other than
                                                    Lockheed Martin or certain
                                                    of its affiliates
                                                    beneficially owns voting
                                                    stock representing 40% or
                                                    more of the votes entitled
                                                    to be cast by all the
                                                    holders of outstanding
                                                    shares of voting stock,
                                                    the directors of Lockheed
                                                    Martin will be elected by
                                                    cumulative voting and one
                                                    or more candidates may be
                                                    nominated by certain
                                                    disinterested directors,
                                                    or by any beneficial owner
                                                    of voting stock having an
                                                    aggregate market price of
                                                    $250,000 or more.

Dividends............  District of Columbia law     Maryland law permits a
                       permits a corporation to     corporation to make a
                       declare and pay dividends    distribution, including
                       except when the              dividends, redemptions or
                       corporation is insolvent     stock repurchases, unless
                       or its net assets are less   prohibited by its charter
                       than its stated capital,     or, if following the
                       or when the dividend         distribution, the
                       payments would render the    corporation would not be
                       corporation insolvent or     able to pay its debts in
                       reduce its net assets        the ordinary course as
                       below its stated capital.    they become due or the
                                                    corporation's total assets
                                                    would be less

                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
                                                    than the sum of its
                                                    liabilities and, unless
                                                    the charter provides
                                                    otherwise, senior
                                                    liquidation preferences.
                                                    For purposes of
                                                    determining whether a
                                                    distribution is lawful,
                                                    the corporation's assets
                                                    may be based upon fair
                                                    value or any other method
                                                    of valuation that is
                                                    reasonable under the
                                                    circumstances.

Right to Examine
 Shareholder List....  Under District of Columbia   Under Maryland law, any
                       law, record holders of at    one or more persons who
                       least 5% of all the          for at least six months
                       outstanding shares of a      have been the record
                       corporation are entitled     holders of at least 5% of
                       to examine and copy a        any class of stock are
                       corporation's shareholder    entitled to inspect and
                       list. In accordance with     copy the corporation's
                       the Satellite Act,           stock ledger and if the
                       COMSAT's articles of         corporation does not
                       incorporation provide that   maintain its stock ledger
                       any COMSAT shareholder has   at its principal place of
                       the right to examine and     business, to request in
                       copy COMSAT's shareholder    writing a shareholder
                       list. In addition,           list. Following the
                       COMSAT's bylaws provide      request, the corporation
                       that at least five days      has 20 days to produce a
                       before each shareholders     shareholder list with
                       meeting, the corporate       names, addresses and
                       secretary must prepare a     numbers of shares of each
                       shareholders list.           class owned. In addition,
                                                    under Lockheed Martin's
                                                    bylaws, the corporate
                                                    secretary must furnish a
                                                    shareholder list at each
                                                    meeting.

Interested Director
 Transactions........  The District of Columbia     Under Maryland law,
                       does not have any            certain contracts or
                       provisions regulating        transactions in which one
                       interested director          or more of a corporation's
                       transactions. However,       directors has an interest
                       COMSAT's articles of         are not void or voidable
                       incorporation provide that   by virtue of the interest
                       no director may              of the corporation's
                       participate in the           directors if ratified by a
                       negotiation of any           majority of disinterested
                       contract between COMSAT      shareholders or a majority
                       and any entity in which      of disinterested members
                       the director has a           of the board of directors
                       substantial financial        or a committee of the
                       interest or of which the     board if the material
                       interested director is a     facts are disclosed or
                       director, trustee or         known by the board or the
                       employee. A director has a   contract or transaction
                       duty to advise COMSAT's      was fair and reasonable to
                       Board of Directors or any    the corporation at the
                       committee of the board of    time it was approved.
                       any interest the director
                       has in a contract that
                       COMSAT's Board of
                       Directors or committee
                       propose to act upon at a
                       meeting at which the
                       director will not be
                       present and, if the
                       director is present, at
                       the meeting he must advise
                       COMSAT's Board of
                       Directors or committee of
                       his interest and abstain
                       from participation in any
                       discussion of or vote upon
                       the contract. If a
                       director knowingly
                       violates the foregoing and
                       the contract was unfair to
                       COMSAT at the time it was
                       entered into, the director
                       is liable to COMSAT for
                       any damages that result
                       from the unfairness.


                       COMSAT Shareholders          Lockheed Martin Shareholders
                       -------------------          ----------------------------
Preemptive Rights....  Under District of Columbia   Under Maryland law as in
                       law, the preemptive right    effect at the time
                       of a shareholder to          Lockheed Martin was
                       acquire additional shares    incorporated, subject to
                       of a corporation             several statutory
                       may be limited or denied     exceptions, the preemptive
                       to the extent provided in    right of a shareholder to
                       a corporation's charter.     acquire additional shares
                       COMSAT's articles of         of a corporation could be
                       incorporation expressly      limited or denied to the
                       deny preemptive rights to    extent provided in a
                       shareholders.                corporation's charter.
                                                    Lockheed Martin's charter
                                                    denies preemptive rights
                                                    to holders of any class of
                                                    stock.

Unsolicited
Takeovers............  The District of Columbia     The Maryland legislature
                       does not have an             has passed a bill
                       unsolicited takeovers        regarding unsolicited
                       statute.                     takeovers which, became
                                                    effective on June 1, 1999.
                                                    Under the proposed bill,
                                                    Maryland corporations may
                                                    elect to be subject to any
                                                    or all of its provisions
                                                    by a resolution of the
                                                    board of directors or a
                                                    provision in its charter
                                                    or bylaws. Currently,
                                                    Lockheed Martin's Board of
                                                    Directors has not
                                                    considered whether it will
                                                    elect to be subject to any
                                                    or all of the provisions
                                                    in the bill. The bill
                                                    contains the following
                                                    provisions:

                                                    . The board of directors
                                                      may establish a
                                                      stockholder rights plan
                                                      or "poison pill."

                                                    . A corporation electing
                                                      to be subject to the
                                                      bill must divide its
                                                      board of directors into
                                                      3 classes with each
                                                      class serving a
                                                      staggered 3 year term.

                                                    . Removal of a director on
                                                      a staggered board must
                                                      be for cause and
                                                      requires a two-thirds
                                                      vote of all votes
                                                      entitled to be cast by
                                                      shareholders generally
                                                      in the election of
                                                      directors.

                                                    . The number of directors
                                                      may be fixed only by the
                                                      board of directors.

                                                    . The secretary may call a
                                                      special shareholders
                                                      meeting only on the
                                                      written request of
                                                      shareholders entitled to
                                                      cast at least a majority
                                                      of the votes entitled to
                                                      be cast at the meeting
                                                      that satisfy certain
                                                      procedural requirements.

                        OWNERSHIP OF COMSAT COMMON STOCK

Record Date

   On July 20, 1999, the record date, there were approximately    shares of
COMSAT common stock outstanding. Of this number,    were Series II shares and
approximately    were Series I shares. Series II shares are shares held by FCC authorized communications common carriers. Series I shares are held by other persons.

Beneficial Ownership of Principal Shareholders and Management

 Beneficial Owners.

   COMSAT has reviewed the Schedules 13G or 13D filed with the SEC as of June 1, 1999, the most recent practicable date for this information. COMSAT believes that the following table includes a complete list of the persons that beneficially owned more than 5% of COMSAT's common stock on that date.

Name and Address                         Amount and Nature of
of Beneficial Owner                     Beneficial Ownership(1) Percent of Class
--------------------------------------- ----------------------- ----------------
FMR Corp(2)............................        3,975,812              7.54%
Cramer Rosenthal McGlynn(3)............        3,485,955              6.61
Morgan Stanley
 Dean Witter & Co.(4)..................        3,355,632              6.37

--------
(1) Each number in this column has been rounded to the nearest whole share.
(2) FMR Corp., a Massachusetts corporation, is located at 82 Devonshire Street, Boston, Massachusetts 02109. FMR filed an amendment to its Schedule 13D on February 25, 1999 reporting on a voluntary basis that FMR and Fidelity International Limited, a Bermuda company, may be deemed to have jointly owned as of that date a total of 3,975,812 shares of COMSAT common stock.
(3) Cramer Rosenthal McGlynn, a New York limited liability company, is located at 707 Westchester Avenue, White Plains, New York 10604. The company filed a Schedule 13G on March 15, 1999 reporting beneficial ownership of 3,485,955 shares of COMSAT common stock.
(4) Morgan Stanley Dean Witter & Co., a Delaware corporation, is located at 1585 Broadway, New York, New York 10036. Morgan Stanley Dean Witter Investment Management Limited, organized under the laws of England, is a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. that is located at 25 Cabot Square, Canary Wharf, London E14 4QA, England. The two companies filed a joint amendment to Schedule 13G on February 10, 1999 in which it was reported that the two companies together beneficially owned an aggregate of 3,355,632 shares of COMSAT common stock. Of this amount, Morgan Stanley Dean Witter Investment Management Limited beneficially owned an aggregate of 3,204,637 shares of COMSAT common stock.

 Management.

   The following table sets forth information as of June 1, 1999, the most recent practicable date for this information, regarding the beneficial ownership of COMSAT's common stock by all directors, by each of the named executive officers, and by all directors and executive officers as a group. Under the rules of the SEC, beneficial ownership includes any shares over which an individual has sole or shared voting or investment power, and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

                                                        Amount and Nature of
      Name(1)                                          Beneficial Ownership(2)
      ------------------------------------------------ -----------------------
      Betty C. Alewine................................          388,185(3)
      Marcus C. Bennett...............................            2,480
      Lucy Wilson Benson..............................           40,485
      Edwin I. Colodny................................           47,749
      Lawrence S. Eagleburger.........................           13,102
      Allen E. Flower.................................          124,203(4)
      Neal B. Freeman.................................           32,165
      Caleb B. Hurtt..................................            8,441
      Dwight E. Jasmann...............................            9,571(5)
      Peter S. Knight.................................           13,402
      Peter W. Likins.................................           38,335(6)
      Charles T. Manatt...............................           13,902
      John H. Mattingly...............................           48,076(7)
      Benjamin A. Pontano.............................           48,937(8)
      Larry G. Schafran...............................            7,480(9)
      Robert G. Schwartz..............................           44,285
      Kathryn C. Turner...............................            4,480
      Guy P. Wyser-Pratte.............................        2,020,780(10)
      Warren Y. Zeger.................................          172,161(11)
      All directors and executive officers as a group
       (22 persons)...................................        3,103,982(12)

--------
 (1) Unless otherwise indicated, each person has sole voting and investment power over the shares listed, and no director or executive officer beneficially owns more than 1.0% of COMSAT's common stock.

 (2) Each number in this column has been rounded to the nearest whole share. The following non-employee directors elected to defer receipt of their 1,000 share annual retainer for 1998 and instead received phantom stock units which are not included in their beneficial ownership of COMSAT common stock: Mr. Bennett; Mrs. Benson; Mr. Eagleburger; Mr. Hurtt; Mr. Knight; Mr. Manatt; and Mr. Schafran. Beneficial ownership of COMSAT common stock includes shares that may be acquired within 60 days after June 1, 1999 through the exercise of options as follows: Mrs. Alewine, 266,743 shares; Mr. Bennett, 2,480 shares; Mrs. Benson, 34,725 shares; Mr. Colodny, 43,408 shares; Mr. Eagleburger, 12,402 shares; Mr. Flower, 99,266 shares; Mr. Freeman, 29,765 shares; Mr. Hurtt, 7,441 shares; Mr. Jasmann, 7,752 shares; Mr. Knight, 12,402 shares; Dr. Likins, 31,005 shares; Mr. Manatt, 12,402 shares; Mr. Mattingly, 33,524 shares; Dr. Pontano, 33,515 shares; Mr. Schafran, 2,480 shares; Mr. Schwartz, 34,725 shares; Ms. Turner, 2,480 shares; Mr. Wyser-Pratte, 2,480 shares; Mr. Zeger, 149,052 shares; and all directors and executive officers as a group, 827,988 shares. The number of option shares and shares awarded under COMSAT benefit plans which are restricted against transfer that are included as beneficially owned have been adjusted to give effect to the Ascent spin-off to COMSAT shareholders on June 27, 1997. All outstanding options and restricted shares held on that date were adjusted by multiplying the number of options or shares held by an adjustment ratio of 1.2402.

 (3) Includes 23,666 shares which are restricted against transfer and 1,577 shares which are held in COMSAT's Savings and Profit-Sharing Plan as of June 1, 1999.

 (4) Includes 12,957 shares which are restricted against transfer and 1,318 shares which are held in COMSAT's Savings and Profit-Sharing Plan as of June 1, 1999.

 (5) Includes 121 shares which are held in COMSAT's Savings and Profit-Sharing Plan as of June 1, 1999. Mr. Jasmann resigned in February 1998.
 (6) Includes 2,850 shares over which Dr. Likins shares voting power and investment power with Mrs. Likins.

 (7) Includes 7,984 shares which are restricted against transfer and 1,123 shares which are held in COMSAT's Savings and Profit-Sharing Plan as of June 1, 1999. Includes 500 shares held by Mr. Mattingly's mother of which Mr. Mattingly disclaims beneficial ownership.

 (8) Includes 4,000 shares which are restricted against transfer and 640 shares which are held in COMSAT's Savings and Profit-Sharing Plan as of June 1, 1999.
 (9) Includes 5,000 shares held by Mrs. Schafran of which Mr. Schafran disclaims beneficial ownership.

(10) Includes 1,961,300 shares owned by investment partnerships and other managed accounts for which Wyser-Pratte Management Co., Inc. and its affiliates are the general partner or investment manager. Mr. Wyser-Pratte beneficially owned 3.83% of COMSAT's outstanding common stock as of June 1, 1999.

(11) Includes 13,453 shares which are restricted against transfer and 1,483 shares which are held in COMSAT's Savings and Profit-Sharing Plan as of June 1, 1999.

(12) Includes 5,500 shares with respect to which beneficial ownership is disclaimed. Also includes an aggregate of 70,056 shares which are restricted against transfer and 6,833 shares which are held in COMSAT's Savings and Profit-Sharing Plan as of June 1, 1999. All directors and executive officers as a group beneficially owned 5.89% of COMSAT's outstanding common stock as of June 1, 1999.

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Ownership and Voting Limitations

   To ensure that COMSAT common stock is widely held, there are specific limitations on ownership of COMSAT common stock. The Satellite Act provides that, unless you are a communications common carrier authorized to hold shares by the FCC, no shareholder, or any syndicate or affiliated group of shareholders, may own more than 10% of the aggregate number of outstanding shares of COMSAT common stock.

   COMSAT's articles of incorporation authorize its Board of Directors to establish an ownership limitation on COMSAT common stock below this 10% statutory maximum. The COMSAT Board of Directors has set the ownership limitation at 10% and has also established a voting limitation of 5%. The voting limitation means that shares owned in excess of the 5% limitation, but not in excess of the 10% limitation, may not be voted by the shareholder. These excess shares will be voted proportionately with all other shares of COMSAT common stock voted on any given matter.

                         ITEM 2. ELECTION OF DIRECTORS

Board of Directors

 Composition.

   The Satellite Act provides that the COMSAT Board of Directors will consist of 15 directors. Of these, 12 are to be elected annually by the shareholders for terms of one year. The remaining three are to be appointed by the President of the United States, with the advice and consent of the U.S. Senate, for terms of three years and, in each case, until their successors have been appointed and qualified.

 Attendance.

   The COMSAT Board of Directors met eight times in 1998. All incumbent directors, except Mr. Eagleburger, attended 75% or more of the meetings of the Board of Directors and the meetings of committees of the Board of Directors of which they were members in 1998.

Voting for Directors

 Voting at the Annual Meeting.

   At the annual meeting, 12 directors will be elected to serve until the 2000 Annual Meeting of COMSAT shareholders. This year all shareholders will vote together for the election of directors because the number of Series II shares outstanding on July 20, 1999, the record date, constituted less than 8% of the total outstanding shares on that date, as required under the Satellite Act.

   COMSAT's management has been authorized by the Board of Directors to solicit proxies in favor of the election of the 12 nominees listed in this proxy statement/prospectus. For biographical information about these nominees, please refer to "Nominees For Election As Directors" on page 87. Each of these nominees currently serves as a director. For biographical information about the two Presidentially-appointed directors, please refer to "Presidentially-Appointed Directors" on page 89.

 Your Voting Options.

   You may vote the total number of shares of COMSAT common stock you hold for each of 12 nominees. Alternatively, you may cumulate your votes. This means that you may give one nominee a total number of votes equal to the number of shares you hold multiplied by 12. Or, you may distribute this total number of votes among any number of nominees not exceeding 12. In any case, if you own more than 5% of COMSAT's common stock, you will have to comply with the 5% voting limitation described under "Ownership of COMSAT Common Stock."

   If you leave the Election of Directors section of your proxy card blank, your shares will be voted for the 12 nominees listed on the proxy card. COMSAT does not currently expect that any of the 12 nominees will

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become unavailable for election. If this changes, the proxy holders will designate a substitute nominee and will vote the shares represented by proxies for this substitute nominee. The proxy holders may decide to vote the shares cumulatively for fewer than 12 of the nominees.

 Shareholders Agreement.

   Under the shareholders agreement with Lockheed Martin, COMSAT has agreed that, if the tender offer is completed, three individuals designated by Lockheed Martin will be elected to the COMSAT Board of Directors and one of the three individuals will be appointed to serve on each committee of the COMSAT Board of Directors. It is anticipated that, following the tender offer, Messrs. Bennett and Hurtt will serve as two of the three directors on the COMSAT Board of Directors which Lockheed Martin will be entitled to designate under the shareholders agreement.

Requirements for Nominations and Shareholder Proposals

 Generally.

   COMSAT's bylaws require that you provide advance notice of director nominations or proposals which you would like to have brought before an annual meeting of shareholders. COMSAT's general rule is that you must deliver certain information concerning yourself and any director nomination or shareholder proposal to COMSAT within a certain time period. This period runs at least 60 and not more than 90 days prior to the date that is the anniversary date of the immediately preceding annual meeting of shareholders.

   If the annual meeting is scheduled to be held on a date that is more than 30 days before or after the anniversary date, COMSAT's bylaws provide a different rule. In that case, COMSAT is required to mail out a notice of the date of the annual meeting or to make public disclosure of the date of the annual meeting. On the date that COMSAT either mails the notice or makes the public disclosure, whichever comes first, a new period for submitting director nominations or shareholder proposals opens. This period closes at the close of business on the 10th day in the period.

 This Year.

   This year the anniversary date is May 15, 1999. The annual meeting was originally scheduled to be held on June 18, 1999, which is more than 30 days after the anniversary date. The annual meeting was subsequently postponed until August 20, 1999. On February 22, 1999, COMSAT issued a press release announcing, among other things, the date of the annual meeting. On June 11, 1999, COMSAT issued a press release and filed a Form 8-K with the SEC announcing that the annual meeting had been rescheduled for August 20, 1999. Nominations for director and shareholder proposals were required to be received no later than June 21, 1999 to be considered at the annual meeting. This year the only nomination or proposal received by the deadline is the proposal discussed under the caption "Item 4. Action Upon a Shareholder Proposal." Consequently, no nomination and no other proposal will be in order at the annual meeting.

 Other Requirements.

   COMSAT requires each director nominee to file with COMSAT's Corporate Secretary a statement of his interests in communications common carriers in such reasonable detail as the COMSAT Board of Directors may require. The Corporate Secretary will provide you with a form of such statement upon written request. You may also send a written request to the Corporate Secretary to receive a list of persons whose nominations have been duly proposed in accordance with COMSAT's bylaws and not withdrawn. This list and the statements of interests filed by each director nominee may be inspected by any shareholder. You may inspect these documents:

     (1) at the office of the Corporate Secretary, 6560 Rock Spring Drive, Bethesda, Maryland 20817 during normal business hours from the date of this proxy statement/prospectus until the date of the annual meeting, and

     (2) at the place of the annual meeting during the meeting.

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Nominees for Election as Directors

BETTY C. ALEWINE, 51, has been President and Chief
Executive Officer of COMSAT since July 1996. She was
President, COMSAT International Communications from
January 1995 to July 1996, and was President, COMSAT
World Systems from May 1991 to January 1995. She joined
COMSAT from MCI Communications Corporation in 1986 and has been a director of COMSAT since July 1996. She also is a director of New York Life Insurance Co. and the Cancer Research Foundation of America, a not-for-profit corporation. She is a member of the Inter-American
Development Bank Advisory Council, the Business-Higher
Education Forum and the American Institute of Aeronautics and Astronautics.

                                       [PHOTO OF BETTY C. ALEWINE, APPEARS HERE]

MARCUS C. BENNETT, 63, is a director of various organizations. He was Executive Vice President and Chief
Financial Officer of Lockheed Martin from 1995 to January
1999 and is a director of Lockheed Martin. He has been a COMSAT director since August 1997. He also is a director of Carpenter Technology Corporation and Martin Marietta
Materials, Inc. and a member of the board of directors of the Private Sector Council and the Georgia Tech Advisory
Board.

                                       [PHOTO OF MARCUS C. BENNETT APPEARS HERE]

LUCY WILSON BENSON, 71, has been a director of various business, educational and nonprofit organizations since
1980. She was Under Secretary of State for Security
Assistance, Science and Technology from 1977 to 1980. She has been a COMSAT director since September 1987. She also is a director of Logistics Management Institute, a trustee of the Alfred P. Sloan Foundation and Vice
Chairperson of the Atlantic Council of the U.S., the Board of Trustees of Lafayette College and the Citizens
Network for Foreign Affairs. She also is a director or trustee of funds of The Dreyfus Corporation.

                                      [PHOTO OF LUCY WILSON BENSON APPEARS HERE]

EDWIN I. COLODNY, 73, has been Chairman of the Board of
COMSAT since April 1997 and a director since May 1992. He was Chairman of US Airways Group, Inc. and of its subsidiary, US Airways, Inc., a commercial airline company, from 1978 until July 1992 and was a director of both corporations until May 1997. He was Chief Executive
Officer of US Airways Group from 1983 to June 1991 and of its subsidiary, US Airways, Inc., from 1975 to June 1991.
He has served as counsel to the Washington, D.C. law firm of Paul, Hastings, Janofsky and Walker since September
1991.

                                        [PHOTO OF EDWIN I. COLODNY APPEARS HERE]

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

LAWRENCE S. EAGLEBURGER, 68, has been Senior Foreign
Policy Advisor for Baker, Donelson, Bearman & Caldwell, a
Washington, D.C. law firm, since January 1993. He previously served as United States Secretary of State from December 1992 through January 1993, Acting Secretary of State from August 1992 to December 1992, and Deputy
Secretary of State from February 1989 to August 1992. He has been a COMSAT director since May 1995. He also is a director of Phillips Petroleum Company, Stimsonite
Corporation, Universal Corporation and Halliburton
Industries, and Chairman of the International Commission on Holocaust Era Insurance Claims.

                                 [PHOTO OF LAWRENCE S. EAGLEBURGER APPEARS HERE]

NEAL B. FREEMAN, 59, has been Chairman and Chief
Executive Officer of The Blackwell Corporation, a television production and distribution company, since
1981. He was a Presidentially-appointed COMSAT director from November 1983 to September 1988 and has been an elected director since May 1991. He also is Vice Chairman of The Ethics and Public Policy Center and a director of Forum Network, Inc. and National Review, Inc.

                                         [PHOTO OF NEAL B. FREEMAN APPEARS HERE]

CALEB B. HURTT, 67, is a director or trustee of various organizations. He was President of Martin Marietta
Aerospace from 1982 to 1987 and then President and Chief
Operating Officer of Martin Marietta Corporation from
1987 through 1989. He has been a COMSAT director since
May 1996. He also is a director of Lockheed Martin and has served as Chairman of the Board of Governors of the Aerospace Industries Association, as Chairman of the NASA
Advisory Council, as Chairman of the Federal Reserve
Bank, Denver Branch, and as Vice Chairman of the Board of
Trustees of Stevens Institute of Technology.

                                          [PHOTO OF CALEB B. HURTT APPEARS HERE]

PETER W. LIKINS, 63, has been President of The University of Arizona since October 1997. He was President of Lehigh
University from 1982 to September 1997, Provost of
Columbia University from 1980 to 1982 and Professor and
Dean of the Columbia University School of Engineering and
Applied Science from 1976 to 1980. He has been a COMSAT director since September 1987. He also is a director of Parker Hannifin, Inc. and Safeguard Scientifics, Inc. and a trustee of Consolidated Edison Company of New York,
Inc. and of the University Medical Center in Tucson,
Arizona.

                                         [PHOTO OF PETER W. LIKINS APPEARS HERE]

LARRY G. SCHAFRAN, 61, has been the Managing General
Partner of L.G. Schafran & Associates, a real estate investment and development firm, since 1984. He was Chairman of the Executive Committee of Dart Group
Corporation from 1994 to October 1997 and a director of Dart from 1993 to October 1997. He has been a COMSAT director since August 1997. He also is a director of PubliCARD, Inc., Tarragon Realty Investors, Inc.,
Discovery Zone, Inc. and Kasper A.S.L., Ltd. and Chairman of the Board of Directors of Delta-Omega Technologies, Inc.

                                       [PHOTO OF LARRY G. SCHAFRAN APPEARS HERE]

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


ROBERT G. SCHWARTZ, 71, is a director or trustee of various business organizations. He was Chairman of the Board, President and Chief Executive Officer of
Metropolitan Life Insurance Co. (MetLife) from September
1989 to March 1993 and remains a director of MetLife. He was Chairman of the Board of MetLife from February 1983 to September 1989. He has been a COMSAT director since
May 1986. He also is a trustee of Consolidated Edison
Company of New York, Inc. and a director of Lone Star
Industries, Inc., Lowe's Companies, Inc., Mobil Oil
Corporation, Potlatch Corporation and the Horatio Alger
Association for Distinguished Americans.

                                      [PHOTO OF ROBERT G. SCHWARTZ APPEARS HERE]

KATHRYN C. TURNER, 52, is the Chairperson and Chief
Executive Officer of Standard Technology, Inc., a high-technology, engineering and systems integration firm. She previously has been appointed by the President to serve on the President's Export Council, the Eximbank Advisory
Committee, and the Commission on the Future of Worker-
Management Relations and by the Secretary of Defense to the Defense Policy Advisory Committee on Trade. She has been a COMSAT director since August 1997. She also is a director of Phillips Petroleum Company and Carpenter
Technology Corporation.

                                       [PHOTO OF KATHRYN C. TURNER APPEARS HERE]

GUY P. WYSER-PRATTE, 59, is President of Wyser-Pratte &
Co., Inc. and Wyser-Pratte Management Co., Inc. He has been a COMSAT director since August 1997. He also is a director of The Eureka (US$) Fund, The Eureka (DM) Fund and the International Rescue Committee, a non-governmental international refugee organization, a member of the Council on Foreign Relations and a trustee of the U.S. Marine Corps University Foundation.

                                     [PHOTO OF GUY P. WYSER-PRATTE APPEARS HERE]

Presidentially-Appointed Directors

PETER S. KNIGHT, 48, has been a partner in the Washington, D.C. law firm of Wunder, Knight, Levine,
Thelen & Forscey since 1991. In 1996, he took a leave of absence from his firm to serve as Campaign Manager for Clinton/Gore '96. From 1989 to 1991, he was General
Counsel and Secretary of the Medicis Pharmaceutical
Corporation. From 1977 to 1989, he served as the Chief of Staff to Congressman and later Senator Al Gore. He has been a Presidentially-appointed COMSAT director since
September 1994. He also is a director of the Medicis
Pharmaceutical Corporation, Whitman Education Group Inc.,
Healthworld and the Schroder Series Trust. His current term expires at this annual meeting.

                                         [PHOTO OF PETER S. KNIGHT APPEARS HERE]

CHARLES T. MANATT, 63, is the Chairman of Manatt, Phelps
& Phillips, a Washington, D.C. and Los Angeles law firm which he founded in 1965. He was Chairman of the Democratic National Committee from 1981 through 1985. He has been a Presidentially-appointed COMSAT director since
May 1995. He also is a director of the Federal Express
Corporation and ICN Pharmaceuticals, Inc. His current term expired at the 1997 annual meeting, and he continues to serve in accordance with the Satellite Act.

                                       [PHOTO OF CHARLES T. MANATT APPEARS HERE]

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

   The third Presidentially-appointed director position is currently vacant pending nomination and confirmation of a successor.

   Your Board of Directors recommends that you vote in favor of the 12 director nominees. Proxies solicited by the management will be so voted unless you specify a contrary choice in your proxy. For approval, the proposal requires the affirmative vote of a plurality of the votes represented at the annual meeting.

Committees of the COMSAT Board of Directors

   The Board of Directors currently has six standing committees, described below.

 Committee on Audit, Corporate Responsibilities and Ethics.

   The Committee on Audit, Corporate Responsibility and Ethics consists of Lucy Wilson Benson (Chairperson), Marcus C. Bennett, Lawrence S. Eagleburger, Peter
W. Likins, Charles T. Manatt and Guy P. Wyser-Pratte. The committee met three times during 1998. The committee is responsible for:

  . making recommendations to the Board of Directors concerning the selection of independent public accountants;

  .  reviewing with the independent accountants the scope of their audit;

  .  reviewing the financial statements with the independent accountants;

  . reviewing with the independent accountants and COMSAT's management and internal auditors COMSAT's accounting and audit practices and procedures, its internal controls and its compliance with laws and regulations; and

  . reviewing COMSAT's policies regarding community and governmental relations, conflicts of interest, business conduct, ethics and other social, political and public matters, and the administration of these policies.

 Committee on Compensation and Management Development.

   The Committee on Compensation and Management Development consists of Caleb
B. Hurtt (Chairman), Neal B. Freeman, Peter S. Knight, Robert G. Schwartz and Kathryn C. Turner. The committee met ten times during 1998. The committee is responsible for:

  .  approving long-term compensation for senior executives;

  . considering and making recommendations to the Board of Directors with respect to programs for human resources development and management organization and succession;

  .  recommending salary and bonus awards for senior executives;

  . reviewing compensation policies and employee benefit and incentive plans; and

  .  exercising authority granted to it to administer these plans.

 Finance Committee.

   The Finance Committee consists of Robert G. Schwartz (Chairman), Betty C. Alewine, Marcus C. Bennett, Neal B. Freeman, Peter S. Knight and Larry G. Schafran. The committee met seven times during 1998. The committee is responsible for:

  . considering and making recommendations to the Board of Directors with respect to the financial affairs of COMSAT, including matters relating to capital structure and requirements, financial performance, dividend policy, capital and expense budgets and significant capital commitments; and

  . other matters as may be referred to it by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

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

 Nominating and Corporate Governance Committee.

   The Nominating and Corporate Governance Committee consists of Edwin I. Colodny (Chairman), Lucy Wilson Benson, Caleb B. Hurtt, Charles T. Manatt and Robert G. Schwartz. The committee met three times during 1998. The committee is responsible for:

  . recommending to the Board of Directors qualified candidates for election as directors and as Chairman of the Board;

  . considering, acting upon or making recommendations to the Board of Directors with respect to other matters as may be referred to it by the Board of Directors, the Chairman of the Board or the Chief Executive Officer; and

  . considering candidates recommended by shareholders, if the recommendations are submitted in writing to the Secretary of COMSAT.

 Committee on Research and International Matters.

   The Committee on Research and International Matters consists of Peter W. Likins (Chairman), Lucy Wilson Benson, Lawrence S. Eagleburger, Charles T. Manatt, Larry G. Schafran and Kathryn C. Turner. The committee met two times during 1998. The committee is responsible for:

  . considering and making recommendations to the Board of Directors with respect to the research and development programs of COMSAT and the relationship of these programs to the business of COMSAT;

  . matters relating to COMSAT's responsibilities and activities under the Satellite Act and the relationships of COMSAT with international organizations like INTELSAT and Inmarsat or with foreign governments or entities; and

  . other matters as may be referred to it by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

 Strategic Planning Committee.

   The Strategic Planning Committee consists of Edwin I. Colodny (Chairman), Robert G. Schwartz and Guy P. Wyser-Pratte. The committee met fourteen times during 1998. The committee is responsible for:

  . reviewing and making recommendations to the Board of Directors with respect to all aspects of COMSAT's business and its current and future business and financial strategies, transactional opportunities and the enhancement of shareholder value.

Directors Compensation

 Generally.

   Directors, other than the Chairman of the Board and the President and Chief Executive Officer, currently receive an annual retainer of 1,000 shares of COMSAT's common stock payable at the first meeting of the Board of Directors after the annual meeting of shareholders. Those directors also receive a fee of $1,000 per meeting for attending meetings of the Board of Directors, meetings of committees of the Board of Directors or meetings held pursuant to a special assignment. For service as chair of a committee of the Board of Directors, a director receives an annual retainer of $3,000 paid in quarterly installments. The President and Chief Executive Officer does not receive separate compensation for service as a director. Executive compensation is described in the section entitled "Executive Compensation."

   Under the Non-Employee Directors Stock Plan, a non-employee director may elect to defer receipt of the annual stock retainer and instead receive phantom stock units. Phantom stock units are held in an account for each director pending retirement or termination of service on the Board of Directors. Upon payment of a dividend on COMSAT common stock, an equivalent dollar amount is converted to phantom stock units, based

                                       91
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on the fair market value of the stock on the dividend payment date, and credited to the director's account. The phantom stock units increase or decrease in value based on an equivalent number of shares of COMSAT common stock. Upon retirement or termination of service, or in the event of a change in control, a director receives payment in shares of COMSAT common stock equal to the number of phantom stock units credited to the director's phantom stock unit account. See "Non-Employee Directors Stock Plan."

 Chairman of the Board.

   The Chairman of the Board receives annual cash compensation for service as Chairman. Prior to August 1998, Mr. Colodny received $190,000 per year. Effective August 1, 1998, this amount was increased to $215,000. The Chairman may elect to receive all or a portion of this annual cash compensation in the form of COMSAT common stock or stock options, on the following terms:

  . the shares or stock options are granted on the date of the annual meeting of shareholders;

  . the number of shares of stock granted is determined by dividing the amount which the Chairman elects to receive in shares by the fair market value of the stock on the date of the grant;

  . the number of stock options granted is determined by multiplying the amount which the Chairman elects to receive in options by three and then dividing by the fair market value of the stock on the date of grant;

  . the exercise price per share of options granted pursuant to the Chairman's election to receive options is the fair market value of a share of stock on the date of grant; and

  . each option expires 10 years from the date of grant and is exercisable for half of the shares covered by the option six months after the date of grant and for the remaining half of the shares one year after this date.

   For 1998, Mr. Colodny elected to receive $90,000 of the annual cash compensation payable to him as Chairman in stock. Pursuant to his election, he was granted 2,341 shares of common stock determined in the manner described above.

 Directors and Executives Deferred Compensation Plan

   Under the Directors and Executives Deferred Compensation Plan, a non-employee director may elect to defer payment of all or part of the cash retainer and fees which the director is entitled to receive. Amounts deferred are credited with interest and are paid out after the director retires from the Board of Directors. The payment may take the form of a lump sum or up to 15 annual installments beginning not later than age 73. If the director dies, the accumulated deferrals are paid to the director's beneficiary.

   For 1998:

  . the interest crediting rate was prime plus 1% for amounts deferred after 1996, 12.25% for amounts deferred from February 1994 to December 1996 and 12.94% for amounts deferred prior to that period under the plan; and

  . the aggregate amount of interest accrued in respect of amounts deferred by participating directors (11 persons) was $380,272.

   In 1991, each director at that time serving on the Board of Directors and participating in the plan was given an election to receive his account balance as of March 31, 1991, together with interest accumulated on such balance to a date in 2000, in a lump sum in 2000 to the extent that these amounts were not previously distributed. This payment is made only if, in 2000, such director is an active director or a retiree receiving installment payments. If a director who has made such an election dies, the payment will be made to the beneficiary of this director if this beneficiary is then receiving the installment payments. The lump sum payment will be offset against the amounts otherwise payable to the director or beneficiary under the plan.


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   In 1992, the plan was amended to provide for an additional lump sum payment election for any additional amounts deferred under the plan from April 1, 1991 through March 31, 1992, together with interest accumulated on such amounts to a date in 2001, with payment of the lump sum to be made in 2001.

   In September 1998, the plan was amended to provide that if the plan is terminated, each participant will be paid the full amount of his account in accordance with the terms of the plan and the participant's elections.

 Split Dollar Life Insurance Plan for Directors

   Under the Split Dollar Life Insurance Plan for Directors, COMSAT provides death benefits through split dollar life insurance policies to non-employee directors as follows:

  . $50,000 for each year or partial year of his or her service on the Board of Directors until the benefit reaches $200,000;

  . payments increased by 5.5% for each additional year of service on the Board of Directors to age 72 (this increased coverage does not apply to Presidentially-appointed directors); and

  .  coverage continues after retirement from the Board of Directors.

   For 1998, the aggregate value of split dollar life insurance premiums paid for the benefit of all covered directors was $112,891.

 Non-Employee Directors Stock Plan

   Under the Non-Employee Directors Stock Plan, in March of each year COMSAT grants to each non-employee director an option to purchase shares of common stock. These grants are only given to those non-employee directors who were also serving on the date of the annual meeting of shareholders for the prior year. Options have specific terms, as follows:

  . for options granted before 1990, each option is for 2,480 shares, the exercise price per share is the fair market value of a share of common stock on the date of grant, and the option expires 10 years from the date of grant;

  . for options granted from 1990 to 1992, each option is for 2,480 shares, the exercise price per share is 50% of the fair market value on the date of grant, and the option expires 15 years from the date of grant;

  . for options granted after 1992, each option is for 4,961 shares, the exercise price per share is the fair market value of a share of common stock on the date of grant, and the option expires 15 years from the date of grant;

  . all options granted before 1998 under the plan are currently exercisable; and

  . for options granted after 1995, each option becomes exercisable for 2,481 shares one year after the date of grant and for the remaining 2,480 shares two years after the date of grant.

   All data related to shares of common stock, options to purchase shares of common stock and share prices prior to June 27, 1997 have been adjusted to reflect:

  (1) the two-for-one split in COMSAT's common stock effective June 1, 1993, and

  (2) the spin-off of Ascent Entertainment Group, Inc. to COMSAT's shareholders on June 27, 1997.

   Pursuant to the Ascent spin-off, all outstanding options under the plan on June 27, 1997 were adjusted by multiplying the number of options held by an adjustment ratio of 1.2402, and the exercise price for such options was adjusted by dividing the exercise price by the same ratio.

   Options become fully exercisable and continue in force for the duration of their terms in the following situations:

  . termination of service on the Board of Directors by reason of retirement at age 72;

  .  expiration of a term as a Presidentially-appointed director;

  .  failure to stand for election with the Board of Directors' consent; or

  .  resignation with the Board of Directors' consent.

   Options that have not terminated become fully exercisable and continue in force for one year after the date of death of a director. Options terminate immediately if the director's service terminates under any other circumstance.

   Options also become fully exercisable and continue in force for the duration of their terms in the event of certain changes in control. A change in control includes:

  . the acquisition by any person, other than COMSAT or an employee benefit plan sponsored by COMSAT, of beneficial ownership of 50% or more of the outstanding voting securities of COMSAT;

  . any change in the composition of the Board of Directors such that the elected directors as of May 17, 1996, referred to as the incumbent directors, cease to constitute a majority of the Board of Directors, provided that any individual whose nomination or election is approved by a vote of three-fourths of the then incumbent directors will be treated as an incumbent director;

  . approval by the shareholders of a merger, share exchange, swap, consolidation, recapitalization or other business combination which, if consummated, would result in COMSAT shareholders holding less than 60% of the combined voting power of COMSAT, the surviving entity or its parent, as applicable;

  . approval by the shareholders of the liquidation or dissolution of COMSAT, or sale by COMSAT of all or substantially all of COMSAT's assets, other than to an entity 80% of the combined voting power of which would be beneficially owned by COMSAT's then existing shareholders; or

  . any event which would have to be reported as a change of control under the regulations governing the solicitation of proxies by the SEC.

   In September 1998, the plan was amended to provide that only the closing of the merger with Lockheed Martin, and not any of the other transactions contemplated by the merger agreement, would constitute a change in control for purposes of this plan.

   In 1998, options for a total of 64,493 shares of common stock were granted to non-employee directors at a purchase price per share of $38.1563, which was the fair market value of the common stock on the date of grant. In 1998, Mrs. Benson, Mr. Freeman, Dr. Likins and Mr. Schwartz each exercised 2,480 options granted previously under the plan, and realized net values, which is the market value on exercise date less exercise price, of $52,130; $29,810; $47,325; and $27,950, respectively.

 Consulting Arrangements

   On August 26, 1997, COMSAT entered into agreements with Arthur Hauspurg and Howard M. Love, directors who retired at the 1997 Annual Meeting of Shareholders, to retain their advisory services to the Chairman of the Board and the President and Chief Executive Officer for a period of two years at a rate of $25,000 per year.

Compensation Committee Interlocks, Insider Participation and Related Party Transactions

   The following directors of COMSAT, who are also members of the Compensation Committee of the Board of Directors, may be considered to have a relationship with Lockheed Martin that may constitute an indirect material interest in the proposed merger between COMSAT and Lockheed Martin.

   Standard Technology, Inc., a technology, engineering and systems integration firm, has provided services to Lockheed Martin under various contracts, which resulted from arm's-length negotiations, in connection with a Department of Defense mentor-protege program to encourage large defense contractors to subcontract with minority-owned businesses. Kathryn C. Turner, a director of COMSAT since August 1997, is the Chairperson, Chief Executive Officer and sole shareholder of Standard Technology. Lockheed Martin paid Standard Technology $949,803, $1,807,711, $2,008,766, $1,846,662 and $2,242,126 in 1999 (through
June 1), 1998, 1997, 1996 and 1995, respectively, under those contracts. Pursuant to the mentor-protege program, Lockheed Martin agreed to award Standard Technology with a targeted amount of $1 million of contracts per year through 2001. Pursuant to the mentor-protege program, Lockheed Martin also participates on an ad hoc advisory board which provides guidance on business matters and has provided financial assistance to Standard Technology. Lockheed Martin has made an unsecured loan to Standard Technology, which is repayable over a fifteen year period commencing upon the earlier of 2007 or the year after Standard Technology achieves annual revenues in excess of $25 million. As of June 1, 1999, the outstanding balance of the loan was $2,632,166, which includes previously capitalized interest. Interest does not currently accrue on the loan but will accrue at 8% per annum on the unpaid principal amount once repayment is required. In addition, Lockheed Martin has guaranteed up to $2 million of Standard Technology's borrowings under a line of credit with a commercial bank, which also is secured by Standard Technology's accounts receivable and a personal guarantee by Ms. Turner.

   Pursuant to a continuing engagement, the law firm of Wunder, Knight, Levine, Thelen & Forscey has provided Lockheed Martin general legislative support. Peter S. Knight, a Presidentially-appointed director of the Corporation since September 1994 and partner of Wunder Knight, has rendered services to Lockheed Martin pursuant to such engagement. Lockheed Martin paid Wunder Knight $54,716, $161,669, $112,129, $135,325 and $151,370 for services rendered and expenses incurred during 1999 (through June 1), 1998, 1997, 1996 and 1995, respectively.

   Caleb B. Hurtt, a director of COMSAT since May 1996 and a director of Lockheed Martin, has beneficial ownership of 5,672 shares of Lockheed Martin common stock as of April 1, 1999. In addition, as of June 1, 1999, Mr. Hurtt had accounts in Lockheed Martin deferred compensation plans credited with 2,213 Lockheed Martin phantom stock units, of which 1,013 units were nonforfeitable.

              COMMITTEE ON COMPENSATION AND MANAGEMENT DEVELOPMENT
                        REPORT ON EXECUTIVE COMPENSATION

   The Committee on Compensation and Management Development, which is composed of independent outside directors, is responsible for establishing and administering COMSAT's executive compensation philosophy. Set forth below is the committee's report on the 1998 compensation of the executive officers of COMSAT, including Mrs. Alewine, the Chief Executive Officer, and the other executive officers named in the Summary Compensation Table (the "named executive officers").

   COMSAT's executive compensation philosophy is designed to attract, motivate and retain talented executives critical to the long-term success of COMSAT. One of the objectives of this philosophy is to align executive compensation more closely with the interests of shareholders through performance incentives. The main components of this philosophy are annual compensation, consisting of salary plus bonuses awarded under COMSAT's Annual Incentive Plan, and long-term compensation, consisting of stock-based incentives. The committee reviews and recommends to the Board of Directors the annual compensation of all executive officers, and reviews and approves executive officers' long-term compensation.

   There are two groups of competitive companies that are used in the executive compensation analysis. The first group, consisting of the companies that make up the Peer Group Index discussed under the caption "Performance Graph," is used to compare executive compensation strategy and practices. The second group, consisting of companies in the telecommunications industry with revenues comparable to COMSAT's, is used to benchmark competitive compensation levels.

Annual Compensation

   Mrs. Alewine has an employment agreement as Chief Executive Officer dated July 19, 1996 which is summarized under the caption "Agreements with Current Executive Officers." Pursuant to the agreement, Mrs. Alewine received a base salary of $450,000 for the first year and an increase to $500,000 beginning in the second year. In July 1998, the committee recommended to the Board that Mrs. Alewine's base salary be increased to $575,000 based on market data for a comparable Chief Executive Officer position and her performance in the last year. The Board of Directors approved the committee's recommendation. Mrs. Alewine's employment agreement specifies an annual bonus target of 70% of her base salary. In addition, the agreement provides for the committee to determine the performance measures and other factors used to determine her bonus in consultation with Mrs. Alewine. These factors included COMSAT's financial results, Mrs. Alewine's success in meeting personal objectives for 1998 which she presented to the committee and COMSAT's achievement of strategic objectives. These strategic objectives included the merger agreement with Lockheed Martin, deregulation of COMSAT's largest business unit, completion of the restructuring commenced in 1997 with the sale of COMSAT's manufacturing unit, avoidance of adverse proposed legislation in the 105th Congress, and rapid progress in the privatizations of INTELSAT and Inmarsat, the two global satellite consortia in which COMSAT is the U.S. owner, including the spin-off of twenty five percent of INTELSAT's satellite fleet into a new commercial company named New Skies Satellites. The committee considered all of these factors in arriving at a bonus recommendation for Mrs. Alewine. The committee recommended, and the Board of Directors approved, payment of a 1998 cash bonus award of $400,000 for Mrs. Alewine.

   Base salary ranges have been established for the other executive officers based on the average of the market for comparable positions in the revenue group of competitive companies. Individual salaries within each range are based on recommendations to the committee by the Chief Executive Officer taking into account such factors as total professional experience, performance, and experience in the current assignment. The bonus opportunities for other executive officers for 1998 were based on a range of award percentages of base salary for each position determined by the committee. A portion of each bonus award was tied to corporate performance criteria based on the achievement of financial measures as compared to planned performance, and individual performance criteria based on the committee's evaluation of each individual executive officer's achievement of established performance goals for the year. The committee recommended a bonus award for each executive officer based on a bonus range and the performance measures noted above. The Board had final approval authority for these awards. Mr. Jasmann, who resigned as an executive officer in February 1998, received the same bonus as he did the prior year in accordance with the terms of his employment agreement with COMSAT, which expires on August 1, 1999.

Long-Term Compensation

   Long-term compensation is an integral element of COMSAT's executive compensation philosophy because the committee believes that stock ownership by senior management and stock-based performance compensation arrangements enhance shareholder value. COMSAT's long-term compensation strategy includes a blend of stock compensation. For 1998, awards by the committee consisted of non-qualified stock options and restricted stock awards. These awards were consistent with ranges in the revenue group of competitive companies approved by the committee. The stock option ranges position COMSAT at the median of the market for these companies while the performance-based restricted stock awards allow for total long-term compensation to reach the 75th percentile for this market if the business achieves prescribed performance standards over the long term. At the committee's request, an independent executive compensation consultant conducted a review of total compensation for Mrs. Alewine and the other named executive officers which included stock award recommendations. The committee endorsed the consultant's methodology for developing recommendations for 1998 stock grants whereby base salary, bonus and long-term compensation, including stock option and restricted stock awards, would be measured against market data on total compensation for comparable positions.

   A portion of executive compensation is represented by stock options granted at fair market value, which the committee believes provide a tie to shareholder interests. In 1998, Mrs. Alewine received a grant of 30,000 stock options in accordance with the methodology approved by the committee.

   Stock options were granted to the other named executive officers in February 1998 as reflected in the table above setting forth 1998 option grants. These stock option awards were determined on the basis of two factors. First, the committee established target award guidelines for each executive officer based on a competitive analysis of total compensation for each executive officer. Second, the committee approved the actual awards for each executive officer based on these guidelines and performance recommendations made by Mrs. Alewine based on her evaluation of each officer's performance for 1997.

   Restricted stock awards are restricted shares of COMSAT stock which are granted to executive officers and selected key employees as a performance incentive and a retention device based on the vesting schedule established by the committee for each grant. The vesting of restricted stock awards is subject to both a length of service requirement and the achievement of objective performance-based criteria which have been approved by the committee. The percent of the award earned is based on the level of achievement of the performance objectives over the performance period established by the committee. The restricted stock awards earned then become subject to vesting over an additional 1, 2 and 3 years at the rate of 20%, 40% and 40%, respectively. Mrs. Alewine received 6,000 restricted stock awards in February 1998. The other named executive officers also received restricted stock awards in February 1998 as shown in the Summary Compensation Table, the number of which in each case was consistent with the guidelines approved by the committee.

   The performance-based criteria applicable to restricted stock awards are intended to ensure the Federal tax deductibility under Section 162(m) of the Internal Revenue Code of compensation paid to COMSAT's executive officers pursuant to restricted stock awards. COMSAT intends to preserve the tax deductibility under Section 162(m) of all compensation paid to its executive officers.

Committee on Compensation and Management Development

Caleb B. Hurtt, Chairman
Neal B. Freeman
Peter S. Knight
Robert G. Schwartz
Kathryn C. Turner

                             EXECUTIVE COMPENSATION

   The following table shows the compensation for the three fiscal years ended December 31, 1998 received by (a) the Chief Executive Officer; (b) the other four most highly compensated executive officers of COMSAT who were serving at year end 1998; and (c) Dwight E. Jasmann, who resigned as an executive officer on February 2, 1998, and whose compensation would have been reportable but for the fact that he was not an executive officer of COMSAT at year end 1998. These six individuals are referred to as the named executive officers. The table shows the amounts received or earned by each named executive officer for all three fiscal years, whether or not the named executive officer was an executive officer of COMSAT for each of those three years.

                           Summary Compensation Table

                                  Annual Compensation             Long-Term Compensation
                         -------------------------------------- --------------------------
                                                                Restricted    Securities
       Name and                                  Other Annual      Stock      Underlying      All Other
  Principal Position     Year  Salary  Bonus(1) Compensation(2) Award(s)(3) Options (#)(4) Compensation(5)
-----------------------  ---- -------- -------- --------------- ----------- -------------- --------------- ---
Betty C. Alewine, .....  1998 $533,173 $406,258     $   665      $182,625       30,000         $22,736
 President and Chief     1997  472,116  306,756       8,370       498,749            0          22,135
 Executive Officer       1996  355,846  189,111       3,238       238,188      260,442          20,799

Allen E. Flower, ......  1998  251,516  211,248         580       121,750       25,000          33,318
 Vice President and
  Chief                  1997  209,770   83,627       5,622       174,554       49,608          36,855
 Financial Officer       1996  180,000   73,301      60,122        90,000       43,407          31,578

Dwight E. Jasmann, ....  1998  252,000  142,396          44             0            0           9,887
 President and General   1997  244,985  204,187      39,961             0       18,603           4,750
 Manager, COMSAT         1996   98,770  203,600      13,795        97,813       12,402             923
 International(6)

John H. Mattingly, ....  1998  270,539  173,146           0        91,313       20,000           4,800
 President, COMSAT       1997  190,308   75,029           0        74,820       24,804           4,750
 Satellite Services      1996  162,039   57,274           0        35,994       12,402           4,498

Benjamin A. Pontano, ..  1998  197,667   60,000           0        60,875       15,000           5,545
 President, COMSAT       1997  153,663   50,000           0        49,867       18,603           4,610
 Laboratories            1996  130,000   42,600           0             0        3,721           3,900

Warren Y. Zeger, ......  1998  286,836  220,997         521       121,750       25,000          27,419
 Vice President,         1997  229,808   94,348       5,466       174,554       49,608          26,938
 General Counsel         1996  196,551  181,487       2,422        63,000       37,206          25,871
 and Secretary

--------
(1) Bonus for 1998 for each named executive officer, as indicated below, includes unused credits under COMSAT's cafeteria plan that were paid in cash to the named executive officers. The bonus reflected for Mrs. Alewine for 1997 includes an additional $85,000 over the amount reported last year, which was awarded in 1998 to Mrs. Alewine as a supplemental 1997 bonus. The bonuses reflected for Mr. Flower, Mr. Mattingly and Mr. Zeger for 1998 include special performance-based spot bonuses in the amounts of $100,000; $50,000; and $100,000, respectively. The bonus reflected for Mr. Zeger for 1996 includes a special performance-based spot bonus in the amount of $100,000.

       Name                                                       Unused Credits
       ----                                                       --------------
       Mrs. Alewine..............................................    $ 6,258
       Mr. Flower................................................     10,448
       Mr. Jasmann...............................................     12,396
       Mr. Mattingly.............................................      8,146
       Dr. Pontano...............................................          0
       Mr. Zeger.................................................      5,997

(2) With the exception of Mr. Flower, Other Annual Compensation shown for 1996, 1997 and 1998 does not include perquisites and other personal benefits because the aggregate amount of such compensation does not exceed the lesser of (a) $50,000 or (b) 10% of individual combined salary and bonus for the named executive officer in each year. For Mr. Flower, Other Annual Compensation for 1996 includes $30,000 for club membership fees.

(3) Includes restricted stock awards, restricted stock units and phantom stock units. Dividends are paid on restricted stock awards. Dividend equivalents are paid on restricted stock units and phantom stock units. The number and value of the aggregate restricted stock holdings of each of the named executive officers as of December 31, 1998 are as follows:

                                 Number of Restricted Stock
                                  Awards/Restricted Stock
     Name                        Units/Phantom Stock Units  Value as of 12/31/98
     ----                        -------------------------- --------------------
     Mrs. Alewine...............           67,639                $2,358,910
     Mr. Flower.................           20,618                   719,053
     Mr. Jasmann................                0                         0
     Mr. Mattingly..............            9,201                   320,885
     Dr. Pontano................            9,441                   329,255
     Mr. Zeger..................           29,300                 1,021,838

   Awards granted prior to June 27, 1997 were adjusted to give effect to the Ascent spin-off to COMSAT shareholders. Instead of receiving a distribution of Ascent stock, all outstanding restricted stock awards, restricted stock units, and phantom stock units held on that date were adjusted by multiplying the number of shares or units held by an adjustment ratio of
   1.2402. Mr. Jasmann forfeited his restricted stock holdings when he resigned in February 1998.

(4) Options granted prior to June 27, 1997 were adjusted to give effect to the Ascent spin-off to COMSAT shareholders. All outstanding options held on that date were adjusted by multiplying the number of options held by an adjustment ratio of 1.2402.

(5) All Other Compensation for 1998 includes the following elements: (a) contributions by COMSAT to COMSAT's 401(k) Plan on behalf of the named executive officers; (b) above-market interest accrued for the named executive officers under COMSAT's Deferred Compensation Plan; and (c) life insurance premiums for the named executive officers. The life insurance premiums shown for the named executive officers represent split dollar premiums which include (a) the value of the premiums paid by COMSAT with respect to the term life insurance portion of the policy for each named executive officer, determined under the P.S. 58 table published by the Internal Revenue Service, and (b) the value of the benefit to each named executive officer of the remainder of the premiums paid by COMSAT, determined by calculating the present value of the cumulative interest payments that would be made based on the assumption that the premiums were loaned to each named executive officer at an interest rate of 7.5% until the named executive officer reaches the normal retirement age of 65, at which time the policy splits and the premiums are refunded to COMSAT.

                                                          Above-
                                            401(k) Plan   Market  Life Insurance
                     Name                  Contributions Interest    Premiums
                     ----                  ------------- -------- --------------
     Mrs. Alewine.........................    $4,800     $ 8,680     $ 9,256
     Mr. Flower...........................     4,800      11,048      17,470
     Mr. Jasmann..........................     4,800       5,087           0
     Mr. Mattingly........................     4,800           0           0
     Dr. Pontano..........................     4,837         708           0
     Mr. Zeger............................     4,800       7,537      15,082

(6) Mr. Jasmann became an executive officer when he joined COMSAT as President and General Manager, COMSAT International in August 1996. He resigned in February 1998.

Option Grants

   The following table sets forth information on options granted to the named executive officers in 1998.

                       Option Grants In Last Fiscal Year

                                                      Individual Grants
                         ---------------------------------------------------------------------------
                             Number of        % of Total
                             Securities     Options Granted
                         Underlying Options to Employees in   Exercise   Expiration    Grant Date
Name                       Granted (#)(1)   Fiscal Year(2)  Price ($/Sh)    Date    Present Value(3)
----                     ------------------ --------------- ------------ ---------- ----------------
Mrs. Alewine............       30,000            3.23%        $30.4375    02/20/08      $375,300
Mr. Flower..............       25,000            2.69          30.4375    02/20/08       312,750
Mr. Jasmann.............            0            0.00           0.0000         --              0
Mr. Mattingly...........       20,000            2.15          30.4375    02/20/08       250,200
Dr. Pontano.............       15,000            1.61          30.4375    02/20/08       187,650
Mr. Zeger...............       25,000            2.69          30.4375    02/20/08       312,750

--------
(1) The options shown were granted on February 20, 1998 to acquire COMSAT common stock. All options granted in 1998 vest as follows: 25% on the first anniversary of the date of grant; another 25% on the second anniversary of the date of grant; and the remaining 50% on the third anniversary of the date of grant.
(2) The total number of COMSAT options granted to key employees in 1998 was 930,200.
(3) COMSAT used the Black-Scholes option pricing model to determine grant date present values using the following assumptions: a dividend yield of 0.84%; stock price volatility of 0.3642; a 6-year option term; a risk-free rate of return of 5.36%; and the vesting schedule described in footnote 1 above. The use of this model is in accordance with SEC rules; however, the actual value of an option realized will be measured by the difference between the stock price and the exercise price on the date the option is exercised.

Option Exercises and Fiscal Year-End Values

   The following table sets forth information on (1) options exercised by the named executive officers in 1998, and (2) the number and value of their unexercised options as of December 31, 1998.

         Aggregated Option Exercises In 1998 And 12/31/98 Option Values

                                                                                                 Value of Unexercised
                            Shares                  Number of Securities Underlying              In-The-Money Options
                          Underlying              Unexercised Options at 12/31/98 (1)                 at 12/31/98
                            Options      Value    ----------------------------------------     -------------------------
Name                     Exercised (#)  Realized  Exercisable (#)       Unexercisable (#)      Exercisable Unexercisable
----                     ------------- ---------- -----------------     ------------------     ----------- -------------
Mrs. Alewine............    203,393    $2,615,608      229,726                160,221           $4,507,469   $2,451,773
Mr. Flower..............     16,371       306,763       58,910                 83,910            1,178,565    1,102,292
Mr. Jasmann.............      7,750       103,664        3,101                 20,154               59,233      324,497
Mr. Mattingly...........          0             0       16,122                 44,804              289,640      489,728
Dr. Pontano.............          0             0       23,254                 30,813              359,938      310,484
Mr. Zeger...............    111,618     1,909,430      111,797                 80,809            1,805,076    1,039,153

--------
(1) Options granted prior to June 27, 1997 were adjusted to give effect to the Ascent spin-off to COMSAT shareholders. All outstanding options held on that date were adjusted by multiplying the number of options held by an adjustment ratio of 1.2402.

Pension Plans

   The following table shows the estimated annual benefits payable upon retirement under COMSAT's Retirement Plan to persons in the salary and years-of-service classifications specified. The Internal Revenue Code limits the annual benefits payable under the Retirement Plan. Under this limitation, the maximum annual benefit for 1998 is $130,000.

        Estimated Annual Benefits -- COMSAT Corporation Retirement Plan

                  Average                           Years of Service
                  Annual                 ---------------------------------------
                Salary ($)                 15      20      25      30      35
                ----------               ------- ------- ------- ------- -------
   100,000.............................. $24,768 $33,633 $42,738 $51,362 $60,227
   150,000..............................  38,543  52,408  66,272  80,137  94,002
   200,000..............................  48,552  67,417  86,282 105,147 124,011
   250,000..............................  55,340  79,205 103,070 126,934 130,000
   300,000..............................  60,340  89,205 118,070 130,000 130,000
   350,000..............................  65,340  99,205 130,000 130,000 130,000
   400,000..............................  70,340 109,205 130,000 130,000 130,000
   450,000..............................  75,340 119,205 130,000 130,000 130,000
   500,000..............................  80,340 129,205 130,000 130,000 130,000
   550,000..............................  85,340 130,000 130,000 130,000 130,000
   600,000..............................  90,340 130,000 130,000 130,000 130,000

   The compensation covered by the Retirement Plan includes only base salary. Benefits are determined on a straight life annuity basis under a formula based on length of service and average annual base salary for the highest five consecutive years during the final 10 years of employment. Prior to 1989, benefits were offset by a portion of each participant's estimated Social Security benefits. Beginning in 1989, each participant accrues a benefit at a specified percentage of salary up to the Social Security wage base, and at a higher percentage of salary above the Social Security wage base. The years of credited service for the named executive officers as of December 31, 1998 are as follows:

           Mrs. Alewine..................................  12
           Mr. Flower....................................  29
           Mr. Jasmann...................................   2
           Mr. Mattingly.................................   4
           Dr. Pontano...................................  14
           Mr. Zeger.....................................  23

Insurance and Retirement Plan for Executives

   COMSAT also maintains the Insurance and Retirement Plan for Executives, which covers those executive officers and other key employees who are designated by the Board of Directors to participate. The plan provides an annuity for life equal to 60%, or 70% for the Chief Executive Officer, of the participant's average annual compensation, consisting of salary and incentive compensation, during the 48 consecutive months of highest compensation or during all consecutive months of employment if the participant has been employed less than 48 months, offset by pension benefits payable under the Retirement Plan, the qualified retirement plans of former employers, Social Security, and government and military pensions.

   Payment begins upon the participant's normal retirement at age 65. However, a participant in the plan may retire as early as age 55. If a participant retires before age 62, the Board of Directors must consent to such early retirement. A participant who retires early will receive an annuity reduced by 3% for each year that payment begins before age 62. For employees who became participants in the plan before January 1, 1993, benefits vest ratably over the first five years of the participant's service. For employees who become participants in the plan on or after January 1, 1993, benefits are 50% vested after five years of service and then vest an additional 10% per year over the following five years of service, provided that the sum of the participant's age and years of service equals 60. See "Agreements with Current Executive Officers."

   The annual benefits payable upon retirement at age 65 based upon the 48 consecutive months of highest compensation as of December 31, 1998 for each of the named executive officers under the plan are:

           Mrs. Alewine............................. $400,520
           Mr. Flower...............................  107,739
           Mr. Jasmann..............................      N/A
           Mr. Mattingly............................      N/A
           Dr. Pontano..............................      N/A
           Mr. Zeger................................  114,452

   Mrs. Alewine, Mr. Flower and Mr. Zeger are each 100% vested in the plan. Mr. Jasmann, Mr. Mattingly and Dr. Pontano do not participate in the plan.

Change in Control Severance Plan

   On September 18, 1998, COMSAT adopted the Amended and Restated Change in Control Severance Plan. The plan amends and restates the Change in Control Severance Plan adopted by COMSAT on June 20, 1997. The plan generally provides severance payments and benefits to specified key employees, including certain executive officers, of COMSAT who incur a termination of employment under certain circumstances following a change in control of COMSAT. The plan covers Mr. Mattingly and Dr. Pontano but does not cover Mrs. Alewine, Mr. Flower or Mr. Zeger, who each have severance arrangements under their employment agreements, or Mr. Jasmann, who is no longer an executive officer. Participants under the plan are classified as either Group I Participants, Group II Participants or Group III Participants. For purposes of the plan, the definition of change in control is substantively identical to the definition of such term described under the caption "Agreements with Current Executive Officers."

   Under the plan, if a change in control of COMSAT occurs and a participant's employment is terminated during the period beginning on the date of the change in control and ending on the date which is eighteen months after the date of such change in control by COMSAT other than for cause or disability, or by the participant for good reason, then, instead of any other severance payments or severance benefits payable to the participant by COMSAT, the participant will be entitled to receive the following during the benefits continuation period, as defined below:

  .  base salary;

  .  targeted annual bonus under COMSAT's Annual Incentive Plan; and

  . the same group health and welfare benefits to which the participant would have been entitled had he or she remained continuously employed by COMSAT during the benefits continuation period.

   For purposes of the plan, benefits continuation period means with respect to each Group I, Group II and Group III Participant, respectively, the 24 month, 18 month and 15 month periods immediately following the participant's date of termination of employment. Mr. Mattingly and Dr. Pontano are Group I Participants. If, however, the amount of the payment that the participant is entitled to receive upon a termination of employment under the Retention Bonus Plan, as described below, is greater than the aggregate amount that the participant is entitled to receive under the amended severance plan, exclusive of health and welfare benefits, then the participant will forfeit all rights to receive these payments under the amended severance plan.

   The amended severance plan also provides that, in the event of a participant's termination of employment under the circumstances described above, such participant would be entitled to receive a gross-up payment if any payment or benefit to such participant would constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Retention Bonus Plan

   On September 18, 1998, COMSAT adopted the Retention Bonus Plan. The Retention Bonus Plan generally provides retention bonuses to key employees who remain employed by COMSAT, or whose employment is terminated under specific circumstances, through specified dates following the signing of the merger agreement. The Retention Bonus Plan covers approximately 108 participants, who are classified as either Group I Participants or Group II Participants. The plan covers Mr. Mattingly and Dr. Pontano, who are Group I Participants, but does not cover Mrs. Alewine, Mr. Flower or Mr. Zeger, who each have similar bonus arrangements under their employment agreements, or Mr. Jasmann, who is no longer an executive officer.

   Under the Retention Bonus Plan, each Group I Participant will be entitled to receive the following retention bonuses, subject to such person's continued employment through a specified date:

  .  a bonus on the earliest of:

     (a) the completion of the merger,

     (b) the termination date of the merger pursuant to the merger agreement, or

     (c) September 18, 2000,

     equal to 50% of the sum of the participant's highest base salary plus his or her highest targeted annual bonus under COMSAT's Annual Incentive Plan; and

  . a bonus on the 18-month anniversary of the closing of the merger equal to 100% of the sum of the participant's highest base salary plus his or her highest targeted annual bonus under COMSAT's Annual Incentive Plan.

   If, on or before the date on which a bonus would be paid, a Group I Participant's employment is terminated without cause or by reason of his or her death or disability, or, if a Group I Participant elects to terminate his or her employment for good reason, such Group I Participant will be entitled to receive a payment upon termination, instead of any bonuses which have not yet become payable to the participant under the Retention Bonus Plan, in an amount equal to the bonus to which he or she would have been entitled had he or she remained employed by COMSAT through the date on which the next bonus will be paid. If, however, the aggregate amount of any severance payments to which the participant is entitled under any severance plan of COMSAT is greater than or equal to the amount of the bonus payable upon such a termination under the Retention Bonus Plan, then the participant will forfeit all rights to receive such payment and any other bonus payments that have not yet become payable to the participant under the Retention Bonus Plan. In the event that the participant receives a payment upon termination of employment under the Retention Bonus Plan, such participant will not be entitled to any severance payment under any severance plan of COMSAT to the extent that such severance payment is based on the participant's salary and/or bonus.

   Group II Participants are entitled to receive bonuses under the Retention Bonus Plan at the same times and, in general, on the same terms as the Group I Participants, except that the bonuses are based on a lower percentage of their base salary and targeted annual bonus.

Agreements With Current Executive Officers

   COMSAT has entered into an employment agreement with Mrs. Alewine dated as of July 19, 1996, and amended as of May 16, 1997 and July 18, 1997, and has entered into employment agreements with Mr. Flower and Mr. Zeger dated as of April 18, 1997, and amended as of July 18, 1997. On September 18, 1998, COMSAT amended the employment agreements in connection with the merger.

   The agreements include the following terms:

  . for Mrs. Alewine, successive three-year terms from each successive day after July 19, 1996 until July 19, 2003; for Mr. Flower, a three-year term; and for Mr. Zeger, a five-year term. The amendments extended the term of Mr. Flower's employment agreement for two years until April 17, 2002;

  . for Mrs. Alewine, base salary of $450,000 for the first year, with an increase to $500,000 in the second year; for Mr. Flower, base salary of $210,000 per year; for Mr. Zeger, base salary of $230,000 per year; for each executive, further increases in base salary are subject to the discretion of COMSAT's Board of Directors;

  . eligibility for an annual bonus based on performance measures determined by the Board of Directors' Compensation Committee with a target bonus equal to 70% of Mrs. Alewine's base salary, 50% of Mr. Flower's base salary, and 50% of Mr. Zeger's base salary;

  . for termination without cause, or if the executive elects to terminate his or her employment for good reason, the executive will be entitled to receive the following for a period of time as specified below:

    (1) his or her then current base salary;

    (2) an annual bonus equal to 70% of Mrs. Alewine's then current base salary, 50% of Mr. Flower's then current base salary, and 50% of Mr. Zeger's then current base salary; and

    (3) all other benefits provided for pursuant to the agreement, which will be deemed fully and immediately vested if subject to vesting.

    Mrs. Alewine will be entitled to receive these amounts for three years from her termination date or until July 19, 2003, whichever is earlier, but in no case for less than one year following termination. Mr. Flower will be entitled to receive these amounts until the later of one year from his termination date or April 17, 2002. Mr. Zeger will be entitled to receive these amounts until April 17, 2002.

  . if Mrs. Alewine's employment is not renewed after July 19, 2003, or is terminated before then either by Mrs. Alewine for good reason or by COMSAT without cause, Mrs. Alewine will be entitled to begin receiving retirement benefits at age 55 under the Insurance and Retirement Plan for Executives at the actuarially reduced rate for early retirement, subject to the Board of Directors' discretion to waive such reduction;

  . if Mr. Flower's employment is not renewed after April 17, 2002, Mr. Flower will be entitled to receive:

    (1) the benefits described above for one year thereafter, and

    (2) retirement benefits under the Insurance and Retirement Plan for Executives beginning on May 1, 2002 at the actuarially reduced rate for early retirement, subject to the Board of Directors' discretion to waive such reduction;

  . if Mr. Zeger's employment is not renewed after April 17, 2002, or is terminated before then either by Mr. Zeger for good reason or by COMSAT without cause, Mr. Zeger will be entitled to begin receiving retirement benefits at age 55 under the Insurance and Retirement Plan for Executives at the actuarially reduced rate for early retirement, subject to the Board of Directors' discretion to waive such reduction; and

  . in the event that either Mr. Flower or Mr. Zeger dies after his employment terminates but before his retirement benefits begin, under the Insurance and Retirement Plan for Executives, his spouse will receive the death benefits provided in the plan for participants who die while employed by COMSAT.

   Pursuant to her employment agreement, Mrs. Alewine was granted, on October 17, 1996, an option to purchase 186,030 shares of COMSAT's common stock at a price equal to the market value of the stock on the grant date, which vests 25% after one year, another 25% after the second year and the remaining 50% after the third year; on October 17, 1996, 6,201 restricted stock units which vest after three years; and on February 20, 1997, 24,804 restricted stock awards which are subject to the same terms as restricted stock awards made to other executives of COMSAT on that date.

   Pursuant to the amendments, the employment agreements were amended to provide that, upon the occurrence of a change in control, the term of each employment agreement will automatically end on the third anniversary of the date of such change in control.

   As defined in the amendments, a change in control is deemed to have occurred upon the happening of any one of the following events:

  . the acquisition by any person of beneficial ownership of 50% or more of the combined voting power of the outstanding voting securities of COMSAT;

  . any change in the composition of the Board of Directors of COMSAT such that the incumbent directors elected as of May 17, 1996 cease to constitute a majority of the Board of Directors; however, any individual whose nomination or election is approved by a vote of three-fourths of the then incumbent directors will be treated as an incumbent director;

  . approval by the shareholders of a merger, share exchange, swap, consolidation, recapitalization or other business combination which, if consummated, would result in COMSAT's shareholders holding less than 60% of the combined voting power of COMSAT, the surviving entity or its parent;

  . approval by the shareholders of the liquidation or dissolution of COMSAT, or sale by COMSAT of all or substantially all of COMSAT's assets, other than to an entity 80% of the combined voting power of which would be beneficially owned by COMSAT's then existing shareholders; or

  . any event which would have to be reported as a change of control under the regulations governing the solicitation of proxies by the SEC.

   However, if, prior to the occurrence of any of the above events, the Board of Directors adopts a resolution specifically providing that the event will not be deemed to constitute a change in control for purposes of the employment agreements, then such event will not constitute a change in control.

   The amendments provide that, with respect to the merger, a change in control of COMSAT for purposes of the employment agreements will be triggered by the closing of the merger, but not by the signing of the merger agreement, the approval by the Board of Directors or COMSAT's shareholders of the merger or the merger agreement, the commencement or the closing of the tender offer, or the acquisition by Lockheed Martin or Regulus of COMSAT Government Systems.

   The amendments also amended the employment agreements to provide that each of the executives will be entitled to receive the following retention bonuses, subject to his or her continued employment through the applicable dates for such bonuses:

  .  a bonus on the earliest of:

    (a) the completion of the merger,

    (b) the termination date of the merger pursuant to the merger agreement, or

    (c) September 18, 2000,

    equal to 150% of the sum of the executive's highest base salary plus the executive's highest targeted annual bonus, assuming all performance targets are met to the maximum extent, under COMSAT's Annual Incentive Plan; and

  . a bonus on the eighteen month anniversary of the closing date of the merger in an amount equal to 100% of the sum of the executive's highest base salary plus the executive's highest targeted annual bonus, assuming all performance targets are met to the maximum extent, under COMSAT's Annual Incentive Plan.

   In the following situations, the executive will be entitled to receive, instead of the retention bonuses described above, a payment in an amount equal to the retention bonus to which the executive would have been entitled had the executive remained employed by COMSAT through the applicable date:

  . for termination without cause on or before the applicable date for such bonuses;

  .  by reason of the executive's death or disability; or

  . if the executive elects to terminate his or her employment for good reason.

   If the executive and Lockheed Martin are unable to reach an agreement regarding the terms and conditions of the executive's employment within 30 days following the closing of the merger and the executive's employment is terminated within such 30-day period, the executive will:

  . forfeit all rights to receive the bonus which otherwise would have been payable to the executive on the eighteen month anniversary of the closing date of the merger; or

  . forfeit all rights to the payment of a post-closing severance payment which would have been payable to the executive in the event of a termination of the executive's employment between the closing date of the merger and the eighteen month anniversary of the closing date of the merger.

   The amendments amended the employment agreements to provide that each of the executives will be entitled to receive the severance benefits and payments to which he or she was entitled under his or her employment agreement prior to the amendments only in the event that the termination of his or her employment which gives rise to such payments occurs prior to a change in control of COMSAT.

   Pursuant to the amendments, each of the employment agreements was also amended to provide that, if a change in control of COMSAT occurs and the executive's employment is terminated during the period beginning on the date of the change in control and ending on the last day of the executive's employment term by COMSAT other than for cause or disability, or by the executive for good reason, then, instead of any other severance payments or severance benefits payable to the executive under the employment agreements, the executive will be entitled to receive the following until the expiration of the executive's employment term:

  .  base salary;

  .  targeted annual bonus under COMSAT's Annual Incentive Plan; and

  . continued group health and welfare plan benefits for the executive and the executive's dependents, subject to reduction under certain circumstances described in the amendments.

The executives also will be entitled to receive benefits under COMSAT's Insurance and Retirement Plan for Executives commencing as early as age 55 without any actuarial reduction for early commencement of benefits.

   In addition, the amendments modified the employment agreements to provide that if a change in control of COMSAT occurs and

  (a) if the executive and Lockheed Martin have negotiated in good faith but have been unable to reach an agreement regarding the terms and conditions of the executive's employment within 30 days following the closing of the merger and the executive's employment is terminated within the 30-day period, or

  (b) if the executive continues to be employed until the expiration of the executive's employment term,

then the executive will be entitled to receive the benefits under the Insurance and Retirement Plan for Executives noted above.

   Each of the executives also would be entitled to receive a gross-up payment if any payment or benefit to the executive would constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

   The share amounts discussed in this section have been adjusted to give effect to the Ascent spin-off to COMSAT shareholders on June 27, 1997 by multiplying the number of shares or units held on that date by an adjustment ratio of 1.2402.

Agreement With Former Executive Officer

   COMSAT and Mr. Jasmann entered into a three-year employment agreement dated August 1, 1996 which includes the following terms:

  . base salary of $240,000 per year, subject to increases at the discretion of COMSAT's Board of Directors; and

  . guaranteed bonus of $130,000 for 1996 and annual bonuses thereafter based on performance measures determined by the Board of Directors' Compensation Committee with a target bonus equal to 40% of Mr. Jasmann's base salary.

   On August 1, 1996, Mr. Jasmann was granted:

  . an option to purchase 12,402 shares of COMSAT's common stock at a price equal to the market value of the stock on the grant date, which vests 25% after one year, another 25% after the second year and the remaining 50% after the third year; and

  .  6,201 restricted stock units which vest after three years.

   On February 2, 1998, Mr. Jasmann resigned pursuant to a provision of the agreement which permitted him to terminate his employment if COMSAT failed to do an initial public offering of COMSAT International by February 1, 1998. Pursuant to this provision, Mr. Jasmann will continue to receive salary and an annual bonus at the same rate as in effect on the date of his termination until August 1, 1999. His existing stock options, but not his restricted stock units, will continue to vest during that period.

   The share amounts discussed in this section have been adjusted to give effect to the Ascent spin-off to COMSAT shareholders on June 27, 1997 by multiplying the number of shares or units held on that date by an adjustment ratio of 1.2402.

                         CHANGE IN CONTROL ARRANGEMENTS

   Certain of COMSAT's benefit and compensation programs have provisions that are intended to assure the continuity and stability of management and the Board of Directors necessary to protect shareholders' interests, and to protect the rights of the participants under those programs, in the event of a change in control of COMSAT. A change in control for this purpose is defined in the same manner as described above under the caption "Directors Compensation--Non-Employee Directors Stock Plan." The following actions will take place upon the occurrence of a change in control:

  . the vesting of all stock options, restricted stock awards, restricted stock units and phantom stock units will be accelerated under COMSAT's 1990 and 1995 Key Employee Stock Plans, Non-Employee Directors Stock Plan and Annual Incentive Plan;

  . the deferred compensation accounts under COMSAT's Directors and Executives Deferred Compensation Plan, Annual Incentive Plan and Non-Employee Directors Stock Plan will become immediately payable;

  . participants in the Split Dollar Life Insurance Plans for Directors and for Key Employees will receive fully-paid individual policies;

  . directors will receive an immediate lump sum payment of their accrued benefits under the Directors Retirement Plan using present value assumptions; and

  . participants in COMSAT's Insurance and Retirement Plan for Executives will become vested in their accrued benefits under the plan and will receive an immediate lump sum payment using present value assumptions.

   The Board of Directors retains the authority under the change in control provisions to determine that the provisions should not apply to a particular transaction. In the event of such a determination, the vesting of stock awards and the payment of various plan benefits would not be accelerated. This feature is intended to afford the Board of Directors flexibility in structuring transactions and to encourage negotiated transactions.

   Pursuant to such authority, the Board of Directors has adopted resolutions determining that, for purposes of the Insurance and Retirement Plan for Executives, the Deferred Compensation Plan, the Split Dollar Life Insurance Plan for Directors, the Split Dollar Life Insurance Plan for Key Employees and the Annual Incentive Plan, the merger and the transactions contemplated by the merger agreement will not constitute a change in control of COMSAT. For purposes of the 1990 Key Employee Stock Plan, the 1995 Key Employee Stock Plan, the Non-Employee Directors Stock Plan and the Amended and Restated Change in Control Severance Plan, only the closing of the merger, and not any of the other transactions contemplated by the merger agreement, will constitute a change in control of COMSAT.

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total shareholder return for COMSAT's common stock with the cumulative total return of the S&P 500 Stock Index and a Peer Group Index constructed by COMSAT for the five fiscal years beginning on January 1, 1994 and ending on December 31, 1998. The Peer Group consists of three long-distance telecommunications companies (AT&T, MCI WorldCom and Sprint), and the following satellite industry companies (the years for which the returns of such companies have been included in the five-year period are noted in parentheses): American Mobil Satellite Corporation (all years), Asia Satellite Telecom American Depository Receipts (ADRS) (1996-98), British Sky Broadcasting Group ADRS (1995-98), Echostar Communications Corporation (1996-98), Globalstar Telecommunications Ltd. (1996-98), Iridium World Communications (1996-98), Loral Space & Communications Ltd. (1997-98), PanAmSat Corporation (1996-98), PT Pasifik Satelit Nusantara ADRS (1996-98) and U.S. Satellite Broadcasting Co. (1996-98). Returns for MCI use WorldCom, Inc. data for all years and include MCI Corporation data for 1998.





                        [PERFORMANCE CHART APPEARS HERE]

             ITEM 3. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   You will vote at the annual meeting to appoint independent public accountants to audit and certify to you the financial statements of COMSAT for the fiscal year ending December 31, 1999. Your Board of Directors has recommended the appointment of Deloitte & Touche LLP as such independent public accountants. Deloitte & Touche LLP acted in such capacity for fiscal year 1998. Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

   Your Board of Directors recommends that you vote for the appointment of Deloitte & Touche LLP as independent public accountants. Proxies solicited by the management will be so voted unless you specify a contrary choice in your proxy. For approval, the proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting.

                   ITEM 4. ACTION UPON A SHAREHOLDER PROPOSAL

   Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, owner of 200 shares of COMSAT common stock, has given notice that she will introduce the following resolution at the annual meeting:

   RESOLVED: "That the shareholders of COMSAT assembled in Annual Meeting in person and by proxy, hereby recommend that COMSAT affirm its political non-partisanship. To this end the following practices are to be avoided:

  (a) The handing of contribution cards of a single political party to an employee by a supervisor.

  (b) Requesting an employee to send a political contribution to an individual in COMSAT for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

  (c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

  (d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

  (e) Placing a preponderance of contribution cards of one party at mail station locations.

   And if COMSAT engages in none of the above, to disclose this to ALL shareholders in each quarterly report.

   REASONS: "COMSAT must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not COMSAT)."

   Last year the owners of 5,711,532 shares, representing approximately 17.5% of shares voting, voted FOR this proposal."

   "If you AGREE, please mark your proxy FOR this resolution."

   Your Board of Directors Opposes this Proposal.

   COMSAT has a strong record of supporting the political process in a bipartisan manner. To the knowledge of the directors and management of COMSAT, the types of practices described in the proposal as "to be avoided" have not occurred at COMSAT. COMSAT has directors who have served as political appointees of both Democratic and Republican administrations, which promotes a corporate culture of bi-partisanship.

   The COMSAT Political Action Committee, which is funded by voluntary contributions from employees, contributes to candidates of both of the two major political parties. Employees are not required to contribute to the COMSAT Political Action Committee. The COMSAT Political Action Committee solicits contributions periodically, and informs employees that all contributions are entirely voluntary.

   In light of COMSAT's past history of bi-partisanship, the COMSAT Board of Directors believes that the resolution is unnecessary. If passed, the resolution would create an administrative quarterly reporting burden without resulting in any real benefit to you. Other companies, including COMSAT's competitors, would not be subject to similar reporting requirements and the related compliance burden and associated costs. For those reasons, COMSAT recommends that you vote "no."

   Your Board of Directors recommends that you vote against this proposal. Proxies solicited by the management will be so voted unless you specify a contrary choice in your proxy. For approval, the proposal requires the affirmative vote of a majority of the shares represented and entitled to be voted at the annual meeting.

                                 OTHER MATTERS

   As of July 7, 1999, COMSAT management knew of no other matters to be presented for action at the annual meeting. If any other matter is properly introduced by COMSAT, the persons named in the accompanying form of proxy will vote the shares represented by the proxies according to their judgment. In accordance with COMSAT's bylaws, proposals by shareholders were required to be received no later than June 21, 1999 to be considered at the annual meeting. See "Item 2. Election of Directors--Requirements for Nominations and Shareholder Proposals." No other proposals were received other than the one discussed under the caption "Item 4. Action Upon a Shareholder Proposal."

   Unless the merger is completed before this date, COMSAT contemplates that the 2000 Annual Meeting of Shareholders will be held on or about May 19, 2000. If you wish to submit a proposal to be included in the proxy statement for consideration at the 2000 Annual Meeting of Shareholders should submit them in writing to the Corporate Secretary, COMSAT Corporation, 6560 Rock Spring Drive, Bethesda, Maryland 20817, to be received no later than March 26, 2000.

                                 LEGAL MATTERS

   The validity of the Lockheed Martin common stock to be issued in connection with the merger has been passed upon by King & Spalding, Washington, D.C. King & Spalding, Washington, D.C., special tax counsel to Lockheed Martin, and Skadden, Arps, Slate, Meagher & Flom LLP, Washington, D.C., special tax counsel to COMSAT, have passed and will pass on the material federal income tax consequences of the merger.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Lockheed Martin as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated by reference in this proxy statement/prospectus, as set forth in their report, which is also incorporated in this proxy statement/prospectus by reference. Such consolidated financial statements of Lockheed Martin are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

   The financial statements incorporated in this proxy statement/prospectus by reference from COMSAT's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 have been audited by Deloitte &

Touche LLP, independent auditors, as stated in their report, which is also incorporated in this proxy statement/prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   Lockheed Martin and COMSAT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents filed with the SEC by either company at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Lockheed Martin's and COMSAT's filings are also available to the public from the SEC's website at http://www.sec.gov. Each company also has its filings on its website. COMSAT's website is http://www.comsat.com, and Lockheed Martin's website is http://www.lockheedmartin.com. In addition, Lockheed Martin's and COMSAT's filings with the SEC may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   Lockheed Martin filed a Registration Statement on Form S-4 to register with the SEC the Lockheed Martin common stock to be issued in the merger. This proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of Lockheed Martin in addition to being a proxy statement of COMSAT for the annual meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

   The SEC allows COMSAT (File No. 1-3229) and Lockheed Martin (File No. 1-11437) to incorporate by reference information in this proxy statement/prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. This proxy statement/prospectus incorporates by reference the following documents:


  . Lockheed Martin's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

  . Lockheed Martin's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

  . Lockheed Martin's Current Reports on Form 8-K filed January 19, 1999, January 28, 1999, February 10, 1999, February 16, 1999, April 21, 1999,
     June 9, 1999, June 14, 1999, June 24, 1999 and June 28, 1999;

  . Lockheed Martin's Schedule 14D-1 dated September 25, 1998, as amended on October 13, 1998, November 18, 1998, December 18, 1998, January 7, 1999,
     January 25, 1999, February 9, 1999, February 25, 1999, April 21, 1999
     and June 15, 1999;

  . The description of Lockheed Martin's Common Stock contained under the caption "Description of Lockheed Martin Capital Stock" set forth in Lockheed Martin's Joint Proxy Statement/Prospectus dated February 9, 1995 constituting part of Lockheed Martin's Registration Statement on Form S-4 (Reg. No. 33-57645);

  . COMSAT's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

  . COMSAT's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

  . COMSAT's Current Reports on Form 8-K filed February 22, 1999 and June 11, 1999; and

  . COMSAT's Schedule 14D-9 dated September 25, 1998, as amended on February 9, 1999, March 1, 1999 and April 22, 1999.

   The information incorporated by reference is part of this proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this proxy statement/prospectus. All documents filed by Lockheed Martin or COMSAT under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the annual meeting will be incorporated by reference in this proxy statement/prospectus from the date such documents are filed.

   Any statement contained in a document incorporated by reference in this proxy statement/prospectus will be modified or superseded to the extent that a statement contained in this proxy statement/prospectus, or in any other subsequently filed document, modifies or supersedes such previous statement. Any statement modified or superseded will not be a part of this proxy statement/prospectus except as modified or superseded.

   All information contained or incorporated by reference in this proxy statement/prospectus relating to Lockheed Martin has been supplied by Lockheed Martin. All information relating to COMSAT has been supplied by COMSAT.

   Documents incorporated by reference, other than exhibits to these documents not specifically incorporated by reference into this proxy statement/prospectus, are available without charge, upon written or oral request by any person to whom this proxy statement/prospectus has been delivered, from Investor Relations, COMSAT, 6560 Rock Spring Drive, Bethesda, Maryland 20817 (toll-free telephone: 888-233-5777) or from Investor Relations, Lockheed Martin, 6801 Rockledge Drive, Bethesda, Maryland 20817 (telephone:
301-897-6000). Any exhibit will be provided upon payment of the reasonable cost of providing such exhibit. To ensure timely delivery of the documents, your request should be made by August 13, 1999.

   No person has been authorized to give any information or make any representation other than those contained or incorporated by reference in this proxy statement/prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities covered by this proxy statement/prospectus or a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such offer, solicitation of an offer or proxy solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made hereunder will, under any circumstances, create any implication that there has been no change in the affairs of Lockheed Martin or COMSAT since the date hereof or that the information contained or incorporated by reference in this proxy statement/prospectus is correct as of any time subsequent to its date.

                       DIRECTIONS TO THE COMSAT BUILDING
                   6560 ROCK SPRING DRIVE--BETHESDA, MARYLAND

   The COMSAT Building at Rock Spring Plaza in Bethesda, Maryland, is located on the corner of Rock Spring Drive and Fernwood Road. Shareholders who wish to use public transportation may take the Red Line of the Washington Metro to the Medical Center Station. Take the Metro Bus J2 (destination Montgomery Mall), which stops at the first bus shelter at the top of the escalator, to the corner of Fernwood Road and Rock Spring Drive. To return to the Medical Center Station, you may take Metro Bus J2 (destination Silver Spring), which stops on Fernwood Road on the Marriott side of the street.

   Set forth below is a map and instructions on how to get there by car. The COMSAT garage will be open for shareholders' parking on the first level (P1).





            [MAP SHOWING DIRECTIONS TO COMSAT BUILDING APPEARS HERE]

From Frederick/I-270 South:
   Take I-270 East toward Silver Spring. Exit at Old Georgetown Road and turn right. At the second light turn right on Democracy Boulevard. At the second light turn right on Fernwood Road. Just beyond the first light turn right onto the driveway that leads to the COMSAT garage entrance.

From Silver Spring/I-495 West:

   Take I-495 West to Exit 36 (Old Georgetown Road). Turn right on Old Georgetown Road (toward Rockville). At third light turn left on Democracy Boulevard. At second light turn right on Fernwood Road. Just beyond the first light turn right onto the driveway that leads to the COMSAT garage entrance.

From Northern Virginia/I-495 North:

   Take I-495 North to I-270 Spur North. Take the first exit off of I-270 Spur (Democracy Boulevard East). At first intersection light, which immediately follows the light at the Fire Station, turn left on Fernwood Road. Just beyond the first light turn right onto the driveway that leads to the COMSAT garage entrance.

                                                                      APPENDIX I



                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 18, 1998

                                     AMONG

                              COMSAT CORPORATION,

                          LOCKHEED MARTIN CORPORATION

                                      AND

                               DENEB CORPORATION

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                 ARTICLE I
                                 The Offer
 Section 1.1  The Offer..................................................   I-1
 Section 1.2  COMSAT Actions.............................................   I-2
 Section 1.3  Shareholder Lists..........................................   I-3
                                ARTICLE II
                            Related Agreements
 Section 2.1  Registration Rights Agreement..............................   I-3
 Section 2.2  Shareholders Agreement.....................................   I-4
 Section 2.3  Carrier Acquisition Agreement..............................   I-4
                                ARTICLE III
                                The Merger
 Section 3.1  The Merger.................................................   I-4
 Section 3.2  Effective Time; Closing....................................   I-4
 Section 3.3  Effects of the Merger......................................   I-4
 Section 3.4  Certificate of Incorporation and By-Laws...................   I-5
 Section 3.5  Directors..................................................   I-5
 Section 3.6  Officers...................................................   I-5
 Section 3.7  Effect on Capital Stock....................................   I-5
 Section 3.8  Dissenting Shares..........................................   I-5
 Section 3.9  Exchange of Stock..........................................   I-6
 Section 3.10 No Fractional Shares of Lockheed Martin Common Stock.......   I-7
 Section 3.11 Termination of Exchange Fund...............................   I-7
 Section 3.12 No Liability...............................................   I-8
 Section 3.13 Lost Certificates..........................................   I-8
 Section 3.14 Certain Adjustments........................................   I-8
 Section 3.15 Conditions to Closing of Merger............................   I-8
                                ARTICLE IV
                 Representations and Warranties of COMSAT
 Section 4.1  Organization...............................................  I-10
 Section 4.2  Authority..................................................  I-11
 Section 4.3  Consents and Approvals; No Violations......................  I-11
 Section 4.4  Capitalization.............................................  I-12
 Section 4.5  Absence of Certain Changes.................................  I-13
 Section 4.6  Reports....................................................  I-13
 Section 4.7  No Default.................................................  I-14
 Section 4.8  Litigation; Compliance with Law............................  I-14
 Section 4.9  Employee Benefit Plans; ERISA..............................  I-14
 Section 4.10 Intellectual Property; Year 2000...........................  I-15
 Section 4.11 Certain Contracts and Arrangements.........................  I-16
 Section 4.12 Taxes......................................................  I-16
 Section 4.13 Governmental Authorizations................................  I-17
 Section 4.14 Environmental Matters......................................  I-18
 Section 4.15 Brokerage Fees and Commissions.............................  I-18

                                                                         Page
                                                                         ----
                                ARTICLE V
  Representations and Warranties of Lockheed Martin and Acquisition Sub
 Section 5.1  Organization.............................................  I-18
 Section 5.2  Authority................................................  I-18
 Section 5.3  Consents and Approvals; No Violations....................  I-19
 Section 5.4  Capitalization...........................................  I-19
 Section 5.5  Absence of Certain Changes...............................  I-20
 Section 5.6  Reports..................................................  I-20
 Section 5.7  Opinion of Financial Advisor.............................  I-20
 Section 5.8  Brokers..................................................  I-20
                               ARTICLE VI
                                Covenants
 Section 6.1  Conduct of Business of COMSAT............................  I-20
 Section 6.2  INTELSAT and Inmarsat Privatizations.....................  I-23
 Section 6.3  Conduct of Business of Lockheed Martin...................  I-24
 Section 6.4  No Solicitation..........................................  I-25
              Preparation of Proxy Statement; COMSAT Shareholders
 Section 6.5  Meeting..................................................  I-26
 Section 6.6  Access to Information....................................  I-27
 Section 6.7  Reasonable Efforts.......................................  I-27
 Section 6.8  Listing Application......................................  I-28
 Section 6.9  Consents and Approvals...................................  I-28
 Section 6.10 Public Announcements.....................................  I-29
 Section 6.11 Notification.............................................  I-29
 Section 6.12 Certain Litigation.......................................  I-30
 Section 6.13 Employee and Benefit Matters; Stock Options and Awards...  I-30
 Section 6.14 No Restrictions..........................................  I-31
 Section 6.15 Advice of Changes........................................  I-31
 Section 6.16 Indemnification..........................................  I-31
 Section 6.17 No Control...............................................  I-32
 Section 6.18 Accountant's Letters.....................................  I-32
 Section 6.19 North American Numbering Plan............................  I-32
 Section 6.20 Affiliate Letters........................................  I-32
                               ARTICLE VII
                     Termination; Amendment; Waiver
 Section 7.1  Termination..............................................  I-33
 Section 7.2  Effect of Termination....................................  I-34
 Section 7.3  Fees and Expenses........................................  I-34
 Section 7.4  Amendment................................................  I-35
 Section 7.5  Extension; Waiver........................................  I-35
                              ARTICLE VIII
                              Miscellaneous
 Section 8.1  Survival.................................................  I-35
 Section 8.2  Entire Agreement.........................................  I-35
 Section 8.3  Governing Law............................................  I-35
 Section 8.4  Notices..................................................  I-35
 Section 8.5  Successors and Assigns; No Third Party Beneficiaries.....  I-36

                                                                           Page
                                                                           ----
 Section 8.6  Counterparts...............................................  I-36
 Section 8.7  Interpretation.............................................  I-36
 Section 8.8  Schedules..................................................  I-36
 Section 8.9  Legal Enforceability.......................................  I-37
 Section 8.10 No Waivers; Remedies; Specific Performance.................  I-37
 Section 8.11 Exclusive Jurisdiction.....................................  I-37
 Section 8.12 Waiver of Jury Trial.......................................  I-37

                                    EXHIBITS
                                   --------

Exhibit A................ Conditions to Offer
Exhibit B................ Form of Registration Rights Agreement
Exhibit C................ Form of Shareholders Agreement
Exhibit D................ Form of Carrier Acquisition Agreement
Exhibit E................ Form of Amended and Restated Articles of Incorporation
Exhibit F................ Form of Tax Opinions

                                   SCHEDULES
                                  ----------

Schedule 1............... COMSAT Disclosure Schedule

                             TABLE OF DEFINED TERMS

Term                                                           Section No.
----                                                           -----------
Acquisition Proposal..................................... 6.4(a)
Acquisition Sub.......................................... Introductory Paragraph
Agreement................................................ Introductory Paragraph
Amendment................................................ 4.2
Antitrust Laws........................................... 6.9(c)
Assets................................................... 4.3
Audit.................................................... 4.12(j)(i)
Authorized Carrier Conditions............................ Exhibit A
Authorized Carriers...................................... 1.1(a)
Average Price............................................ 3.7(a)(i)
Carrier Acquisition...................................... 2.3
Carrier Acquisition Agreement............................ 2.3
CCEC..................................................... 6.9(c)
Certificates............................................. 3.9(b)
Closing.................................................. 3.2
Closing Date............................................. 3.2
Code..................................................... 3.15(c)(ii)
Communications Act....................................... 4.3
COMSAT................................................... Introductory Paragraph
COMSAT Affiliate Letter.................................. 6.20
COMSAT Business Plans.................................... 6.1(i)
COMSAT Carrier Subsidiary................................ 2.3
COMSAT Common Stock...................................... 1.1(a)
COMSAT Contracts......................................... 4.11(a)
COMSAT Disclosure Schedule............................... Article IV
COMSAT Employees......................................... 6.13(d)
COMSAT Form 10-K......................................... 4.5
COMSAT Preferred Stock................................... 4.4(a)
COMSAT Representatives................................... 6.4(a)
COMSAT SEC Documents..................................... 4.6
COMSAT Shareholders Meeting.............................. 6.5(b)
COMSAT Stock Options..................................... 4.4(a)
COMSAT Stock Plans....................................... 4.4(a)
Confidentiality Agreements............................... 8.2
DCBCA.................................................... 1.1(a)
DCRA..................................................... 3.2
DGCL..................................................... 3.1
Determination Date....................................... 3.7(a)(i)
Dissenting Shares........................................ 3.8
EC Merger Regulations.................................... 6.9(c)
Effective Time........................................... 3.2
Environmental Claims..................................... 4.14
Environmental Laws....................................... 4.14
Equity Securities........................................ 4.4(a)
ERISA.................................................... 4.9(a)
ERISA Affiliate.......................................... 4.9(a)
Exchange Act............................................. 1.1(a)
Exchange Agent........................................... 3.9(a)
Exchange Fund............................................ 3.9(a)

Term                                                           Section No.
----                                                           -----------
FCC...................................................... 3.15(a)(ii)
Form S-4................................................. 6.5(a)
Forward Merger........................................... 3.1
GAAP..................................................... 4.6
Governmental Authorizations.............................. 4.13
Governmental Authority................................... 3.11
HSR Act.................................................. 6.9(c)
ICO...................................................... 6.2(e)(i)
Indemnified Parties...................................... 6.16(a)
Inmarsat................................................. 3.9(b)
Inmarsat Convention...................................... 6.2(e)(ii)
Inmarsat Existing Documents.............................. 6.2(e)(iii)
Inmarsat Interests....................................... 6.2(e)(iv)
Inmarsat Investment Share................................ 6.2(e)(v)
Inmarsat Privatization................................... 6.2(e)(vi)
Inmarsat Restructuring Documents......................... 6.2(e)(vii)
Intellectual Property.................................... 4.10(a)
INTELSAT................................................. 3.9(b)
INTELSAT Agreement....................................... 6.2(e)(viii)
INTELSAT Existing Documents.............................. 6.2(e)(viii)
INTELSAT Operating Agreement............................. 6.2(e)(viii)
INTELSAT Interests....................................... 6.2(e)(ix)
INTELSAT Investment Share................................ 6.2(e)(x)
IRS...................................................... 4.9(a)
Laws..................................................... 4.1
Liabilities.............................................. 4.6
Lien..................................................... 4.3
Lockheed Martin.......................................... Introductory Paragraph
Lockheed Martin Common Stock............................. 3.7(a)
Lockheed Martin Form 10-K................................ 5.5
Lockheed Martin Preferred Stock.......................... 5.4(a)
Lockheed Martin SEC Documents............................ 5.6
Lockheed Martin Series Preferred Stock................... 5.4(a)
Lockheed Martin Stock Options............................ 5.4(a)
Lockheed Martin Stock Plans.............................. 5.4(a)
Lock-Up Agreement........................................ 6.2(c)
Material Adverse Effect.................................. 4.1
Maximum Amount........................................... 6.16(b)
Measurement Date......................................... Exhibit A
Merger................................................... 3.1
Merger Consideration..................................... 3.7(a)
Minimum Condition........................................ Exhibit A
NYSE..................................................... 3.2
Offer.................................................... 1.1(a)
Offer Closing Time....................................... 1.1(a)
Offer Documents.......................................... 1.1(d)
Offer Price.............................................. 1.1(a)
Offer Subsidiary......................................... 1.1(a)
Order.................................................... 6.9(d)
PBGC..................................................... 4.9(a)
Person................................................... 3.9(b)

Term                                                                Section No.
----                                                                -----------
Plans.............................................................. 4.9(a)
Proxy Statement/Prospectus......................................... 6.5(a)
Recent SEC Documents............................................... 4.8(b)
Registration Rights Agreement...................................... 2.1
Reverse Merger..................................................... 3.1
Satellite Act...................................................... 1.1(a)
Schedule 14D-9..................................................... 1.2(b)
SEC................................................................ 1.1(a)
Securities Act..................................................... 3.15(a)(v)
Shareholders Agreement............................................. 2.2
Shares............................................................. 1.1(a)
Significant Adverse Effect......................................... 3.15(b)
Significant Subsidiary............................................. 4.3
Stock Option Plans................................................. 4.4(a)
Stock Value........................................................ 3.15(c)(i)
Subsidiary......................................................... 4.2
Superior Proposal.................................................. 6.4(b)
Surviving Corporation.............................................. 3.1
Taxes.............................................................. 4.12(j)(ii)
Tax Returns........................................................ 4.12(j)(iii)
Termination Fee.................................................... 7.3(a)(ii)
Transaction Agreements............................................. 2.3

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of September 18, 1998 among LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Lockheed Martin"), DENEB CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Lockheed Martin ("Acquisition Sub"), and COMSAT CORPORATION, a District of Columbia corporation ("COMSAT").

   In consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Lockheed Martin, Acquisition Sub and COMSAT hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

  Section 1.1 The Offer.

   (a) Subject to this Agreement not having been terminated in accordance with the provisions of Section 7.1 hereof, Lockheed Martin, acting through a wholly-owned single member Delaware limited liability company (the "Offer Subsidiary"), shall as promptly as practicable, but in no event later than five business days from the date of the public announcement of the terms of this Agreement, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder (the "Exchange Act")) an offer to purchase for cash (as it may be amended in accordance with the terms of this Agreement, the "Offer") up to the number of shares (collectively, the "Shares") of COMSAT's common stock, without par value (the "COMSAT Common Stock"), that is equal to the remainder of
(i) 49% of the number of shares of COMSAT Common Stock outstanding at the close of business on the date of purchase pursuant to the Offer minus (ii) the number of shares of COMSAT Common Stock then owned of record by "authorized carriers" (as defined in the Communications Satellite Act of 1962, as amended, 47 U.S.C.
(S)701 et. seq., and all rules and regulations promulgated thereunder (the "Satellite Act")) ("Authorized Carriers"), as evidenced by issuance of shares of Series II COMSAT Common Stock, minus (iii) the number of shares of COMSAT Common Stock with respect to which written demand shall have been made and not withdrawn under Section 29-373 of the District of Columbia Business Corporation Act (the "DCBCA"), at a price of not less than $45.50 per Share, net to the seller in cash (the "Offer Price"). Lockheed Martin shall extend the Offer, for periods of no more than 60 days, until the earlier of (i) the one year anniversary of the date hereof or (ii) 10 business days after the date on which the last of the Authorized Carrier Conditions (as defined in Exhibit A hereto) shall have been obtained. The obligation of Lockheed Martin to accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (any of which may be waived in whole or in part by Lockheed Martin in its sole discretion), and to the terms and conditions of this Agreement. Lockheed Martin expressly reserves the right to modify the terms and conditions of the Offer, except that, without the prior written consent of COMSAT, Lockheed Martin shall not (i) reduce the number of Shares subject to the Offer, (ii) waive the Minimum Condition (as defined in Exhibit A hereto), (iii) reduce the Offer Price, (iv) modify or add to the conditions set forth in Exhibit A, (v) except as provided in this Section 1.1(a), extend the term of the Offer, (vi) change the form of the consideration payable in the Offer or (vii) make any other modifications that are otherwise materially adverse to holders of COMSAT Common Stock. Notwithstanding the foregoing, Lockheed Martin may, without the consent of COMSAT, (A) extend the term of the Offer beyond any scheduled expiration date of the Offer (but not beyond the two year anniversary of the date hereof) if, at any such scheduled expiration date, any of the conditions to Lockheed Martin's obligation to accept for payment, and pay for, Shares tendered pursuant to the Offer shall not have been satisfied or waived and (B) extend the Offer (but not beyond the two year anniversary of the date hereof) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer or any other applicable Law (as hereinafter defined). Upon the terms and subject to the conditions of the Offer, Lockheed Martin shall accept for payment and will pay for, as soon as permitted under the terms of the Offer, Shares validly tendered and not withdrawn prior to the expiration of the Offer. The date and time at which the Offer shall close is referred to as the "Offer Closing Time".

   (b) Lockheed Martin shall not, nor shall it permit any of its affiliates to, tender into the Offer any shares of COMSAT Common Stock beneficially owned by it; provided, that shares of COMSAT Common Stock held beneficially or of record by any plan, program or arrangement sponsored by Lockheed Martin or maintained for the benefit of employees of Lockheed Martin or any of its Subsidiaries (as hereinafter defined) shall be deemed not to be held by Lockheed Martin or an affiliate thereof regardless of whether Lockheed Martin has, directly or indirectly, the power to vote or control the disposition of such shares of COMSAT Common Stock. COMSAT shall not, nor shall it permit any of its Subsidiaries to, tender into the Offer any shares of COMSAT Common Stock beneficially owned by it; provided, that shares of COMSAT Common Stock held beneficially or of record by any plan, program or arrangement sponsored by COMSAT or maintained for the benefit of employees of COMSAT or any of its Subsidiaries shall be deemed not to be held by COMSAT regardless of whether COMSAT has, directly or indirectly, the power to vote or control the disposition of such shares of COMSAT Common Stock.

   (c) Notwithstanding anything to the contrary contained in this Agreement, Lockheed Martin shall not be required to commence the Offer in any foreign country where the commencement of the Offer, in Lockheed Martin's reasonable opinion, would violate the applicable Law of such jurisdiction.

   (d) On the date of the commencement of the Offer, Lockheed Martin shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which will contain the offer to purchase and form of the related letter of transmittal (together with any supplements or amendments thereto, the "Offer Documents"). The Offer Documents shall comply as to form in all material respects with the requirements of the Exchange Act and, on the date filed with the SEC and when first published, sent or given to COMSAT's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Lockheed Martin with respect to information supplied by COMSAT in writing for inclusion in the Offer Documents or incorporated therein by reference to any statement, report or other document filed by or on behalf of COMSAT with the SEC. Upon obtaining knowledge, Lockheed Martin or COMSAT shall correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Lockheed Martin further shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to COMSAT's shareholders, in each case as and to the extent required by applicable federal securities Laws. COMSAT and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to the filing of such Offer Documents with the SEC. Lockheed Martin shall provide COMSAT and its counsel in writing with any comments Lockheed Martin and its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof. Lockheed Martin shall take all steps reasonably necessary to cause the Offer Documents to be filed with the SEC and disseminated to the holders of COMSAT Common Stock, in each case as, and to the extent, required by applicable Law.

  Section 1.2 COMSAT Actions.

   (a) COMSAT hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has by resolutions duly adopted, and not rescinded or modified, by a unanimous vote (excluding any directors absent and any directors who recused themselves pursuant to Section 8.06 of COMSAT's Articles of Incorporation) (i) determined as of the date hereof that the Offer and the Merger are fair to the shareholders of COMSAT, are advisable and are in the best interests of the shareholders of COMSAT, (ii) subject to the terms and conditions set forth herein, approved the Offer, the Merger and this Agreement, which approval constitutes approval of the Merger and this Agreement for purposes of Section 29-364 of DCBCA, (iii) directed that the Merger and this Agreement be submitted to a vote of the shareholders of COMSAT, which direction constitutes the direction required by Section 29-366 of the DCBCA with respect to the Merger and this Agreement and (iv) recommended acceptance of the Offer and approval of the Merger and this Agreement by the shareholders of COMSAT, which approval, if obtained, will constitute approval of the Merger and this

Agreement for purposes of Section 29-367 of DCBCA. COMSAT further represents that Donaldson, Lufkin & Jenrette Securities Corporation has delivered to the Board of Directors of COMSAT its opinion that as of the date hereof the consideration to be received in the Offer and the Merger by holders of shares of COMSAT Common Stock is fair to the holders of COMSAT Common Stock from a financial point of view.

   (b) COMSAT shall, subject to the provisions of this Agreement (i) file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") containing a recommendation of acceptance of the Offer and approval of the Merger and this Agreement by the shareholders of COMSAT and
(ii) mail such Schedule 14D-9 to the shareholders of COMSAT; provided, that subject to the provisions of Section 6.4(b) hereof, such recommendation may be withdrawn, modified or amended. Such Schedule 14D-9 shall be, if so requested by Lockheed Martin, filed on the same date as Lockheed Martin's Schedule 14D-1 is filed and mailed together with the Offer Documents; provided, that in any event the Schedule 14D-9 shall be filed and mailed no later than 10 business days following the commencement of the Offer. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and, on the date filed with the SEC and when first published, sent or given to COMSAT's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by COMSAT with respect to information supplied by Lockheed Martin in writing for inclusion in the Schedule 14D-9. Upon obtaining knowledge, each of COMSAT and Lockheed Martin shall correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and COMSAT further shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to COMSAT's shareholders, in each case as and to the extent required by applicable federal securities Laws. Lockheed Martin and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9, and each such amendment or supplement, prior to COMSAT's filing of the Schedule 14D-9 or such supplement or amendment, as the case may be, with the SEC. COMSAT shall provide Lockheed Martin and its counsel in writing with any comments COMSAT or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 or such supplement or amendment, as the case may be, promptly after the receipt thereof.

   Section 1.3 Shareholder Lists. In connection with the Offer, at the request of Lockheed Martin, from time to time after the date hereof, COMSAT shall promptly furnish Lockheed Martin with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Lockheed Martin with such information and assistance as Lockheed Martin or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Lockheed Martin shall hold in confidence the information contained in any such labels, listings and files, and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, deliver to COMSAT all copies of such information then in its possession or control or in the possession or control of its agents or representatives.

                                   ARTICLE II

                               RELATED AGREEMENTS

   Section 2.1 Registration Rights Agreement. Simultaneous with the execution and delivery of this Agreement, Lockheed Martin and COMSAT shall execute and deliver the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), with respect to the Shares.

   Section 2.2 Shareholders Agreement. Simultaneous with the execution and delivery of this Agreement, Lockheed Martin and COMSAT shall execute and deliver the Shareholders Agreement, substantially in the form attached hereto as Exhibit C (the "Shareholders Agreement").

   Section 2.3 Carrier Acquisition Agreement. Simultaneous with the execution and delivery of this Agreement, Lockheed Martin, Offer Subsidiary, COMSAT and COMSAT Government Systems, Inc., a Delaware corporation ("COMSAT Carrier Subsidiary"), shall enter into an agreement pursuant to which COMSAT Carrier Subsidiary shall be merged with and into Offer Subsidiary, which agreement shall be substantially in the form attached hereto as Exhibit D (the "Carrier Acquisition Agreement," and the transactions contemplated by the Carrier Acquisition Agreement, the "Carrier Acquisition"). (This Agreement, the Registration Rights Agreement, the Shareholders Agreement and the Carrier Acquisition Agreement are hereinafter collectively referred to as the "Transaction Agreements"). This Agreement contemplates the transactions set forth in the Carrier Acquisition Agreement.

                                  ARTICLE III

                                   THE MERGER

   Section 3.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the DCBCA and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as hereinafter defined) COMSAT shall be merged with and into Acquisition Sub (the "Forward Merger") as soon as practicable following the satisfaction or waiver of the conditions set forth in Section
3.15 hereof or on such other date as the parties hereto may agree; provided, however, that if the conditions in subsections (a) and (b) of such Section 3.15 are satisfied, but any of the conditions in Section 3.15(c) are not satisfied, then Acquisition Sub shall be merged with and into COMSAT at the Effective Time (the "Reverse Merger"). At the Effective Time, if the Forward Merger is effected, then the separate existence of COMSAT shall cease and Acquisition Sub shall continue as the surviving corporation under the name "COMSAT" or, if the Reverse Merger is effected, then the separate existence of Acquisition Sub shall cease and COMSAT shall continue as the surviving corporation. The surviving corporation of the Forward Merger or the Reverse Merger, as the case may be, shall be herein referred to as the "Surviving Corporation" and the Forward Merger and Reverse Merger shall alternatively be referred to as the "Merger."

   Section 3.2 Effective Time; Closing. The Merger shall be consummated by (i) filing with the Department of Consumer and Regulatory Affairs of the District of Columbia (the "DCRA") articles of merger, executed and filed in accordance with Section 29-368 of the DCBCA and such other documents as are required by
Section 29-371 of the DCBCA and (ii) filing with the Secretary of State of the State of Delaware a certificate of merger, executed and filed in accordance with Sections 103 and 252 of the DGCL (the time the Merger becomes effective being referred to as the "Effective Time"). The parties will cooperate to cause the Effective Time to occur outside of New York Stock Exchange ("NYSE") trading hours. The Merger shall be effective upon the latest to occur of (i) the issuance by the DCRA of a certificate of merger with respect thereto pursuant to Section 29-369 of the DCBCA, (ii) the acceptance for filing of the certificate of merger by the Secretary of State of the State of Delaware pursuant to Section 252 of the DGCL and (iii) the time, if any, specified as the effective time of the Merger in the articles of merger filed in accordance with the DCBCA and the certificate of merger filed in accordance with the DGCL. Prior to the filings referred to in this Section 3.2, a closing (the "Closing") will be held at the offices of O'Melveny & Myers LLP, 555 13th Street, N.W., Suite 500 West, Washington, D.C. 20004-1109 (or such other place as the parties may agree), for the purpose of confirming all of the foregoing no later than the second business day after satisfaction or waiver of all the conditions set forth in Section 3.15 (the date of the Closing herein referred to as the "Closing Date").

   Section 3.3 Effects of the Merger. The Merger shall have the effects set forth in Section 29-370 of the DCBCA and Section 259 of the DGCL. As of the Effective Time, the Surviving Corporation shall be a wholly-owned Subsidiary of Lockheed Martin.

   Section 3.4 Certificate of Incorporation and By-Laws. If the Forward Merger is consummated, the Certificate of Incorporation and By-Laws of Acquisition Sub, each as in effect at the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, until amended in accordance with applicable Law, except that Article FIRST of the Certificate of Incorporation shall be amended so that it reads in its entirety as follows:
"The name of the corporation is COMSAT Corporation". If the Reverse Merger is consummated, the Articles of Incorporation of COMSAT shall be amended at the Effective Time to read in their entirety as set forth in Exhibit E hereto and shall be the Articles of Incorporation of the Surviving Corporation, and the By-Laws of COMSAT as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, each until amended in accordance with applicable Law.

   Section 3.5 Directors. The directors of Acquisition Sub at the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or Articles of Incorporation of the Surviving Corporation, as the case may be, and the By-Laws of the Surviving Corporation, or as otherwise provided by Law.

   Section 3.6 Officers. The officers of COMSAT at the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or Articles of Incorporation of the Surviving Corporation, as the case may be, and the By-Laws of the Surviving Corporation, or as otherwise provided by Law.

   Section 3.7 Effect on Capital Stock. At the Effective Time:

   (a) Each share of COMSAT Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of COMSAT Common Stock held in the treasury of COMSAT, held by Offer Subsidiary, held by Lockheed Martin, if any, and Dissenting Shares (as hereinafter defined), if any) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.5 shares of Lockheed Martin common stock, par value $1 per share (the "Lockheed Martin Common Stock") (as subject to adjustment pursuant to Section 3.14 hereof, the "Merger Consideration"), issuable to the holder thereof upon the surrender of the certificate formerly representing such share of COMSAT Common Stock (except as provided in Section
6.13 hereof).

   (b) Each share of COMSAT Common Stock held in the treasury of COMSAT, each share of COMSAT Common Stock held by Offer Subsidiary, and each share of COMSAT Common Stock held by Lockheed Martin, if any, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist and no consideration shall be received therefor; provided, that shares of COMSAT Common Stock held beneficially or of record by any plan, program or arrangement sponsored or maintained for the benefit of employees of Lockheed Martin or COMSAT or any of their respective Subsidiaries shall be deemed not to be held by Lockheed Martin, Offer Subsidiary or COMSAT regardless of whether Lockheed Martin, Offer Subsidiary or COMSAT has, directly or indirectly, the power to vote or control the disposition of such shares of COMSAT Common Stock.

   (c) In the case of the Forward Merger, each share of common stock, par value $1.00 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof remain outstanding as one share of the Surviving Corporation, or in the case of the Reverse Merger, be converted into and exchangeable for one share of common stock of the Surviving Corporation.

   Section 3.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of COMSAT Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares of COMSAT Common Stock in favor of the Merger and shall have delivered a written demand for appraisal of such shares of COMSAT Common Stock in the manner provided in Section 29-373 of the DCBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the DCBCA. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of COMSAT Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration.

   Section 3.9 Exchange of Stock.

   (a) Prior to the Effective Time, Lockheed Martin shall designate a bank or trust company reasonably acceptable to COMSAT to act as exchange agent for the holders of the shares of COMSAT Common Stock in connection with the Merger (the "Exchange Agent"). At the Effective Time, Lockheed Martin will deposit with the Exchange Agent, in trust for the benefit of holders of shares of COMSAT Common Stock, certificates representing the Lockheed Martin Common Stock issuable pursuant to Section 3.7(a) hereof in exchange for outstanding shares of COMSAT Common Stock. Lockheed Martin shall make available to the Exchange Agent cash sufficient to pay cash in lieu of fractional shares pursuant to Section 3.10 hereof and any dividends and other distributions pursuant to Section 3.9(d) hereof. Any cash and certificates of Lockheed Martin Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

   (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of COMSAT Common Stock (the "Certificates") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration in such form as Lockheed Martin shall reasonably specify. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to promptly receive in exchange therefor (A) one or more shares of Lockheed Martin Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 3.7(a) hereof (after taking into account all shares of COMSAT Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of Lockheed Martin Common Stock pursuant to Section 3.10 hereof. No interest will be paid or will accrue on any cash payable pursuant to Section 3.9(d) hereof or Section 3.10 hereof upon the surrender of the Certificates. All distributions to holders of Certificates shall be subject to any applicable federal, state, local and foreign tax withholding, and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates in respect of which such deduction and withholding was made. If the Merger Consideration is to be distributed to a Person (as defined below) other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of such distribution that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer (including signature guarantees, if required by the Surviving Corporation in its sole discretion) and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 3.9, each Certificate (other than Certificates representing shares of COMSAT Common Stock held by Lockheed Martin or any Subsidiary of Lockheed Martin, shares of COMSAT Common Stock held in the treasury of COMSAT or held by any Subsidiary of COMSAT and Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the Merger Consideration. For purposes of this Agreement, the term "Person" means any individual, firm, trust, partnership, joint venture, association, corporation, limited liability company, unincorporated organization, Governmental Authority (as hereinafter defined), or other entity including, without limitation, the International Telecommunications Satellite Organization ("INTELSAT") or the International Maritime Satellite Organization ("Inmarsat").

   (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of COMSAT Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Section 3.9.

   (d) No dividends or other distributions declared or made with respect to shares of Lockheed Martin Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Lockheed Martin Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Lockheed Martin Common Stock shall be paid to any such holder pursuant to Section 3.10 hereof until such holder shall surrender such Certificate in accordance with Section 3.9(b) hereof. Subject to the effect of applicable Laws, including, without limitation, Laws of escheat, following surrender of any such Certificate, there shall be paid to such holder of shares of Lockheed Martin Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Lockheed Martin Common Stock to which such holder is entitled pursuant to Section 3.10 hereof and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Lockheed Martin Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Lockheed Martin Common Stock.

   (e) All shares of Lockheed Martin Common Stock issued and cash paid upon conversion of shares of COMSAT Common Stock in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.9(d) or Section
3.10 hereof) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of COMSAT Common Stock.

   Section 3.10 No Fractional Shares of Lockheed Martin Common Stock.

   (a) No certificates or scrip representing fractional shares of Lockheed Martin Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not be considered deliverable shares under Section 3.7(a) hereof, and will not entitle the owner thereof to vote or to have any rights of a shareholder of Lockheed Martin or a holder of shares of Lockheed Martin Common Stock.

   (b) Notwithstanding any other provision of this Agreement, each holder of shares of COMSAT Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Lockheed Martin Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Lockheed Martin Common Stock multiplied by (ii) the closing price per share of Lockheed Martin Common Stock reported on the NYSE Composite Tape on the last full trading day prior to the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of COMSAT Common Stock with respect to fractional interests, the Exchange Agent shall so notify Lockheed Martin, and Lockheed Martin shall or shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms hereof.

   Section 3.11 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article III shall, subject to the effect of applicable Laws, including without limitation, Laws of escheat, thereafter look only to the Surviving Corporation and Lockheed Martin for the Merger Consideration with respect to the shares of COMSAT Common Stock formerly represented thereby to which such holders are entitled pursuant to
Section 3.7 hereof and Section 3.9
hereof, any cash in lieu of fractional shares of Lockheed Martin Common Stock to which such holders are entitled pursuant to Section 3.10 hereof and any dividends or distributions with respect to shares of Lockheed Martin Common Stock to which such holders are entitled pursuant to Section 3.9(d) hereof. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of COMSAT Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority (as defined below)) shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. For purposes of this Agreement, the term "Governmental Authority" means any agency, bureau, commission, court, department, officer, political subdivision, or other instrumentality of any nation or government, any region, state, or other political subdivision thereof whether federal, state, county or local, domestic or foreign (excluding INTELSAT or Inmarsat), or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any Person owned or controlled through stock or capital ownership or otherwise by any of the foregoing.

   Section 3.12 No Liability. None of Lockheed Martin, Acquisition Sub, COMSAT, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

   Section 3.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of COMSAT Common Stock formerly represented thereby, any cash in lieu of fractional shares of Lockheed Martin Common Stock, and unpaid dividends and distributions on shares of Lockheed Martin Common Stock deliverable in respect thereof, pursuant to this Agreement.

   Section 3.14 Certain Adjustments. Without limiting any other provision of this Agreement, if, between the date of this Agreement and the Effective Time, the outstanding shares of Lockheed Martin Common Stock shall be changed into a different number or a different class or series of shares by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares or any other similar transaction, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Merger Consideration established pursuant to the provisions of Section 3.7 hereof shall be adjusted accordingly to provide to the holders of COMSAT Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, stock split, reverse stock split, combination, exchange or dividend.

   Section 3.15 Conditions to Closing of Merger.

   (a) The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (i) Offer Subsidiary shall have purchased Shares pursuant to the Offer;

     (ii) the Satellite Act, and other applicable Laws, shall have been amended or repealed, and all applicable proceedings before the Federal Communications Commission ("FCC") or other Governmental Authority necessary to implement such amendment or repeal shall have been completed to the extent necessary to permit the consummation of the Merger as contemplated by the terms of this Agreement;

     (iii) any applicable waiting period related to the Merger under the Antitrust Laws (as hereinafter defined) shall have terminated or expired and all consents or approvals required under the Antitrust Laws shall have been received;

     (iv) the shares of Lockheed Martin Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved upon official notice of issuance for listing on the NYSE; and

     (v) the Form S-4 (as hereinafter defined) shall have been declared effective by the SEC under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder (the "Securities Act"). No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC; and

     (vi) the shareholders of COMSAT shall have approved the Merger and this Agreement pursuant to Section 29-367 of the DCBCA.

   (b) The obligations of Lockheed Martin and Acquisition Sub to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (i) (A) after the date of this Agreement, there shall not have been any change in existing Law or any new Law promulgated, enacted, enforced or deemed applicable to COMSAT or to the transactions contemplated by this Agreement nor (B) shall INTELSAT or Inmarsat have adopted a plan for privatization, or have been privatized, in whole or in part, in a manner or pursuant to terms and conditions (or, in the case of an adopted plan, proposed terms and conditions), in the case of either clause (A) or clause
  (B) that Lockheed Martin determines in good faith (after consultation with COMSAT) would reasonably be expected to have a Significant Adverse Effect (as defined below);

     (ii) all consents and approvals from Governmental Authorities (including the FCC) or any other Person required for the consummation of the Merger as contemplated by the terms of this Agreement shall have been granted, except where the failure to obtain such consent or approval, individually or in the aggregate, would not reasonably be expected to have a Significant Adverse Effect; and

     (iii) since the date of this Agreement, there shall not have occurred any event that has had or would reasonably be expected to have a Significant Adverse Effect.

   For purposes of this Agreement, the term "Significant Adverse Effect" means a Material Adverse Effect on COMSAT (as hereinafter defined, but including, for purposes of determining whether there has been a Significant Adverse Effect, any effects or changes arising out of, resulting from or relating to general economic, financial or industry conditions) of such seriousness and significance that a reasonable businessperson in similar circumstances would not proceed with the Merger on the terms and conditions set forth in this Agreement.

   COMSAT will furnish Lockheed Martin with such certificates and other documents to evidence the fulfillment of the conditions set forth in this
Section 3.15(b) as Lockheed Martin may reasonably request.

   (c) The obligation of each party to effect the Forward Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions and if any of the following conditions are not satisfied, but the conditions set forth in Sections 3.15(a) and 3.15(b) are satisfied, the Reverse Merger shall be effected:

     (i) the aggregate fair market value of the shares of Lockheed Martin Common Stock, deliverable pursuant to Section 3.7(a) hereof upon consummation of the Forward Merger, based upon the most recent closing price of such stock on the NYSE Composite Tape on the last full trading day prior to the Effective Time (the "Stock Value"), would be at least 40% of the sum of (A) the Stock Value, (B) the aggregate amount paid by Lockheed Martin to purchase Shares pursuant to the Offer, (C) cash payable in respect of Dissenting Shares (assuming for these purposes that the per share amount payable in respect of Dissenting Shares is $50 per share), and
  (D) cash payable in respect of fractional shares (assuming for these purposes that each holder of record of COMSAT Common Stock as of the close of the last trading day prior to the Effective Time is entitled to receive $50 in respect of fractional share interests);

     (ii) COMSAT shall have received from Skadden, Arps, Slate, Meagher, & Flom LLP, counsel to COMSAT, a written opinion dated as of the Closing Date, substantially in the form attached hereto as Exhibit F, based upon representations of COMSAT and Lockheed Martin (including representations relating to any material transactions currently under consideration by COMSAT and Lockheed Martin, respectively) contained in tax certificates. Such representations shall be those that customarily would be required in similar circumstances. The written opinion shall be substantially to the effect that the Forward Merger will be treated for U.S. federal income tax purposes as a reorganization qualifying under the provision of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     (iii) Lockheed Martin shall have received from King & Spalding, counsel to Lockheed Martin, a written opinion dated as of the Closing Date, substantially in the form attached hereto as Exhibit F, based upon representations of COMSAT and Lockheed Martin (including representations relating to any material transactions currently under consideration by COMSAT and Lockheed Martin, respectively) contained in tax certificates. Such representations shall be those that customarily would be required in similar circumstances. The written opinion shall be substantially to the effect that the Forward Merger will be treated for U.S. federal income tax purposes as a reorganization qualifying under the provision of
  Section 368(a) of the Code; and

     (iv) all required consents or approvals from Governmental Authorities (including the FCC) or any other Person shall have been obtained to permit the consummation of the Forward Merger, except where the failure to obtain such consent or approval, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on COMSAT's business.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMSAT

   Except as set forth in the disclosure schedule delivered prior to the execution hereof to Lockheed Martin (the "COMSAT Disclosure Schedule") (each section of which qualifies only the corresponding numbered representation and warranty or covenant as specified therein), COMSAT represents and warrants to Lockheed Martin and Acquisition Sub as follows:

   Section 4.1 Organization. Each of COMSAT and its Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation and has all requisite power and authority, as a corporation, limited liability company or limited partnership, as the case may be, to own, lease and operate its properties and to carry on its business as now being conducted, except, in the case of Subsidiaries, where the failure to be so organized, existing and in good standing or to have such power and authority would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on COMSAT and except as set forth in
Section 4.1 of the COMSAT Disclosure Schedule. For purposes of this Agreement, the term "Material Adverse Effect" shall mean any change or effect that is materially adverse to (i) the business, properties, operations, results of operations or financial condition of the referenced Person and its Subsidiaries, taken as a whole, other than any effects or changes arising out of, resulting from or relating to general economic, financial or industry conditions or (ii) the ability of any of the referenced Person and its Subsidiaries to perform its obligations under this Agreement and the Carrier Acquisition Agreement. Each of COMSAT and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT and except as set forth in
Section 4.1 of the COMSAT Disclosure Schedule. COMSAT has heretofore delivered or made available to Lockheed Martin accurate and complete copies of the Articles of Incorporation and By-Laws (or other similar organizational documents in the case of an entity other than a corporation), as currently in effect, of COMSAT and each of its Subsidiaries. For purposes of this Agreement, the term "Laws" shall mean collectively, any law, rule, regulation, statute, writ, ordinance, judgment, decision, decree, ruling, Order (as hereinafter defined), award, injunction or other official action of any Governmental Authority.

   Section 4.2 Authority. COMSAT has full corporate power and authority to execute and deliver each Transaction Agreement to which it is a party and subject to the limitations of the Satellite Act, COMSAT's Articles of Incorporation, and COMSAT's Bylaws to consummate the transactions contemplated thereby. The execution and delivery of each such Transaction Agreement by COMSAT and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of COMSAT and no other corporate proceedings on the part of COMSAT are necessary to authorize any such Transaction Agreement or to consummate the transactions contemplated thereby, other than, with respect to the Merger, the approval of the Merger and this Agreement by the shareholders of COMSAT and, with respect to the amendment to COMSAT's Articles of Incorporation called for in the Shareholders Agreement (the "Amendment"), the approval thereof by the Board of Directors and shareholders of COMSAT as contemplated by the Shareholders Agreement. This Agreement and each other Transaction Agreement has been duly and validly executed and delivered by COMSAT and constitutes the valid and binding agreement of COMSAT (and assuming due and valid authorization, execution and delivery thereof by the other parties thereto) enforceable against COMSAT in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws, now or hereafter in effect, relating to the creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The approval of the Merger, this Agreement and the Amendment by two-thirds of the votes entitled to be cast by all holders of COMSAT Common Stock is the only vote of the holders of any class or series of the capital stock of COMSAT required to approve any Transaction Agreement or the transactions contemplated thereby. For purposes of this Agreement, the term "Subsidiary", when used with respect to any Person, means, (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect 50% or more of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Person or (ii) a partnership, limited liability company, joint venture or similar entity or arrangement however organized or constituted in which the Person or a Subsidiary of the Person is, at the date of determination, a general partner, limited partner or member, as the case may be, but only if the Person or its Subsidiary is entitled at any time to receive 50% or more of the amounts distributed or distributable by such partnership, limited liability company, joint venture or other entity or pursuant to such arrangement to the partners or members thereof or parties thereto, whether upon dissolution, termination or otherwise.

   Section 4.3 Consents and Approvals; No Violations. Except for any applicable requirements of the Securities Act, the Exchange Act, Antitrust Laws, the Communications Act of 1934, as amended, and all rules and regulations promulgated thereunder (the "Communications Act") and the Satellite Act, the filing and recordation of articles and/or a certificate of merger with respect to the Merger, as required by the DCBCA and the DGCL, respectively, the filing with and approval of the NYSE and the SEC with respect to the delisting and deregistering of the shares of COMSAT Common Stock, such filings and approvals as may be required under the "takeover" or "blue sky" Laws of various states or as disclosed in Section 4.3 of the COMSAT Disclosure Schedule, neither the execution and delivery of this Agreement by COMSAT nor the consummation by COMSAT of any transaction contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-Laws of COMSAT or the articles of incorporation or by-laws of any of its Subsidiaries (other than those Subsidiaries which, either individually or in the aggregate, would not be a "significant subsidiary" within the meaning of Regulation S-X promulgated under the Securities Act) (each such Subsidiary, other than those described in the preceding parenthetical, herein called a "Significant Subsidiary"), (ii) require on the part of COMSAT, such Subsidiary or a Significant Subsidiary any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority or any other Person, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or payment, or to the creation of any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest, restriction or transfer or encumbrance of any kind (including, without limitation, any conditional sale contract, any capitalized lease or any financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing) (collectively, "Liens") under any of the terms, conditions or provisions of any note, mortgage, indenture, other evidence of indebtedness, guarantee, license, agreement or other contract, instrument or obligation to which COMSAT or any of its Subsidiaries is a party or by which any of them or any of their Assets may be bound (including, without limitation, the COMSAT Contracts (as hereinafter defined)) or (iv) violate any Law applicable to COMSAT or any of its Subsidiaries or any of their Assets (as defined below), except for such requirements, defaults, rights or violations under clauses (ii), (iii) and (iv) above (x) which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT or (y) which become applicable as a result of the business or activities in which Lockheed Martin or Acquisition Sub is or proposes to be engaged (other than the business or activities of COMSAT and its Subsidiaries, considered independently of the ownership thereof by Lockheed Martin and Acquisition Sub) or as a result of other facts or circumstances specific to Lockheed Martin or Acquisition Sub. For purposes of this Agreement, the term "Assets" means all assets, of whatever nature, tangible, intangible, real or personal.

   Section 4.4 Capitalization.

   (a) As of the close of business on September 11, 1998, the authorized capital stock of COMSAT consisted of (i) 100,000,000 shares of COMSAT Common Stock, of which 52,494,820 shares were issued and outstanding of which 52,475,862 shares were Series I Common Stock, inclusive of shares subject to restrictions, and 18,958 shares were Series II Common Stock, and (ii) 5,000,000 shares of Preferred Stock, without par value ("COMSAT Preferred Stock"), of which no shares were issued and outstanding. Since the close of business on September 11, 1998 through the date hereof, no shares of Series II Common Stock in addition to those set forth in the preceding sentence have been issued. As of the close of business on September 11, 1998, (i) 3,562,415 shares of COMSAT Common Stock were issuable upon the exercise of outstanding vested and non-vested options (the "COMSAT Stock Options") granted under COMSAT's stock option plans (the "Stock Option Plans") and (ii) not more than 9,000 shares of COMSAT Common Stock were issuable upon the exercise of other rights to acquire shares of COMSAT Common Stock granted under other programs of COMSAT or any of its Subsidiaries that afford to employees or directors of COMSAT and its Subsidiaries the opportunity to acquire shares of COMSAT Common Stock, each as amended (such programs together with the Stock Option Plans, the "COMSAT Stock Plans"), copies of which have previously been delivered to Lockheed Martin. Since the close of business on September 11, 1998, COMSAT has not granted any COMSAT Stock Options, issued any other right to acquire shares of its capital stock or granted any restricted shares or restricted share units of COMSAT Common Stock under the COMSAT Stock Plans, or otherwise issued any shares of its capital stock except (i) as permitted by this Agreement, (ii) as set forth in Section 4.4(a) of the COMSAT Disclosure Schedule, (iii) upon exercise of the COMSAT Stock Options or (iv) pursuant to a nondiscretionary grant under the COMSAT Savings and Profit Sharing Plan, the COMSAT Employee Stock Purchase Plan, or the COMSAT Investors Plus Plan in accordance with the current terms of such Plan. Except as set forth above and as otherwise permitted in this Agreement, there are not now, and at the Effective Time there will not be, any Equity Securities of COMSAT issued or outstanding. For purposes of this Agreement, the term "Equity Securities" of a Person means the capital stock of the Person and all other securities (whether or not issued by such Person but excluding any exchange traded or privately granted options) convertible into or exchangeable or exercisable for any shares of its capital stock, all rights or warrants to subscribe for or to purchase, all options for the purchase of, and all calls, commitments, agreements, arrangements, undertakings or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

   (b) All outstanding shares of capital stock of COMSAT are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.

   (c) Except with respect to the outstanding shares of COMSAT Common Stock and the COMSAT Stock Options, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of COMSAT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of COMSAT may vote.

   (d) Except as set forth in Section 4.4(d) of the COMSAT Disclosure Schedule or with respect to the COMSAT Stock Options, the Shareholders Agreement, the restrictions set forth at Sections 303 and 304 of the Satellite Act (47 U.S.C.
(S)(S) 733 and 734), resolutions by the Board of Directors of COMSAT (which currently restrict the exercise of voting rights with respect to the voting of shares of COMSAT Common Stock held by a shareholder that is not an Authorized Carrier in excess of five per centum (5%) of the issued and outstanding COMSAT Common Stock) and the restriction pursuant to Section 5.02(e) of COMSAT's Articles of Incorporation (which currently limits ownership of COMSAT stock by any shareholder that is not an Authorized Carrier to ten per centum (10%) of the issued and outstanding COMSAT Common Stock), there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of COMSAT.

   (e) Except as set forth in Section 4.4(e) of the COMSAT Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of COMSAT or any of its Subsidiaries to repurchase, redeem or otherwise acquire, reacquire or make any payment in respect of any Equity Securities of COMSAT or any of its Subsidiaries.

   (f) Except as contemplated by the Registration Rights Agreement, there are no agreements or arrangements to which COMSAT or any of its Subsidiaries is a party pursuant to which COMSAT is required to register its Equity Securities under the Securities Act.

   Section 4.5 Absence of Certain Changes. Except (i) as set forth in Section
4.5 of the COMSAT Disclosure Schedule, (ii) as set forth in COMSAT's Annual Report on Form 10-K for the year ended December 31, 1997 (the "COMSAT Form 10-K"), COMSAT's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 1998 and June 30, 1998, respectively, or any other document filed prior to the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act, or (iii) as contemplated by this Agreement, from June 30, 1998 until the date hereof, neither COMSAT nor any of its Subsidiaries has (x) taken any of the prohibited actions set forth in Section 6.1 hereof, (y) suffered any changes that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on COMSAT or (z) conducted its business or operations in any material respect other than in the ordinary course of business.

   Section 4.6 Reports. For the purposes of this Agreement, the "COMSAT SEC Documents" means each registration statement, report, proxy statement or information statement of COMSAT prepared by it since January 1, 1996, in the form (including exhibits and any amendments thereto) filed with the SEC. As of the respective filing dates, the COMSAT SEC Documents (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the COMSAT SEC Documents (including the related notes and schedules) fairly presents the consolidated financial position of COMSAT and its Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the COMSAT SEC Documents (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of COMSAT and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. None of COMSAT and its Subsidiaries has any Liabilities (as defined below) required to be disclosed in a balance sheet of COMSAT or in the notes thereto prepared in accordance with GAAP consistently applied except (a) Liabilities reflected on, or reserved against in, a balance sheet of COMSAT or in the notes thereto, and included in the COMSAT SEC Documents, (b) Liabilities incurred since June 30, 1998 in the ordinary course of business and (c) as set forth in Section 4.6 of the COMSAT Disclosure Schedule. For purposes of this Agreement, the term "Liabilities" means all debts, claims, actions, demands, rights, costs, expenses, liabilities, losses, damages, commitments and obligations (in each case whether fixed, contingent or absolute, accrued or not accrued, that would be required by GAAP to be reflected in financial statements of COMSAT or disclosed in the notes thereto).

   Section 4.7 No Default. Except as set forth in Section 4.7 of the COMSAT Disclosure Schedule, neither COMSAT nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles of incorporation or by-laws (or other similar organizational documents in the case of an entity other than corporation), (ii) any note, mortgage, indenture other evidence of indebtedness, guarantee, license, agreement or other contract, instrument or contractual obligation to which COMSAT or any of its Subsidiaries is now a party or by which they or any of their Assets may be bound, or (iii) any Law applicable to COMSAT or any of its Subsidiaries, except for defaults or violations under clause (i), clause
(ii) and clause (iii) above that, (A) in the aggregate would not reasonably be expected to have a Material Adverse Effect on COMSAT or (B) become applicable as a result of the business or activities in which Lockheed Martin or Acquisition Sub is or proposes to be engaged (other than the business or activities of COMSAT and its Subsidiaries, considered independently of the ownership thereof by Lockheed Martin and Acquisition Sub) or as a result of any other facts or circumstances specific to Lockheed Martin or Acquisition Sub.

   Section 4.8 Litigation; Compliance with Law.

   (a) Except as set forth in Section 4.8(a) of the COMSAT Disclosure Schedule, as of the date hereof, there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of COMSAT, threatened, involving COMSAT or any of its Subsidiaries or any of their respective Assets (or any Person whose liability therefrom may have been retained or assumed by COMSAT or any of its Subsidiaries either contractually or by operation of law), by or before any court, Governmental Authority or by any other Person that, either individually or in the aggregate, if determined adversely to COMSAT or such Subsidiary, would reasonably be expected to have a Material Adverse Effect on COMSAT.

   (b) Except as disclosed by COMSAT in COMSAT SEC Documents filed since January 1, 1998 (the "Recent SEC Documents") or as set forth in Section 4.8(b) of the COMSAT Disclosure Schedule, COMSAT and its Subsidiaries are now being and, to the knowledge of COMSAT, since January 1, 1994 have been operated in substantial compliance with all Laws, except for violations that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT.

   Section 4.9 Employee Benefit Plans; ERISA.

   (a) Except as set forth in Section 4.9(a) of the COMSAT Disclosure Schedule,
(i) each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans (whether or not subject to ERISA) maintained or sponsored by COMSAT or its Subsidiaries or any trade or business, whether or not incorporated, that would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate"), for the benefit of any employee or former employee of COMSAT or any of its ERISA Affiliates (the "Plans") is, and has been, operated in all material respects in accordance with its terms and in substantial compliance (including the making of filings with Governmental Authorities) with all applicable Laws, including, without limitation, ERISA and the applicable provisions of the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified and is not under audit by the IRS or the Department of Labor or the subject of IRS review under the IRS Employee Plans Compliance Resolution System and COMSAT knows of no fact or set of circumstances that is reasonably likely to adversely affect such qualification, (iii) no material withdrawal liability with respect to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) would be incurred by COMSAT and its ERISA Affiliates in the event of a withdrawal from such plan, (iv) no "reportable event", as such term is defined in Section 4043(c) of ERISA (for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation ("PBGC") has not been waived), has occurred with respect to any Plan that is subject to Title IV of ERISA, and (v) there are no material pending or, to the knowledge of COMSAT, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto. Set forth in

Section 4.9(a) of the COMSAT Disclosure Schedule is a list of all Plans. A true and complete copy of each of the Plans and, if applicable, the summary plan description, any summary of material modifications, the most recent Form 5500, and the most recently issued IRS determination letter and actuarial report with respect to each of the Plans has previously been provided to Lockheed Martin and Acquisition Sub.

   (b) (i) No Plan has incurred an "Accumulated Funding Deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived,
(ii) neither COMSAT nor any ERISA Affiliate has incurred any Liability under Title IV of ERISA except for required premium payments to the PBGC, which payments have been made when due, and no events have occurred which are reasonably likely to give rise to any Liability of COMSAT or an ERISA Affiliate under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Lockheed Martin or its affiliates by the PBGC,
(iii) no amendment has been adopted which would require the posting of security in accordance with Section 401(a)(29) of the Code, and (iv) COMSAT has not incurred any material withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 and 4204 of ERISA to any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) which has not been satisfied in full.

   (c) Except as set forth in Section 4.9(c) of the COMSAT Disclosure Schedule, with respect to each Plan that is subject to Title IV of ERISA or that provides post-retirement life or medical insurance or other post-employment benefits (other than continuation coverage pursuant to Section 4980B(f) of the Code or Sections 601 to 606 of ERISA) (i) COMSAT has provided to Acquisition Sub a complete copy of the most recent actuarial valuation report prepared for such Plan, (ii) the assets and liabilities in respect of the accrued benefits as set forth in the most recent actuarial valuation report prepared by the Plan's actuary fairly present the funded status of such Plan in all material respects, and (iii) since the date of such valuation report there has been no material adverse change in the funded status of any such Plan.

   (d) Neither COMSAT nor any ERISA Affiliate has failed to make any contribution or payment to any Plan or multiemployer plan which in either case has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code.

   (e) Except as set forth in Section 4.9(e) of the COMSAT Disclosure Schedule or as expressly provided for in this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, officer or director of COMSAT or any Subsidiary to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director or (iii) violate any provision of any Plan document.

   (f) Except as set forth in Section 4.9(f) of the COMSAT Disclosure Schedule, COMSAT has reserved the right to amend or terminate the Plans according to the terms of the Plans and with respect to any Plan that has been amended or terminated within the five year period preceding the date of this Agreement, such amendment or termination was permitted by the terms of the Plan.

   Section 4.10 Intellectual Property; Year 2000.

   (a) To the knowledge of COMSAT, COMSAT and its Subsidiaries do not now and have not in the past used Intellectual Property in the conduct of their respective businesses which conflicts with or infringes upon any proprietary rights of others except where such conflict or infringement, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT. For purposes of this Agreement, the term "Intellectual Property" means trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyright registrations, patents and all applications therefor and all other similar proprietary rights.

   (b) As described in Section 4.10(b) of the COMSAT Disclosure Schedule, COMSAT has implemented a program that is designed to ensure that prior to December 31, 1999, all of the computer software programs, databases and compilations, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are to be used or relied on by COMSAT or any of its Subsidiaries in the conduct of their respective businesses will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing, and/or receiving date-related data into and between the twentieth and twenty-first centuries. The program includes consideration of the status of the major vendors and suppliers of COMSAT and its Subsidiaries and of the trustees of employee benefit plans as defined in ERISA Section 3(3) maintained or sponsored by COMSAT or its Subsidiaries with respect to this issue.

   Section 4.11 Certain Contracts and Arrangements.

   (a) COMSAT has delivered or otherwise made available (or will make available) to Lockheed Martin true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which COMSAT is a party affecting the obligations of any party thereunder) to which COMSAT or any of its Subsidiaries is a party or by which any of their Assets are bound that are material to the business or Assets of COMSAT and its Subsidiaries taken as a whole, including, without limitation, all: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts with past or present directors, officers or employees (including, without limitation, any contract to which COMSAT is a party involving employees of COMSAT); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material Assets of COMSAT (by merger, purchase or sale of Assets or stock or otherwise); (v) contracts or agreements with any Governmental Authority or INTELSAT or Inmarsat; (vi) contracts or arrangements limiting or restraining COMSAT, any of COMSAT's Subsidiaries or any successor thereto from engaging or competing in any business; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, the "COMSAT Contracts").

   (b) Except as set forth in Section 4.11(b) of the COMSAT Disclosure
Schedule:

     (i) to the knowledge of COMSAT, there is no default under any COMSAT Contract either by COMSAT or any of its Subsidiaries or, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by COMSAT or any of its Subsidiaries or, to the knowledge of COMSAT, any other party, except for defaults or events that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT; and

     (ii) no party to any such COMSAT Contract has given notice to COMSAT of or made a claim against COMSAT with respect to any breach or default thereunder, except for defaults or breaches that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT.

   (c) Section 4.11(c) of the COMSAT Disclosure Schedule sets forth a list of each material contract to which COMSAT or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of COMSAT or its Subsidiaries will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated by this Agreement.

   Section 4.12 Taxes. Except as otherwise disclosed in Section 4.12 of the COMSAT Disclosure Schedule and except for those matters which, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on COMSAT:

     (a) COMSAT and each of its Subsidiaries have filed (or have had filed on their behalf) all Tax Returns required by applicable Law to be filed by any of them;

     (b) COMSAT and each of its Subsidiaries have paid (or have had paid on their behalf) all Taxes due, and have established (or have had established on their behalf and for their sole benefit and recourse) an adequate accrual (in accordance with GAAP) for the payment of all other Taxes;

     (c) there are no Liens for any Taxes upon the Assets of COMSAT or any of its Subsidiaries, other than statutory Liens for Taxes not yet due and payable and Liens for real estate Taxes being contested in good faith;

     (d) no Audit is pending with respect to any Taxes due from COMSAT or any Subsidiary. There are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from COMSAT or any Subsidiary for any taxable period ending prior to the expiration of the Offer which are expected to be outstanding as of the expiration of the Offer;

     (e) neither COMSAT nor any of its Subsidiaries is a party to, is bound by, or has any obligation under, a Tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes;

     (f) neither COMSAT nor any of its Subsidiaries has made an election under Section 341(f) of the Code;

     (g) the statute of limitations for all Tax Returns of COMSAT and each of its Subsidiaries for all years through 1993 have expired for all federal, California, Maryland and Connecticut Tax purposes, or such Tax Returns have been subject to a final Audit;

     (h) neither COMSAT nor any of its Subsidiaries has received any written notice of deficiency, assessment or adjustment from the IRS or any other Governmental Authority responsible for the administration of any Taxes that has not been fully paid or finally settled, and any such deficiency, adjustment or assessment shown on such schedule is being contested in good faith through appropriate proceedings and adequate reserves have been established on COMSAT's financial statements therefor. To the knowledge of COMSAT, there are no indications of any other deficiencies, assessments or adjustments with respect to COMSAT or any of its Subsidiaries; and

     (i) neither COMSAT nor any of its Subsidiaries is a party to any agreement, contract or other arrangement that would result, separately or in the aggregate, in the requirement to pay any "excess parachute payments" within the meaning of Section 280G of the Code or any gross-up in connection with such an agreement, contract or arrangement.

     (j) For purposes of this Agreement, capitalized terms have the following meaning:

       (i) "Audit" means any audit, assessment or other examination of Taxes or Tax Returns by the IRS or any other Governmental Authority responsible for the administration of any Taxes, proceeding or appeal of such proceeding relating to Taxes.

       (ii) "Taxes" means all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding) including, but not limited to income, excise, property, sales, use (or any similar taxes), gains, transfer, franchise, payroll, value-added, withholding, Social Security, business license fees, customs, duties and other taxes, assessments, charges, or other fees imposed by a Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

       (iii) "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

   Section 4.13 Governmental Authorizations. Each of COMSAT and its Subsidiaries is in possession of all licenses, permits, franchises, certificates, consents, approvals and other authorizations from appropriate Governmental Authorities (including the FCC) necessary for COMSAT or any of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses as they are now being conducted ("Governmental Authorizations"), and all such Governmental Authorizations are valid and in full force and effect, except where the failure to have any of the Governmental Authorizations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT. No suspension or termination of any material Governmental Authorization is pending or, to the knowledge of COMSAT, threatened, except for suspensions or terminations which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT and except as set forth in Section
4.13 of the COMSAT Disclosure Schedule. Neither COMSAT nor any of its Subsidiaries is in conflict with, or in default or violation of, any material Governmental Authorization except for conflicts, defaults, or violations which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT.

   Section 4.14 Environmental Matters. Except as set forth in Section 4.14 of the COMSAT Disclosure Schedule, COMSAT and each of its Subsidiaries are in material compliance with all applicable federal, state and local Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for instances of noncompliance that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT. Such compliance includes, but is not limited to, the possession by COMSAT and its Subsidiaries of all material permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in Section 4.14 of the COMSAT Disclosure Schedule, neither COMSAT nor any of its Subsidiaries has received written notice of, or to the knowledge of COMSAT, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any Person alleging liability under or noncompliance with any Environmental Law ("Environmental Claims") that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on COMSAT. To the knowledge of COMSAT, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

   Section 4.15 Brokerage Fees and Commissions. Except for Donaldson, Lufkin & Jenrette Securities Corporation, no Person is entitled to receive from COMSAT or any of its Subsidiaries any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF LOCKHEED MARTIN AND ACQUISITION SUB

   Lockheed Martin and Acquisition Sub represent and warrant to COMSAT as follows:

   Section 5.1 Organization. Each of Lockheed Martin, Acquisition Sub and Offer Subsidiary is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite corporate or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Lockheed Martin.

   Section 5.2 Authority. Each of Lockheed Martin, Acquisition Sub and Offer Subsidiary has full corporate or limited liability company power and authority, as the case may be, to execute and deliver each Transaction Agreement to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery of each such Transaction Agreement and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Boards of Directors of Lockheed Martin or Acquisition Sub, as the case may be, and by Lockheed Martin as the sole member of Offer Subsidiary and the sole stockholder of Acquisition Sub; and no other corporate or limited liability company proceedings on the part of Lockheed Martin, Acquisition Sub or Offer Subsidiary, as the case may be, are necessary to authorize any such Transaction Agreement or to consummate the transactions contemplated thereby. This Agreement and each such other Transaction Agreement has been duly and validly executed and delivered by Lockheed Martin, Acquisition Sub or Offer Subsidiary, as the case may be, and constitutes the valid and binding agreement of Lockheed Martin, Acquisition Sub or Offer Subsidiary, as the case may be, (and assuming due and valid authorization, execution and delivery thereof by the other parties thereto) enforceable against Lockheed Martin, Acquisition Sub or Offer Subsidiary, as the case may be, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws, now or hereafter in effect, relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

   Section 5.3 Consents and Approvals; No Violations. Except for any applicable requirements of the Securities Act, the Exchange Act, Antitrust Laws, the Communications Act, the Satellite Act, the NYSE, the filing and recordation of articles and/or a certificate of merger with respect to the Merger as required by the DCBCA and the DGCL, respectively, any filings required by the Investment Canada Act, such filings and approvals as may be required under the "takeover" or "blue sky" Laws of various states, or as contemplated by Section 6.19 hereof or otherwise by this Agreement, neither the execution and delivery of this Agreement or the Carrier Acquisition Agreement by Lockheed Martin, Acquisition Sub or Offer Subsidiary, as the case may be, nor the consummation by Lockheed Martin, Acquisition Sub or Offer Subsidiary, as the case may be, of any transaction contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the charter or by-laws of Lockheed Martin or Acquisition Sub, or the limited liability company agreement or certificate of formation of Offer Subsidiary, as the case may be, (ii) require on the part of Lockheed Martin, Acquisition Sub or Offer Subsidiary any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority or any other Person, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or payment, or to the creation of a Lien) under any of the terms, conditions or provisions of any note, mortgage, indenture, other evidence of indebtedness, guarantee, license, agreement or other contract, instrument or obligation to which Lockheed Martin or any of its Subsidiaries is a party or by which any of them or any of their Assets may be bound, or (iv) violate any Law applicable to Lockheed Martin or any of its Subsidiaries or any of their Assets, except for such requirements, defaults, rights or violations under clauses (ii), (iii) and (iv) above that would not reasonably be expected to have a Material Adverse Effect on Lockheed Martin.

   Section 5.4 Capitalization.

   (a) As of the close of business on September 11, 1998, the authorized capital stock of Lockheed Martin consisted of (i) 1,500,000,000 shares of Lockheed Martin Common Stock, of which 195,848,551 shares were issued and outstanding, (ii) 50,000,000 shares of Series Preferred Stock, par value $1.00 per share of which no shares were issued and outstanding ("Lockheed Martin Series Preferred Stock") and (iii) 20,000,000 shares of Series A preferred stock, par value $1.00 per share ("Lockheed Martin Preferred Stock"), of which no shares of any class or series were issued and outstanding. As of the close of business on September 11, 1998, 12,023,408 shares of Lockheed Martin Common Stock were issuable upon the exercise of outstanding vested and non-vested options and other rights to acquire shares of Lockheed Martin Common Stock ("Lockheed Martin Stock Options") granted under any stock option plan, program, employee stock purchase plan, employment agreement or similar arrangement of Lockheed Martin or any Subsidiaries, each as amended (the "Lockheed Martin Stock Plans").

   (b) All outstanding shares of capital stock of Lockheed Martin are, and all shares of Lockheed Martin Common Stock issuable pursuant to this Agreement when issued, will be, duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.

   (c) Except with respect to the outstanding shares of Lockheed Martin Common Stock and the Lockheed Martin Stock Options, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Lockheed Martin having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Lockheed Martin may vote.

   (d) Except with respect to the Lockheed Martin Stock Options, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Lockheed Martin or any of its Subsidiaries is a party or by which any them is bound obligating Lockheed Martin or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of Lockheed Martin or any of its Subsidiaries or obligating Lockheed Martin or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

   Section 5.5 Absence of Certain Changes. Except (i) as set forth in Lockheed Martin's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Lockheed Martin Form 10-K"), Lockheed Martin's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 1998 and June 30, 1998, respectively, or any other document filed prior to the date hereof pursuant to
Section 13(a) or 15(d) of the Exchange Act, or (ii) as contemplated by this Agreement, from June 30, 1998 until the date hereof, neither Lockheed Martin nor any of its Subsidiaries has suffered any changes that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Lockheed Martin.

   Section 5.6 Reports. For the purposes of this Agreement, the "Lockheed Martin SEC Documents" means each registration statement, report, proxy statement or information statement of Lockheed Martin prepared by it since January 1, 1996, in the form (including exhibits and any amendments thereto) filed with the SEC. As of the respective filing dates, the Lockheed Martin SEC Documents (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Lockheed Martin SEC Documents (including the related notes and schedules) fairly presents the consolidated financial position of Lockheed Martin and its Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Lockheed Martin SEC Documents (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of Lockheed Martin and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. None of Lockheed Martin and its Subsidiaries has any Liabilities required to be disclosed in a balance sheet of Lockheed Martin or in the notes thereto prepared in accordance with GAAP consistently applied except (a) Liabilities reflected on, or reserved against in, a balance sheet of Lockheed Martin or in the notes thereto, and included in the Lockheed Martin SEC Documents and (b) Liabilities incurred since June 30, 1998 in the ordinary course of business.

   Section 5.7 Opinion of Financial Advisor. Bear, Stearns & Co. Inc. has delivered to the Board of Directors of Lockheed Martin its opinion that, as of the date hereof, the terms of this Agreement are fair to the holders of Lockheed Martin Common Stock from a financial point of view.

   Section 5.8 Brokers. Except for Bear, Stearns & Co. Inc., no Person is entitled to receive from Lockheed Martin or any of its Subsidiaries any investment banking, brokerage or finder's fee or fees for financial consulting or advisory services in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE VI

                                   COVENANTS

   Section 6.1 Conduct of Business of COMSAT. Except (i) as contemplated by this Agreement, (ii) as set forth in Section 6.1A of the COMSAT Disclosure Schedule, or (iii) as otherwise permitted by Sections 6.1(a)-(q) of this Agreement, during the period from the date of this Agreement to the Effective Time, unless

Lockheed Martin has consented thereto in writing (which consent shall not be unreasonably withheld or delayed), COMSAT shall, and shall cause each of its Subsidiaries to, (x) conduct its operations in the ordinary course, (y) use commercially reasonable efforts to preserve intact its business organization and goodwill and maintain satisfactory relationships with those Persons having business relationships with them, and (z) use commercially reasonable efforts to keep available the services of its officers and employees. Without limiting the generality of and in addition to the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 6.1A of the COMSAT Disclosure Schedule, prior to the time specified in the preceding sentence, unless Lockheed Martin has consented thereto in writing (which consent shall not be unreasonably withheld or delayed), COMSAT and its Subsidiaries:

     (a) except as required to give effect to changes in Law, shall not amend their respective articles of incorporation or by-laws or other comparable governing instruments in a manner that would adversely affect the consummation of the transactions contemplated by, or otherwise adversely affect the rights of Lockheed Martin or its Subsidiaries under, any Transaction Agreement;

     (b) except as set forth in Section 6.1(b) of the COMSAT Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, issue any shares of their capital stock or Equity Securities (except by COMSAT as permitted by this Agreement, in connection with the COMSAT Stock Options that are outstanding on the date of this Agreement or which may hereafter be granted as permitted by this Agreement under COMSAT Stock Plans or shares of COMSAT Common Stock pursuant to nondiscretionary grants under the current terms of any existing Plan), or grant, confer or award any options, appreciation rights, warrants, conversion rights, restricted stock, stock units, performance shares or other rights, not existing on the date hereof, with respect to any shares of its capital stock or other Equity Securities of COMSAT or its Subsidiaries except that, during the twelve-month period beginning upon the date hereof and ending on the first anniversary hereof and during each subsequent twelve-month period ending upon subsequent anniversaries hereof, COMSAT may grant COMSAT Stock Options to acquire up to the number of shares of COMSAT Common Stock as is equal to 1.5% of the number of issued and outstanding shares of COMSAT Common Stock as of the end of the preceding fiscal year pursuant to the continued operation of the COMSAT Stock Plans, and up to 200,000 shares of COMSAT Common Stock during each calendar year beginning after the date of this Agreement pursuant to the continued operation of the COMSAT Employee Stock Purchase Plan, all in the ordinary course of business and consistent with past practice, or effect any stock split or otherwise change its capitalization;

     (c) except as set forth in Section 6.1(c) of the COMSAT Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests (other than regular quarterly cash dividends not to exceed $0.05 per share of COMSAT Common Stock and dividends and distributions from Subsidiaries of COMSAT to COMSAT or another of its Subsidiaries) or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

     (d) shall not pledge or otherwise encumber shares of capital stock of COMSAT or any of its Subsidiaries;

     (e) except (i) as disclosed in Section 6.1(e) of the COMSAT Disclosure Schedule, (ii) as required by Law (including any amendment required to maintain the qualification of any Plan intended to be "qualified" under
  Section 401(a) of the Code) or (iii) as contemplated by this Agreement, shall not (A) except in the ordinary course of business and consistent with past practice, enter into or amend any employment or similar agreements or arrangements with any of its directors or executive officers, (B) amend or otherwise change the terms of the Plans in any manner which would constitute a material change in Plan design or materially increase the cost of a Plan, including, without limitation, amend any employment, severance or similar agreements or arrangements in existence on the date hereof, (C) adopt any new Plans, programs or arrangements or any severance or similar agreements or arrangements, or (D) except in the ordinary course of business and consistent with past practice, increase any compensation, bonus or other benefits payable to any current or former director or executive officer;

     (f) except as set forth in Section 6.1(f) of the COMSAT Disclosure Schedule, shall not transfer, sell, lease, license or dispose of any material lines of business, Subsidiaries, divisions, operating units or facilities (other than facilities currently closed or currently proposed to be closed) outside the ordinary course of business or enter into any material commitment or transaction outside the ordinary course of business;

     (g) except as set forth in Section 6.1(g) of the COMSAT Disclosure Schedule, shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose to another Person, or enter into an agreement with respect to, any merger, consolidation or business combination, any acquisition of Assets or Equity Securities (other than the purchase of Assets in the ordinary course of business), any disposition of Assets or Equity Securities (other than the disposition of Assets or Equity Securities in the ordinary course of business) or any release or relinquishment of any contract rights in which, in any such case, the aggregate consideration is in excess of $5 million for any individual transaction or $20 million for all of such transactions in any one year period or which would materially adversely affect the ability of COMSAT or any of its Subsidiaries to consummate any of the transactions contemplated by this Agreement. For purposes of this Section 6.1(g), Section 6.1(i), Section 6.1(j)(ii) and Section 6.1(l) only, any actions taken by COMSAT to preserve substantially (or to increase or decrease such interest by no more than 2.0% in any fiscal year) its existing ownership interest in INTELSAT or Inmarsat in connection with (A) annual share redeterminations and adjustments or (B) pursuant to capital calls approved by the governing bodies of INTELSAT or Inmarsat in accordance with their charter documents, shall be deemed to be in the ordinary course of COMSAT's business;

     (h) except as set forth in Section 6.1(h) of the COMSAT Disclosure Schedule, shall not make any material Tax election other than in the ordinary course of business and consistent with past practice, or settle or compromise any Tax Liability in excess of $3 million arising from or in connection with any single issue;

     (i) shall not make or agree to make any capital expenditures other than
  (i) expenditures in the ordinary course of business, (ii) capital expenditures that are consistent with COMSAT's strategic business plans (the "COMSAT Business Plans") and (iii) additional capital expenditures not in excess of $5 million;

     (j) except as set forth in Section 6.1(j) of the COMSAT Disclosure Schedule, except in the ordinary course of business and except as consistent with the COMSAT Business Plans, shall not, and shall not permit any of its Subsidiaries to, (i) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other Person (other than COMSAT and its Subsidiaries) in excess of $5 million per occurrence and $20 million in the aggregate or (ii) make any loans or advances to any other Person (other than COMSAT and its Subsidiaries) in excess of $5 million per occurrence and $20 million in the aggregate;

     (k) except as set forth in Section 6.1(k) of the COMSAT Disclosure Schedule, or as required by Law or GAAP, shall not effect any material change in any of its methods of accounting in effect as of December 31, 1997;

     (l) except as provided in the Shareholders Agreement, shall not impose limitations not already in existence on the date hereof, not imposed on other shareholders of COMSAT, on the enjoyment by any of Lockheed Martin and its Subsidiaries of the legal rights generally enjoyed by shareholders of COMSAT;

     (m) except as set forth in Section 6.1(m) of the COMSAT Disclosure Schedule, shall not pay, discharge or satisfy any material Liabilities, other than the payment, discharge or satisfaction of any such Liability (i) reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of COMSAT and its Subsidiaries, (ii) incurred in the ordinary course of business or (iii) which is legally required to be paid, discharged or satisfied;

     (n) shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of COMSAT or any plan of merger or consolidation of any of its Subsidiaries in which such Subsidiary is not the surviving entity;

     (o) shall not, and shall not permit any of its Subsidiaries to take any action which would make any representation or warranty of COMSAT contained herein untrue or incorrect in any material respect as of the Effective Time;

     (p) shall not fail to take reasonable efforts to cause the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code; and

     (q) shall not enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

   Section 6.2 INTELSAT and Inmarsat Privatizations. Any actions taken pursuant to U.S. Government instruction and any actions taken in good faith by COMSAT or its Subsidiaries in connection with the planned privatizations of INTELSAT or Inmarsat shall not be considered a breach of the first sentence of Section 6.1 hereof or, to the extent applicable, of subsections 6.1(f), (g), (h), (i), (j),
(k) or (m) discharge of liabilities. Notwithstanding the foregoing, other than as provided in Section 6.1A of the COMSAT Disclosure Schedule or pursuant to the Existing INTELSAT Documents, the Existing Inmarsat Documents, the Inmarsat Restructuring Documents or the New Skies Documents, COMSAT shall not:

     (a) sell, transfer, assign or dispose of or agree to sell, transfer, assign or dispose of the INTELSAT Interests or the Inmarsat Interests (including, without limitation, by entering into any options with respect thereto);

     (b) enter into any voting rights, proxy or other agreement with respect to the voting of any of the INTELSAT Interests or the Inmarsat Interests that would be binding on Lockheed Martin, COMSAT or their respective Subsidiaries following the Merger;

     (c) enter into any lock-up, standstill or other similar agreement (a "Lock-Up Agreement") with respect to the INTELSAT Interests or the Inmarsat Interests that would be binding on Lockheed Martin, COMSAT or their respective Subsidiaries following the Merger; provided that COMSAT or its Subsidiaries may enter into a Lock-Up Agreement in connection with an initial public offering by INTELSAT, Inmarsat or New Skies Satellites, N.V., on terms that are usual and customary to those entered into by directors, affiliates or significant shareholders in similar transactions; or

     (d) take any other action or omit to take any action (including by way of votes in the INTELSAT Board of Governors or Meeting of Signatories, or the Inmarsat Council, in either case except to the extent instructed to the contrary by the United States Government, pursuant to the Satellite Act) which would reasonably be expected to materially impair the economic value of or any of the rights associated with the INTELSAT Interests or the Inmarsat Interests; provided, that COMSAT shall not be required to force a vote to be held on a matter in any of the foregoing bodies where consistent with past practice such decision would be decided by consensus rather than a vote.

     (e) For purposes of this Agreement, capitalized terms have the following meaning:

       (i) "ICO" shall mean ICO Global Communications (Holdings) Limited.

       (ii) "Inmarsat Convention" shall mean the Convention on the International Maritime Satellite Organization (Inmarsat) which entered into force on July 16, 1979, last amended by amendments thereto which entered into force on June 26, 1997.

       (iii) "Inmarsat Existing Documents" shall mean the Inmarsat Convention, the Operating Agreement on Inmarsat which entered into force on July 16, 1979, as last amended by amendments thereto which entered into force on June 26, 1997, the Headquarters Agreement Between Inmarsat and the government of the United Kingdom, Great Britain and Northern Ireland which entered into force on February 25, 1980, and all existing policies and procedures approved by the Inmarsat Council pursuant to the foregoing.

       (iv) "Inmarsat Interests" shall mean the Inmarsat Investment Share owned by COMSAT (or all of the shares of Inmarsat PLC received by COMSAT in lieu thereof pursuant to the Inmarsat Privatization) and all rights and obligations associated therewith, including, prior to the Inmarsat Privatization, COMSAT's rights as an Inmarsat Signatory (as defined in the Inmarsat Convention).

       (v) "Inmarsat Investment Share" shall mean an investment share described in the Inmarsat Operating Agreement.

       (vi) "Inmarsat Privatization" shall mean the restructuring of Inmarsat contemplated by the Inmarsat Restructuring Documents.

       (vii) "Inmarsat Restructuring Documents" shall mean, in each case substantially in the form of the draft made available by the General Counsel to the Inmarsat parties as of August 26, 1998, the Master Transition Agreement, to be entered into between Inmarsat and Inmarsat PLC, together with (a) the following documents that are defined in such Master Transition Agreement: the Business Transfer Agreement, the LESO Agreement, the License Agreement, the New Memorandum and Articles of Association, the Public Services Agreement, the Shareholders' Agreement and the Trust Deeds and (b) the Memoranda and Articles of Association of Inmarsat One Limited, Inmarsat Two Company, Inmarsat Three Limited and Inmarsat Limited and each as subsequently amended in accordance with the decisions of the Inmarsat Council.

       (viii) "INTELSAT Existing Documents" shall mean the Agreement Relating to the International Telecommunications Satellite Organization (INTELSAT) (the "INTELSAT Agreement") which entered into force on February 12, 1973, the Operating Agreement Relating to the International Telecommunications Satellite Organization (INTELSAT) (the "INTELSAT Operating Agreement") which entered into force on February 12, 1973, and the Headquarters Agreement between the Government of the United States of America and INTELSAT which entered into force on November 24, 1976, and all existing policies and procedures approved by the INTELSAT Board of Governors pursuant to the foregoing.

       (ix) "INTELSAT Interests" shall mean the INTELSAT Investment Share owned by COMSAT, any ownership or other interests received by COMSAT relating to any entity created pursuant to any partial or full privatization of INTELSAT (including New Skies Satellites, N.V.), any ownership or other interests received by COMSAT relating to any other entity created pursuant to the full or partial privatization of INTELSAT, and in each case all rights and obligations associated therewith, including, prior to the full privatization of INTELSAT, COMSAT's rights as an INTELSAT Signatory (as defined in the INTELSAT Agreement).

       (x) "INTELSAT Investment Share" shall mean an investment share described in the INTELSAT Operating Agreement.

       (xi) "New Skies Documents" shall mean, in each case, in substantially the same form of the draft contained in the Report of the New INTELSAT 2000 Working Part to the Twenty-Second Assembly of Parties, AP-22-7E S/3/98, 24 February 1998; the Draft Trust Agreement, the Ensured Capacity Rights (ECR) Contract, the Draft Satellite Operational Services Contract, the Draft Transition Services Agreement, the Draft INC Subscription Agreement, the INC Articles of Association, the Leaseback Equalization Arrangements/Transponder Leasing Agreement, along with the Record of Decisions of the Twenty-Second (Extraordinary) Meeting of the INTELSAT Assembly of Parties, AP-22-3E FINAL S/3/98, 30-31 March 1998 and each as subsequently amended in accordance with the decisions of the INTELSAT Assembly of Parties.

   Section 6.3 Conduct of Business of Lockheed Martin. Except as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, unless COMSAT has consented thereto in writing (which consent shall not be unreasonably withheld or delayed), Lockheed Martin shall not and shall cause each of its Subsidiaries not to:

     (a) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Lockheed Martin;

     (b) take any action which would make any representation or warranty of Lockheed Martin contained herein untrue or incorrect as of the Effective Time;

     (c) fail to take reasonable efforts to cause the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code; and

     (d) enter into a legally binding commitment with respect to, or any agreement to take, any of the foregoing actions.

   Section 6.4 No Solicitation.

   (a) COMSAT shall, and shall cause its Subsidiaries and their respective officers, directors, employees, consultants, investment bankers, accountants, attorneys and other advisors, representatives and agents (collectively, "COMSAT Representatives") to immediately cease any discussions or negotiations with any Person that may be ongoing with respect to any Acquisition Proposal (as defined below). COMSAT shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any COMSAT Representative to, directly or indirectly, (i) solicit or initiate, or knowingly encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person (other than Lockheed Martin or its representatives or affiliates) any information, that may reasonably be expected to lead to, an Acquisition Proposal; provided, however, that if, prior to the COMSAT Shareholders Meeting, the Board of Directors of COMSAT determines in good faith, based upon advice of independent counsel, that it is necessary to do so in order to comply with its fiduciary duties to COMSAT's shareholders under applicable Law, the Board of Directors of COMSAT may permit COMSAT in response to an Acquisition Proposal that was not solicited by COMSAT or its officers, directors or employees (x) to furnish information (including any non-public information) with respect to COMSAT (including its Subsidiaries) and afford access to its properties, books and records pursuant to a confidentiality agreement designed to reasonably protect the confidentiality of such information, and (y) to participate in discussions or negotiations regarding such Acquisition Proposal. For purposes of this Agreement, the term "Acquisition Proposal" means any proposal or offer from any Person (other than Lockheed Martin or its representatives or affiliates) to acquire, directly or indirectly, in one or more transactions, Assets (including, without limitation, the capital stock of Subsidiaries) of COMSAT or any of its Subsidiaries having an aggregate value equal to more than 10% of the market capitalization of COMSAT, any tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 10% of any class of Equity Securities of COMSAT, any merger, consolidation, business combination, sale of all or substantially all the Assets, recapitalization, liquidation, dissolution or similar transaction involving COMSAT, other than the transactions contemplated by this Agreement; provided that no transaction specified in Section 6.1A of the COMSAT Disclosure Schedule shall be deemed to be an Acquisition Proposal.

   (b) Except as set forth in this Section 6.4, neither the Board of Directors of COMSAT nor any committee thereof shall (i) withdraw, modify or materially qualify (or publicly propose to withdraw, modify or materially qualify) its approval or recommendation of the Offer, the Merger or this Agreement, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal or (iii) enter, or publicly propose to enter, into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that, prior to the COMSAT Shareholders Meeting, the Board of Directors of COMSAT determines in good faith, based upon advice of independent counsel, that it is necessary to do so in order to comply with its fiduciary duties to COMSAT's shareholders under applicable Law, the Board of Directors of COMSAT may terminate this Agreement pursuant to Section 7.1(d)(ii) hereof solely in order to concurrently enter into a definitive agreement to effect a Superior Proposal. For purposes of this Agreement, the term "Superior Proposal" means any bona fide proposal or offer from one or more Persons (other than Lockheed Martin and its affiliates) to acquire, directly or indirectly, in one or more transactions for consideration consisting of cash and/or securities, more than 50% of the shares of COMSAT Common Stock then outstanding or all or substantially all the Assets of COMSAT and its Subsidiaries taken as a whole, and otherwise on terms which the Board of Directors of COMSAT determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the holders of COMSAT Common Stock than are the Offer and the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of COMSAT (based on the advice of a financial advisor of nationally recognized reputation), is reasonably capable of being financed by such Person.

   (c) In addition to the obligations of COMSAT set forth in paragraphs (a) and
(b) of this Section 6.4, COMSAT shall promptly advise Lockheed Martin orally and in writing of COMSAT's receipt of any Acquisition Proposal, any request for information or an inquiry that could lead to or is otherwise related to any Acquisition Proposal, the identity of the Person making such request or Acquisition Proposal and the material terms of any such Acquisition Proposal. COMSAT shall keep Lockheed Martin fully informed of the status and terms (including amendments) of any such request or Acquisition Proposal, unless the Board of Directors determines in good faith, based upon advice of independent counsel, that it is necessary not to do so in order to comply with its fiduciary duties to COMSAT's shareholders under applicable Law.

   (d) Nothing contained in this Section 6.4 shall prohibit COMSAT from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or issuing a communication meeting the requirements of Rule 14d-9(e) promulgated under the Exchange Act; provided, however, neither COMSAT nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.4(b) hereof, withdraw, modify or materially qualify, or publicly propose to withdraw, modify or materially qualify, its position with respect to the Offer, the Merger or this Agreement or to approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal.

   Section 6.5 Preparation of Proxy Statement; COMSAT Shareholders Meeting.

   (a) As promptly as practicable following the date hereof, Lockheed Martin shall, in cooperation with COMSAT, prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement/Prospectus in connection with the Merger (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement/Prospectus") and a registration statement on Form S-4 with respect to the issuance of Lockheed Martin Common Stock in the Merger (the "Form S-4"), together with any other materials required to be filed with the SEC in connection with the Merger. The ProxyStatement/Prospectus will be included inthe Form S-4 as Lockheed Martin's prospectus. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Lockheed Martin and COMSAT shall use all reasonable efforts to have the Form S-4 cleared by the SEC as promptly as practicable after filing with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Lockheed Martin shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement/Prospectus to COMSAT and advise COMSAT of any oral comments with respect to the Proxy Statement/Prospectus received from the SEC. None of the information supplied or to be supplied by Lockheed Martin in writing specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the COMSAT Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by COMSAT in writing specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the COMSAT Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Lockheed Martin shall advise COMSAT in writing, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Lockheed Martin Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Lockheed Martin shall provide COMSAT with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus prior to filing such with the SEC, and shall provide COMSAT with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by COMSAT for inclusion in the Proxy Statement/Prospectus shall be made without the approval of COMSAT, which approval shall not be unreasonably withheld or delayed.

   (b) Subject to Sections 6.4 and 7.1(d)(ii) hereof, COMSAT shall, at such time as determined by Lockheed Martin after consultation with COMSAT, duly call, give notice of, convene, hold, postpone, adjourn and reconvene a meeting or meetings of its shareholders (the "COMSAT Shareholders Meeting") for the purpose of considering and taking action with respect to the Merger and this Agreement, shall take reasonable efforts to solicit the adoption of this Agreement by its shareholders (including, but not limited to, employing the services of a proxy solicitation firm), and the Board of Directors of COMSAT shall recommend adoption of the Merger and this Agreement by the shareholders of COMSAT. Without limiting the generality of the foregoing but subject to its rights pursuant to Sections 6.4 and 7.1(d)(ii) hereof, the obligations of COMSAT to duly call, give notice of, convene, hold, postpone, adjourn and reconvene the COMSAT Shareholders Meeting pursuant to the first sentence of this Section 6.5(b) shall not be affected by the commencement, public proposal, public disclosure or communication to COMSAT of any Acquisition Proposal.

   Section 6.6 Access to Information.

   (a) Between the date of this Agreement and the Effective Time, upon reasonable notice and at reasonable times, and subject to any access, disclosure, copying or other limitations imposed by applicable Law or any of the contracts of COMSAT and its Subsidiaries, COMSAT shall give Lockheed Martin, Acquisition Sub and their authorized representatives reasonable access to all offices and other facilities and to all books and records of it and its Subsidiaries and to employees of COMSAT and its Subsidiaries, and will permit Lockheed Martin, Acquisition Sub or their authorized representatives, as the case may be, to make such inspections as it or they may reasonably require, and shall cause its officers and those of its Subsidiaries to furnish Lockheed Martin, Acquisition Sub and their authorized representatives with such financial and operating data and other information with respect to any of COMSAT and its Subsidiaries as Lockheed Martin, Acquisition Sub or their authorized representatives, as the case may be, may from time to time reasonably request; provided that to the extent that access, disclosure or copying of any of the foregoing is limited by applicable Law or contract, COMSAT shall take reasonable efforts to provide a summary of such information to Lockheed Martin within the limits of applicable Law or contract. Lockheed Martin, Acquisition Sub and their authorized representatives shall conduct all such inspections in a manner which shall minimize any disruptions of the business and operations of COMSAT and its Subsidiaries.

   (b) Lockheed Martin, Acquisition Sub and COMSAT agree that each of the Confidentiality Agreements (as hereinafter defined), other than Sections 3 and 7 thereof, shall remain binding and in full force and effect.

   Section 6.7 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, (i) cooperating in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement/Prospectus, the Form S-4 and any amendments to any thereof, (ii) taking of all action reasonably necessary, proper or advisable to secure any necessary consents or waivers under existing debt obligations of COMSAT and its Subsidiaries or amend the notes, indentures or agreements relating thereto to the extent required by such notes, indentures or agreements or redeem or repurchase such debt obligations, (iii) contesting any pending legal proceeding relating to any transaction contemplated by this Agreement and (iv) executing any additional instruments necessary to consummate the transactions contemplated hereby). In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement or the Carrier Acquisition Agreement, the proper officers and directors of each party hereto shall use all reasonable efforts to take all such necessary action.

   Section 6.8 Listing Application. Lockheed Martin shall prepare and submit to the NYSE a listing application covering the shares of Lockheed Martin Common Stock issuable in the Merger and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Lockheed Martin Common Stock, subject to official notice of issuance.

   Section 6.9 Consents and Approvals.

   (a) In furtherance of and not in limitation of the agreements of the parties contained in Section 6.7 hereof, the parties shall each cooperate and use its respective reasonable efforts to promptly seek the amendment or repeal of the Satellite Act and other applicable Laws, including any regulations of the FCC or other Governmental Authority, or the applicable provisions thereof, that would prohibit or limit the ability of Lockheed Martin to (x) acquire and own all of the Equity Securities of COMSAT, (y) appoint all of the officers and directors of COMSAT following the Merger, or (z) consummate the transactions contemplated by this Agreement.

   (b) In furtherance of and not in limitation of the agreements of the parties contained in Section 6.7 hereof, the parties shall each cooperate and use its respective reasonable efforts to promptly make all filings and obtain all consents and approvals of Governmental Authorities (including, without limitation, the FCC) and other Persons necessary to consummate the transactions contemplated by this Agreement including, without limitation, to permit Lockheed Martin and Offer Subsidiary to consummate the Carrier Acquisition, to cause Offer Subsidiary to become an Authorized Carrier and to consummate the Offer and the Merger. Each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other Persons may reasonably request in connection with the foregoing.

   (c) In furtherance of and not in limitation of the agreements of the parties contained in Section 6.7 hereof, the parties shall each (i) take promptly all actions necessary to make the filings required of such party or any of their affiliates under the applicable Antitrust Laws, (ii) comply at the earliest practicable date with any request for additional information or documentary material received by such party or any of their affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or other Governmental Authority pursuant to Antitrust Laws, and (iii) cooperate with the other parties hereto in connection with any filings under applicable Antitrust Laws and in connection with resolving any investigation or other inquiry concerning any transaction contemplated by this Agreement commenced by any of the Federal Trade Commission, the Antitrust Division of the Department of Justice, state attorneys general, or other Governmental Authorities. For purposes of this Agreement, the term "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, EC Merger Regulations and all other federal, state and foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade. For purposes of this Agreement, "EC Merger Regulations" mean Council Regulation (EEC) No. 4064/89 of December 21, 1989 on the Control of Concentrations Between Undertakings, OJ (1989) L 395/1 and the regulations and decisions of the Council or Commission of the European Community (the "CCEC") or other organs of the European Union or European Community implementing such regulations.

   (d) In furtherance of and not in limitation of the agreements of the parties contained in Section 6.7 hereof the parties shall each use all reasonable efforts to resolve such objections, if any, as may be asserted under any Antitrust Law or any other applicable Law, with respect to any transaction contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is initiated (or threatened to be initiated) or any other action is taken by any Person challenging any transaction contemplated by this Agreement as violative of any Antitrust Law or any other applicable Law, the parties shall each cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, ruling, decision, finding or other order (whether temporary, preliminary or permanent) (any such decree, judgment, injunction, ruling, decision, finding or other order is hereafter referred to as an "Order") or other official action or decision of any Governmental Authority that is in effect and that restricts, prevents or prohibits consummation of any transaction contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

   (e) Notwithstanding anything in this Agreement to the contrary:

       (i) In no event shall any of Lockheed Martin and its Subsidiaries be required to agree to hold separate or to divest any of their respective businesses or Assets, or agree to any other restriction or condition with respect to the acquisition or ownership of any of their respective businesses or Assets or the conduct or operation of any of their respective businesses or Assets, or following the consummation of the Offer or the Effective Time, of COMSAT or any of its Subsidiaries, as may be required
  (i) by any applicable Governmental Authority (including, without limitation, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any state attorney general) in order to resolve such objections as such Governmental Authority may have to such transactions under any Antitrust Law, or (ii) by any domestic or foreign court or other tribunal, in any action or proceeding brought by any Person challenging such transactions as violative of any Antitrust Law, in order to avoid the entry of, or to effect the dissolution, vacating, lifting, altering or reversal of, any Order that has the effect of restricting, preventing or prohibiting the consummation of any transaction contemplated by this Agreement, if the Board of Directors of Lockheed Martin determines in good faith that any such agreement to hold separate or to divest or agreement to other restriction or condition is not in the best interests of Lockheed Martin.

       (ii) Except for seeking review by the full FCC of any FCC staff decision denying any application to permit Lockheed Martin or Offer Subsidiary to consummate the Carrier Acquisition, to cause Offer Subsidiary to become an Authorized Carrier or to consummate the Offer, Lockheed Martin shall not be required to undertake or continue any contest or resistance of an action or proceeding or take any other action, in each case of the type referred to in Section 6.7 hereof (including, but not limited to, Section 6.7(iii) hereof) or Section 6.9 hereof (including, but not limited to,
  Section 6.9(d) hereof) if, after taking into account advice of independent counsel with respect to relevant matters, including, without limitation, the likely outcome of the action or proceeding, the timing thereof and the likely costs related thereto, the Board of Directors of Lockheed Martin determines in good faith that undertaking or continuing any such contest or resistance or taking any such other action is not in the best interests of Lockheed Martin.

   (f) Each of COMSAT, Lockheed Martin and Acquisition Sub shall promptly inform the other parties of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the FCC or any other Governmental Authority or INTELSAT or Inmarsat regarding any transaction contemplated by this Agreement, along with copies of any written communications received with respect thereto and written summaries of any oral communications with respect thereto.

   Section 6.10 Public Announcements. The initial press release relating to this Agreement shall be a joint press release and thereafter COMSAT, Lockheed Martin and Acquisition Sub shall consult with each other before issuing any press release or otherwise making any public statements with respect to any transaction contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or by obligations pursuant to any listing agreement with any securities exchange; provided that the statements included in any such press release or the public statement made in compliance with this Section 6.10 may be published, reiterated or restated, in whole or in part, without the necessity of further complying with this Section 6.10.

   Section 6.11 Notification. COMSAT shall give prompt notice to Lockheed Martin and Lockheed Martin shall give prompt notice to COMSAT, in each case, after it has actually become aware, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or
(ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   Section 6.12 Certain Litigation. The parties shall cooperate in the defense of any litigation commenced after the date hereof against either party or any of their respective directors by any shareholder of COMSAT or Lockheed Martin relating to any transaction contemplated by this Agreement and shall not settle any such litigation without the prior written consent of the other party. In addition, subject to its rights under Section 6.4 hereof, COMSAT shall not voluntarily cooperate with any other Person that may hereafter seek to restrain or prohibit or otherwise oppose any transaction contemplated by this Agreement and shall cooperate with Lockheed Martin and Acquisition Sub to resist any such effort to restrain or prohibit or otherwise oppose such transaction.

   Section 6.13 Employee and Benefit Matters; Stock Options and Awards.

   (a) Stock Options and Awards. Except as provided in Section 6.13(b) hereof,
       ------------------------
as of the Effective Time, Lockheed Martin shall assume all COMSAT Stock Plans and the COMSAT Stock Options. Each COMSAT Stock Option outstanding at the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions, mutatis mutandis, as were applicable under such COMSAT Stock Option prior to the Effective Time, (i) the number of shares of Lockheed Martin Common Stock as the holder of such COMSAT Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such COMSAT Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact then exercisable), (ii) at a price per share equal to (x) the aggregate exercise price for COMSAT Common Stock otherwise purchasable pursuant to such COMSAT Stock Option divided by (y) the number of shares of Lockheed Martin Common Stock deemed purchasable pursuant to such assumed COMSAT Stock Option, provided that the number of shares of Lockheed Martin Common Stock that may be purchased upon exercise of any such Lockheed Martin Stock Option shall not include any fractional share and, upon exercise of any such Lockheed Martin Stock Option, a cash payment shall be made for any fractional share based on the last sale price per share of Lockheed Martin Common Stock on the trading day immediately preceding the date of exercise. COMSAT shall use its reasonable efforts to provide, on or prior to the Effective Time, a written acknowledgement of each holder of a COMSAT Stock Option that such COMSAT Stock Option from and after the Effective Time will be exercisable for shares of Lockheed Martin Common Stock as provided herein, provided that COMSAT need not do so if Lockheed Martin determines to its reasonable satisfaction that the terms of such COMSAT Stock Option or COMSAT Stock Plan provides that, after giving effect to any permitted action by the COMSAT board of directors or committee thereof, from and after the Effective Time, such COMSAT Stock Option shall be exercisable only for shares of Lockheed Martin Common Stock and not for shares of common stock of the Surviving Corporation or any other Person. COMSAT shall amend each other Plan, agreement or arrangement that provides benefits or payments by reference to the price of COMSAT Common Stock, other than the COMSAT Stock Option Plans, to provide that as of and after the Effective Time, the payments or benefits shall be measured by reference to the price of Lockheed Martin Common Stock, determined in like manner to the adjustments prescribed above with respect to the exercise price of COMSAT Stock Options and the number of shares of COMSAT Common Stock into which COMSAT Stock Options are exercisable. In respect of each COMSAT Stock Option to be converted into options or rights to acquire Lockheed Martin Common Stock, Lockheed Martin shall file as soon as practicable after the Effective Time with the SEC, and keep current the effectiveness of, a registration statement on Form S-8 or other appropriate form for as long as such options or rights remain outstanding (and maintain the current status of the prospectus with respect thereto). Lockheed Martin agrees to reserve for issuance a number of shares of Lockheed Martin Common Stock equal to the number of shares of Lockheed Martin Common Stock issuable under the COMSAT Stock Options.

   (b) Employee Stock Purchase Plan. COMSAT shall terminate each employee stock
       ----------------------------
purchase plan COMSAT maintains for its or any of its Subsidiaries' employees no later than the Effective Time.

   (c) Change in Control. COMSAT shall cause to be amended each of the Plans
       -----------------
listed in Section 6.13(c) of the COMSAT Disclosure Schedule and/or the Board of Directors of COMSAT shall adopt a resolution to provide that (i) for purposes of the Plans listed in Section 6.13(c)(1) of the COMSAT Disclosure Schedule, neither the execution of this Agreement, the consummation of the transactions contemplated by this Agreement nor approval of this Agreement or the transactions contemplated hereby by the Board of Directors or shareholders of COMSAT shall be a "Change in Control" of COMSAT (or any similar triggering event resulting in the acceleration or other change in the terms of benefits payable under the Plans); and (ii) for the purposes of the Plans listed in Section 6.13(c)(2) of the COMSAT Disclosure Schedule, a "Change in Control" of COMSAT (or any similar triggering event resulting in the acceleration or other change in the terms of benefits payable under the Plans) shall occur at the Effective Time.

   (d) Service Credit. Following the Effective Time, Lockheed Martin shall, or
       --------------
shall cause the Surviving Corporation, to recognize the service of current or former employees of COMSAT and any of its Subsidiaries (the "COMSAT Employees") for purposes of participation, eligibility and vesting under any benefit Plan (including eligibility for benefit levels under any severance, retiree medical or vacation pay plans to the extent based on length of service) in which such employees may then be eligible to participate, except to the extent that such service was not taken into account under the comparable Plan immediately prior to the Effective Time. A COMSAT Employee who has accrued but unused vacation time under a Plan at the Effective Time shall retain such accrued but unused vacation after the Effective Time.

   (e) Pre-Existing Condition Limitations; Deductibles. With respect to any
       -----------------------------------------------
Plans of Lockheed Martin in which the COMSAT Employees participate effective as of the Effective Time, Lockheed Martin shall, or shall cause the Surviving Corporation to: (i) not impose any requirements under the Plans more onerous than those currently in effect with respect to pre-existing condition limitations or exclusions and waiting periods with respect to eligibility and participation applicable to COMSAT Employees, and (ii) recognize credit toward satisfying any applicable co-payment, deductible expense requirement, out-of-pocket expense limit and maximum lifetime benefit limits of each COMSAT Employee or their eligible dependents as and to the extent any payment would have been previously recognized under the applicable COMSAT welfare benefit Plans prior to the Effective Time.

   (f) Assumption of Plans. As of the Effective Time, Lockheed Martin shall
       -------------------
assume and shall cause the Surviving Corporation to assume in accordance with their terms all Plans and agreements listed in Section 6.13(f) of the COMSAT Disclosure Schedule.

   (g) Benefit Continuation. For a period of at least one year following the
       --------------------
Effective Time, Lockheed Martin shall, or shall cause the Surviving Corporation to, provide each COMSAT Employee with qualified plan and employee welfare plan benefits (other than plans provided exclusively to management) which are comparable in the aggregate to the qualified plan and welfare plan benefits (other than plans provided exclusively to management) provided to such COMSAT Employee immediately prior to the Effective Time.

   Section 6.14 No Restrictions. COMSAT shall not intentionally take any action, or omit to take any action, if the result of such action or omission could reasonably be expected to result in any restriction or limitation on the ability of Lockheed Martin or its Subsidiaries to vote any of the Shares purchased by any of Lockheed Martin and its Subsidiaries in the Offer.

   Section 6.15 Advice of Changes. COMSAT shall cause its senior officers to use reasonable efforts to promptly advise Lockheed Martin of any change or occurrence that would reasonably be expected to have a Material Adverse Effect on COMSAT and, to the extent permitted by Law, to meet from time to time with Lockheed Martin's senior officers to discuss COMSAT's business.

   Section 6.16 Indemnification.

   (a) From and after the Effective Time, Lockheed Martin shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of COMSAT and its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, expenses or liabilities arising out of or related to actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in COMSAT's Articles of Incorporation and By-Laws and agreements in effect on the date hereof (to the extent consistent with applicable Law as of the Effective Time), which provisions will survive the Merger and continue in full force and effect after the Effective Time, in each case consistent with Applicable Law. Without limiting the foregoing, (i) Lockheed Martin shall, and shall cause the Surviving Corporation to, periodically advance expenses (including attorneys' fees) as incurred by an Indemnified Party with respect to the foregoing to the extent required under COMSAT's Articles of Incorporation and Bylaws in effect on the date hereof (to the extent consistent with applicable Law) and (ii) any determination required to be made with respect to whether an Indemnified Party shall be entitled to indemnification shall, if requested by such Indemnified Party, be made by independent legal counsel selected by the Surviving Corporation and reasonably satisfactory to such Indemnified Party. Lockheed Martin hereby guarantees the obligation of the Surviving Corporation provided for under this Section 6.16(a).

   (b) For a period of six years after the Effective Time, Lockheed Martin shall use reasonable efforts to cause to be maintained in effect the current policies of directors and officers liability insurance maintained by COMSAT (provided that Lockheed Martin may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous in the aggregate) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, that Lockheed Martin shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by COMSAT for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Lockheed Martin and the Surviving Corporation shall maintain the most advantageous policies of directors, and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

   (c) The provisions of this Section 6.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

   Section 6.17 No Control. Prior to the Effective Time, Lockheed Martin shall not and shall not permit any of its Subsidiaries to, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operations of COMSAT or of any common carrier activities or licensed facilities authorized by the FCC, in contravention of applicable Law; those operations, including complete control and supervision of common carrier activities, FCC-licensed facilities, employees and policies shall be the sole responsibility of COMSAT and its Subsidiaries.

   Section 6.18 Accountant's Letters. Each of COMSAT and Lockheed Martin shall use all reasonable efforts to cause to be delivered to the other party two letters from its independent public accountants, one dated the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to COMSAT and Lockheed Martin, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

   Section 6.19 North American Numbering Plan. COMSAT acknowledges that an affiliate of Lockheed Martin is party to a contract pursuant to which it acts as administrator of the North American Numbering Plan. Lockheed Martin shall take such actions as are necessary so that the existence of the aforementioned contract does not prevent or delay consummation of the Offer or the Merger.

   Section 6.20 Affiliate Letters. On or prior to the date of the COMSAT Shareholders Meeting, COMSAT will deliver to Lockheed Martin a letter identifying all Persons who may be deemed to be "affiliates" of COMSAT for purposes of Rule 145 under the Securities Act as of the date of the COMSAT Shareholders Meeting (the "COMSAT Affiliate Letter"). On or prior to the Closing Date, COMSAT will use all reasonable efforts to cause each Person identified as an "affiliate" in the COMSAT Affiliate Letter to deliver a written agreement acknowledging the restrictions on affiliates under Rule 145 under the Securities Act.

                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

   Section 7.1 Termination. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time (notwithstanding approval of the Merger by the shareholders of COMSAT) prior to the Effective Time:

   (a) by mutual written consent of COMSAT and Lockheed Martin;

   (b) by COMSAT or Lockheed Martin if any court of competent jurisdiction in the United States of America or other United States Governmental Authority shall have issued a final Order or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Offer or the Merger and such Order or other action is or shall have become nonappealable;

   (c) by Lockheed Martin if, due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions set forth in Exhibit A hereto, Lockheed Martin shall have (i) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (ii) terminated the Offer without the purchase of any Shares thereunder or (iii) failed to accept for payment and pay for Shares pursuant to the Offer prior to the one year anniversary of the date hereof; provided that Lockheed Martin may not terminate pursuant to this Section 7.1(c) if Lockheed Martin is in material breach of this Agreement;

   (d) by COMSAT if (i) there shall not have occurred a material breach of any representation, warranty, covenant or agreement of COMSAT or any of its Subsidiaries contained in this Agreement and Lockheed Martin shall have (A) failed to commence the Offer within the time required by Regulation 14D under the Exchange Act, (B) terminated the Offer without the purchase of any Shares thereunder or (C) failed to accept for payment and pay for Shares pursuant to the Offer on or prior to the one year anniversary of the date hereof or (ii) prior to the purchase of Shares pursuant to the Offer, the Board of Directors of COMSAT or any committee thereof shall have (A) determined that an Acquisition Proposal is a Superior Proposal, and approved a definitive agreement to effect such Superior Proposal and directed the authorized officers of COMSAT to execute and deliver such definitive agreement concurrently with the effectiveness of the termination of this Agreement pursuant to this Section 7.1(d)(ii) or (B) adopted any resolution to effect any of the foregoing; provided, that such termination under this clause (ii) shall not be effective until payment of the fee required by Section 7.3(a) hereof;

   (e) by Lockheed Martin prior to the purchase of Shares pursuant to the Offer, if (i) there shall have occurred a breach of any representation or warranty of COMSAT or its Subsidiaries contained in this Agreement that would reasonably be expected to have a Material Adverse Effect on COMSAT or would reasonably be expected to materially adversely affect (or materially delay) the consummation of the Offer, (ii) there shall have occurred a breach of any covenant or agreement of COMSAT or its Subsidiaries contained in this Agreement that has or would reasonably be expected to have a Material Adverse Effect on COMSAT or that would reasonably be expected to materially adversely affect (or materially delay) the consummation of the Offer, which shall not have been cured prior to the earlier of (A) 10 days following notice of such breach and
(B) two business days prior to the date on which the Offer expires, (iii) the Board of Directors of COMSAT or any committee thereof shall have (A) determined that an Acquisition Proposal is a Superior Proposal, (B) withdrawn, modified or materially qualified (including by amendment of the Schedule 14D-9) in a manner adverse to Lockheed Martin or Acquisition Sub its approval or recommendation of the Offer, the Merger or this Agreement, (C) recommended to COMSAT's shareholders another Acquisition Proposal, (D) adopted any resolution to effect any of the foregoing, or (iv) the Minimum Condition shall not have been satisfied upon the expiration of the Offer and at or prior to such time a Person or group (other than Lockheed Martin or Acquisition Sub) shall have commenced, publicly proposed or publicly disclosed an Acquisition Proposal;

   (f) by COMSAT prior to the purchase of Shares pursuant to the Offer, if (i) there shall have occurred a breach of any representation or warranty of Lockheed Martin or Acquisition Sub contained in this Agreement that would reasonably be expected to materially adversely affect (or materially delay) the consummation of the Offer or (ii) there shall have occurred a material breach of any covenant or agreement of Lockheed Martin or Acquisition Sub contained in this Agreement that would reasonably be expected to materially adversely affect (or materially delay) the consummation of the Offer which shall not have been cured prior to the earlier of (A) 10 days following notice of such breach and
(B) two business days prior to the date on which the Offer expires;

   (g) by Lockheed Martin or COMSAT if the shareholders of COMSAT shall not have approved the Merger and this Agreement at the COMSAT Shareholders Meeting, including any postponement or adjournment thereof, on or before the one year anniversary of the date hereof;

   (h) by COMSAT or Lockheed Martin if (i) there shall not have occurred a material breach of any representation, warranty, covenant or agreement of such party contained in this Agreement and (ii) the Effective Time shall not have occurred on or before the two year anniversary of the date hereof;

   Section 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 7.2 and Sections 6.6(b), 7.3, 8.2, 8.11 and 8.12 hereof. Nothing contained in this Section 7.2 shall relieve any party from Liability for any willful breach of this Agreement.

   Section 7.3 Fees and Expenses.

   (a) If any of the following shall occur:

     (i) COMSAT or Lockheed Martin terminates this Agreement pursuant to
  Section 7.1(e)(iv) or Section 7.1(g) and, within 12 months thereafter, COMSAT or any of its Subsidiaries enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, involving any Person or affiliate, or any group in which such Person (or any affiliate thereof, or any group in which such Person or affiliate is a member) (A) with whom COMSAT or any COMSAT Representative had discussions with respect to an Acquisition Proposal, (B) to whom COMSAT or any COMSAT Representative furnished information with respect to an Acquisition Proposal or (C) who had commenced, publicly proposed or publicly disclosed an Acquisition Proposal or expressed to COMSAT an interest in an Acquisition Proposal, in the case of each of clauses (A), (B) and (C) after the date hereof and prior to such termination; or

     (ii) COMSAT terminates this Agreement pursuant to Section 7.1(d)(ii) hereof;

then, in each case, COMSAT shall pay to Lockheed Martin, within one business day following the execution and delivery of such agreement or such occurrence, as the case may be, or simultaneously with such determination pursuant to
Section 7.1(d)(ii) hereof, a fee, in cash, of $75 million (the "Termination Fee"); provided, that COMSAT in no event shall be obligated to pay more than one such Termination Fee with respect to all such agreements and occurrences and such termination.

   (b) Except as specifically provided in this Section 7.3(b) or the Registration Rights Agreement, each party shall bear its own expenses incurred in connection with the transactions contemplated by the Transaction Agreements, including, without limitation, out-of-pocket costs, and fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants as well as fees and expenses incident to the negotiation, preparation and execution of the Transaction Agreements and related documentation, preparation of filings and consents with Governmental Authorities and other Persons, and any litigation resulting from the execution of the Transaction Agreements; provided, that in the event the Termination Fee becomes payable, COMSAT shall, upon the receipt of documentation in form reasonably satisfactory to COMSAT, promptly reimburse Lockheed Martin and its Subsidiaries in cash in immediately available funds, for any of the foregoing expenses of Lockheed Martin or its Subsidiaries, up to $5.0 million in the aggregate.

   (c) Notwithstanding anything to the contrary contained in this Agreement, upon payment by COMSAT in full of the amounts referred to in Sections 7.3(a) and 7.3(b) hereof, COMSAT shall be released from all Liability hereunder, including any Liability for any claims by Lockheed Martin, Acquisition Sub or any of their affiliates based upon or arising out of any breach of this Agreement.

   (d) The agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. In the event of any dispute as to whether any fee or other amount due under this Section 7.3 is due and payable, the prevailing party shall be entitled to receive from the other party the reasonable costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, relating to such dispute. Interest shall be paid on the amount any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

   Section 7.4 Amendment. This Agreement may be amended by action taken by COMSAT, Lockheed Martin and Acquisition Sub at any time before or after approval of the Merger and this Agreement by the shareholders of COMSAT, if any; provided that after the date of approval of the Merger and this Agreement by the shareholders of COMSAT, no amendment shall be made which decreases the amount or changes the form of the Merger Consideration or which adversely affects the rights of COMSAT's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties.

   Section 7.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the date of approval of the Merger and this Agreement by the shareholders of COMSAT, no extensions or waivers shall be made which adversely affect the rights of COMSAT's shareholders hereunder without the approval of such shareholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

   Section 8.1 Survival. The representations, warranties, covenants and agreements made herein shall not survive beyond the Effective Time; provided, that the covenants and agreements contained in Section 6.16 hereof shall survive beyond the Effective Time without limitation.

   Section 8.2 Entire Agreement. Except for the Confidentiality Agreements dated as of August 5, 1997 between Lockheed Martin and COMSAT (the "Confidentiality Agreements"), which shall continue in full force and effect other than Sections 3 and 7 thereof (which are superseded hereby), the Transaction Agreements (including the schedules and exhibits and the agreements and other documents referred to therein) embody the entire agreement and understanding of the parties, and supersede all prior agreements or understandings, with respect to the subject matters thereof.

   Section 8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware except for internal corporate matters, which shall be governed by the Laws of the respective parties' jurisdictions of incorporation.

   Section 8.4 Notices. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 8.4), such notice or communication shall be in writing and (i) personally delivered, (ii) sent by postage prepaid certified or registered mail, return receipt requested, (iii) sent by recognized overnight courier, or (iv) transmitted by telecopier, with a copy sent by postage prepaid certified or registered mail, return receipt requested, or by recognized overnight courier, as follows:

   (a) If to the Lockheed Martin or Acquisition Sub, to:

     Lockheed Martin Corporation
     6801 Rockledge Drive
     Bethesda, Maryland 20817
     Telephone:(301) 897-6000
     Telecopy:(301) 897-6791
     Attention: General Counsel

     with a copy to:

     O'Melveny & Myers LLP
     555 13th Street, N.W., Suite 500W
     Washington, D.C. 20004-1109
     Telephone:(202) 383-5300
     Telecopy:(202) 383-5414
     Attention: David G. Litt, Esq.

   (b) If to COMSAT, to:

     COMSAT Corporation
     6560 Rock Spring Drive
     Bethesda, Maryland 20817
     Telephone:(301) 214-3000
     Telecopy:(301) 214-7128
     Attention: General Counsel

     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022
     Telephone:(212) 735-3000
     Telecopy:(212) 735-2000
     Attention: Richard L. Easton, Esq.

   Section 8.5 Successors and Assigns; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of Law or otherwise) without the prior written consent of the other party; provided, that Lockheed Martin may assign its rights and obligations hereunder or those of Acquisition Sub to Lockheed Martin or any Subsidiary of Lockheed Martin, but in each case no such assignment shall relieve Lockheed Martin or Acquisition Sub, of its obligations hereunder. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for
Section 6.16 hereof nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

   Section 8.6 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

   Section 8.7 Interpretation. Article and section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and articles and sections in this Agreement are references to the parties to or the articles and sections of this Agreement, as the case may be, unless the context shall require otherwise.

   Section 8.8 Schedules. The COMSAT Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

   Section 8.9 Legal Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

   Section 8.10 No Waivers; Remedies; Specific Performance.

   (a) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies available at law or in equity.

   (b) In view of the uniqueness of the agreements contained in this Agreement and the transactions contemplated hereby and the fact that each party would not have an adequate remedy at law for money damages in the event that any obligation under this Agreement is not performed in accordance with its terms, each party therefore agrees that the other parties to this Agreement shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which any of them may be entitled, at law or in equity.

   Section 8.11 Exclusive Jurisdiction. Each party (i) agrees that any action with respect to this Agreement or transactions contemplated by this Agreement shall be brought exclusively in the courts of the State of Delaware or of the United States of America for the State of Delaware, (ii) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, (iii) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action in those jurisdictions; provided, however, that each party may assert in an action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such action, may not be asserted in an original action in the courts referred to in clause (i) above. Lockheed Martin and COMSAT each hereby appoints Corporation Trust Company as its agent for service of process in the State of Delaware in connection with any such action.

   Section 8.12 Waiver of Jury Trial. Each party waives any right to a trial by jury in any action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any action shall be tried before a court and not before a jury.

                               ----------------

        [The remainder of this page has been left blank intentionally.]

   IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          COMSAT CORPORATION

                                          By: /s/ Betty C. Alewine
                                             ----------------------------------
                                                Name:  Betty C. Alewine
                                                Title: President and
                                                       Chief Executive Officer

                                          LOCKHEED MARTIN CORPORATION

                                          By: /s/ Vance D. Coffman
                                             ----------------------------------
                                                Name:  Vance D. Coffman
                                                Title: Chairman and
                                                       Chief Executive Officer

                                          DENEB CORPORATION

                                          By: /s/ John V. Sponyoe
                                             ----------------------------------
                                                Name:  John V. Sponyoe
                                                Title: Chief Executive Officer

                                                                       EXHIBIT A

                            CONDITIONS OF THE OFFER

   Notwithstanding any other provision of the Offer, Lockheed Martin shall not be required to accept for payment or pay for, and may delay the acceptance for payment of (whether or not any Shares have theretofore been accepted for payment), or the payment for, any Shares tendered, and may terminate or extend the Offer and not accept for payment any Shares, if:

     (i) immediately prior to the expiration of the Offer (as extended in accordance with the terms of the Offer and the Merger Agreement), (A) any applicable waiting period under the Antitrust Laws shall not have terminated or expired and all consents or approvals required under the Antitrust Laws shall not have been received, (B) fewer than one third (1/3) of the outstanding shares of COMSAT Common Stock shall have been validly tendered and not withdrawn (the "Minimum Condition"), (C) the shareholders of COMSAT shall not have approved the Merger and this Agreement pursuant to
  Section 29-367 of the DCBCA, (D) Lockheed Martin and Offer Subsidiary shall not have received all approvals of the FCC necessary for them to consummate the Carrier Acquisition, (E) the Carrier Acquisition shall not have been consummated, (F) Offer Subsidiary shall not have been approved by the FCC to be an Authorized Carrier, (G) Offer Subsidiary shall not have been authorized by the FCC to acquire the maximum number of shares of COMSAT Common Stock to be purchased pursuant to the Offer (the affirmative obligations of subsections (D)-(G) shall be referred to as (the "Authorized Carrier Conditions"), or (H) Lockheed Martin or its Subsidiaries shall not have the right to vote any of the shares without restriction or limitation except as expressly set forth in Section 303 of the Satellite Act (47 U.S.C. (S) 733); or

     (ii) on or after the date of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following conditions exist:

       (a) any of the representations or warranties of COMSAT contained in the Merger Agreement shall not have been true and correct at the date when made or (except for those representations and warranties made as of a particular date which need only be true and correct as of such date) shall cease to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at any time prior to consummation of the Offer, except for changes permitted by the Merger Agreement and except where the failure to be so true and correct would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on COMSAT; provided, that if any such failure to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) is curable by COMSAT through the exercise of its reasonable efforts, then Lockheed Martin may not terminate the Offer under this subsection (a) until 10 business days after written notice thereof has been given to COMSAT by Lockheed Martin and unless at such time the matter has not been cured; or

       (b) COMSAT shall have breached any of its covenants or agreements contained in the Merger Agreement, except for any such breaches that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on COMSAT; provided that, if any such breach is curable by COMSAT through the exercise of its reasonable efforts, then Lockheed Martin may not terminate the Offer under this subsection (b) until 10 business days after written notice thereof has been given to COMSAT by Lockheed Martin and unless at such time the breach has not been cured; or

       (c) (A) after the date of the Merger Agreement, there shall have been any change in existing Law or any new Law promulgated, enacted, enforced or deemed applicable to COMSAT or to the transactions contemplated by the Merger Agreement or (B) INTELSAT or Inmarsat shall have adopted a plan for privatization, or have been privatized, in whole or in part, in a manner or pursuant to terms and conditions (or, in the case of an adopted plan, proposed terms and conditions), in the case of either clause (A) or clause (B) that Lockheed Martin determines in good faith (after

                                     I-A-1
    consultation with COMSAT) would reasonably be expected to have a Material Adverse Effect on COMSAT; or

       (d) any fact or circumstance exists or shall have occurred that has or would reasonably be expected to have a Material Adverse Effect on COMSAT; or

       (e) there shall have occurred (i) any general suspension of trading in securities on the NYSE (other than intra-day trading halts), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States of America and that would reasonably be expected to have a Material Adverse Effect on COMSAT or would reasonably be expected to materially adversely affect (or materially delay) the consummation of the Offer, (iv) any limitation or proposed limitation (whether or not mandatory) by any Governmental Authority or other instrumentality of the United States of America that materially adversely affects generally the extension of credit by banks or other financial institutions, or (v) in the case of any of the situations described in clauses (i) through (iv) inclusive, existing at the date of the commencement of the Offer, a material acceleration, escalation or worsening thereof; or

       (f) (i) there shall have been a decline in the Standard & Poor's 500 Index of at least 27% from the date hereof through any given day (a "Measurement Date") prior to the termination or expiration of the Offer, and (ii) the Standard & Poor's 500 Index shall also be at least 27% lower than on the date hereof on the earlier of (A) the close of trading on the next trading date at least 30 calendar days from such Measurement Date, and (B) the close of trading on the trading date immediately prior to the date on which the Offer Closing Time would otherwise occur, but for the failure of this condition; or

       (g) prior to the purchase of Shares pursuant to the Offer, the Board of Directors of COMSAT shall have (1) recommended an Acquisition Proposal that is a Superior Proposal, (2) withdrawn, modified or materially qualified (including by amendment of the Schedule 14D-9) in a manner adverse to Lockheed Martin its approval or recommendation of the Offer, the Merger or the Merger Agreement, (3) recommended to COMSAT's shareholders another offer, or (4) adopted any resolution to effect any of the foregoing which, in the sole judgment of Lockheed Martin in any such case, and regardless of the circumstances (including any action or omission by Lockheed Martin) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment; or

       (h) the Merger Agreement shall have been terminated in accordance with its terms.

   The foregoing conditions are for the sole benefit of Lockheed Martin and may be asserted by Lockheed Martin regardless of the circumstances giving rise to such conditions, or may be waived by Lockheed Martin in whole or in part at any time and from time to time in its sole discretion.

                                     I-A-2

                                                                     APPENDIX II

      SECTION 29-373 OF THE DISTRICT OF COLUMBIA BUSINESS CORPORATION ACT
                             TITLE 29. CORPORATIONS
                    CHAPTER 3. BUSINESS CORPORATIONS (1954)
          MERGER OR CONSOLIDATION--RIGHTS OF DISSENTING SHAREHOLDERS.

   (a) If a shareholder of a corporation which is a party to a merger or consolidation shall file with the corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to the plan of merger or consolidation, and shall not vote in favor of the plan, and the shareholder, within 20 days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to the shareholder the fair value of the shares forthwith, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares, in the case of holders of shares represented by certificates. Such a demand shall state the number and class of the shares owned by the dissenting shareholder. Any shareholder failing to make demand within the 20-day period shall be bound by the terms of the merger or consolidation.

   (b) If within 30 days after the date on which the merger or consolidation was effected the value of the shares is agreed upon between the dissenting shareholder and the surviving or new corporation payment therefor shall be made within 90 days after the date on which the merger or consolidation was effected, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares, in the case of holders of shares represented by certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares of the corporation.

   (c) If within the period of 30 days the shareholder and the surviving or new corporation do not agree, the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the District of Columbia asking for a finding and determination of the fair value of the shares, and shall be entitled to judgment against the surviving or new corporation for the amount of the fair value as of the day prior to the date on which the vote was taken approving the merger or consolidation, together with interest at the rate of 5% per annum to the date of the judgment. The judgment shall be payable forthwith, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares to the surviving or new corporation, in the case of holders of shares represented by certificates. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in the shares or in the surviving or new corporation. The shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file the petition within the time herein limited, the shareholder and all persons claiming under him shall be bound by the terms of the merger or consolidation.

   (d) The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger and consolidation.

                                                                    APPENDIX III
                          Donaldson, Lufkin & Jenrette

            Donaldson, Lufkin & Jenrette Securities Corporation

        277 Park Avenue, New York, New York 10172 - (212) 892-3000

                                                         As of July 7, 1999

Board of Directors

COMSAT Corporation

6560 Rock Spring Drive

Bethesda, MD 20817

Ladies and Gentlemen:

   You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of COMSAT Corporation (the "Company") of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of September 18, 1998 (the "Agreement"), among Lockheed Martin Corporation ("Lockheed Martin"), DENEB Corporation ("DENEB"), a wholly owned subsidiary of Lockheed Martin, and the Company, pursuant to which the Company will be merged with and into DENEB (or, if certain conditions in the Agreement are not satisfied, DENEB will be merged with and into the Company) (the "Merger").

   Pursuant to the Agreement, Lockheed Martin, through a wholly owned, single member Delaware limited liability company ("Offer Subsidiary"), commenced on September 25, 1998 a cash tender offer (the "Tender Offer") for up to the number of shares of the Company's common stock, without par value (the "Company Common Stock"), that is equal to the remainder of (i) 49% of the number of shares of Company Common Stock outstanding at the close of business on the date of purchase pursuant to the Tender Offer minus (ii) the number of shares of Company Common Stock then owned of record by "authorized carriers" (as defined in the Communications Satellite Act of 1962, as amended) as evidenced by issuance of shares of Series II Company Common Stock minus (iii) the number of shares of Company Common Stock with respect to which written demand shall have been made and not withdrawn under the District of Columbia Business Corporation Act ("Dissenting Shares"), at a price of not less than $45.50 per share, net to the seller in cash (the "Tender Offer Consideration").

   Pursuant to the Agreement, subsequent to the Tender Offer and subject to the satisfaction of the conditions contained in the Agreement, the Company shall be merged with and into DENEB (or, if certain conditions in the Agreement are not satisfied, DENEB shall be merged with and into the Company) and each share of Company Common Stock issued and outstanding (other than shares of Company Common Stock held in the treasury of the Company, held by Offer Subsidiary, held by Lockheed Martin, if any, and Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.0 (the "Exchange Ratio") share of Lockheed Martin Common Stock, par value $1 per share (the "Lockheed Martin Common Stock") (the "Merger Consideration"). The Exchange Ratio reflects the two-for-one stock split of the Lockheed Martin Common Stock effected on December 31, 1998. The Tender Offer Consideration and the Merger Consideration are collectively referred to as the "Consideration" and the Tender Offer and the Merger are collectively referred to as the "Transaction."

   In arriving at our opinion, we have reviewed the Agreement and the exhibits thereto, and the June 18, 1999 draft of the proxy statement/prospectus relating to the Company's Annual Meeting of Shareholders to be held in connection with the Merger. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Lockheed Martin, including information provided during discussions with their respective managements. Included in the information provided during discussions with the Company's management were certain financial projections of business units of the Company prepared by

                                     III-1
the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the respective common stocks of the Company and Lockheed Martin and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

   In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Lockheed Martin or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities of either the Company or Lockheed Martin or for making any independent verification of any of the information reviewed by us. We have also assumed that the Tender Offer and the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to certain legal matters on advice of counsel to the Company.

   Our opinion is necessarily based on economic, market, regulatory, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Lockheed Martin Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Transaction and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

   Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has received customary compensation for such services.

   Based on the foregoing and such other factors as we deem relevant, we are of the opinion that, as of the date hereof, the Consideration to be received by the stockholders of the Company pursuant to the Agreement is fair to such stockholders from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                           SECURITIES CORPORATION

                                          By    /s/ Douglas V. Brown
                                            ------------------------------
                                                 Douglas V. Brown
                                                 Managing Director

                                     III-2

                                                                     APPENDIX IV

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                               COMSAT CORPORATION

To:Department of Consumer
    and Regulatory Affairs
   Corporations Division

   We, the undersigned natural persons of the age of eighteen years or more, authorized to act on behalf of the corporation described below, present the following Restated Articles of Incorporation duly proposed and adopted in accordance with all applicable provisions of Title 29, Chapter 3 of the District of Columbia Code, as amended.

                                   ARTICLE I

   Section 1.01. The name of the corporation is:

                      COMSAT Corporation (the "Corporation").

   Section 1.02. The Articles of Incorporation of the Corporation were originally filed with the Department of Consumer and Regulatory Affairs of the District of Columbia on February 1, 1963.

                                   ARTICLE II

   Section 2.01. The period of duration of the Corporation is perpetual.

                                  ARTICLE III

   Section 3.01. The Restated Articles of Incorporation were advised by the Board of Directors of the Corporation and approved by a vote of the shareholders of the Corporation in accordance with Section 29-358.1 of the District of Columbia Business Corporation Act.

                                   ARTICLE IV

   Section 4.01. The purposes for which the Corporation is organized are:

     (a) to plan, initiate, construct, own, manage, and operate, itself or in conjunction with foreign governments or with business entities, a commercial communications satellite system; and

     (b) to do everything necessary, desirable, advisable, or convenient for the furtherance and accomplishment of such purposes and the achievement of such objectives, and to do all other things which are incidental thereto, are connected therewith, and which are not forbidden by applicable law or these Articles, including without limitation to acquire, own, use, convey, and otherwise dispose of and deal in real property or any interest therein.

   Section 4.02. In order to further and carry out any or all of the purposes of the Corporation, the Corporation shall have the power to:

     (a) furnish, for hire, channels of communication to United States communications common carriers and to other authorized entities, foreign and domestic;

     (b) own and operate satellite terminal stations;

     (c) conduct or contract for research and development related to its mission;

     (d) acquire the physical facilities, equipment, and devices necessary to its operations, including communications satellites and associated equipment and facilities, whether by construction, purchase, or gift;

     (e) purchase satellite launching and related services;

     (f) contract with users, including among others the United States Government, for the services of the communications satellite system and of satellite terminal stations;

     (g) develop plans for the terminal specifications of all elements of the communications satellite system and of satellite terminal stations;

     (h) engage, to the extent permitted by applicable law, in any other phase of telecommunications or telecommunications research that may further or carry out any or all of the purposes of the Corporation;

     (i) have perpetual succession by its corporate name;

     (j) sue and be sued, complain and defend, in its corporate name;

     (k) have a corporate seal, which may be altered at pleasure, and use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced;

     (l) purchase, take, receive, lease, take by gift, devise, or bequest, or otherwise acquire, and own, hold, improve, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated;

     (m) sell, convey, mortgage, pledge, lease, exchange, transfer, and otherwise dispose of all or any part of its property and assets;

     (n) acquire (by purchase, exchange, lease, hire, or otherwise), hold, use, sell, assign, lease, and grant the absolute interest in and to, and license or sublicense in respect of, franchises, indeterminate permits, certificates of convenience and necessity, certificates of authority, letters patent, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks, and trade names;

     (o) lend money to, and otherwise assist, its employees, other than its officers and directors;

     (p) purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other corporations organized under the laws of the District of Columbia, or of any State, Territory, district, or possession of the United States, or of the Commonwealth of Puerto Rico, foreign corporations, and associations, partnerships, or individuals;

     (q) make contracts and incur liabilities; borrow money at such rates of interest as the Corporation may determine without regard to the restrictions of any usury law; determine without regard to the restrictions of any usury law; issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income;

     (r) invest its surplus funds from time to time and lend money for its corporate purposes, and take and hold real and personal property as security for the payment of funds so invested or loaned;

     (s) subject to applicable law, conduct its business, carry on its operations, and have offices and exercise its powers within and without the district of Columbia, including any State, Territory, district, or possession of the United States, the Commonwealth of Puerto Rico, and any foreign country;

     (t) elect or appoint officers and agents of the Corporation, and define their duties and fix their compensation;

     (u) make and alter By-laws, not inconsistent with applicable law or these Articles, for the administration and regulation of the affairs of the Corporation;

     (v) make contributions to charitable, scientific, and educational organizations, and transact any lawful business in aid of the United States and furthering the purposes and objectives of the Satellite Act;

     (w) cease its corporate activities and surrender its corporate franchise;

     (y) indemnify any and all of its incorporators, directors, or officers, or former incorporators, directors, or officers, or any person who may have served at its request as an incorporator, director, or officer of another corporation in which its owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been incorporators, directors, or officers, or an incorporator, director, or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such incorporator, director, or officer, or former incorporator, director, or officer, or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty to the Corporation or to such other corporation. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any By-law, agreement, vote of shareholders, or otherwise;

     (z) subject to the provisions of applicable law and these Articles, purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of its own shares;

     (aa) act in the District of Columbia and in any State, Territory, district, or possession of the United States, or in the Commonwealth of Puerto Rico, or in any foreign country, in the capacity of agent or representative for any government, individual, corporation, association, partnership, or other entity, respecting any business the purpose of which is related to the purposes set forth in this Article;

     (bb) enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, or cooperative association with any government, individual, corporation, association, partnership, or other entity, and enter into any general or limited partnership, for the carrying on of any business or activity within the authority of the Corporation;

     (cc) make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts, or other obligations created by any individual, corporation, association, partnership, or other entity, to the extent that such guaranty is made in pursuance of the purposes set forth in this Article;

     (dd) subject to the provisions of applicable law and these Articles, issue shares of stock to such persons and on such terms as may be in the interest of the Corporation;

     (ee) subject to the provisions of applicable law and these Articles, pay pensions and establish pension plans, pension trusts, profitsharing plans, stock bonus plans, stock option plans, and other incentive plans for any or all of is officers and employees; provided that nothing herein shall be construed to authorize the Corporation to engage in the business of banking or insurance or the acceptance and execution of trusts; and

     (ff) without limiting the foregoing in any way, perform such other acts, engage in such other operations, and exercise such other powers as are or may be authorized or as are not forbidden by applicable law, and as may be necessary, desirable, advisable, or convenient to further carry out any or all of the purposes of the Corporation.

   Section 4.03. (a) To the full extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including civil, criminal, administrative or investigative actions, suits or proceedings) brought by or in the right of the Corporation or any wholly owned subsidiary of the Corporation (a "Subsidiary") or otherwise, by reason of the fact that such person (hereinafter, a "Person Entitled to Indemnification") is or was or has agreed to become a director, advisory director, or officer of the Corporation, or is or was a director or officer of a Subsidiary, or is or was serving or has agreed to serve at the request of the Corporation or a Subsidiary as a director, officer, trustee or other fiduciary of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) reasonably incurred by him or on his behalf in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, and any appeal therefrom, or in defense or settlement of any claim, issue or matter, except that no indemnification pursuant to this paragraph shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of duty by a court of competent jurisdiction. The termination of any claim, action, suit or proceeding by settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that any such person was adjudged liable for negligence or misconduct in the performance of duty.

   (b) To the full extent permitted by law, the Corporation shall, upon request, pay costs, charges and expenses (including attorneys' fees) incurred by Persons Entitled to Indemnification in advance of the final disposition of any such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Person Entitled to Indemnification in the capacity in which he became entitled to indemnification (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced in the event that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Section 4.03, or otherwise.

   (c) To the full extent permitted by law, the Corporation, in the sole discretion of the Board of Directors, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actin, suit or proceeding (including civil, criminal, administrative or investigative actions, suits or proceedings) brought by or in the right of the Corporation or a Subsidiary, or otherwise, by reason of the fact that such person is or was or has agreed to become an employee or agent of the Corporation or a Subsidiary, or is or was serving or has agreed to serve at the request of the Corporation or a Subsidiary as an employee, agent, trustee or other fiduciary of another corporation, partnership, joint venture, trusts or other enterprise, including employee benefit plans, or by reason of any action alleged to have been taken or omitted in such capacity, against all costs, charges and expenses (including attorneys' fees) reasonably incurred by him or on his behalf in connection with the defense or settlement of any threatened, pending or completed actin, suit or proceeding, and any appeal therefrom or in defense or settlement of any claim, issue or matter, except that no indemnification pursuant to this paragraph shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of duty by a court of competent jurisdiction. The termination of any claim, action, suit or proceeding by settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that any such person was adjudged liable for negligence or misconduct in the performance of duty.

   (d) To the full extent permitted by law, the Corporation may, upon request, pay costs, charges and expenses (including attorneys' fees) incurred by persons entitled to indemnification pursuant to paragraph (c) of this Section 4.03 in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by any such person in the capacity in which he became entitled to indemnification (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced in the event that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Section 4.03, or otherwise.

   (e) Any indemnification or advance of costs, charges and expenses provided for in paragraphs (a) and (b) of this Section 4.03 shall be made promptly, and in any event within sixty (60) days, upon the written request of the Person Entitled to Indemnification; the right to indemnification or advances as granted by paragraphs (a) and (b) of this Section 4.03 shall be enforceable by the Person Entitled to Indemnification in any court of competent jurisdiction. If the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days, such Person Entitled to Indemnification's costs, charges and expenses incurred in indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation, it shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph (b) of this Section 4.03 where the required undertaking, if any, has been received by the Corporation) that the Person Entitled to Indemnification has not met the standard set forth in paragraph (a) of this Section 4.03, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) of this Section 4.03, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

   (f) The provisions of paragraphs (a) and (b) of this Section 4.03 shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

   (g) The indemnification and advancement of expenses provided by this Section
4.03 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (present or future, common or statutory), by-law, agreement, vote of shareholders or otherwise and shall continue as to a person who has ceased to serve in the capacity making him eligible for indemnification, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. To the full extent permitted by law, the Corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors and employees of the Corporation and its Subsidiaries and of companies acquired by or merged with the Corporation or any of its subsidiaries, obligating the Corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under this Section 4.03.

   (h) All rights to indemnification under this Section 4.03 shall be deemed to be a contract between the Corporation and each Person Entitled to Indemnification who serves or served in such capacity at any time while this
Section 4.03 is in effect. Any repeal or modification of this Section 4.03 or any repeal or modification of the relevant provisions of the District of Columbia Business Corporation Act or of any other applicable law shall not in any way diminish any rights to indemnification of any person or the obligation of the Corporation arising prior to such repeal or modification.

   (i) If this Section 4.03 or any portion hereof shall be invalidated on any ground in any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Person Entitled to Indemnification, and may nevertheless indemnify each person whom the Corporation has determined to indemnify pursuant to paragraphs (c) and (g) of this Section 4.03, to the full extent permitted by any applicable portion of this Section 4.03 that shall not have been so invalidated (whether under paragraphs (c) or (g) or any other applicable provision of this Section 4.03), and to the full extent permitted by applicable law.

                                   ARTICLE V

   Section 5.01. The restated aggregate number of shares which the Corporation is authorized to issue is 1,000, all of which are without par value and are of the same class and are to be shares of Common Stock.

                                   ARTICLE VI

   Section 6.01. The Corporation will not commence business until at least One Thousand Dollars ($1,000.00) has been received by it in consideration for the issuance of shares.

                                  ARTICLE VII

   Section 7.01. No shareholder of the Corporation shall, by reason of his ownership of shares, have a preemptive or preferential right to purchase, subscribe to, or take any shares of stock of the Corporation, whether now or hereafter authorized, or any part of the notes, debentures, bonds or other securities of the Corporation, whether or not convertible into or carrying options or warrants to purchase shares of stock, other than such rights, if any, and at such price and other terms, as the Board of Directors, in its discretion, from time to time may determine, and the Board of Directors may issue such shares or other securities without offering them in whole or in part to the shareholders of the Corporation.

                                  ARTICLE VIII

   Section 8.01. The address, including street and number, of the initial registered office of the Corporation is:

         United States Corporation Company
         National Press Building
         1346 F Street, N.W.
         Washington, D.C.

     and the name of its initial registered agent at such address is:

         United States Corporation Company.

                                   ARTICLE IX

   Section 9.01. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles in the manner now or hereafter prescribed by law.

                               ----------------

        [The remainder of this page has been left blank intentionally.]

   IN WITNESS WHEREOF, the undersigned has set his hand this   day of       ,
199 .

(Corporate Seal)                          Comsat Corporation


                                          By: _________________________________


                                             Name: ____________________________

                                             Its: President [or Vice
                                             President]

Attest:


By: _________________________________


  Name: ____________________________

  Its: Secretary [or Assistant Secretary]

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Registrant's Bylaws provide that the Registrant shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law, and that the Registrant may indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits a Maryland corporation to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law. In addition to indemnification, the officers and directors of the Registrant are covered by certain insurance policies maintained by the Registrant.

   The Registrant's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Registrant, shall have any liability to the Registrant or any of its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Registrant's Charter provision applies, the remedies available to the Registrant or a stockholder are limited to equitable remedies such as injunction or recession. This provision would not, in the opinion of the Commission, eliminate or limit the liability of directors and officers under federal securities laws.

Item 21. Exhibits and Financial Statement Schedules.

  2.1 Agreement and Plan of Merger, dated as of September 18, 1998, among the Registrant, Deneb Corporation and COMSAT Corporation (attached as
        Appendix I to the Proxy Statement/Prospectus included in this Registration Statement).

  2.2   Form of Proxy for holders of COMSAT Corporation Common Stock.

  5.1** Opinion of King & Spalding.

  8.1** Tax Opinion of King & Spalding.

  8.2** Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

 10.1*  Confidentiality Agreements, dated August 5, 1997, between COMSAT
        Corporation and the Registrant.

 10.2*  Shareholders Agreement, dated as of September 18, 1998, between COMSAT
        Corporation and the Registrant.

 10.3*  Registration Rights Agreement, dated as of September 18, 1998, between
        COMSAT Corporation and the Registrant.

 10.4*  Carrier Acquisition Agreement, dated as of September 18, 1998, among
        COMSAT Corporation, the Registrant, Regulus, LLC and COMSAT Government
        Systems, Inc.

 10.5 Opinion of Donaldson, Lufkin & Jenrette Securities Corporation, dated as of July 7, 1999 (attached as Appendix III to the Proxy
        Statement/Prospectus included in this Registration Statement).


23.1    Consent of Ernst & Young LLP, independent auditors.

23.2    Consent of Deloitte & Touche LLP, independent auditors.

23.3** Consent of King & Spalding (included in the opinions filed as Exhibits 5.1 and 8.1).

23.4** Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 8.2).

23.5    Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

24.1**  Powers of Attorney.

--------
* Incorporated by reference from the Registrant's Schedule 14D-1 filed with the Commission on September 25, 1998.

**Previously filed.

Item 22. Undertakings.

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on the 12th day of July, 1999.

                                          Lockheed Martin Corporation

                                               /s/ Frank H. Menaker, Jr.
                                          By: _________________________________
                                                   Frank H. Menaker, Jr.
                                             Senior Vice President and General
                                                          Counsel

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                         Capacity                 Date
              ---------                         --------                 ----

      /s/ Vance D. Coffman*            Chairman and Chief            July 12, 1999
______________________________________  Executive Officer
           Vance D. Coffman             (Principal Executive
                                        Officer)

       /s/ Philip J. Duke*             Vice President and Chief      July 12, 1999
______________________________________  Financial Officer
            Philip J. Duke              (Principal Financial
                                        Officer)

       /s/ Todd J. Kallman*            Vice President and Chief      July 12, 1999
______________________________________  Accounting Officer
           Todd J. Kallman              (Principal Accounting
                                        Officer)

     /s/ Norman R. Augustine*          Director                      July 12, 1999
______________________________________
         Norman R. Augustine

      /s/ Marcus C. Bennett*           Director                      July 12, 1999
______________________________________
          Marcus C. Bennett

       /s/ Lynne V. Cheney*            Director                      July 12, 1999
______________________________________
           Lynne V. Cheney

     /s/ Houston I. Flournoy*          Director                      July 12, 1999
______________________________________
         Houston I. Flournoy

      /s/ James F. Gibbons*            Director                      July 12, 1999
______________________________________
           James F. Gibbons

              Signature                         Capacity                 Date
              ---------                         --------                 ----

     /s/ Edward E. Hood, Jr.*          Director                      July 12, 1999
______________________________________
         Edward E. Hood, Jr.

       /s/ Caleb B. Hurtt*             Director                      July 12, 1999
______________________________________
            Caleb B. Hurtt

      /s/ Gwendolyn S. King*           Director                      July 12, 1999
______________________________________
          Gwendolyn S. King

      /s/ Eugene F. Murphy*            Director                      July 12, 1999
______________________________________
           Eugene F. Murphy

        /s/ Frank Savage*              Director                      July 12, 1999
______________________________________
             Frank Savage

       /s/ Peter B. Teets*             Director                      July 12, 1999
______________________________________
            Peter B. Teets

    /s/ Carlisle A. H. Trost*          Director                      July 12, 1999
______________________________________
         Carlisle A. H. Trost

      /s/ James R. Ukropina*           Director                      July 12, 1999
______________________________________
          James R. Ukropina

     /s/ Douglas C. Yearley*           Director                      July 12, 1999
______________________________________
          Douglas C. Yearley

     *By: /s/ Marian S. Block
______________________________________
(Marian S. Block, Attorney-in-Fact**)

--------
** By authority of Powers of Attorney filed with this Registration Statement on Form S-4.